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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

American Realty Capital Healthcare Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY STATEMENT/PROSPECTUS

To the Stockholders of American Realty Capital Healthcare Trust, Inc.:

          Ventas, Inc., which we refer to as Ventas, and American Realty Capital Healthcare Trust, Inc., which we refer to as HCT, have entered into an agreement and plan of merger dated as of June 1, 2014, as it may be amended from time to time, which we refer to as the merger agreement and a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. The merger agreement provides for the merger of HCT with and into a direct wholly owned subsidiary of Ventas, at which time the separate existence of HCT will cease. We refer to the foregoing transaction as the merger. The merger agreement also provides for the merger of an indirect wholly owned subsidiary of Ventas with and into American Realty Capital Healthcare Trust Operating Partnership, L.P., which we refer to as HCT OP, with HCT OP continuing as the surviving partnership.

          Pursuant to the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of common stock, par value $0.01 per share, of HCT issued and outstanding immediately prior to the effective time (other than shares held by HCT, Ventas or any of their respective wholly owned subsidiaries, which will be cancelled) will be converted into the right to receive, pursuant to an election made by the holder of such stock, subject to proration as described below: (i) $11.33 in cash; or (ii) 0.1688 shares of Ventas common stock, par value $0.25 per share. In no event will the aggregate consideration paid in cash be paid on more than 10% of the shares of HCT common stock issued and outstanding as of immediately prior to the consummation of the merger (including restricted shares). If the aggregate elections for payment in cash exceed such limit, then the amount of cash consideration paid with respect to cash elections will be reduced on a pro rata basis, with the remaining consideration paid in shares of Ventas common stock. Non-electing stockholders will receive 0.1688 shares of Ventas common stock for each share of HCT common stock held by such holder. Under the merger agreement, (i) each restricted share of HCT common stock outstanding immediately prior to the effective time of the merger will, immediately prior to such effective time, vest in full and, at such effective time, be converted into the right to receive the merger consideration determined in accordance with the merger agreement and (ii) each limited partnership unit in HCT OP outstanding immediately prior to the effective time of the merger of HCT OP will be converted into 0.1688 units of a newly created class of limited partnership units of the surviving partnership. Subject to the terms of the limited partnership agreement of the surviving partnership, each limited partnership unit of the surviving partnership will be redeemable for one share of Ventas common stock, or, at the election of Ventas, an equivalent amount in cash. The value of the stock component of the merger consideration will fluctuate with changes in the market price of Ventas common stock. We urge you to obtain current market quotations for Ventas common stock, which is listed on the New York Stock Exchange under the symbol "VTR," and for HCT common stock, which is quoted on the Nasdaq Global Select Market under the symbol "HCT."

          The obligations of Ventas and HCT to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement, including approval of the merger by the affirmative vote of at least a majority of the shares of HCT common stock outstanding as of the record date (described below). Accordingly, at the special meeting of HCT stockholders, HCT stockholders will be asked to consider and vote on: (i) a proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement; and (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger.

          The record date for determining the stockholders entitled to receive notice of, and to vote at, the HCT special meeting is the close of business on December 12, 2014. Approval of the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of HCT common stock entitled to vote on such proposal. Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger requires the affirmative vote of a majority of the votes cast on such proposal.

          The HCT board of directors has unanimously (i) determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, HCT and its stockholders and (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and, therefore, unanimously recommends that HCT stockholders vote "FOR" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger.

          Your vote is important.    Whether or not you expect to attend the HCT special meeting in person, please authorize a proxy to vote your shares as promptly as possible by completing, signing, dating and mailing your proxy card in the pre-addressed postage-paid envelope provided or authorizing your proxy by one of the other methods specified in this proxy statement/prospectus or the accompanying notice. If your shares of common stock are held in "street name" by your broker or other nominee, only your broker or other nominee can vote your shares and the vote cannot be cast unless you provide instructions to your broker or other nominee on how to vote or you obtain a legal proxy from your broker or other nominee. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares. You may revoke your proxy at any time before it is voted.

          Authorizing a proxy will ensure that your shares are represented and voted at the special meeting if you do not attend in person. Please note that a failure to vote your shares will have the same effect as a vote against the merger agreement, the merger and the other transactions contemplated by the merger agreement.

          This proxy statement/prospectus contains important information about Ventas, HCT, HCT's special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to read this proxy statement/prospectus carefully before voting, including the section entitled "Risk Factors" beginning on page 26.

December 15, 2014

Thomas P. D'Arcy Chief Executive Officer American Realty Capital Healthcare Trust, Inc.

          Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities regulatory authority has approved or disapproved of the merger or the securities to be issued under this proxy statement/prospectus or has passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

          This proxy statement/prospectus is dated December 15, 2014 and is first being mailed to HCT stockholders on or about December 15, 2014.

American Realty Capital Healthcare Trust, Inc.
405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 15, 2015

To the Stockholders of American Realty Capital Healthcare Trust, Inc.:

        A special meeting of the stockholders of American Realty Capital Healthcare Trust, Inc., a Maryland corporation, which we refer to as HCT, will be held at The Core Club, located at 66 East 55th Street, New York, NY 10022, on January 15, 2015, commencing at 11:00 a.m., local time, to consider and vote on the following matters:

  1.
  a proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement; and

  2.
  a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger.

        We will not transact any other business at the special meeting. Only holders of record of HCT common stock at the close of business on December 12, 2014 are entitled to receive notice of, and to vote at, the HCT special meeting.

        Approval of the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of HCT common stock entitled to vote on such proposal.

        Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger requires the affirmative vote of a majority of the votes cast on such proposal.

        The HCT board of directors has unanimously (i) determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, HCT and its stockholders and (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and, therefore, unanimously recommends that you vote "FOR" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger.

 YOUR VOTE IS IMPORTANT

        Whether or not you plan to attend the special meeting in person, please vote your shares as promptly as possible by completing, signing, dating and mailing your proxy card in the pre-addressed postage-paid envelope provided or, if the options are available to you, by calling the toll-free telephone number listed on your proxy card or by accessing the Internet website described in the instructions on the enclosed proxy card to authorize your proxy. Authorizing a proxy will ensure that your shares are represented and voted at the special meeting if you do not attend in person. If your shares of HCT common stock are held in "street name" by your broker or other nominee, please follow the directions provided by your broker or other nominee regarding how to instruct the record holder to vote your shares. You may revoke your proxy at any time before it is voted. Please review the proxy statement/prospectus accompanying this notice for more complete information regarding the merger and the special meeting of HCT stockholders.

By Order of the Board of Directors of American Realty Capital Healthcare Trust, Inc.
New York, New York
December 15, 2014

Edward M. Weil, Jr.
 Secretary

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates by reference important business and financial information about Ventas and about HCT from other documents filed with the SEC that are not included or delivered with this proxy statement/prospectus. See "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

        This information is available to you without charge upon written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

American Realty Capital Healthcare Trust, Inc.	Ventas, Inc.
Attention: Secretary	Attention: Corporate Secretary
405 Park Avenue, 14th Floor	353 North Clark Street, Suite 3300
New York, New York 10022	Chicago, Illinois 60654
(212) 415-6500	(877) 483-6827
http://www.archealthcaretrust.com	http://www.ventasreit.com

        Information contained on the websites specified above is expressly not incorporated by reference into this proxy statement/prospectus.

        You may also request information from American National Stock Transfer, LLC, an entity under common ownership with HCT, which we refer to as ANST, or D.F. King & Co., Inc., HCT's proxy solicitor, which we refer to as D.F. King, at the following addresses and telephone numbers:

D.F. King & Co., Inc.	American National Stock Transfer, LLC
48 Wall St., 22nd Floor New York, NY 10005	405 Park Avenue, Concourse Level New York, New York 10022
For Questions, HCT	For Questions, HCT
Stockholders May Call: (866) 796-7180	Stockholders May Call: (877) 373-2522, Option 2
Banks and Brokers Call Collect: (212) 269-5550	Banks and Brokers Call: (877) 373-2522, Option 2

        To receive timely delivery of the requested documents in advance of the special meeting, please make your request no later than January 8, 2015.

 ABOUT THIS DOCUMENT

        This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed by Ventas with the SEC, constitutes a prospectus of Ventas for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of Ventas common stock to be issued to HCT stockholders in exchange for shares of HCT common stock pursuant to the merger agreement. This proxy statement/prospectus also constitutes a proxy statement of HCT for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and a notice of meeting with respect to the special meeting of HCT stockholders.

        You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated December 15, 2014. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any other date, nor should you assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither our mailing of this proxy statement/prospectus to HCT stockholders nor the issuance by Ventas of shares of its common stock to HCT stockholders pursuant to the merger agreement will create any implication to the contrary.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Ventas has been provided by Ventas and information contained in this proxy statement/prospectus regarding HCT has been provided by HCT.

i

ii

iii

QUESTIONS AND ANSWERS

        The following are answers to some questions that you may have regarding the merger and the proposals being considered at the HCT special meeting. We urge you to read carefully this entire proxy statement/prospectus, including the Annexes, and the other documents referred to or incorporated by reference into this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you.

        Unless stated otherwise or the context otherwise requires, in this proxy statement/prospectus: all references to HCT are to American Realty Capital Healthcare Trust, Inc., a Maryland corporation, together with its subsidiaries; all references to Ventas are to Ventas, Inc., a Delaware corporation, together with its subsidiaries; all references to Merger Sub or the surviving company are to Stripe Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Ventas; all references to OP Merger Sub are to Stripe OP, LP, a Delaware limited partnership and an indirect wholly owned subsidiary of Ventas; all references to HCT OP or the surviving partnership are to American Realty Capital Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership; all references to the merger agreement are to the Agreement and Plan of Merger, dated as of June 1, 2014, by and among Ventas, Merger Sub, OP Merger Sub, HCT OP and HCT, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated herein by reference; all references to the merger are to the merger of HCT with and into Merger Sub pursuant to the terms of the merger agreement; all references to the partnership merger are to the merger of OP Merger Sub with and into HCT OP pursuant to the terms of the merger agreement; and all references to the mergers are to the merger and the partnership merger, collectively.

Q:
What is the proposed transaction?

A:
Ventas and HCT have entered into a merger agreement that provides for the merger of HCT with and into Stripe Sub, LLC, which we refer to as Merger Sub, with Merger Sub surviving the merger as a direct wholly owned subsidiary of Ventas. Immediately after the merger, Stripe OP, LP, which we refer to as OP Merger Sub, will merge with and into HCT OP, with HCT OP surviving the partnership merger and Merger Sub as its sole general partner.

  In the merger, each share of HCT common stock issued and outstanding immediately prior to the effective time (other than shares held by HCT, Ventas or any of their respective wholly owned subsidiaries, which will be cancelled) will be converted into the right to receive, at the election of the holder of such stock, subject to proration as described below, (i) $11.33 in cash or (ii) 0.1688 shares of common stock of Ventas, par value $0.25 per share, which we refer to as the Exchange Ratio. In no event will the aggregate consideration paid in cash be paid with respect to more than 10% of the shares of HCT common stock issued and outstanding as of immediately prior to the consummation of the merger (including restricted shares), as described under "The Merger Agreement—Consideration to be Received in the Merger—Merger Consideration" beginning on page 73. If the aggregate elections for payment in cash exceed such limit, then the amount of cash consideration paid with respect to cash elections will be reduced on a pro rata basis, with the remaining consideration paid in shares of Ventas common stock. Cash will be paid in lieu of any fractional shares.

  Each restricted share of HCT common stock granted pursuant to HCT's equity plans that is outstanding immediately prior to the effective time will, immediately prior to such effective time, vest in full, and the restrictions with respect thereto will lapse. Each such restricted share will be deemed an issued and outstanding share of HCT common stock as of immediately prior to the effective time and will be entitled to receive the merger consideration determined in accordance with the merger agreement and otherwise subject to the terms and conditions of the merger agreement, including the election and proration provisions.

  The value of the stock component of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger with changes in the market price of Ventas common stock. Examples of the potential effects of these fluctuations on the stock component of the merger consideration are illustrated in the following table, based upon a range of hypothetical market prices of Ventas common stock.

  The prices set forth in the following table have been included for illustrative purposes only. The market price of Ventas common stock at the effective time of the merger may be less than $60.00 or more than $70.00, and we cannot give any assurances as to the price or value of Ventas common stock prior to, at or following the effective time of the merger.

Illustrative Market Price of Ventas Common Stock	Exchange Ratio(1)	Value of Per Share Consideration(2)
$60.00	0.1688	$10.13
$61.00	0.1688	$10.30
$62.00	0.1688	$10.47
$63.00	0.1688	$10.63
$64.00	0.1688	$10.80
$65.00	0.1688	$10.97
$66.00	0.1688	$11.14
$67.00	0.1688	$11.31
$67.13	0.1688	$11.33
$68.00	0.1688	$11.48
$69.00	0.1688	$11.65
$70.00	0.1688	$11.82

(1)
Represents shares of Ventas common stock to be issued in exchange for each share of HCT common stock.

(2)
Represents the value of the stock consideration per share of HCT common stock, or the market price per share of Ventas common stock shown in the first column multiplied by the Exchange Ratio. This table does not give effect to cash paid in lieu of fractional shares.
Q:
Why am I receiving this proxy statement/prospectus?

A:
The obligations of Ventas and HCT to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement, including approval of the merger agreement and the merger by the holders of HCT common stock. HCT will hold a special meeting of its stockholders to obtain this approval. This proxy statement/prospectus contains important information about the merger and the special meeting of HCT stockholders, and you should read it carefully. The enclosed voting materials allow you to vote your shares of HCT common stock without attending the special meeting.

  Your vote is important. We encourage you to vote as promptly as possible.

Q:
When and where is the special meeting of HCT stockholders?

A:
The HCT special meeting will be held at The Core Club, located at 66 East 55th Street, New York, NY 10022, on January 15, 2015, commencing at 11:00 a.m., local time.

Q:
Who can vote at the HCT special meeting?

A:
All holders of record of HCT common stock as of the close of business on December 12, 2014, which we refer to as the record date, are entitled to receive notice of and to vote at the HCT special meeting. On the record date, there were 169,316,247 shares of HCT common stock outstanding and entitled to vote at the HCT special meeting, held by approximately 2,242 holders of record. Each share of HCT common stock is entitled to one vote on each proposal presented at the HCT special meeting.

Q:
What constitutes a quorum for purposes of the HCT special meeting?

A:
HCT's bylaws provide that the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum at the HCT special meeting. Abstentions, if any, are treated as being present at the HCT special meeting for purposes of determining whether a quorum is present, but broker non-votes will not be counted. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in "street name" by a broker or other nominee, the broker or other nominee lacks discretionary authority to vote the shares and the broker or other nominee has not received voting instructions from the beneficial owner.

Q:
What vote is required to approve the proposals at the HCT special meeting?

A:
Approval of the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of HCT common stock entitled to vote on such proposal. Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger requires the affirmative vote of a majority of the votes cast on the proposal.

  Your vote is important. We encourage you to vote your shares as promptly as possible.

Q:
Who is responsible for conducting the HCT special meeting and what are his or her powers?

A:
An individual appointed by the HCT Board will serve as chairman of the HCT special meeting. The order of business and all other matters of procedure at the meeting will be determined by the chairman, who may prescribe such rules, regulations and procedures and take such action as, in his or her discretion and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting.

Q:
If my shares of HCT common stock are held in "street name" by my broker or other nominee, will my broker or other nominee vote my shares of HCT common stock for me? What happens if I do not vote for a proposal?

A:
Unless you instruct your broker or other nominee how to vote your shares of HCT common stock held in street name, your shares will NOT be voted. If you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), you must provide your broker or other nominee with instructions on how to vote your shares. Please follow the voting instructions provided by your broker or other nominee. You should also be aware that you may not vote shares of HCT common stock held in street name by returning a proxy card directly to HCT or by voting in person at the HCT special meeting unless you provide a "legal proxy," which you must obtain from your broker or other nominee.

  Abstentions and broker non-votes, if any, will have the same effect as votes "AGAINST" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, but will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger, as long as a quorum is present at the HCT special meeting.

Q:
When is the proposed transaction expected to close?

A:
The merger agreement provides that the merger will be consummated on the third business day following the date on which the last of the conditions in the merger agreement have been satisfied or waived, provided that Ventas has the right to delay the closing in certain circumstances. The parties currently expect to complete the merger in January 2015, assuming that all of the conditions in the merger agreement are satisfied or waived.

Q:
As an HCT stockholder, how do I elect to receive shares of Ventas common stock or cash in the merger?

A:
A form of election, which will permit HCT stockholders to make an election between cash and stock consideration in the merger, will be mailed to each holder of HCT common stock as of December 12, 2014, as well as stockholders of record who purchase shares of HCT common stock subsequent to such date and prior to the election deadline described below, if any. Such form of election will allow each HCT stockholder to specify the number of shares of HCT common stock in respect of which such HCT stockholder elects to receive Ventas common stock and the number of shares of HCT common stock in respect of which such HCT stockholder elects to receive cash, subject to proration in accordance with the merger agreement. To make a proper election, each HCT stockholder must complete the form of election and return it to the exchange agent, along with any certificates representing such stockholder's shares of HCT common stock and any additional documents specified in the form of election, by the specified date and time deadline, which we refer to as the election deadline.

Q:
What if I want to change my election to receive common stock or cash?

A:
If you are an HCT stockholder, you may change your election to receive either shares of Ventas common stock or cash in the merger by delivering written notice to the exchange agent at Wells Fargo Bank, N.A., 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120, Attention: Shareowner Services, Voluntary Corporate Actions, if by hand or overnight courier, or Wells Fargo Bank, N.A., P.O. Box 64854, St. Paul, Minnesota 55164, Attention: Shareowner Services, Voluntary Corporate Actions, by mail, prior to the election deadline, accompanied by a revised form of election.

Q:
What happens if I do not make a valid election in accordance with the election form?

A:
If you do not return a properly completed and signed election form by the election deadline, your shares of HCT common stock will be considered "non-electing shares" and will be converted into the right to receive shares of Ventas common stock in accordance with the procedures specified in the merger agreement.

Q:
What are the anticipated U.S. federal income tax consequences to me of the proposed merger?

A:
The parties intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and the completion of the merger is conditioned on the receipt by each of HCT and Ventas of an opinion from its counsel to the effect that the merger will qualify as a reorganization. Assuming the merger qualifies as a reorganization, U.S. holders of HCT common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of solely Ventas common stock in exchange for HCT common stock in connection with the merger, except with respect to cash received in lieu of fractional shares of Ventas common stock. U.S. holders of HCT common stock generally will recognize gain or loss if they exchange their shares of HCT common stock solely for cash in connection with the merger. Generally, U.S. holders of HCT common stock will recognize gain, but not loss, if they exchange their shares of HCT common stock for a combination of Ventas common stock and cash, but their taxable gain in that case will not exceed the cash they receive in connection with the merger. All holders of HCT common stock should read the discussion under the heading "Material U.S. Federal Income Tax Consequences" beginning on page 97 of this proxy statement/prospectus and consult their tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of any other federal, state, local and non-U.S. tax laws.

Q:
If I receive stock consideration, will my shares of Ventas common stock be publicly traded?

A:
Shares of Ventas common stock are currently traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol "VTR." Ventas will apply to have the shares of its common stock to be issued in connection with the merger also listed on the NYSE upon the consummation of the merger. We anticipate that, upon the consummation of the merger, the newly issued shares of Ventas common stock will trade on the NYSE under the symbol "VTR."

Q.
If an HCT stockholder elects to receive common stock of Ventas, what will be the ongoing rate of return on his or her original investment?

A:
Each HCT stockholder currently receives $0.68 of annual distributions per share, representing an annual distribution of 6.8% on $9.95, the closing price per share of HCT common stock on May 30, 2014, the last full trading day before the public announcement of the execution of the merger agreement. Following the merger, HCT stockholders who elected to receive Ventas common stock in the merger will be entitled to receive ongoing distributions paid by Ventas to stockholders of Ventas. Assuming the continuation of Ventas's current annualized distribution rate of $3.16 per share, based on Ventas's declared dividend for the fourth quarter of fiscal year 2014, each such HCT stockholder would receive approximately $0.53 in distributions (or approximately 5.4% based on the $9.95 per share closing price) on each 0.1688 shares of Ventas common stock received in exchange for each share of HCT common stock they own. Future distributions by Ventas are not guaranteed, and there can be no assurance of any future returns that HCT stockholders might receive as stockholders of Ventas. See "Risk Factors—Risk Factors Relating to Ventas Following the Merger—Ventas cannot assure you that it will be able to continue paying distributions at the current rate," on page 33 of this proxy statement/prospectus.

Q:
Are HCT stockholders entitled to appraisal rights?

A:
No. HCT stockholders are not entitled to exercise the right of objecting stockholders to receive fair value of their shares because, as permitted by the Maryland General Corporation Law, which we refer to as the MGCL, HCT's charter provides that stockholders shall not be entitled to exercise any appraisal rights unless the HCT Board, upon the affirmative vote of a majority of the board, shall determine that such rights apply. The HCT Board has made no such determination.

Q:
How does the HCT Board recommend that HCT stockholders vote?

A:
The HCT Board has unanimously (i) determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, HCT and its stockholders and (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

  The HCT Board unanimously recommends that HCT stockholders vote "FOR" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger. For a more complete description of the recommendation of the HCT

  Board, see "The Merger—Recommendation of the HCT Board and Its Reasons for the Merger" beginning on page 52 of this proxy statement/prospectus.

Q:
Do any of HCT's directors or executive officers have interests in the merger that may differ from those of HCT stockholders?

A:
The directors and executive officers of HCT have arrangements that provide them with interests in the merger that are different from, or in addition to, those of the HCT stockholders. These interests, among other things, may influence the directors and executive officers of HCT to support or approve the merger. See "The Merger—Interests of HCT's Directors and Executive Officers in the Merger" beginning on page 68 of this proxy statement/prospectus.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus, please vote as promptly as possible by completing, signing, dating and mailing your proxy card or voting instruction card in the pre-addressed postage-paid envelope provided or, if available, by authorizing your proxy by one of the other methods specified in this proxy statement/prospectus or the accompanying notice so that your shares of HCT common stock will be represented and voted at the HCT special meeting.

  If you hold your shares through a broker or other nominee, please refer to your proxy card or voting instruction card forwarded by your broker or other nominee to see which voting options are available to you.

  The method by which you authorize a proxy will in no way limit your right to vote at the HCT special meeting if you later decide to attend the meeting in person. However, if your shares of HCT common stock are held in the name of a broker or other nominee, you must obtain a "legal proxy," executed in your favor, from your broker or other nominee to be able to vote in person at the HCT special meeting. Obtaining a legal proxy may take several days.

Q:
How will my proxy be voted?

A:
All shares of HCT common stock entitled to vote and represented by properly completed proxies received prior to the HCT special meeting, and not revoked, will be voted at the HCT special meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of HCT common stock should be voted on a matter, the shares of HCT common stock represented by your properly executed proxy will be voted as the HCT Board recommends and, therefore, "FOR" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger.

Q:
Can I revoke my proxy or change my vote after I have delivered my proxy?

A:
Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at the HCT special meeting. If you are a holder of record, you can do this in any of the following ways:

•
by sending a written notice to HCT's Secretary at American Realty Capital Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, stating that you are revoking your proxy;

•
by executing and delivering a later-dated proxy card or authorizing a later-dated proxy by telephone or on the Internet; or

  •
  by attending the HCT special meeting in person and voting in person. Simply attending the HCT special meeting without voting will not revoke your proxy or change your vote.

  If your shares of HCT common stock are held through a broker or other nominee and you desire to change your vote or vote in person, you should contact your broker or other nominee for instructions on how to do so.

Q:
What should I do if I receive more than one set of voting materials for the HCT special meeting?

A:
You may receive more than one set of voting materials for the HCT special meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of HCT common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of HCT common stock. If you are a holder of record and your shares of HCT common stock are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please authorize your proxy by telephone or over the Internet.

Q:
Should I send in my HCT stock certificates now?

A:
No, please DO NOT send in any stock certificates now. As described elsewhere in this proxy statement/prospectus, you should mail your stock certificates, along with the properly completed form of election, to the exchange agent prior to the election deadline. HCT and Ventas will publicly announce the anticipated election deadline not more than 15 business days before, and at least five business days prior to, the election deadline.

Q:
Who can answer my questions?

A:
If you have any questions about the merger or how to authorize your proxy, or need additional copies of this proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact:

American Realty Capital Healthcare Trust, Inc.
Attention: Secretary
405 Park Avenue, 14th Floor
New York, New York 10022
(212) 415-6500
 http://www.archealthcaretrust.com

        You can also contact the proxy solicitor hired by HCT as follows:

D.F. King & Co., Inc.
48 Wall St., 22nd Floor
New York, NY 10005

For Questions, HCT
Stockholders May Call: (866) 796-7180
Banks and Brokers Call Collect: (212) 269-5550

To Vote Toll-Free, HCT Stockholders May Call: (800) 690-6903

 SUMMARY

        The following summary highlights some of the information contained in this proxy statement/prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the merger agreement, the merger, and the other transactions contemplated by the merger agreement, Ventas and HCT encourage you to read carefully this entire proxy statement/prospectus, including the attached Annexes. Ventas and HCT also encourage you to read the information incorporated by reference into this proxy statement/prospectus, which includes important business and financial information about Ventas and HCT that has been filed with the Securities and Exchange Commission, which we refer to as the SEC. You may obtain the information incorporated by reference into this proxy statement/prospectus, without charge, by following the instructions in the section entitled "Where You Can Find More Information; Incorporation by Reference."

 The Companies (See page 37)

Ventas, Inc. (See page 37)

        Ventas, together with its subsidiaries, is a real estate investment trust, which we refer to as a REIT, with a highly diversified portfolio of seniors housing and healthcare properties located throughout the United States, Canada and the United Kingdom. As of September 30, 2014, Ventas owned more than 1,500 properties (including properties classified as held for sale), including seniors housing communities, medical office buildings, which we refer to as MOBs, skilled nursing and other facilities, and hospitals, and it had two new properties under development. Ventas is an S&P 500 company, and its common stock is listed on the NYSE.

        Ventas primarily acquires and owns seniors housing and healthcare properties and leases them to unaffiliated tenants or operates them through independent third-party managers. As of September 30, 2014, Ventas leased a total of 907 properties (excluding MOBs and properties classified as held for sale) to various healthcare operating companies under "triple-net" or "absolute-net" leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures, and engaged independent operators, such as Atria Senior Living, Inc., which we refer to as Atria, and Sunrise Senior Living, LLC, which we refer to, together with its subsidiaries, as Sunrise, to manage a total of 270 of Ventas's seniors housing communities pursuant to long-term management agreements. Ventas's two largest tenants, Brookdale Senior Living Inc. and Kindred Healthcare, Inc., leased from Ventas 161 properties (excluding six properties included in investments in unconsolidated entities) and 86 properties, respectively, as of September 30, 2014.

        Through its Lillibridge Healthcare Services, Inc. subsidiary and its ownership interest in PMB Real Estate Services LLC, Ventas also provides MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. In addition, from time to time, Ventas makes secured and unsecured loans and other investments relating to seniors housing and healthcare operators or properties.

        Ventas was incorporated in Kentucky in 1983, commenced operations in 1985 and reorganized as a Delaware corporation in 1987. Ventas operates through three reportable business segments: triple-net leased properties, senior living operations and MOB operations. Ventas's principal executive offices are located at 353 N. Clark Street, Suite 3300, Chicago, Illinois 60654, and its telephone number is (877) 483-6827.

        Merger Sub is a Delaware limited liability company and a direct wholly owned subsidiary of Ventas that was formed for the purpose of entering into the merger agreement. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

        OP Merger Sub is a Delaware limited partnership and an indirect wholly owned subsidiary of Ventas that was formed for the purpose of entering into the merger agreement. OP Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

        Additional information about Ventas and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information; Incorporation by Reference" on page 127.

American Realty Capital Healthcare Trust, Inc. (See page 38)

        HCT is a Maryland corporation incorporated on August 23, 2010 that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its initial taxable year ended December 31, 2011. In February 2011, HCT commenced its initial public offering, or IPO, on a "reasonable best efforts" basis of up to 150.0 million shares of common stock, at a price of $10.00 per share, subject to certain volume and other discounts. HCT closed its IPO in April 2013 and listed its common stock on the Nasdaq Global Select Market, which we refer to as Nasdaq, under the symbol "HCT" on April 7, 2014.

        HCT invests primarily in real estate serving the healthcare industry in the United States. HCT owns a diversified portfolio of healthcare-related real estate, focusing predominantly on MOBs and seniors housing communities. Additionally, HCT selectively invests across the healthcare continuum in hospitals, post-acute care facilities and other properties. As of September 30, 2014, HCT owned 153 properties and one preferred equity investment, located in 31 states and comprised of 7.9 million rentable square feet.

        Substantially all of HCT's business is conducted through HCT OP. HCT has no direct employees and has retained American Realty Capital Healthcare Advisors, LLC, which we refer to as the Advisor, to manage its affairs on a day-to-day basis. HCT has retained American Realty Capital Healthcare Properties, LLC, which we refer to as the Property Manager, to serve as its property manager. Realty Capital Securities, LLC, which we refer to as RCS, served as the dealer manager of the IPO and continues to provide HCT with various strategic investment banking services. The Advisor, Property Manager and RCS are under common control with HCT's sponsor, American Realty Capital V, LLC, which we refer to as the Sponsor and, as a result thereof, they are related parties.

        HCT's principal executive offices are located at 405 Park Avenue, 14th Floor, New York, New York 10022, and its telephone number is (212) 415-6500.

The Merger and the Merger Agreement (See pages 45 and 72)

        Subject to the terms and conditions of the merger agreement, at the effective time of the merger, which we refer to as the effective time, HCT will merge with and into Merger Sub, with Merger Sub surviving the merger as a direct wholly owned subsidiary of Ventas. Immediately following the effective time, OP Merger Sub will merge with and into HCT OP, with HCT OP surviving the partnership merger and Merger Sub as its sole general partner. We refer to the effective time of the partnership merger as the partnership merger effective time.

        In the merger, each share of HCT common stock issued and outstanding immediately prior to the effective time (other than shares held by HCT, Ventas or any of their respective wholly owned subsidiaries, which will be cancelled) will be converted into the right to receive, at the election of the holder of such stock, subject to proration as described below, (i) $11.33 in cash or (ii) a number of shares of Ventas common stock equal to the Exchange Ratio. In no event will the aggregate consideration paid in cash be paid with respect to more than 10% of the shares of HCT common stock issued and outstanding as of immediately prior to the consummation of the merger (including restricted shares). If the aggregate elections for payment in cash exceed such limit, then the amount of cash consideration paid with respect to cash elections will be reduced on a pro rata basis, with the remaining consideration paid in shares of Ventas common stock. Cash will be paid in lieu of any fractional shares. The value of the cash consideration may be higher or lower than the value of the stock consideration at the time of the completion of the merger.

        Each restricted share of HCT common stock granted pursuant to HCT's equity plans that is outstanding immediately prior to the effective time will, immediately prior to such effective time, vest in full, and the restrictions with respect thereto will lapse. Each such restricted share will be deemed an issued and outstanding share of HCT common stock as of immediately prior to the effective time and will be entitled to receive the merger consideration determined in accordance with and otherwise subject to the terms and conditions of the merger agreement, including the election and proration provisions.

        If 10% or more of the outstanding shares of HCT common stock elect to receive cash consideration, the aggregate value of the merger consideration to be received by HCT stockholders would be approximately $2.11 billion, consisting of approximately $191.8 million in cash consideration and $1.91 billion in stock consideration, based on the number of shares of outstanding HCT common stock on December 12, 2014 and based on the closing trading price of Ventas common stock on December 12, 2014. Based on the number of shares of outstanding HCT common stock on December 12, 2014, in no event would HCT stockholders receive more than approximately $191.8 million in cash consideration in the aggregate, excluding any cash payments in lieu of fractional shares of Ventas common stock. If no outstanding shares of HCT common stock elect to receive cash consideration, the aggregate value of the merger consideration to be received by HCT stockholders would be approximately $2.13 billion, consisting entirely of stock consideration, excluding any cash payments in lieu of fractional shares of Ventas common stock, based on the number of shares of outstanding HCT common stock on December 12, 2014 and based on the closing trading price of Ventas common stock on December 12, 2014.

        On September 15, 2014, the parties to the merger agreement entered into the first amendment to the merger agreement, as described on page 96.

        Copies of the merger agreement and the first amendment thereto are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus and incorporated herein by reference. Ventas and HCT encourage you to carefully read the merger agreement, as amended, in its entirety because it is the principal document governing the merger.

Election Procedures (See page 75)

        A holder of HCT common stock may indicate such holder's election to receive cash or shares of Ventas common stock in connection with the merger by indicating such election on the form of election, which will be mailed to each holder of HCT common stock as of December 12, 2014, as well as stockholders of record who purchase shares of HCT common stock subsequent to such date and prior to the election deadline described below, if any. Such form of election will allow each HCT stockholder to specify the number of shares of HCT common stock in respect of which such HCT stockholder elects to receive Ventas common stock and the number of shares of HCT common stock in respect of which such HCT stockholder elects to receive cash, subject to proration in accordance with the merger agreement. To make a proper election, HCT stockholders must complete the form of election and return it, along with any certificates representing such stockholder's shares of HCT common stock and any additional documents specified in the form of election, to the exchange agent by the election deadline.

 Recommendation of the HCT Board (See page 41)

        The HCT Board has unanimously (i) determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, HCT and its stockholders and (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        The HCT Board unanimously recommends that HCT stockholders vote "FOR" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger.

 Risk Factors Related to the Merger (See page 26)

        You should consider carefully the risk factors, together with all of the other information contained in or incorporated by reference into this proxy statement/prospectus before deciding how to vote. The risks related to the merger and the related transactions are described under the caption "Risk Factors—Risk Factors Relating to the Merger" beginning on page 26.

The HCT Special Meeting (See page 41)

        The HCT special meeting will be held at The Core Club, located at 66 East 55th Street, New York, NY 10022, on January 15, 2015, commencing at 11.00 a.m., local time.

        Holders of record of HCT common stock at the close of business on December 12, 2014, which we refer to as the record date, are entitled to notice of, and to vote at, the HCT special meeting. On the record date, there were 169,316,247 shares of HCT common stock outstanding and entitled to vote at the HCT special meeting, held by approximately 2,242 holders of record.

        At the HCT special meeting, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at such meeting on any matter will constitute a quorum. Abstentions, if any, but not broker non-votes, will be counted in determining whether a quorum is present at the HCT special meeting.

        Approval of the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of HCT common stock entitled to vote on such proposal. Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger requires the affirmative vote of a majority of the votes cast on the proposal.

        See page 42 for a description of the effect of abstentions and broker non-votes with respect to the above proposals.

        Your vote is very important. You are encouraged to vote as promptly as possible. If you properly submit your proxy but do not indicate how your shares of HCT common stock should be voted on a matter, the shares of HCT common stock represented by your properly executed proxy will be voted as the HCT Board recommends and, therefore, "FOR" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger. If you do not provide voting instructions to your broker or other nominee, your shares of HCT common stock will NOT be voted at the meeting and will be considered broker non-votes.

 Opinion of HCT's Financial Advisor (See page 57)

        HCT has retained Citigroup Global Markets Inc., which we refer to as Citi, as its financial advisor in connection with the proposed merger. In connection with this engagement, HCT requested that Citi evaluate the fairness, from a financial point of view, of the merger consideration to be received pursuant to the merger agreement by holders of HCT common stock (other than Ventas and its affiliates and affiliates of HCT, which we refer to as excluded holders). On June 1, 2014, at a meeting of the HCT Board held to evaluate the merger, Citi delivered to the HCT Board an oral opinion, confirmed by delivery of a written opinion dated June 1, 2014, to the effect that, as of that date and based on and subject to various assumptions, matters considered, procedures followed and limitations and qualifications described in its opinion, the merger consideration to be received pursuant to the merger agreement by holders of HCT common stock (other than excluded holders) was fair, from a financial point of view, to such holders.

        The full text of Citi's written opinion, dated June 1, 2014, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. Citi's opinion was provided for the information of the HCT Board (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger. Citi was not requested to consider, and its opinion did not address, the underlying business decision of HCT to effect the merger or related transactions, the relative merits of the merger or related transactions as compared to any alternative business strategies that might exist for HCT or the effect of any other transaction in which HCT might engage or consider. Citi's opinion is not intended to be and does not constitute a recommendation as to how any stockholder should vote or act on any matter relating to the proposed merger or otherwise.

        See "The Merger—Opinion of HCT's Financial Advisor" beginning on page 57.

Stock Ownership of Directors and Executive Officers of HCT (See page 68)

        At the close of business on the record date, the directors and executive officers of HCT and their affiliates held 272,997 shares of HCT common stock, collectively representing 0.2% of the shares of HCT common stock issued and outstanding and entitled to vote on that date.

Certain Fees and Expense Reimbursements Payable in Connection with the Merger (See page 68)

        As of the date of this filing, the following fees and expense reimbursements are payable by HCT in connection with the merger:

Entity	Description	Amount
RCS Capital	Provision of financial advisory and strategic services to HCT prior to the consummation of the merger pursuant to the HCT Investment Banking Services Agreement between HCT and RCS Capital, the investment banking and capital markets division of RCS.	0.25% of the transaction value of the merger

Entity	Description	Amount
American Realty Capital Healthcare Special Limited Partnership, LLC

Upon closing of the merger, HCT OP will issue 5,613,374 OP Units to American Realty Capital Healthcare Special Limited Partnership, LLC. In addition, at closing, the Advisor will forfeit the Award LTIP Units (as defined in the 2014 Multi-Year Outperformance Agreement, which we refer to as the OPP), the Third Amended and Restated Advisory Agreement, which we refer to as the Advisory Agreement, will terminate without the requisite 60-day notice, the Property Management and Leasing Agreement, which we refer to as the Management Agreement, will terminate without the requisite 60-day notice, and American Realty Capital Healthcare Special Limited Partnership, LLC will contribute its right to distributions from HCT OP, as evidenced by the Listing Note Agreement, to HCT OP.

5,613,374 OP Units

Interests of HCT's Directors and Executive Officers in the Merger (See page 68)

        In considering the recommendation of the HCT Board to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, HCT stockholders should be aware that HCT's directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of HCT stockholders generally. These interests may create potential conflicts of interest. The HCT Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement, the merger and the transactions contemplated by the merger agreement. See "The Merger—Interests of HCT's Directors and Executive Officers in the Merger" beginning on page 68 of this proxy statement/prospectus.

        In connection with the merger, on May 23, 2014, HCT entered into a letter agreement with RCS Capital, the investment banking and capital markets division of RCS, pursuant to which RCS Capital agreed to act as financial advisor to HCT in connection with a possible sale or acquisition transaction involving HCT. In connection with the letter agreement and the services provided by RCS Capital thereunder, HCT agreed to pay RCS Capital an amount equal to 0.25% of the transaction value of the merger. HCT also agreed to reimburse RCS for reasonable out-of-pocket expenses arising in connection with the merger. See "The Merger—Interests of HCT's Directors and Executive Officers in the Merger—HCT Investment Banking Services Agreement" on page 69.

        In addition to the foregoing, if the merger were consummated as of December 12, 2014, an aggregate of 225,905 restricted shares of HCT common stock held by HCT's directors, including 40,000 restricted shares held by Nicholas S. Schorsch, Executive Chairman of the HCT Board, would vest in full immediately prior to the effective time and be entitled to receive the merger consideration as described above. For an estimate of the amount that would be payable to Mr. Schorsch upon the vesting of his restricted shares, see "The Merger—Interests of HCT's Directors and Executive Officers in the Merger—Merger-Related Compensation for a Named Executive Officer of HCT" on page 70.

        Each of RCS Capital and RCS is an entity under common control with the Advisor.

 Termination of Certain Agreements (See page 69)

        In connection with the merger, HCT entered into amendments terminating the OPP, the Advisory Agreement, the Management Agreement and the Listing Note Agreement. See "The Merger—Interests of HCT's Directors and Executive Officers in the Merger—Termination of Advisory Agreement, Property Management Agreement, Listing Note Agreement and OPP" on page 69.

Listing of Shares of Ventas Common Stock (See page 71)

        Approval of the listing on the NYSE of the shares of Ventas common stock to be issued to HCT stockholders pursuant to the merger agreement, subject to official notice of issuance, is a condition to each party's obligation to complete the merger. Ventas has agreed to use its reasonable best efforts to cause the shares of Ventas common stock to be issued to HCT stockholders pursuant to the merger agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the merger. If the merger is completed, shares of HCT common stock will be delisted from Nasdaq and thereafter will be deregistered under the Exchange Act.

No Stockholder Appraisal Rights in the Merger (See page 102)

        Neither Ventas stockholders nor HCT stockholders are entitled to exercise appraisal rights in connection with the merger. See "No Appraisal Rights" on page 102.

Conditions to Completion of the Merger (See page 79)

        A number of conditions must be satisfied or waived, where legally permissible, before the merger can be consummated. These include, among others:

  •
  the approval by HCT's stockholders of the merger agreement and the merger;

  •
  the absence of an injunction or law prohibiting the merger;

  •
  the effectiveness of the registration statement, of which this proxy statement/prospectus is a part;

  •
  the approval for listing on the NYSE of the shares of Ventas common stock to be issued to HCT stockholders pursuant to the merger agreement, subject to official notice of issuance;

  •
  the accuracy of all representations and warranties made by the parties in the merger agreement and performance by the parties of their respective obligations under the merger agreement (subject in each case to certain materiality standards);

  •
  the absence of any event that has had or would reasonably be expected to have a material adverse effect on either party since the date of the merger agreement;

  •
  the receipt by Ventas and HCT, respectively, of an opinion from such party's legal counsel regarding such party's qualification as a REIT;

  •
  the receipt by Ventas and HCT, respectively, of an opinion from such party's tax counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

  •
  in the case of Ventas's obligation to complete the merger, (i) the receipt of required regulatory approvals, and (ii) the continued effectiveness of amendments entered into as of the date of the merger agreement terminating, immediately prior to and contingent upon the closing of the merger, certain agreements to which HCT is a party.

        Neither Ventas nor HCT can give any assurance as to whether or when all of the conditions to the consummation of the merger will be satisfied or waived or that the merger will occur.

        For more information regarding the conditions to the consummation of the merger and a complete list of such conditions, see "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 79.

Regulatory Approvals Required for the Merger (See page 71)

        The merger may be subject to the regulatory requirements of municipal, state and federal, domestic or foreign, governmental agencies and authorities. Ventas's obligation to complete the merger is conditioned on the receipt of certain required regulatory approvals. See "The Merger—Regulatory Approvals Required for the Merger" beginning on page 71.

No Solicitation and Change in Recommendation (See page 85)

        Under the merger agreement, HCT has agreed not to, and to cause its subsidiaries not to (and not authorize and use reasonable best efforts to cause its officers, directors, managers and other representatives not to), directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any acquisition proposal or inquiry, (iii) approve or recommend an acquisition proposal, or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or any other similar agreement providing for or relating to an acquisition proposal, or (iv) propose or agree to do any of the foregoing.

        However, prior to the approval of the merger agreement and the merger by HCT stockholders, HCT may, under certain specified circumstances, engage in discussions or negotiations with and provide non-public information regarding itself to a third party making an unsolicited, bona fide written acquisition proposal. Under the merger agreement, HCT is required to notify Ventas promptly, and within 24 hours, if it receives any acquisition proposal or inquiry or any request for non-public information.

        Prior to the approval of the merger agreement and the merger by HCT stockholders, the HCT Board may, under certain specified circumstances, withdraw its recommendation of the merger if (i) HCT receives an unsolicited bona fide acquisition proposal that the HCT Board determines in good faith, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal and if the HCT Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable law or (ii) in response to certain intervening events which were not reasonably foreseeable as of or prior to the date of the merger agreement, the HCT Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable law.

        For more information regarding the limitations on HCT and the HCT Board to consider other acquisition proposals, see "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions by HCT" beginning on page 85.

Termination (See page 93)

        Ventas and HCT may mutually agree to terminate the merger agreement before completing the merger, even after approval of the merger agreement and the merger by HCT stockholders.

        In addition, either Ventas or HCT may terminate the merger agreement if:

  •
  the merger is not consummated by January 31, 2015, which we refer to as the outside date, provided that the terminating party's failure to perform its obligations under the merger agreement has not been a principal cause of, or resulted in, such delay, and provided further that either party can extend the outside date for up to four successive one-month periods in certain circumstances;

  •
  there is a final, non-appealable order or injunction prohibiting the merger, provided that the order or injunction was not due primarily to the terminating party's failure to perform its obligations under the merger agreement; or

  •
  HCT stockholders fail to approve the merger agreement and the merger at the HCT special meeting, provided that the failure to obtain such stockholder approval was not due primarily to the terminating party's failure to perform its obligations under the merger agreement.

        HCT may also terminate the merger agreement:

  •
  if Ventas has breached in any material respect any of its representations, warranties, covenants or agreements in the merger agreement that would, or would reasonably be expected to, result in a failure of HCT's conditions to consummation of the merger and Ventas does not cure such breach within a specified period, provided that HCT is not in breach of its representations, warranties, covenants or agreements such that Ventas would be permitted not to consummate the merger; or

  •
  prior to the approval of the merger agreement and the merger by the HCT stockholders, in order to enter into an alternative acquisition agreement with respect to a superior proposal, provided that HCT concurrently pays the termination payment to Ventas.

        Ventas may terminate the merger agreement if:

  •
  HCT or HCT OP has breached in any material respect certain of their respective representations, warranties, covenants or agreements in the merger agreement that would, or would reasonably be expected to, result in a failure of Ventas's conditions to consummation of the merger and HCT does not cure such breach within a specified period, provided that Ventas is not in breach of its representations, warranties, covenants or agreements such that HCT would be permitted not to consummate the merger; or

  •
  (i) the HCT Board has made an adverse recommendation change, (ii) HCT has materially breached its obligation to recommend through the HCT Board that stockholders vote for the merger and to use its reasonable best efforts to solicit and obtain the approval of HCT stockholders for the merger or (iii) HCT has materially breached its obligations under the provision of the merger agreement regarding solicitation of alternative acquisition proposals, and such breach is not cured within a specified period.

        For more information regarding the rights of Ventas and HCT to terminate the merger agreement, see "The Merger Agreement—Termination of the Merger Agreement" beginning on page 93.

Break-up Fee and Expense Reimbursement (See page 95)

        Generally, all fees and expenses incurred in connection with the merger and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses. However, HCT may be obligated to pay Ventas an amount equal to $10.0 million in expense reimbursement in certain circumstances. Additionally, the merger agreement provides for the payment to Ventas of a break-up fee by HCT in the amount of $55 million in certain circumstances.

        For more information regarding the expense reimbursement and the break-up fee, see "The Merger Agreement—Termination of the Merger Agreement—Termination Payment: Break-up Fee and Expense Reimbursement" beginning on page 95.

 Material U.S. Federal Income Tax Consequences of the Merger (See page 97)

        The parties intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and it is a condition to the completion of the merger that Ventas and HCT receive written opinions from their respective counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming the merger qualifies as a reorganization, U.S. holders of HCT common stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their HCT common stock for solely Ventas common stock pursuant to the merger, except with respect to cash received in lieu of fractional shares of Ventas common stock. U.S. holders of HCT common stock generally will recognize gain or loss if they exchange their shares of HCT common stock solely for cash in the merger. Generally, U.S. holders of HCT common stock will recognize gain, but not loss, if they exchange their shares of HCT common stock for a combination of Ventas common stock and cash, but their taxable gain in that case will not exceed the cash they receive in the merger.

        For further discussion of the material U.S. federal income tax consequences of the merger, see "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 97.

        All holders of HCT common stock should consult their tax advisors to determine the tax consequences to them (including the application and effect of any other federal, state, local or non-U.S. income and other tax laws) of the merger.

 Accounting Treatment of the Merger (See page 71)

        In accordance with U.S. generally accepted accounting principles, which we refer to as GAAP, Ventas will account for the merger using the acquisition method of accounting, with Ventas treated as the acquirer of HCT for accounting purposes. Under acquisition accounting, the assets acquired and liabilities assumed will be recorded as of the acquisition date, at their respective fair values, and added to those of Ventas. Any excess of purchase price over the fair values will be recorded as goodwill. Consolidated financial statements of Ventas issued after the merger would reflect HCT's fair values after the completion of the merger, but will not be restated retroactively to reflect the historical consolidated financial position or results of operations of HCT.

Comparison of Rights of Ventas Stockholders and HCT Stockholders (See page 117)

        At the effective time, HCT stockholders who receive shares of Ventas common stock as merger consideration will become stockholders of Ventas and, accordingly, their rights will be governed by Ventas's charter and bylaws and the laws of the State of Delaware. Ventas's charter and bylaws contain provisions that are different from HCT's charter and bylaws in various ways.

        For a summary of certain differences between the rights of Ventas stockholders and the rights of HCT stockholders, see "Comparison of Rights of Ventas Stockholders and HCT Stockholders" beginning on page 117.

Litigation Related to the Merger (See page 101)

        Purported stockholders of HCT have filed thirteen (13) putative class action lawsuits against HCT, its directors, Ventas, Merger Sub and OP Merger Sub challenging the merger, and alleging that the HCT Board breached its fiduciary duties by approving the merger agreement. Some of these lawsuits also name other parties, including HCT's CEO and other HCT-related entities, as additional defendants. Certain of these lawsuits also purport to assert derivative claims on behalf of HCT against its directors, Ventas, Merger Sub and OP Merger Sub, and certain of these lawsuits purport to assert claims relating to HCT's disclosures in the proxy filed with the SEC. The lawsuits seek various forms of relief, including an injunction prohibiting the merger and, in the alternative, awarding the plaintiffs damages and expenses. For more information about litigation related to the merger, see "Litigation Related to the Merger" beginning on page 101.

 Selected Historical Financial Information of Ventas

        The following table sets forth selected consolidated financial information for Ventas. The selected balance sheet and statement of income data as of December 31 of and for each of the years in the five-year period ended December 31, 2013 have been derived from Ventas's audited consolidated financial statements incorporated herein by reference. The selected statement of income data for the nine months ended September 30, 2013 and September 30, 2014, and the selected balance sheet data as of September 30, 2014 have been derived from Ventas's unaudited consolidated financial statements incorporated herein by reference. The following information should be read together with Ventas's Annual Report on Form 10-K for the year ended December 31, 2013, as amended by Amendment No. 1 to its Annual Report on Form 10-K/A, Ventas's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and other information that Ventas has filed with the SEC and incorporated herein by reference. See "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In thousands, except per share data)
Operating Data
Rental income	$1,071,489	$979,875	$1,325,984	$1,178,849	$793,802	$517,652	$475,000
Resident fees and services	1,141,781	1,039,876	1,406,005	1,227,124	865,800	445,157	421,058
Interest expense	277,811	244,635	334,484	288,276	223,804	169,981	170,232
Property-level operating expenses	882,820	821,571	1,109,632	966,422	645,082	314,985	302,813
General, administrative and professional fees	93,638	84,757	115,106	98,510	74,537	49,830	38,830
Income from continuing operations attributable to common stockholders, including real estate dispositions	366,060	381,233	488,930	307,835	362,308	211,570	185,038
Discontinued operations	2,517	(36,164)	(35,421)	54,965	2,185	34,597	81,457
Net income attributable to common stockholders	368,577	345,069	453,509	362,800	364,493	246,167	266,495
Per Share Data
Income from continuing operations attributable to common stockholders, including real estate dispositions:
Basic	$1.24	$1.30	$1.67	$1.05	$1.59	$1.35	$1.22
Diluted	1.23	1.29	1.66	1.04	1.57	1.34	1.21
Net income attributable to common stockholders:
Basic	1.25	1.18	1.55	1.24	1.60	1.57	1.75
Diluted	1.24	1.17	1.54	1.23	1.58	1.56	1.74
Dividends declared per common share	2.175	2.01	2.735	2.48	2.30	2.14	2.05
Weighted average shares used in computing earnings per common share:
Basic	293,965	292,308	292,654	292,064	228,453	156,608	152,566
Diluted	296,411	294,788	295,110	294,488	230,790	157,657	152,758
Other Data
Net cash provided by operating activities	$919,972	$835,429	$1,194,755	$992,816	$773,197	$447,622	$422,101
Net cash used in investing activities	(1,236,170)	(1,178,101)	(1,282,760)	(2,169,689)	(997,439)	(301,920)	(1,746)
Net cash provided by (used in) financing activities	282,021	329,495	114,996	1,198,914	248,282	(231,452)	(490,180)
FFO(1)	929,692	903,393	1,208,458	1,024,567	824,851	421,506	393,409
Normalized FFO(1)	987,806	907,086	1,220,709	1,120,225	776,963	453,981	409,045

(1)
Ventas believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, Ventas considers Funds From Operations, which we refer to as FFO, and normalized FFO to be appropriate measures of operating performance of an equity REIT. In particular, Ventas believes that normalized FFO is useful because it allows investors, analysts and management to compare Ventas's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, Ventas provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and management to assess the impact of those items on Ventas's financial statements.

  Ventas uses the National Association of Real Estate Investment Trusts, which we refer to as NAREIT, definition of FFO. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Ventas defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to its acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of its debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on its Consolidated Statements of Income; (d) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration, severance-related costs, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review of its historical financial statements and related matters.

  FFO and normalized FFO presented in this proxy statement/prospectus, or otherwise disclosed, by Ventas may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO (or either measure adjusted for non-cash items) should not be considered alternatives to net income (determined in accordance with GAAP) as indicators of Ventas's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of Ventas's liquidity, nor are FFO and normalized FFO (or either measure adjusted for non-cash items) necessarily indicative of sufficient cash flow to fund all of Ventas's needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Normalized Funds from Operations" included in Item 7 of Ventas's Annual Report on Form 10-K for the year ended December 31, 2013, as amended by Amendment No. 1 to its Annual Report on Form 10-K/A, incorporated by reference in this proxy statement/prospectus for a reconciliation of FFO and normalized FFO to Ventas's GAAP earnings.

		As of December 31,
	As of September 30, 2014	2013	2012	2011	2010	2009
	(In thousands)
Balance Sheet Data
Real estate investments at cost	$22,759,785	$21,403,592	$19,745,607	$17,830,262	$6,747,699	$6,399,421
Cash and cash equivalents	64,595	94,816	67,908	45,807	21,812	107,397
Total assets	20,651,165	19,731,494	18,980,000	17,271,910	5,758,021	5,616,245
Senior notes payable and other debt	10,469,106	9,364,992	8,413,646	6,429,116	2,900,044	2,670,101

Selected Historical Financial Information of HCT

        The following table sets forth selected consolidated financial information for HCT. The selected statement of income data for the years ended December 31, 2013, 2012 and 2011 and the period from August 23, 2010 (date of inception) to December 31, 2010 and the selected balance sheet data as of December 31, 2013, 2012, 2011 and 2010 have been derived from HCT's audited consolidated financial statements incorporated herein by reference. The selected statement of income data for the nine months ended September 30, 2013 and September 30, 2014, and the selected balance sheet data as of September 30, 2014 have been derived from HCT's unaudited consolidated financial statements incorporated herein by reference. The following information should be read together with HCT's Annual Report on Form 10-K for the year ended December 31, 2013, HCT's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and other information that HCT has filed with the SEC and incorporated herein by reference. See "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

						For the Period from August 23, 2010 (date of inception) to December 31, 2010
	For the Nine Months Ended September 30,		For the Year Ended December 31,
Operating Data (In thousands, except share and per share data)	2014	2013	2013	2012	2011
Total revenues	$194,367	$76,762	$125,353	$35,738	$3,314	$—
Operating expenses:
Property operating and maintenance	81,032	26,576	46,665	6,564	863	—
Operating fees to affiliates	5,063	—	—	987	—	—
Acquisition and transaction related	36,144	7,858	13,606	9,433	3,415	—
Vesting of Class B units for asset management services	12,917	—	—	—	—	—
Fair value of listing note	56,400	—	—	—	—	—
General and administrative	7,874	2,928	4,613	905	429	1
Depreciation and amortization	93,262	41,548	67,456	19,320	1,535	—

Total operating expenses	292,692	78,910	132,340	37,209	6,242	1

Operating loss	(98,325)	(2,148)	(6,987)	(1,471)	(2,928)	(1)
Other income (expenses):
Interest expense	(20,593)	(10,754)	(15,843)	(9,184)	(1,191)	—
Income from preferred equity investment and investment securities and interest income	1,115	609	958	18	2	—
Gain (Loss) on sale of investment securities	(129)	—	(300)	—	—	—

Total other expenses	(19,607)	(10,145)	(15,185)	(9,166)	(1,189)	—

Net loss:	(117,932)	(12,293)	(22,172)	(10,637)	(4,117)	(1)
Net loss (income) attributable to non-controlling interests	1,487	(46)	(58)	2	32	—

Net loss attributable to stockholders	$(116,445)	$(12,339)	$(22,230)	$(10,635)	$(4,085)	$(1)

Other data:
Cash flows provided by (used in) operations	$53,150	$29,243	$53,011	$7,793	$(2,161)	$(1)
Cash flows used in investing activities	(514,563)	(729,135)	(942,718)	(452,546)	(53,348)	—
Cash flows provided by financing activities	391,418	994,934	979,285	453,584	60,547	1
Per share data:
Net loss per common share attributable to stockholders, basic and diluted	$(0.66)	$(0.09)	$(0.15)	$(0.43)	$(2.48)	NM
Distributions declared per common share	0.51	0.51	0.68	0.68	0.66	$—
Weighted-average number of common shares outstanding, basic and diluted	175,234,437	142,163,876	151,683,551	25,008,063	1,649,649	20,000

NM—not meaningful.

	As of September 30,	As of December 31,
Balance Sheet Data (In thousands)	2014	2013	2012	2011	2010
Total real estate investments, at cost	$2,236,387	$1,663,953	$677,589	$165,041	$—
Total assets	2,148,337	1,734,573	690,668	172,315	844
Mortgage notes payable	303,831	259,348	200,095	110,721	—
Credit facility	619,400	—	26,000	—	—
Note payable	—	—	2,500	2,500	—
Total liabilities	1,026,496	298,829	243,381	118,490	645
Total equity	1,121,841	1,435,744	447,287	53,825	199

Summary Unaudited Pro Forma Condensed Consolidated Financial Information

        The following table shows summary unaudited pro forma condensed consolidated financial information about the combined financial condition and operating results of Ventas and HCT after giving effect to the mergers and Ventas's and HCT's 2014 and 2013 acquisitions and other investments, dispositions and significant debt activity (including the previously announced acquisition of 29 independent living seniors housing communities located in Canada from Holiday Retirement in a separate transaction for a purchase price of CAD 957 million in cash, which we refer to as the Holiday acquisition, and Ventas's April 2014 issuance and sale of $700 million aggregate principal amount of senior notes). The unaudited pro forma financial information assumes that the mergers are accounted for using the acquisition method of accounting. The unaudited pro forma condensed consolidated balance sheet data gives effect to the mergers and the Holiday acquisition as if the transactions had occurred on September 30, 2014. The unaudited pro forma condensed consolidated statement of income data gives effect to the mergers and Ventas's and HCT's 2014 and 2013 acquisitions and other investments, dispositions and significant debt activity (including the Holiday acquisition and Ventas's April 2014 issuance and sale of $700 million aggregate principal amount of senior notes) as if the transactions had occurred on January 1, 2013, in each case based on the most recent valuation data available. The summary unaudited pro forma condensed consolidated financial information shown below has been derived from and should be read in conjunction with (1) the more detailed unaudited pro forma condensed consolidated financial information, including the notes thereto, appearing elsewhere in this proxy statement/prospectus and (2) the historical consolidated financial statements and related notes of both Ventas and HCT, incorporated herein by reference. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page 103 and "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

        The summary unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is based on assumptions and estimates considered appropriate by Ventas's management; however, it is not necessarily indicative of what Ventas's consolidated financial condition or results of operations actually would have been assuming the transactions had been consummated as of the dates indicated, nor do they purport to represent Ventas's consolidated financial position or results of operations for future periods. The unaudited pro forma condensed consolidated financial information does not include the impact of any synergies that may be achieved in the transactions or any strategies that management may consider in order to continue to efficiently manage Ventas's operations. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed consolidated financial information, the preliminary allocations of the purchase price reflected in the unaudited pro forma condensed consolidated financial information are subject to adjustment and may vary significantly from the definitive allocation that will be recorded subsequent to the completion of the mergers. A final determination of the fair values of the assets acquired and liabilities assumed will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the date of completion of the acquisition. Future results may vary significantly from the results reflected in such statements.

	As of September 30, 2014
	Ventas Historical	HCT Historical	Total Pro Forma
	(In thousands)
Balance Sheet Data
Net real estate investments	$19,421,537	$2,055,108	$22,143,638
Total assets	20,651,165	2,148,337	23,597,965
Senior notes payable and other debt	10,469,106	926,843	11,595,550
Total equity	8,623,173	1,121,841	10,298,766

	For the Nine Months Ended September 30, 2014
	Ventas Historical	Pro Forma for Ventas 2014 Transactions	HCT Historical	Pro Forma for HCT 2014 Transactions	Total Pro Forma
	(In thousands, except per share data)
Operating Data
Rental income	$1,071,489	$1,085,575	$97,638	$105,708	$1,191,202
Resident fees and services	1,141,781	1,228,456	96,120	115,299	1,343,755
Interest expense	277,811	309,040	20,593	20,952	325,979
Property-level operating expenses	882,820	926,481	85,486	98,826	1,025,307
Income (loss) from continuing operations attributable to common stockholders, including real estate dispositions	366,060	346,364	(116,445)	(107,176)	338,005
Per Share Data
Income (loss) from continuing operations attributable to common stockholders per common share, including real estate dispositions:
Basic	$1.24	$1.18	$(0.66)	$(0.61)	$1.06
Diluted	1.23	1.17	(0.66)	(0.61)	1.05
Shares used in computing earnings per common share:
Basic	293,965	293,965	175,234	175,234	319,688
Diluted	296,411	296,411	175,234	175,234	323,325
Other Data
FFO(1)	$929,692	$969,609	$(23,368)	$(1,659)	$1,040,796
Normalized FFO(1)	987,806	1,012,521	13,907	27,457	1,111,722

(1)
A reconciliation of FFO and normalized FFO is set forth in the "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page 103.

	For the Year Ended December 31, 2013
	Ventas Historical	Pro Forma for Ventas 2014 and 2013 Transactions	HCT Historical	Pro Forma for HCT 2014 and 2013 Transactions	Total Pro Forma
	(In thousands, except per share data)
Operating Data
Rental income	$1,325,984	$1,402,040	$76,955	$140,063	$1,542,058
Resident fees and services	1,406,005	1,604,943	47,698	149,830	1,754,773
Interest expense	334,484	404,611	15,843	19,821	425,885
Property-level operating expenses	1,109,632	1,217,658	45,965	116,800	1,334,458
Income (loss) from continuing operations attributable to common stockholders, including real estate dispositions	488,930	501,063	(22,230)	(740)	518,090
Per Share Data
Income (loss) from continuing operations attributable to common stockholders per common share, including real estate dispositions:
Basic	$1.67	$1.71	$(0.15)	$(0.00)	$1.63
Diluted	1.66	1.70	(0.15)	(0.00)	1.61
Shares used in computing earnings per common share:
Basic	292,654	292,654	151,684	151,684	318,377
Diluted	295,110	295,110	151,684	151,684	322,024
Other Data
FFO(1)	$1,208,458	$1,313,199	$44,745	$150,411	$1,479,453
Normalized FFO(1)	1,220,709	1,307,726	58,875	149,302	1,455,575

(1)
A reconciliation of FFO and normalized FFO is set forth in the "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page 103.

Unaudited Comparative Per Share Information

        The following tables set forth, as of and for the nine months ended September 30, 2014 and the year ended December 31, 2013, selected unaudited per share information for Ventas common stock on historical and pro forma bases and for HCT common stock on historical and pro forma equivalent bases, after giving effect to the mergers and Ventas's and HCT's 2014 and 2013 acquisitions and other investments, dispositions and significant debt activity (including the Holiday acquisition and Ventas's April 2014 issuance and sale of $700 million aggregate principal amount of senior notes) as if the transactions occurred on January 1, 2013. Except for the historical information as of and for the year ended December 31, 2013, the information in the table is unaudited. You should read the table below in conjunction with Ventas's and HCT's historical consolidated financial statements and related notes contained in their respective reports filed with the SEC, which are incorporated by reference in this proxy statement/prospectus.

        The Ventas pro forma income from continuing operations attributable to common stockholders per common share was calculated using the methodology described under the heading "Unaudited Pro Forma Condensed Consolidated Financial Statements," and is subject to all the assumptions, adjustments and limitations described thereunder. The Ventas pro forma cash dividends per common share represent Ventas's historical cash dividends per common share. The Ventas pro forma book value per share was calculated by dividing total pro forma combined common stockholders' equity by pro forma equivalent common shares. The HCT pro forma equivalent information shows the effect of the mergers from the perspective of a holder of HCT common stock and was calculated by multiplying the Ventas pro forma amounts by the Exchange Ratio of 0.1688.

        The pro forma per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the date of this proxy statement/prospectus.

	Ventas		HCT
	Historical	Pro Forma	Historical	Pro Forma Equivalent
As of or for the Nine Months Ended September 30, 2014
Income (loss) from continuing operations attributable to common stockholders per common share, including real estate dispositions:
Basic	$1.24	$1.06	$(0.66)	$0.18
Diluted	1.23	1.05	(0.66)	0.18
Distributions declared per common share	2.175	2.175	0.51	0.37
Book value per common share	29.29	32.17	6.63	5.43
As of or for the Year Ended December 31, 2013
Income (loss) from continuing operations attributable to common stockholders per common share, including real estate dispositions:
Basic	$1.67	$1.63	$(0.15)	$0.28
Diluted	1.66	1.61	(0.15)	0.27
Distributions declared per common share	2.735	2.735	0.68	0.46
Book value per common share	29.89	—	7.96	—

Comparative Ventas and HCT Market Price and Dividend Information

Ventas's Market Price and Dividend Data

        Ventas's common stock is listed on the NYSE under the symbol "VTR." This table sets forth, for the periods indicated, the high and low closing sales prices per share of VTR's common stock, as reported by the NYSE, and distributions declared per share of Ventas common stock.

	Price Per Share of Common Stock
			Distribution Declared Per Share(1)
	High	Low
2012
First Quarter	$58.98	$53.68	$0.62
Second Quarter	63.12	54.06	0.62
Third Quarter	67.33	61.94	0.62
Fourth Quarter	65.36	61.82	0.62
2013
First Quarter	$73.20	$64.68	$0.67
Second Quarter	82.93	64.38	0.67
Third Quarter	72.16	58.86	0.67
Fourth Quarter	67.33	55.26	0.725
2014
First Quarter	$63.67	$56.79	$0.725
Second Quarter	68.40	61.29	0.725
Third Quarter	66.04	60.70	0.725
Fourth Quarter (through December 12, 2014)	74.44	62.48	0.79

(1)
Distributions on Ventas common stock are currently declared and paid on a quarterly basis.

 HCT's Market Price Data and Dividend Data

        HCT's common stock became listed on Nasdaq under the symbol "HCT" on April 7, 2014. This table sets forth, for the periods indicated, the high and low closing sales prices per share of HCT's common stock, as reported on Nasdaq, and dividends declared per HCT common share.

	Price Per Share of Common Stock
			Dividend Declared Per Common Share(1)
	High	Low
2012
First Quarter	N/A	N/A	$0.17
Second Quarter	N/A	N/A	0.17
Third Quarter	N/A	N/A	0.17
Fourth Quarter	N/A	N/A	0.17
2013
First Quarter	N/A	N/A	$0.17
Second Quarter	N/A	N/A	0.17
Third Quarter	N/A	N/A	0.17
Fourth Quarter	N/A	N/A	0.17
2014
First Quarter	N/A	N/A	$0.17
Second Quarter	$10.98	$9.50	0.17	(2)
Third Quarter	10.98	10.30	0.17
Fourth Quarter (through December 12, 2014)	12.17	10.55	0.17

(1)
Distributions on HCT common stock are currently declared and paid on a monthly basis.

(2)
Upon HCT's listing on Nasdaq on April 7, 2014, the HCT Board authorized a cash dividend equivalent to an annual rate of $0.68 per share.

        If Ventas continues to pay annualized cash distributions at the current rate of $3.16 per share (based on Ventas's declared dividend for the fourth quarter of fiscal year 2014) following completion of the merger, this dividend, from the perspective of a holder of HCT common stock, would be equivalent to an annual distribution of approximately $0.53 per share of HCT common stock, based on the Exchange Ratio of 0.1688.

Recent Closing Prices

        The following table sets forth the per share closing sales prices of Ventas common stock and HCT common stock as reported on the NYSE and Nasdaq, respectively, on May 30, 2014, the last full trading day before the public announcement of the execution of the merger agreement by Ventas and HCT, and on December 12, 2014, the latest practicable trading day before the date of this proxy statement/prospectus. The following table also includes the equivalent market value per share of HCT common stock on May 30, 2014, and on December 12, 2014, determined by multiplying the per share price of Ventas common stock by the Exchange Ratio:

	Ventas Common Stock	HCT Common Stock	Implied Value
May 30, 2014	$66.80	$9.95	$11.28
December 12, 2014	74.44	12.17	12.57

        The market price of Ventas common stock will fluctuate between the date of this proxy statement/prospectus and the effective time of the merger.

        Following the transaction, Ventas expects that its common stock will continue to be listed on the NYSE. Ventas has agreed to use its reasonable best efforts to cause the shares of Ventas common stock to be issued to HCT stockholders pursuant to the merger agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the merger. If the merger is completed, shares of HCT common stock will be delisted from Nasdaq and thereafter deregistered under the Exchange Act.

RISK FACTORS

        In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 34, you should carefully consider the following risks before deciding whether to vote for each of the proposals to be voted on at the HCT special meeting. In addition, you should read and consider the risks associated with each of Ventas's and HCT's businesses, which can be found in Ventas's and HCT's respective reports filed with the SEC and incorporated by reference into this proxy statement/prospectus, because these risks will also affect the combined company. See "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

 Risk Factors Relating to the Merger

The exchange ratio in the merger is fixed and will not be adjusted in the event of any change in either Ventas's common stock price or HCT's common stock price.

        Upon consummation of the merger, each share of HCT common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by HCT, Ventas or any of their respective wholly owned subsidiaries, which will be cancelled) will be converted into the right to receive per share, at the election of the holder of such stock, subject to proration, (i) $11.33 in cash or (ii) a number of shares of Ventas common stock equal to the Exchange Ratio. The Exchange Ratio was fixed in the merger agreement and will not be adjusted for changes in the market prices of Ventas common stock or HCT common stock. Changes in the market price of Ventas common stock prior to the merger will affect the value of the merger consideration received by HCT stockholders whose shares are converted into the right to receive shares of Ventas common stock upon completion of the merger. Stock price changes may result from a variety of factors (many of which are beyond the control of Ventas or HCT), including:

  •
  market reaction to the announcement of the merger and the prospects of the combined company;

  •
  changes in the companies' respective businesses, operations, assets, liabilities and prospects;

  •
  changes in market assessments of the companies' respective business, operations, financial position and prospects;

  •
  market assessments of the likelihood that the merger will be completed;

  •
  interest rates, general market and economic conditions and other factors such as federal, state and local legislation, governmental regulation and legal developments generally affecting the industries in which Ventas and HCT operate; and

  •
  other factors beyond the control of either Ventas or HCT, including those described or referred to elsewhere in this "Risk Factors" section.

        The market price of Ventas common stock at the consummation of the merger may vary from its price on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the HCT special meeting. As a result, the market value of the stock consideration will also vary. For example, based on the closing prices of Ventas common stock during the period from May 30, 2014, the last trading day before public announcement of the merger, through December 12, 2014, the latest practicable date before the date of this proxy statement/prospectus, the Exchange Ratio of 0.1688 shares of Ventas common stock represented a market value for HCT common stock ranging from a low of $10.25 to a high of $12.57 per share. The market for Ventas common stock has, from time to time, experienced price and volume fluctuations, and investors in Ventas common stock may experience a decrease in the value of their shares. Factors such as Ventas's operating performance and the performance of similar companies, actual or anticipated differences in operating results, changes in market valuations of similar companies, strategic decisions by Ventas, including the merger, or strategic decisions by Ventas's competitors, the realization of any of the other risk factors described herein or incorporated by reference into this proxy statement/prospectus, and other factors, including factors unrelated to Ventas's performance such as general market conditions and changes in interest rates that may impact other companies including Ventas's competitors, could cause the market price of Ventas common stock to fluctuate.

        Because the merger will be completed after the date of the HCT special meeting, at the time of the special meeting, you will not know the exact market value of the Ventas common stock that HCT stockholders electing to receive Ventas common stock will receive upon completion of the merger. In addition, the value of HCT common stock at the consummation of the merger may vary from its value on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the HCT special meeting. As a result, the market value of HCT common stock could be more or less than $11.33, which represents the merger consideration payable if an HCT stockholder elects to receive cash (subject to proration in accordance with the merger agreement, as discussed herein).

If you elect to receive cash consideration, you cannot be certain of the form of merger consideration that you will receive for all of your shares.

        In no event will the aggregate consideration paid in cash be paid with respect to more than 10% of the shares of HCT common stock issued and outstanding as of immediately prior to the consummation of the merger (including restricted shares). If the aggregate elections for payment in cash exceed such limit, then the amount of cash consideration paid with respect to cash elections will be reduced on a pro rata basis, with the remaining consideration paid in shares of Ventas common stock. If such proration is required, holders of HCT common stock who elected to receive cash may receive a portion of their consideration in Ventas common stock.

The merger and the transactions related thereto are subject to approval by common stockholders of HCT.

        Consummation of the merger requires the approval by HCT stockholders of the merger agreement and the merger, which requires the affirmative vote of at least a majority of the outstanding shares of HCT common stock entitled to vote on such proposal at the HCT special meeting. If the required vote is not obtained, either Ventas or HCT may terminate the merger agreement.

        If the merger agreement is terminated, under certain circumstances, HCT may be obligated to pay Ventas $10.0 million in expense reimbursements. Additionally, under certain circumstances, HCT may be obligated to pay Ventas a break-up fee in the amount of $55.0 million (with the $10.0 million expense reimbursement credited against such break-up fee if previously paid). See "The Merger Agreement—Termination of the Merger Agreement—Termination Payment: Break-up Fee and Expense Reimbursement" beginning on page 95 of this proxy statement/prospectus.

Failure to complete the merger could negatively impact the stock prices and future businesses and financial results of Ventas and HCT.

        Failure to consummate the merger could negatively impact Ventas's and HCT's future businesses and financial results, and, in that event, the market price of each party's common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the merger will be consummated. If the merger is not consummated for any reason, Ventas's and HCT's ongoing businesses could be adversely affected, and each of Ventas and HCT will be subject to several risks, including the following:

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  the payment by Ventas and HCT of certain costs, including costs relating to the merger, such as legal, accounting, financial advisory, filing, printing and mailing fees; and

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  the diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the merger.

        If the merger is not consummated, Ventas and HCT will not achieve the expected benefits thereof and will be subject to the risks described above, which could materially affect Ventas's and HCT's respective businesses, financial results and stock prices.

The pendency of the merger could adversely affect the business and operations of Ventas and HCT.

        In connection with the pending merger, some tenants, operators, borrowers, managers or vendors of Ventas or HCT may delay or defer decisions, which could negatively impact the revenues, earnings, cash flows and expenses of Ventas and HCT, regardless of whether the merger is completed. In addition, due to operating covenants in the merger agreement, HCT may be unable, during the pendency of the merger, to pursue certain strategic transactions, undertake certain significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions that are not in the ordinary course of business, even if such actions would prove beneficial.

The directors and executive officers of HCT have interests in the merger that are different from, or in addition to, those of other HCT stockholders.

        The directors and executive officers of HCT have arrangements that provide them with interests in the merger that are different from, or in addition to, those of HCT stockholders generally. These interests, among other things, may influence the directors and executive officers of HCT to support or approve the merger. See "The Merger—Interests of HCT's Directors and Executive Officers in the Merger" beginning on page 68.

The merger agreement contains provisions that could discourage a potential competing acquirer of HCT or could result in any competing proposal being at a lower price than it might otherwise be.

        The merger agreement contains "no shop" provisions that, subject to limited exceptions, restrict HCT's ability to solicit, encourage, facilitate, or discuss competing third-party proposals to acquire all, or a significant part, of HCT. In addition, Ventas generally has an opportunity to offer to modify the terms of the proposed merger in response to any competing acquisition proposals that may be made before the HCT Board may withdraw or qualify its recommendation or terminate the merger agreement to enter into an acquisition agreement with respect to a superior proposal. Upon termination of the merger agreement in certain circumstances, HCT may be required to pay a termination payment to Ventas. See "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions by HCT" beginning on page 85 and "The Merger Agreement—Termination of the Merger Agreement—Termination Payment: Break-up Fee and Expense Reimbursement" beginning on page 95.

        These provisions could discourage a potential competing acquirer that might have an interest in acquiring all, or a significant part, of HCT from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added cost of the expense reimbursement or break-up fee that may become payable in certain circumstances.

There may be unexpected delays in the consummation of the merger, which could impact Ventas's ability to timely achieve the benefits associated with the merger.

        The merger is currently expected to close in January 2015, assuming that all of the conditions in the merger agreement are satisfied or waived. The merger agreement provides that either Ventas or HCT may terminate the merger agreement if the merger has not occurred by January 31, 2015 (subject to the right of each of Ventas and HCT to extend this date for up to four successive one-month periods in certain circumstances). Certain events may delay the consummation of the merger. Some of the events that could delay the consummation of the merger include difficulties in obtaining the approval of HCT stockholders or satisfying the other closing conditions to which the merger is subject. Ventas and HCT can neither assure you that the conditions to the completion of the merger will be satisfied or waived, if permitted, or that any adverse effect, event, development or change will not occur, nor can they provide any assurances as to whether or when the merger will be completed.

The ownership percentages of Ventas and HCT stockholders will be diluted by the merger.

        The merger will dilute the ownership percentages of the current Ventas stockholders and will result in HCT stockholders having an ownership stake in Ventas that is smaller than their current stake in HCT. In connection with the merger, Ventas expects to issue approximately 25.7 million shares of its common stock to the holders of HCT common stock, excluding 1.2 million shares of Ventas common stock that may be issued upon redemption of the limited partnership units of the surviving partnership, assuming the merger consideration is paid in the form of shares of Ventas common stock in respect of 90% of the shares of HCT common stock, based on the number of shares of HCT common stock outstanding on the record date. Ventas stockholders and the former HCT stockholders are currently expected to hold approximately 92% and 8%, respectively, of the total number of shares of Ventas common stock outstanding immediately after the merger, based on the number of shares of common stock of Ventas outstanding on December 11, 2014 and the total number of shares of common stock of HCT outstanding on the record date and assuming that the merger consideration is paid in the form of shares of Ventas common stock in respect of 90% of the shares of HCT common stock and that neither party issues any additional shares of common stock prior to the completion of the merger. Consequently, Ventas stockholders and HCT stockholders, as a general matter, will have less influence over the management and policies of Ventas after the merger than each group exercises over the management and policies of Ventas and HCT, as applicable, immediately prior to the merger.

An adverse judgment in a lawsuit challenging the merger may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

        Stockholders of HCT may file lawsuits challenging the merger, which may name Ventas as a defendant. To date, thirteen (13) such lawsuits have been filed in the Circuit Court for Baltimore City, Maryland, in the Supreme Court of the State of New York, County of New York and in the United States District Court for the District of Maryland. All of these lawsuits name HCT, the HCT Board, Ventas, Merger Sub and OP Merger Sub as defendants. Some of these lawsuits also name other parties, including HCT's CEO and other HCT-related entities, as additional defendants. All of the named plaintiffs claim to be HCT stockholders and purport to represent all holders of HCT common stock. Each complaint generally alleges that the HCT Board breached fiduciary duties owed to the plaintiffs and the other public stockholders of HCT, and that Ventas, Merger Sub and/or OP Merger Sub aided and abetted those breaches. Several of these complaints purport to assert both direct and derivative claims; certain complaints also purport to assert a claim for breach of contract, waste of corporate assets or unjust enrichment, and certain of the complaints purport to assert claims relating to HCT's disclosures in the proxy filed with the SEC. Among other remedies, the complaints seek injunctive relief prohibiting the defendants from completing the proposed merger or, in the event that an injunction is not awarded, unspecified money damages, costs and attorneys' fees.

        Ventas and HCT cannot assure you as to the outcome of such lawsuits, including the amount of costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation of these claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the merger on the agreed-upon terms, such an injunction may delay the completion of the merger in the expected timeframe, or may prevent it from being completed altogether. Whether or not any plaintiff's claim is successful, this type of litigation is often expensive and diverts management's attention and resources, which could adversely affect the operation of Ventas's and HCT's businesses.

HCT's unaudited prospective financial information is based on various assumptions that may not prove to be correct.

        The unaudited prospective financial information set forth under "The Merger—Certain Unaudited Prospective Financial Information of HCT" beginning on page 65 is based on assumptions of, and information available to, HCT at the time it was prepared. Such information can be adversely affected by inaccurate assumptions or by known or unknown risks and uncertainties, many of which are beyond HCT's control. Many factors mentioned in this proxy statement/prospectus could affect HCT or the combined company's future results. HCT stockholders are urged to review the SEC filings of HCT for a description of the risk factors with respect to the business of HCT. See "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 34 and "Where You Can Find More Information; Incorporation by Reference" beginning on page 127. As a result of these contingencies, actual future results may vary materially from HCT's estimates. In view of these uncertainties, the inclusion of certain of HCT's unaudited prospective financial information in this proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will be achieved.

        The unaudited prospective financial information presented herein was prepared solely for internal use and not prepared with a view toward public disclosure or toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made. Neither HCT nor Ventas undertakes any obligation to update the unaudited prospective financial information herein to reflect events or circumstances after the date such unaudited prospective financial information was prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

        The unaudited prospective financial information included in this proxy statement/prospectus has been prepared by HCT's management. Neither HCT's independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to HCT's unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm of HCT contained in HCT's Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this proxy statement/prospectus, relates to the historical financial information of HCT. It does not extend to the unaudited prospective financial results and should not be read to do so. See "The Merger—Certain Unaudited Prospective Financial Information of HCT" beginning on page 65 for more information.

Counterparties to certain significant agreements with HCT may have consent rights in connection with the mergers.

        HCT is party to certain agreements that give the counterparty certain rights, including consent rights, in connection with "change in control" transactions or otherwise. Under certain of these agreements, the mergers may constitute a "change in control" or otherwise give rise to consent rights and, therefore, the counterparty may assert its rights in connection with the mergers. Any such counterparty may request modifications of its agreements as a condition to granting a waiver or consent under those agreements, and there can be no assurance that such counterparties will not exercise their rights under the agreements, including termination rights where available. In addition, the failure to obtain consent under one agreement may be a default under other agreements and, thereby, trigger rights of the counterparties to such other agreements, including termination rights where available.

Ventas may incur adverse tax consequences if HCT has failed or fails to qualify as a REIT for U.S. federal income tax purposes.

        If HCT has failed or fails to qualify as a REIT for U.S. federal income tax purposes and the merger is completed, Ventas may inherit significant tax liabilities and could lose its own REIT status should disqualifying activities continue after the merger.

There can be no assurance that future events, none of which are currently known, will not occur with respect to American Realty Capital Properties, Inc., which we refer to as ARCP, an entity previously sponsored by the parent of American Realty Capital V, LLC, which we refer to as the Sponsor, regarding certain accounting errors previously disclosed by ARCP which may have an impact on HCT.

        ARCP, which is a separate public, listed company, recently filed a Current Report on Form 8-K announcing that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings of ARCP should no longer be relied upon as a result of certain accounting errors. ARCP's former chief financial officer and its former chief accounting officer have resigned. ARCP has initiated an investigation into these matters that is ongoing. ARCP's former chief financial officer does not have a current role in the management of the Sponsor's or HCT's business, but served as HCT's chief financial officer from August 2010 to December 2013. This person, along with one of HCT's existing executive officers/directors (who currently serves as a director of ARCP), was involved in the oversight of HCT's financial reporting in prior periods in 2013 and 2012.

        HCT's historical financial statements have been timely filed and incorporated by reference in this document. Although there has been no suggestion that the events at ARCP are related to HCT's financial statements, the audit committee of HCT recently engaged a separate audit firm to perform certain forensic procedures related to HCT's historical financial statements. HCT and its audit committee believe that HCT's historical financial statements fairly present in all material respects the financial condition of HCT and its consolidated subsidiaries. However, there can be no assurance that future events, none of which are currently known, will not occur with respect to ARCP that could have an impact on HCT.

Risk Factors Relating to Ventas Following the Merger

Ventas expects to incur substantial expenses related to the merger.

        Ventas may incur substantial expenses in connection with consummating the merger and integrating HCT's business, operations, networks, systems, technologies, policies and procedures with its own. While Ventas expects to incur a certain level of transaction and integration expenses, factors beyond Ventas's control could affect the total amount or the timing of its integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the merger could, particularly in the near term, exceed the savings that Ventas expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the merger.

The future results of the combined company will suffer if the combined company does not effectively manage its expanded portfolio and operations following the merger.

        Following the merger, Ventas will have an expanded portfolio and operations and likely will continue to expand its operations through additional acquisitions and other strategic transactions, some of which may involve complex challenges. The future success of Ventas will depend, in part, upon its ability to manage its expansion opportunities, integrate new operations into its existing business in an efficient and timely manner, successfully monitor its operations, costs, regulatory compliance and service quality, and maintain other necessary internal controls. There can be no assurance that Ventas's expansion or acquisition opportunities will be successful, or that it will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

        Following the merger, Ventas may be unable to integrate successfully HCT's business and realize the anticipated benefits of the merger or do so within the anticipated timeframe. The merger involves the combination of two companies that currently operate as independent public companies. Even though the companies are operationally similar, Ventas will be required to devote significant management attention and resources to integrating HCT's business practices and operations with its own. The integration process could distract management, disrupt Ventas's ongoing business or result in inconsistencies in Ventas's operations, services, standards, controls, procedures and policies, any of which could adversely affect Ventas's ability to maintain relationships with its tenants, operators, borrowers, managers, vendors and employees or to fully achieve the anticipated benefits of the merger.

The market price of Ventas common stock may decline as a result of the merger, and the merger will likely result in a reduction in per share equivalent dividend payments for holders of HCT common stock who receive stock consideration.

        The market price of Ventas common stock may decline as a result of the merger if Ventas does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the merger on Ventas's financial results is not consistent with the expectations of financial or industry analysts. In addition, if the merger is consummated, Ventas's stockholders will own interests in a company operating an expanded business with a different mix of properties, risks and liabilities. Current stockholders may not wish to continue to invest in Ventas if the merger is consummated, or for other reasons may wish to dispose of some or all of their shares of Ventas common stock. If, following the consummation of the merger, there is selling pressure on Ventas common stock that exceeds demand at the market price, the price of Ventas common stock could decline.

        If Ventas continues to pay quarterly cash dividends at the current annualized rate of $3.16 per share, based on Ventas's declared dividend for the fourth quarter of fiscal year 2014, after the merger, this dividend, from the perspective of a holder of HCT common stock, would be equivalent to an annualized dividend of approximately $0.53 per share of HCT common stock, based on the Exchange Ratio of 0.1688. This amount is approximately 22% less than HCT's current annualized dividend rate of $0.68 per share of HCT common stock.

Following the merger, the combined company may be unable to retain key employees.

        The success of Ventas after the merger will depend in part upon its ability to retain key employees. Key employees may depart either before or after the merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Ventas following the merger. Accordingly, there can be no assurance that Ventas will be able to retain key employees following the merger to the same extent as in the past.

After the merger is completed, HCT stockholders who receive Ventas common stock in the merger will have different rights that may be less favorable than their current rights as HCT stockholders.

        After the closing of the merger, HCT stockholders who receive Ventas common stock in the merger will have different rights than they currently have as HCT stockholders. For a detailed discussion of the significant differences between rights as a stockholder of Ventas and rights as a stockholder of HCT, see "Comparison of Rights of Ventas Stockholders and HCT Stockholders" beginning on page 117.

Ventas cannot assure you that it will be able to continue paying distributions at the current rate.

        As noted elsewhere in this proxy statement/prospectus, Ventas expects to continue its current distribution practices following the merger. However, Ventas stockholders may not receive the same distributions following the merger for various reasons, including the following:

  •
  as a result of the merger and the issuance of shares of Ventas common stock in connection with the merger, the total amount of cash required for Ventas to pay dividends at its current rate will increase;

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  Ventas may not have enough cash to pay such distributions due to changes in Ventas's cash requirements, capital spending plans, cash flows or financial position;

  •
  decisions on whether, when and in what amounts to make any future distributions will remain at all times entirely at the discretion of the Ventas Board, which reserves the right to change Ventas's dividend practices at any time and for any reason;

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  Ventas may desire to retain cash to maintain or improve its credit ratings; and

  •
  the ability of Ventas's subsidiaries to make distributions to Ventas may be subject to restrictions imposed by law, regulation or the terms of any current or future indebtedness that these subsidiaries may incur.

        Ventas's stockholders have no contractual or other legal right to distributions that have not been declared.

REITs are subject to a range of complex organizational and operational requirements.

        As REITs, each of Ventas and HCT must distribute to its stockholders with respect to each taxable year at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), without regard to the deduction for dividends paid and excluding net capital gain. A REIT must also meet certain requirements with respect to the nature of its income and assets and the ownership of its stock. For any taxable year that Ventas or HCT fails to qualify as a REIT, it will not be allowed a deduction for dividends paid to its stockholders in computing taxable income and thus would become subject to U.S. federal income tax as if it were a regular taxable corporation. In such an event, Ventas or HCT, as the case may be, could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, Ventas or HCT, as the case may be, would also be disqualified from treatment as a REIT for the four taxable years following the year in which it lost its qualification. If Ventas or HCT failed to qualify as a REIT, the market price of Ventas common stock may decline, and Ventas may need to reduce substantially the amount of distributions to its stockholders because of its potentially increased tax liability.

Ventas and HCT face other risks.

        The risks described above are not exhaustive, and you should be aware that following the merger, Ventas and HCT will face various other risks, including those discussed in Ventas's and HCT's respective reports filed with the SEC that are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas's, HCT's or their tenants', operators', borrowers' or managers' expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Ventas's or HCT's expectations.

        These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are difficult to predict and beyond Ventas's and HCT's control. These include the factors described above in "Risk Factors" and under the caption "Risk Factors" in Ventas's and HCT's respective reports filed with the SEC and incorporated by reference into this proxy statement/prospectus, as well as:

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  the ability and willingness of each company's tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the company, including, in some cases, their obligations to indemnify, defend and hold harmless the company from and against various claims, litigation and liabilities;

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  the ability of each company's tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness;

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  each company's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including investments in different asset types and outside the United States;

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  the nature and extent of future competition, including new construction in the markets in which each company's seniors housing communities and MOBs are located;

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  the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates;

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  increases in each company's cost of borrowing as a result of changes in interest rates and other factors;

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  the ability of each company's operators and managers, as applicable, to comply with laws, rules and regulations in the operation of each company's properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients;

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  changes in macro- or micro-economic conditions in the markets in which each company may, from time to time, compete, and the effect of those changes on each company's revenues, earnings and funding sources;

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  each company's ability to pay, refinance, restructure or extend its indebtedness as it becomes due;

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  each company's ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations;

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  final determination of each company's taxable net income for the year ending December 31, 2014;

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  the ability and willingness of each company's tenants to renew their leases with the company upon expiration of the leases and each company's ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the company exercises its right to replace an existing tenant or manager, and obligations, including indemnification obligations, each company may incur in connection with the replacement of an existing tenant or manager;

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  risks associated with each company's senior living operating portfolio, such as factors that can cause volatility in its operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties;

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  changes in exchange rates for any foreign currency in which Ventas may, from time to time, conduct business;

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  year-over-year changes in the Consumer Price Index or the U.K. Retail Price Index and the effect of those changes on the rent escalators contained in Ventas's or HCT's leases and on each company's earnings;

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  each company's ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable and financially stable providers;

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  the impact of increased operating costs and uninsured professional liability claims on each company's liquidity, financial condition and results of operations or that of each company's tenants, operators, borrowers and managers, and each company's ability and the ability of each company's tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims;

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  risks associated with each company's MOB portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel;

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  the ability of the hospitals on or near whose campuses each company's MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups;

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  each company's ability to build, maintain or expand its relationships with its existing and prospective hospital and health system clients;

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  risks associated with each company's investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners' financial condition;

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  the impact of market or issuer events on the liquidity or value of each company's investments in marketable securities;

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  merger and acquisition activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor's investment in, one or more of either company's tenants, operators, borrowers or managers or significant changes in the senior management of either company's tenants, operators, borrowers or managers;

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  the impact of any litigation, financial, accounting, legal or regulatory issues that may affect either company or its major tenants, operators, borrowers or managers;

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  changes in accounting principles, or their application or interpretation, and each company's ability to make estimates and the assumptions underlying the estimates, which could have an effect on each company's earnings;

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  the impact of expenses related to the re-audit and re-review of Ventas's historical financial statements and related matters;

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  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

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  the inability to complete the merger due to the failure to obtain HCT stockholder approval or the failure to satisfy other conditions to completion of the merger, including that a governmental authority may prohibit, delay or refuse to grant approval for the consummation of the merger;

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  risks related to disruption of management's attention from the ongoing business operations due to the proposed merger;

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  the effect of the announcement of the proposed merger on each company's relationships with its tenants, operators, borrowers, managers and lenders or on its operating results and businesses generally;

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  the outcome of any legal proceedings relating to the merger or the merger agreement; and

  •
  risks related to the consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all.

        Should one or more of the risks or uncertainties described above or elsewhere in reports incorporated herein by reference occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference into this proxy statement/prospectus, as applicable.

        All forward-looking statements, expressed or implied, included in this proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Ventas, HCT or persons acting on their behalf may issue.

        Except as otherwise required by applicable law, Ventas and HCT disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section. See also "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

THE COMPANIES

Ventas, Inc.

        Ventas, together with its subsidiaries, is a real estate investment trust, which we refer to as a REIT, with a highly diversified portfolio of seniors housing and healthcare properties located throughout the United States, Canada and the United Kingdom. As of September 30, 2014, Ventas owned more than 1,500 properties (including properties classified as held for sale), including seniors housing communities, medical office buildings, which we refer to as MOBs, skilled nursing and other facilities, and hospitals, and it had two new properties under development. Ventas is an S&P 500 company, and its common stock is listed on the NYSE.

        Ventas primarily acquires and owns seniors housing and healthcare properties and leases them to unaffiliated tenants or operates them through independent third-party managers. As of September 30, 2014, Ventas leased a total of 907 properties (excluding MOBs and properties classified as held for sale) to various healthcare operating companies under "triple-net" or "absolute-net" leases that obligate the tenants to pay all property-related expenses, including maintenance, utilities, repairs, taxes, insurance and capital expenditures, and engaged independent operators, such as Atria Senior Living, Inc., which we refer to as Atria, and Sunrise Senior Living, LLC, which we refer to, together with its subsidiaries, as Sunrise, to manage a total of 270 of Ventas's seniors housing communities pursuant to long-term management agreements. Ventas's two largest tenants, Brookdale Senior Living Inc. and Kindred Healthcare, Inc., leased from Ventas 161 properties (excluding six properties included in investments in unconsolidated entities) and 86 properties, respectively, as of September 30, 2014.

        Through its Lillibridge Healthcare Services, Inc. subsidiary and its ownership interest in PMB Real Estate Services LLC, Ventas also provides MOB management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. In addition, from time to time, Ventas makes secured and unsecured loans and other investments relating to seniors housing and healthcare operators or properties.

        Ventas was incorporated in Kentucky in 1983, commenced operations in 1985 and reorganized as a Delaware corporation in 1987. Ventas operates through three reportable business segments: triple-net leased properties, senior living operations and MOB operations. Ventas's principal executive offices are located at 353 N. Clark Street, Suite 3300, Chicago, Illinois 60654, and its telephone number is (877) 483-6827.

        Additional information about Ventas and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information; Incorporation by Reference" on page 127.

Stripe Sub, LLC

        Stripe Sub, LLC, which we refer to as Merger Sub, is a Delaware limited liability company and a direct wholly owned subsidiary of Ventas that was formed for the purpose of entering into the merger agreement. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. Merger Sub's offices are located at c/o Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and its telephone number is (502) 357-9000.

 Stripe OP, LP

        Stripe OP, LP, which we refer to as OP Merger Sub, is a Delaware limited partnership and an indirect wholly owned subsidiary of Ventas that was formed for the purpose of entering into the merger agreement. OP Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. OP Merger Sub's offices are located at c/o Ventas, Inc., 10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223, and its telephone number is (502) 357-9000.

American Realty Capital Healthcare Trust, Inc.

        HCT is a Maryland corporation incorporated on August 23, 2010 that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its initial taxable year ended December 31, 2011. In February 2011, HCT commenced its IPO on a "reasonable best efforts" basis of up to 150.0 million shares of common stock, at a price of $10.00 per share, subject to certain volume and other discounts. HCT closed its IPO in April 2013 and listed its common stock on Nasdaq under the symbol "HCT" on April 7, 2014.

        HCT invests primarily in real estate serving the healthcare industry in the United States. HCT owns a diversified portfolio of healthcare-related real estate, focusing predominantly on MOBs and seniors housing communities. Additionally, HCT selectively invests across the healthcare continuum in hospitals, post-acute care facilities and other properties. As of September 30, 2014, HCT owned 153 properties and one preferred equity investment, located in 31 states and comprised of 7.9 million rentable square feet.

        Substantially all of HCT's business is conducted through HCT OP. HCT has no direct employees and has retained American Realty Capital Healthcare Advisors, LLC, which we refer to as the Advisor, to manage its affairs on a day-to-day basis. HCT has also retained American Realty Capital Healthcare Properties, LLC, which we refer to as the Property Manager, to serve as its property manager. RCS served as the dealer manager of the IPO and continues to provide HCT with various strategic investment banking services. The Advisor, Property Manager and RCS are under common control with American Realty Capital V, LLC, which we refer to as the Sponsor, and, as a result thereof, they are related parties.

        HCT's principal executive offices are located at 405 Park Avenue, 14th Floor, New York, New York 10022, and its telephone number is (212) 415-6500.

 Ventas Unaudited Pro Forma Portfolio Information

        The charts below reflect the property type, geographic and operator/manager diversification of Ventas's portfolio of properties and other investments based on third quarter 2014 annualized net operating income, which we refer to as NOI, and on a pro forma basis after giving effect to the mergers and the Holiday acquisition as if the transactions had occurred on July 1, 2014. This unaudited pro forma portfolio information is presented for illustrative purposes only and is not necessarily indicative of what Ventas's portfolio composition actually would have been assuming the transactions had been consummated as of the date indicated, nor is it necessarily indicative of Ventas's future portfolio composition. The unaudited pro forma portfolio information has been derived from and should be read in conjunction with Ventas's unaudited consolidated financial statements and the related notes thereto as of and for the three months ended September 30, 2014, included in Ventas's Quarterly Report on Form 10-Q for the quarter then ended, filed with the SEC on October 24, 2014, and HCT's unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2014, included in HCT's Quarterly Report on Form 10-Q for the quarter then ended, filed with the SEC on October 31, 2014, each of which is incorporated herein by reference. See "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

        As used herein, NOI is defined as total revenues, less interest and other income, property-level operating expenses and medical office building services costs. Ventas considers NOI an important supplemental measure to net income (as determined in accordance with GAAP) because it allows investors, analysts and management to assess Ventas's unlevered property-level operating results and to compare Ventas's operating results with the operating results of other real estate companies and between periods on a consistent basis. You should not consider NOI as an alternative to net income (as determined in accordance with GAAP) as an indicator of Ventas's financial performance or as an alternative to cash flow from operating activities (as determined in accordance with GAAP) as a measure of Ventas's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of Ventas's needs.

Property Type Diversification(1)(2)	Geographic Diversification(1)(2)

Operator/Manager Diversification(1)(2)

(1)
Totals may not add due to rounding. Excludes sold assets and assets intended for disposition.

(2)
Reflects only Ventas's portion for joint venture assets.

        In addition, on a pro forma basis after giving effect to the mergers and the Holiday acquisition as if the transactions had occurred on July 1, 2014, and assuming the applicable leases are not renewed or otherwise extended, approximately 85% of Ventas's lease revenue would be derived from leases whose terms contractually expire after 2017.

 THE HCT SPECIAL MEETING

Date, Time, Place and Purpose of the HCT Special Meeting

        The special meeting of HCT stockholders will be held at The Core Club, located at 66 East 55th Street, New York, NY 10022, on January 15, 2015, commencing at 11:00 a.m., local time. The purpose of the HCT special meeting is:

  1.
  to consider and vote on a proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement; and

  2.
  to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger.

Recommendation of the HCT Board

        The HCT Board has unanimously (i) determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, HCT and its stockholders and (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The HCT Board unanimously recommends that you vote "FOR" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger. For the reasons for this recommendation, see "The Merger—Recommendation of the HCT Board and Its Reasons for the Merger" beginning on page 52.

Record Date; Who Can Vote at the HCT Special Meeting

        The HCT Board has fixed the close of business on December 12, 2014, as the record date for determining the HCT stockholders entitled to receive notice of, and to vote at, the HCT special meeting and any postponements or adjournments thereof. Only holders of record of HCT common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the HCT special meeting. On the record date, there were 169,316,247 shares of HCT common stock outstanding and entitled to be voted at the HCT special meeting, held by approximately 2,242 holders of record.

        Each share of HCT common stock is entitled to one vote on each proposal at the HCT special meeting.

Vote Required for Approval; Quorum

        Approval of the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of HCT common stock entitled to vote on such proposal. Approval of the non-binding, advisory proposal to approve the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger requires the affirmative vote of a majority of the votes cast on the proposal.

        At the close of business on the record date, the directors and executive officers of HCT and their affiliates held 272,997 shares of HCT common stock, collectively representing 0.2% of the outstanding shares of HCT common stock entitled to vote on that date.

        HCT's bylaws provide that at any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at such meeting on any matter will constitute a quorum. Shares that are voted, shares that are held by holders who are present at the meeting in person or by proxy and who do not vote or abstain and abstentions are treated as being present at the HCT special meeting for purposes of determining whether a quorum is present. If a quorum is not established at the meeting, the chairman of the meeting may adjourn the meeting without setting a future date or, from time to time, to a date not more than 120 days after the original record date without notice other than announcement at the meeting.

Abstentions and Broker Non-Votes

        Abstentions, but not broker non-votes, will be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will have the same effect as votes cast "AGAINST" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, but will have no effect on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger.

Manner of Authorizing Proxy

        HCT stockholders may submit their votes for or against the proposals submitted at the HCT special meeting in person or by proxy. HCT stockholders may authorize a proxy in the following ways:

  •
  Internet.  HCT stockholders may authorize a proxy over the Internet by going to the website listed on their proxy card or voting instruction card and following the instructions.

  •
  Telephone.  HCT stockholders may authorize a proxy using the toll-free number listed on their proxy card or voting instruction card.

  •
  Mail.  HCT stockholders may authorize a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the pre-addressed postage-paid envelope provided.

        HCT stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.

        The Internet and telephone proxy authorization procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you authorize a proxy over the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The Internet and telephone facilities available to record holders will close at 11:59 p.m. Eastern time on January 14, 2015.

        The method by which HCT stockholders authorize a proxy will in no way limit their right to vote at the HCT special meeting if they later decide to attend the meeting and vote in person. If shares of HCT common stock are held in the name of a broker or other nominee, HCT stockholders must obtain a "legal proxy," executed in their favor, from the broker or other nominee (which may take several days), to be able to vote in person at the HCT special meeting.

        All shares of HCT common stock entitled to vote and represented by properly completed proxies received prior to the HCT special meeting, and not revoked, will be voted at the special meeting as instructed on the proxies. If HCT stockholders of record do not indicate how their shares of HCT common stock should be voted on a proposal, the shares of HCT common stock represented by their properly executed proxy will be voted in accordance with the recommendation of the HCT Board. The HCT Board recommends that you vote "FOR" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger. If you do not provide voting instructions to your broker or other nominee, your shares of HCT common stock will NOT be voted and will be considered broker non-votes.

 Shares Held in "Street Name"

        If HCT stockholders hold shares of HCT common stock through a broker or other nominee and wish to vote such shares, they must return their voting instructions to the broker or other nominee.

        If HCT stockholders hold shares of HCT common stock through a broker or other nominee and wish to attend the HCT special meeting, they must obtain a "legal proxy" from their broker or other nominee identifying them as the beneficial owner of such shares of HCT common stock and authorizing them to vote.

        Shares of HCT common stock held by brokers and other nominees will NOT be voted unless such HCT stockholders instruct such brokers or other nominees how to vote.

Revocation of Proxies or Voting Instructions

        HCT stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the HCT special meeting by:

  •
  submitting notice in writing to HCT's Secretary at American Realty Capital Healthcare Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, that they are revoking their proxy;

  •
  executing and delivering a later-dated proxy card or authorizing a later-dated proxy by telephone or on the Internet; or

  •
  attending the HCT special meeting in person and voting the shares, although attendance at the special meeting will not, by itself, revoke a proxy.

        HCT stockholders who hold shares of HCT common stock through a broker or other nominee may revoke their voting instructions by following the instructions provided by their broker or other nominee.

Tabulation of the Votes

        HCT will appoint an Inspector of Election for the HCT special meeting to determine the presence of a quorum and to tabulate the votes.

Solicitation of Proxies

        The solicitation of proxies from HCT stockholders is made on behalf of the HCT Board. HCT will pay the cost of soliciting proxies. Directors, officers and employees of HCT may solicit proxies on behalf of HCT in person or by telephone, facsimile or other means, for which they will not receive any additional compensation. HCT has engaged D.F. King to assist it in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses. Pursuant to the HCT letter agreement, HCT will pay to RCS and ANST an aggregate amount of $1.85 million in consideration for the services provided under the HCT letter agreement, including additional assistance in the solicitation of proxies. See "The Merger—Interests of HCT's Directors and Executive Officers in the Merger" beginning on page 68.

        HCT will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of HCT common stock.

PROPOSALS SUBMITTED TO HCT STOCKHOLDERS

Merger Proposal

(Proposal 1 on the HCT Proxy Card)

        HCT stockholders are being asked to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement. For detailed information regarding this proposal, see the information about the merger agreement and the merger throughout this proxy statement/prospectus, including the information set forth in sections entitled "The Merger" beginning on page 45 and "The Merger Agreement" beginning on page 72. Copies of the merger agreement and the first amendment thereto are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus.

        Pursuant to the merger agreement, approval of this proposal by HCT stockholders is a condition to the consummation of the merger. In the event this proposal is not approved by HCT stockholders, the merger cannot be consummated even if the other proposals related to the merger are approved.

        Approval of the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of HCT common stock entitled to vote on such proposal.

Recommendation of the HCT Board

        The HCT Board unanimously recommends that HCT stockholders vote "FOR" the proposal to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement.

 Advisory Vote Regarding Merger-Related Compensation

(Proposal 2 on the HCT Proxy Card)

        The Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require HCT to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT that is based on or otherwise relates to the merger. Information required by Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented under the heading "The Merger—Interests of HCT's Directors and Executive Officers in the Merger—Merger-Related Compensation for a Named Executive Officer of HCT."

        Accordingly, HCT stockholders are being asked to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger, as disclosed in this proxy statement/prospectus in the table entitled "Golden Parachute Compensation," including the associated narrative discussion and footnotes.

        Approval of this proposal is not a condition to completion of the merger. Accordingly, any compensation subject to this vote would still be payable regardless of the outcome of this advisory vote, subject only to the conditions applicable thereto.

        Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger requires the affirmative vote of a majority of the votes cast on the proposal.

Recommendation of the HCT Board

        The HCT Board unanimously recommends HCT stockholders vote "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger.

 THE MERGER

        The following is a description of the material aspects of the merger. While Ventas and HCT believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. Ventas and HCT encourage you to carefully read this entire proxy statement/prospectus, including the merger agreement attached to this proxy statement/prospectus as Annex A and incorporated herein by reference, for a more complete understanding of the merger.

 Effects of the Merger

        The Ventas Board and the HCT Board have each unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. In the merger, HCT will merge with and into Merger Sub, with Merger Sub surviving the merger as a direct wholly owned subsidiary of Ventas. Immediately after the effective time, OP Merger Sub will merge with and into HCT OP, with HCT OP surviving the partnership merger and Merger Sub as its sole general partner.

        In the merger, each share of HCT common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by HCT, Ventas or any of their respective wholly owned subsidiaries, which will be cancelled) will be converted into the right to receive per share, at the election of the holder of such stock, subject to proration as described below, (i) $11.33 in cash or (ii) a number of shares of Ventas common stock equal to the Exchange Ratio. In no event will the aggregate consideration paid in cash be paid with respect to more than 10% of the shares of HCT common stock issued and outstanding as of immediately prior to the consummation of the merger (including restricted shares). If the aggregate elections for payment in cash exceed such limit, then the amount of cash consideration paid with respect to cash elections will be reduced on a pro rata basis, with the remaining consideration paid in shares of Ventas common stock. Cash will be paid in lieu of any fractional shares. The value of the cash consideration may be higher or lower than the value of the stock consideration at the time of the completion of the merger.

        Each restricted share of HCT common stock granted pursuant to HCT's equity plans that is outstanding immediately prior to the effective time will, immediately prior to the effective time, vest in full, and the restrictions with respect thereto will lapse. Each such restricted share will be deemed an issued and outstanding share of HCT common stock as of immediately prior to the effective time and will be entitled to receive the merger consideration determined in accordance with the merger agreement and otherwise subject to the terms and conditions of the merger agreement, including the election and proration provisions.

Background of the Merger

        HCT was formed on August 23, 2010 as a non-exchange traded, externally advised REIT, with a focus on the acquisition of medical office buildings and healthcare-related facilities. On February 18, 2011, HCT commenced its initial public offering, which we refer to as the HCT IPO, on a "reasonable best efforts" basis to sell up to 150 million shares of common stock, $0.01 par value per share, at a price of $10.00 per share, subject to certain volume and other discounts.

        As of May 12, 2011, HCT had raised proceeds sufficient to break escrow in connection with the HCT IPO and on April 26, 2013, HCT closed the HCT IPO following the successful achievement of its target equity capital raise of $1.8 billion.

        On March 15, 2013, HCT announced that the HCT Board had engaged Merrill Lynch, Pierce, Fenner & Smith, Inc., which we refer to as BofA Merrill Lynch, and RCS Capital, a division of RCS, an affiliate of the Advisor, to assist in evaluating potential financing and strategic alternatives consistent with HCT's long-term business strategy.

        Following their engagement, BofA Merrill Lynch and RCS Capital analyzed potential strategic alternatives for HCT during the course of summer and autumn 2013, while HCT's management continued the process of assembling HCT's property portfolio. Throughout the process of considering strategic alternatives, the HCT Board consulted with HCT's management, legal counsel and financial advisors.

        On December 6, 2013, HCT announced that the HCT Board, upon consultation with BofA Merrill Lynch and RCS Capital, determined that it was in the best interests of HCT to proceed with its previously announced potential financing and strategic alternatives consistent with its long-term business strategy, which included, among other options, a listing on a national stock exchange.

        On February 24, 2014, at the suggestion of Mr. D'Arcy, the Advisor's Chief Executive Officer, Mr. D'Arcy and Debra Cafaro, Ventas's Chief Executive Officer, met at the offices of Ventas in Chicago. The meeting was arranged for the purpose of getting Mr. D'Arcy and Ms. Cafaro, as two CEOs in a common industry, together to discuss generally the companies' portfolios, the healthcare industry and market trends. In addition to Ms. Cafaro, Manisha Bathija, Ventas's Senior Investment Officer, was present at the meeting. At the meeting, Mr. D'Arcy shared with Ms. Cafaro and Ms. Bathija public information about HCT, and the participants discussed very preliminarily the compatibility of HCT's and Ventas's portfolios. No acquisition or similar proposal was made at the meeting by any of the participants. Following the meeting, HCT and Ventas shared additional publicly available information regarding one another.

        At meetings of the HCT Board and its audit committee on February 24, 2014 and February 28, 2014, HCT's management and legal advisors provided the HCT Board and audit committee further updates regarding the listing process. At a meeting of the HCT Board held on March 23, 2014, the HCT Board approved the following actions in anticipation of HCT's listing process: (i) acceptance of Mr. Schorsch's resignation as Chief Executive Officer of HCT and his appointment as Executive Chairman of the HCT Board; (ii) Mr. D'Arcy's appointment as HCT's Chief Executive Officer; (iii) Edward F. Lange Jr.'s appointment as HCT's Chief Financial Officer and Chief Operating Officer; and (iv) Peter M. Budko's resignation as Executive Vice President of HCT.

        On March 30, 2014, HCT's management and representatives of BofA Merrill Lynch and RCS Capital provided the HCT Board with an overview of HCT's liquidity process, the listing of HCT's common stock on NASDAQ, HCT's portfolio strategy and competition in the healthcare REIT industry. Representatives of Proskauer Rose LLP, HCT's legal advisors in connection with the proposed transactions and regular outside counsel, which we refer to as Proskauer, were also present at the meeting. After lengthy discussion, the HCT Board approved moving forward with HCT's expedited listing on NASDAQ on or about April 7, 2014, along with a concurrent tender offer for its shares.

        On March 31, 2014, HCT announced its intention to list on NASDAQ, and on April 7, 2014, the HCT common stock was listed on NASDAQ, which we refer to as the HCT Listing. Concurrent with the HCT Listing, HCT commenced a tender offer for up to 13,636,364 shares of its common stock at $11.00 per share, which we refer to as the HCT Tender Offer.

        In accordance with the terms of the limited partnership agreement of HCT OP, effective August 27, 2010, and as amended and restated on November 12, 2012, upon the HCT Listing, the SLP was entitled to receive upon redemption of its special limited partnership interest in the HCT OP an aggregate amount equal to the difference between (i) 15% of the amount by which (a) the sum of (I) the "market value" of all issued and outstanding shares of HCT common stock plus (II) the sum of all distributions paid by HCT to its stockholders prior to the HCT Listing exceeded (b) the sum of (I) the total gross proceeds of all of HCT's public offerings of its common stock plus (II) an amount of cash that, if distributed to the stockholders who purchased shares of HCT's common stock in such offerings, would have provided such stockholders a 6% cumulative, non-compounded, pre-tax annual return on the gross proceeds raised in all such offerings minus (ii) any distributions received by the SLP pursuant to particular provisions of the partnership agreement prior to the date on which the HCT Listing occurred, which amount we refer to as the SLP Listing Interest. For purposes of calculating the SLP Listing Interest, "market value" was to be calculated based on the average market value of shares of HCT common stock issued and outstanding at the time of the HCT Listing over the

30-day period beginning 180 days after the HCT Listing. The SLP Listing Interest was reflected in a Listing Note Agreement dated the date of the HCT Listing between the HCT OP and the SLP.

        At the time of the HCT Listing, the following arrangements were in place and continue to be in place:

  •
  the Advisor was granted 9,219,108 LTIP Units of the HCT OP which units were issued subject to the terms and conditions of the OPP. The LTIP Units were structured as profits interests in the HCT OP that were convertible into OP Units and, ultimately, shares of HCT's common stock, based on the satisfaction of certain vesting criteria and profits allocations.

  •
  HCT, HCT OP and the Advisor are parties to the Advisory Agreement, pursuant to which the Advisor is entitled to receive certain acquisition, disposition and asset management fees, which agreement may be terminated by HCT's independent directors or the Advisor upon 60 days' prior written notice; provided that certain fees may still be due after termination.

  •
  HCT, the HCT OP and the Property Manager were and are parties to the Management Agreement, pursuant to which the HCT Manager is entitled to receive certain property management and leasing fees, which agreement may be terminated by HCT's independent directors or the HCT Manager upon 60 days' prior written notice.

        During April 2014, Ms. Cafaro and Mr. Schorsch had preliminary conversations regarding HCT's business and its existing portfolio as well as a potential acquisition of HCT by Ventas. HCT's management advised members of the HCT Board of the conversations and Ventas's potential interest in a transaction with HCT. The first conversation took place shortly after HCT's March 31, 2014 announcement of its intention to list on NASDAQ. On April 8, 2014, Ms. Cafaro and Mr. Schorsch participated in the NYU School of Professional Studies Schack Institute of Real Estate 19th Annual REIT Symposium in New York City. At a pre-symposium speakers' dinner on April 7, 2014, Ms. Cafaro and Mr. Schorsch were introduced to each other very briefly and did not discuss a potential transaction or the respective businesses of Ventas and HCT. During the symposium on April 8, 2014, Ms. Cafaro spoke with an executive whom she knew at another company with which Mr. Schorsch was affiliated, and asked whether it would make any sense to meet further with Mr. Schorsch to get to know him better and, if appropriate, to learn more about HCT. The executive arranged for an in-person meeting that day. Ms. Cafaro, accompanied by Ms. Bathija, met with Mr. Schorsch at his office in New York City for approximately one hour. During this meeting, Ms. Cafaro and Mr. Schorsch spent most of the time discussing their personal and professional backgrounds, his strategy and larger businesses, and toward the end of the meeting, and only briefly, Ms. Cafaro and Ms. Bathija asked about HCT's portfolio, and Ms. Cafaro expressed interest in learning more about HCT and in the possibility of exploring a strategic business combination between Ventas and HCT. Mr. Schorsch stated that he believed the company would be willing to provide due diligence information regarding HCT and its business to Ventas, subject to the negotiation and execution of a mutually acceptable non-disclosure agreement.

        Following the April 8, 2014 meeting, HCT and Ventas negotiated and entered into a non-disclosure agreement on April 9, 2014, which we refer to as the NDA.

        Following the execution of the NDA, and over the course of the ensuing two weeks, Ventas requested and received business, financial and legal due diligence information from HCT, including non-public information on HCT, its operations and operators, financial performance, capital structure, contracts and real estate. In addition, Ventas held several telephonic diligence meetings with HCT's senior management to review this information, including detailed discussions of historical financial information and growth expectations, operators and managers and the terms of the agreements with such operators and managers, capital structure, acquisition pipeline, terms of affiliate agreements, and accounting and financial reporting practices. In mid-April, Ventas also retained Centerview Partners LLC, which we refer to as Centerview, as its financial advisor in connection with a potential acquisition of HCT.

        During the weekend of April 18, 2014, Ms. Cafaro and Mr. Schorsch had a telephonic conversation during which Ms. Cafaro indicated a preliminary valuation in the range of $10.75 to $11.00 per share "gross," with the amount to be received by HCT shareholders to be adjusted for any amounts that may be payable with respect to certain affiliate agreements, subject to the satisfactory completion of due diligence by Ventas as well as Ventas Board approval. Mr. Schorsch declined to consider this preliminary indication of interest because he believed the valuation reflected therein was too low, in light of his view of the value of the portfolio and the then current stock trading price of HCT, among other things. Several days later, during the week of April 21, 2014, after further analysis, Ms. Cafaro communicated to Mr. Schorsch by telephone Ventas's potential interest in exploring a transaction for enhanced consideration of $11.00 to $11.25 per share, again on a "gross" basis and subject to the completion of due diligence and Ventas Board approval. Mr. Schorsch declined to consider this revised preliminary indication of interest as well on the basis that the valuation reflected therein remained too low for the reasons indicated in his previous conversation with Ms. Cafaro.

        During March, April and May 2014, the HCT Board, together with HCT's management and advisors, evaluated and negotiated the terms of a possible business combination transaction in which HCT would have acquired a third party unrelated to Ventas, which we refer to as the Unrelated Possible Acquisition. The third party was a large healthcare REIT, which we refer to as the Unrelated Party, with assets that were complementary to those of HCT, and completion of such transaction would have resulted in HCT significantly expanding its portfolio of properties. To complete the transaction HCT would have had to, among other things, enter into asset-based financing arrangements.

        On May 2, 2014, the HCT Tender Offer expired and a total of 70,239,505 shares of HCT's common stock were properly tendered and not properly withdrawn at the purchase price of $11.00 per share. In accordance with the terms and conditions of the HCT Tender Offer, HCT accepted for purchase 13,636,364 shares of HCT's common stock at a purchase price of $11.00 per share, for an aggregate cost of approximately $150,000,000, excluding fees and expenses relating to the tender offer.

        On May 23, 2014, Ms. Cafaro and John Cobb, Ventas's Executive Vice President and Chief Investment Officer, called Mr. Schorsch and conveyed Ventas's interest in acquiring all outstanding shares of common stock of HCT. The Ventas indication of interest contemplated merger consideration of $11.75 per share "gross", assuming 169.3 million outstanding HCT shares on a fully-diluted basis. The amount to be received by HCT stockholders would be adjusted for any amounts payable with respect to certain affiliate agreements, with the consideration to consist of Ventas common stock at a fixed exchange ratio based on the five-day volume-weighted average price, which we refer to as VWAP, of Ventas's common stock as of May 22, 2014 close. Ms. Cafaro and Mr. Cobb indicated that Ventas would consider allowing HCT stockholders to elect to receive cash consideration with respect to up to 10% of the outstanding HCT shares.

        On May 23, 2014, the HCT Board held a special telephonic meeting, at which HCT's management, representatives of Proskauer, and RCS Capital were present, to discuss the Unrelated Possible Acquisition and inform the HCT Board about the offer from Ventas. At the meeting:

  •
  an update was provided on the status of the Unrelated Possible Acquisition, including open points relating to such transaction. The open points included (i) the size of the reverse termination fee that would be payable to the Unrelated Party in certain situations and (ii) that the financing commitments provided for additional lender due diligence, which resulted in greater conditionality;

  •
  HCT's management provided an overview of discussions conducted with Ventas's management;

  •
  Mr. Schorsch outlined the proposed preliminary terms of the possible business combination transaction with Ventas, including the proposed purchase price, the premium it represented over recent trading prices and the ability of HCT shareholders to elect to receive cash or stock in the possible business combination transaction with Ventas, subject to proration; and

  •
  the HCT Board, along with HCT's management and legal advisors, discussed both the possible business combination transaction with Ventas and the Unrelated Possible Acquisition.

        With respect to the possible business combination transaction with Ventas, HCT's Board discussed the proposed transaction, including the transaction structure and material transaction terms, with considerable attention paid to the potential that such proposal might result in substantial long-term value creation for HCT's stockholders. The HCT Board also discussed: (i) current market conditions; (ii) the mix of consideration in the Ventas offer; and (iii) that the Ventas proposal did not contemplate a lock-up of HCT's stockholders.

        At the conclusion of the May 23, 2014 meeting, the HCT Board authorized Mr. Schorsch and HCT's management to continue to explore the possible business combination transaction with Ventas as well as the Unrelated Possible Acquisition. HCT management was also authorized to enter into an exclusivity agreement with Ventas with respect to the possible acquisition of HCT.

        Following the HCT Board meeting, Ventas's and HCT's respective representatives convened a telephonic meeting to discuss transaction structure, key terms and relevant financial information and other due diligence materials. Subsequent to such conversation, an exclusivity agreement with respect to the potential sale of HCT to Ventas was distributed.

        On May 24, 2014, HCT signed an exclusivity agreement with Ventas with respect to HCT's potential acquisition by Ventas. The exclusivity agreement provided for an exclusivity period through May 29, 2014. Also on that date, HCT retained Venable LLP, which we refer to as Venable, as Maryland counsel to HCT.

        Beginning on May 23, 2014, Ventas conducted detailed financial, business, operational and legal due diligence on HCT. As part of such process HCT provided Ventas and its advisors access to senior HCT management, as well as access to HCT's online data room, which contained business, financial and legal due diligence information on HCT, its operators and its real estate. Between May 23 and June 1, 2014, Ventas, with assistance from its advisors, reviewed these materials, conducted due diligence and engaged in diligence discussions regarding HCT's business with HCT's senior management. Also between May 23 and June 1, 2014, HCT, with assistance from its advisors, conducted financial, business, operation and legal due diligence on Ventas based on publicly available information. HCT's management and advisors were also provided access to senior Ventas management.

        On May 26, 2014, Ventas's legal advisor, Wachtell, Lipton, Rosen & Katz, which we refer to as Wachtell Lipton, delivered to HCT and Proskauer, a proposed form of merger agreement between HCT and Ventas.

        From May 26 to June 1, 2014, representatives of HCT and Ventas engaged in extensive negotiations regarding the terms of the merger agreement. The negotiations focused on, among other things, the conditions to closing, the scope of certain restrictions on the conduct of HCT's business prior to closing, and the details of the no shop and termination provisions in the merger agreement.

        The HCT Board held a special telephonic meeting on May 26, 2014, at which it received updates on both the possible business combination transaction with Ventas and the Unrelated Possible Acquisition. At such meeting, HCT's management and representatives of Proskauer and RCS Capital were present and the HCT Board discussed the key terms of the possible business combination transaction with Ventas, including the transaction structure, the fixing of an exchange ratio based on the five-day VWAP of Ventas's common stock as of the close of trading on May 22, 2014, the initial draft of the merger agreement, the status of the due diligence review and the status of negotiations with Ventas and its advisors. At the conclusion of the meeting, the HCT Board authorized HCT's management to continue more advanced negotiations with Ventas as well as with respect to the Unrelated Possible Acquisition.

        As part of the due diligence investigations, representatives of HCT and Ventas's management met at the offices of Wachtell Lipton on May 27, 2014 to discuss due diligence of the companies. This discussion included a detailed review of HCT's operations, tax compliance matters, historical and expected growth, financial and accounting practices and legal information, including a review of HCT's acquisition pipeline. During this meeting, HCT and Ventas also discussed each of HCT's operators and managers in detail, including a review of the company and management, financial performance, accounting and financial reporting practices and terms of material agreements.

        Also on May 27, 2014, the legal representatives of HCT and Ventas's management met at the offices of Wachtell Lipton to discuss and resolve certain issues in the merger agreement.

        During the course of discussions between HCT and the relevant third party concerning the Unrelated Possible Acquisition, HCT and the third party disagreed with respect to several key terms, including terms relating to financing, closing conditions and termination provisions of any such transaction.

        On May 28, 2014, HCT held its annual shareholders meeting in New York City and following such meeting the HCT Board held two meetings to discuss both the possible business combination transaction with Ventas and the Unrelated Possible Acquisition. At such meetings, which were also attended by HCT's management and representatives of Proskauer, RCS Capital and, with respect to the second meeting, Citi:

  •
  HCT's management updated the HCT Board on certain material issues that remained unresolved relating to the Unrelated Possible Acquisition. In providing such update, HCT's management noted that since the prior board meeting no progress had been made with respect to the most significant open issues, including the size of the reverse termination fee and the conditionality of the financing package;

  •
  the independent directors of the HCT Board approved the engagement of Citi, JP Morgan and RCS Capital as HCT's financial advisors in connection with the proposed transaction with Ventas;

  •
  HCT's management and representatives of Proskauer reviewed with the HCT Board developments in the negotiations with Ventas; and

  •
  Citi reviewed with the HCT Board certain financial aspects of the proposed business combination transaction with Ventas.

        Following careful consideration of the material open issues in the Unrelated Possible Acquisition, including the failure of HCT and the third party to make progress regarding several material terms with respect to the Unrelated Possible Acquisition, the HCT Board determined that HCT's management should terminate discussions with respect to such transaction.

        With respect to the possible business combination transaction with Ventas, the HCT Board discussed the status of the due diligence review, the status of negotiations with Ventas and its advisors as well as the recent fluctuation in Ventas's stock price, which closed at $67.24 on May 27, and finalizing HCT's outstanding share, OP Unit and LTIP Unit count (which would affect the aggregate per share consideration to be paid). The HCT Board determined that HCT's management should continue negotiations with Ventas.

        On May 28, 2014, representatives of HCT's and Ventas's management met at the New York City office of Wachtell Lipton to continue discussions relating to due diligence and outstanding issues in the merger agreement.

        Between May 28 and May 31, 2014, Proskauer and Wachtell Lipton exchanged revised drafts of the merger agreement and together with HCT's and Ventas's management teams participated in numerous telephonic negotiation sessions. The discussions and negotiations focused on, among other things, the structure of the partnership merger, the treatment of the Listing Note Agreement, the OPP, the Advisory Agreement and the Management Agreement at closing, the deal protection provisions with respect to the merger, the treatment of each party's regular dividend prior to closing, the scope of certain restrictions on the conduct of HCT's businesses prior to closing, certain conditions and delay rights with respect to closing, including in relation to the receipt of lender consents and regulatory approvals and the scope of the parties' representations and warranties.

        On May 29, 2014, the Ventas Board held a special telephonic meeting at which Ventas's management and representatives of Wachtell Lipton and Centerview were present, to review and consider the possible business combination transaction with HCT. At the meeting:

  •
  Centerview reviewed with the Ventas Board certain financial aspects of the possible transaction;

  •
  Ventas's management updated the Ventas Board on the status of the negotiations with HCT and reviewed the strategic rationale for the possible transaction and reported on management's due diligence process; and

  •
  Wachtell Lipton updated the Ventas Board on the material terms of the merger agreement.

        At the conclusion of the May 29, 2014 meeting, following a lengthy presentation regarding the proposed transaction and related terms, and after extensive discussion and consideration, the Ventas Board preliminarily approved the merger agreement and the transactions contemplated thereby, including the merger, and established a Transaction Committee of the Ventas Board, which we refer to as the Transaction Committee, to exercise the power and authority of the Ventas Board to provide final approval of the possible business combination transaction with HCT and the merger agreement, following satisfactory completion of due diligence and the finalization of the transaction documents.

        The members of the Transaction Committee were selected by the Ventas Board taking into consideration the experience of each member and based on the flexibility of their schedules over the ensuing weekend, during which the Ventas Board and management anticipated that the proposed transaction would be finalized, so that a meeting could be held on short notice. The duty and purpose of the Transaction Committee was to oversee the final stages of negotiations and due diligence, and the committee was authorized to confirm the completion of due diligence and confirm final approval of the merger agreement and related transaction documents in substantially the form presented to the Ventas Board at the May 29, 2014 meeting, with such changes and additions as the Transaction Committee might approve.

        The HCT Board held a special telephonic meeting on May 30, 2014, at which it extensively discussed the outstanding issues in the merger agreement. At the meeting:

  •
  HCT's management and representatives of Proskauer reviewed with the HCT Board the developments in the negotiations with Ventas and the changes that had been effected to the merger agreement since the last meeting of the HCT Board;

  •
  the HCT Board had discussions regarding payments to the Advisor in connection with the transaction; and

  •
  Citi reviewed with the HCT Board its preliminary financial analyses relating to the proposed business combination transaction with Ventas.

        At the conclusion of the May 30, 2014 meeting, and after extensive discussion, the HCT Board authorized HCT's management to continue negotiations with Ventas and attempt to resolve the remaining outstanding issues.

        On May 31, 2014, Wachtell Lipton circulated a revised draft of the merger agreement and along with representatives from Proskauer and HCT's and Ventas's management teams participated in a telephonic negotiation session.

        On June 1, 2014, the HCT Board held a special telephonic meeting to consider approval of the merger agreement and the transactions contemplated by the merger agreement. Prior to this meeting, the HCT Board was provided with materials relating to the proposed business combination transaction with Ventas, including a draft merger agreement and a summary thereof. At the meeting:

  •
  representatives of Proskauer provided a summary of the material terms of the merger agreement and discussed the results of the due diligence review of Ventas;

  •
  representatives of Venable reviewed with the HCT Board its duties under Maryland law when considering the acquisition of HCT;

  •
  the Advisor informed the HCT Board that, as part of the transaction, the Advisor and its affiliates (as applicable) would be willing to amend the Advisory Agreement, the Management Agreement and the OPP: (i) to terminate concurrently with the effective date of the merger without notice or further payment for any "tail amounts"; (ii) to waive certain other fees that would have been payable under the Advisory Agreement; (iii) to amend the Listing Note Agreement to fix the number of OP Units issuable in respect of the SLP Interest thereunder; and (iv) to cancel all outstanding LTIP Units previously granted; and

  •
  Citi delivered to the HCT Board an oral opinion, confirmed by delivery of a written opinion dated June 1, 2014, to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the merger consideration to be received pursuant to the merger agreement by holders of HCT common stock (other than excluded holders) was fair, from a financial point of view, to such holders. Citi's opinion is discussed in "—Opinion of HCT's Financial Advisor" on page 57 and is attached to this proxy statement/ prospectus as Annex C.

        Following this discussion, the independent members of the HCT Board convened in private session with representatives of Proskauer and Venable to further discuss aspects relating to the merger agreement including Ventas's requirement that amounts due under the Listing Note Agreement and the OPP be liquidated and the Advisory Agreement and Management Agreement be terminated concurrently with the merger and the Advisor's proposal related thereto. The independent directors considered amounts payable to the Advisor, the SLP and the affiliates under the OPP and each of the Advisory, Management and Listing Note Agreements. Following careful consideration of the Advisor's proposal and after extensive discussions, including discussions with Proskauer and Venable, HCT's independent directors unanimously determined to approve the proposed amendments to the Listing Note Agreement, the OPP, the Advisory Agreement and the Management Agreement.

        Following a careful consideration of the proposed merger agreement, and after extensive discussion, including discussions with its financial and legal advisors, the HCT Board unanimously determined that the terms and provisions of the merger agreement negotiated with Ventas were fair and advisable to, and in the best interest of, HCT stockholders, unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and unanimously resolved to recommend that HCT stockholders vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        On May 30, 2014, the Transaction Committee held a meeting to consider approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger. Following extensive discussion with Ventas's management team, Centerview and Wachtell Lipton regarding the status of the due diligence and the terms and provisions of the merger agreement and the other transaction agreements, the Transaction Committee determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were in the best interest of, Ventas and its stockholders and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and resolved to ratify, adopt and approve the resolutions of the Ventas Board approving the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        The merger agreement was executed by the parties on the night of June 1, 2014. Prior to the opening of trading on the New York Stock Exchange and NASDAQ on June 2, 2014, HCT and Ventas issued a joint press release announcing the execution of the merger agreement.

Recommendation of the HCT Board and Its Reasons for the Merger

        The HCT Board has unanimously (i) determined that the merger agreement and the merger are advisable and fair to, and in the best interests of HCT and its stockholders and (ii) approved the execution, delivery and performance of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The decision of the HCT Board to enter into the merger agreement was the result of careful consideration by the HCT Board of numerous factors, including the following material factors:

  •
  the value of the merger consideration of $11.33 per share of HCT common stock, based on Ventas's volume weighted average closing stock price for the five-day period ended May 22, 2014 of $67.13, which represents a premium of approximately 14% over the closing price of $9.95 per share of HCT common stock on May 30, 2014;

  •
  the potential benefit to HCT stockholders who receive stock consideration in the merger of increases in the trading price of Ventas common stock following the announcement of the merger due to the fixed Exchange Ratio;

  •
  the fact that the Exchange Ratio is fixed and will not be affected by changes in the trading prices of the two companies' common stock;

  •
  the expectation that HCT stockholders who receive stock consideration in the merger will benefit from improved liquidity as a result of the large trading volume of Ventas common stock;

  •
  the expectation that Ventas's investment grade balance sheet provides low cost of debt capital and the ability to not rely on higher cost, secured debt for permanent financing;

  •
  the opportunity for HCT stockholders to participate in a significantly larger company that is one of the largest publicly traded healthcare REITs;

  •
  the HCT Board's understanding of the information concerning HCT's and Ventas's respective businesses, financial performance, condition, operations, management, competitive positions, prospects and stock performance, including the report of HCT's management regarding its due diligence review of Ventas and its assets, liabilities, earnings and financial condition;

  •
  the HCT Board's analysis and understanding of HCT's "stand-alone" strategic alternative in the context of the increasingly competitive healthcare REIT industry, and the HCT Board's analysis of the business, operations, financial performance, earnings and prospects of HCT on a stand-alone basis;

  •
  the opportunity for HCT stockholders to elect cash or stock consideration, providing immediate cash value to certain stockholders, while enabling others to participate in Ventas's future upside potential, subject to the proration provisions of the merger agreement;

  •
  the certainty of the value of the cash component of the merger consideration;

  •
  the expectation that the merger would be an accretive transaction for Ventas;

  •
  the oral opinion of Citi, confirmed by delivery of a written opinion dated June 1, 2014, to the HCT Board as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to be received pursuant to the merger agreement by HCT stockholders (other than excluded holders), which opinion was based on and subject to the procedures followed, assumptions made, matters considered and limitations and qualifications on the review undertaken as set forth in such written opinion, as more fully described below in the section entitled "—Opinion of HCT's Financial Advisor" beginning on page 57 of this proxy statement/prospectus;

  •
  the fact that the merger of HCT and Merger Sub is intended to qualify as a "reorganization" within the meaning of the Code and, therefore, is not expected to be taxable to HCT stockholders to the extent they receive solely Ventas common stock, except with respect to cash received in lieu of fractional shares;

  •
  the ability to complete the merger in a timely manner given the commitment of both parties to complete the merger pursuant to their respective obligations under the merger agreement;

  •
  the terms and conditions of the merger agreement, including:

  •
  the cash and stock election provisions described above;

  •
  the provisions permitting HCT to furnish non-public information to, and engage in discussions or negotiations with, a third party that makes an unsolicited bona fide written proposal to engage in a business combination transaction, provided that the HCT Board determines in good faith, after consultation with outside legal counsel and financial advisors, that the proposal constitutes, or is reasonably likely to result in a superior proposal (see the section entitled "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions by HCT" beginning on page 85 of this proxy statement/prospectus);

  •
  the provisions permitting the HCT Board to, under certain circumstances, (i) withhold, withdraw, modify or qualify its recommendation with respect to the merger and terminate the merger agreement (a) if the HCT Board receives an unsolicited bona fide written proposal to engage in a business combination transaction that, in the good faith determination of the HCT Board, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal and (b) the HCT Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable law or (ii) withhold, withdraw, modify or qualify its recommendation with respect to the merger in response to a material event or development or material change in circumstances, to the extent that such event, development or change in circumstances was not reasonably foreseeable (or if foreseeable, the consequences of which were not reasonably foreseeable), the HCT Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable law, subject to the terms of the merger agreement (see the section entitled "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions by HCT" beginning on page 85 of this proxy statement/prospectus); and

  •
  the fact that the merger is subject to the approval of HCT stockholders.

The HCT Board also identified and considered the following risks and considerations in its deliberations:

  •
  the adverse effect on HCT stockholders who elect to receive Ventas common stock in the merger of any decreases in the trading price of Ventas common stock between the announcement of the transaction and the completion of the merger, due to the fixed Exchange Ratio; and the fact that HCT is not permitted to terminate the merger agreement solely because of changes in the market price of Ventas common stock;

  •
  the limitation that in no event will the aggregate consideration paid in cash be paid with respect to more than 10% of the shares of HCT common stock issued and outstanding as of immediately prior to the consummation of the merger;

  •
  a potential reduction in the per share dividend rate for HCT stockholders who receive Ventas common stock in the merger due to migration from the current $0.68 annualized dividend paid by HCT to its stockholders to the then current annualized dividend paid by Ventas of $2.90 per share, which, from the perspective of a holder of HCT common stock, would be equivalent to an annualized distribution of approximately $0.49 per share of HCT common stock, based on the Exchange Ratio of 0.1688;

  •
  the possible disruption to HCT's business that may result from the announcement of the transaction;

  •
  the risk that the benefits expected to result from the transaction might not be fully realized or not realized at all;

  •
  the risk that Ventas's financial profile could change between the date of the merger agreement and the completion of the merger (including as a result of actions taken in accordance with the merger agreement), which could impact the value of the Ventas common stock HCT stockholders could receive as consideration;

  •
  the terms of the merger agreement restricting the operation of HCT's business during the period between the signing of the merger agreement and the completion of the merger;

  •
  the expense reimbursement of $10 million and the break-up fee of $55 million that may be payable to Ventas if the merger agreement is terminated under circumstances specified in the merger agreement, which may discourage other parties that may otherwise have an interest in a business combination with, or an acquisition of, HCT (see the section entitled "The Merger Agreement—Termination Payment: Break-up Fee and Expense Reimbursement" beginning on page 95 of this proxy statement/prospectus);

  •
  the terms of the merger agreement that place limitations on the ability of HCT to solicit, initiate, knowingly encourage or facilitate any inquiry, discussion, offer or request that would reasonably be expected to result in an acquisition proposal and to furnish non-public information to, or engage in discussions or negotiations with, a third party interested in pursuing an acquisition proposal (see the section entitled "The Merger Agreement—Covenants and Agreements—No Solicitation of Transactions by HCT" beginning on page 85 of this proxy statement/prospectus);

  •
  the possibility that the merger may not be completed, including due to a failure to receive the required regulatory consents;

  •
  the possibility that the merger may not be completed or may be unduly delayed because the HCT stockholders may not approve the merger agreement and the merger or other factors outside of HCT's control;

  •
  the risk that the merger might not be completed and the effect of the resulting public announcement of termination of the merger agreement on HCT's operating results, particularly in light of the costs incurred and to be incurred in connection with the transaction, including the transaction expenses arising from the merger;

  •
  the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the merger;

  •
  the possible effects of the announcement or consummation of the merger, including any suit, action or proceeding initiated in respect of the merger; and

  •
  the risks described in the section entitled "Risk Factors" beginning on page 26 of this proxy statement/prospectus.

        The HCT Board also considered the interests that certain executive officers and directors of HCT may have with respect to the merger in addition to their interests as stockholders of HCT generally (see the section entitled "—Interests of HCT's Directors and Executive Officers in the Merger" beginning on page 68 of this proxy statement/prospectus), which the HCT Board considered as being neutral in its evaluation of the proposed transaction.

        Although the foregoing discussion sets forth the material factors considered by the HCT Board in reaching its recommendation, it may not include all of the factors considered by the HCT Board, and each director may have considered different factors or given different weights to different factors. In view of the variety of factors and the amount of information considered, the HCT Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendation. The HCT Board realized that there can be no assurance about future results, including results expected or considered in the factors above. However, the HCT Board concluded that the positive factors described above significantly outweighed the neutral and negative factors described above. The recommendation was made after consideration of all of the factors as a whole. This explanation of HCT's reasons for the merger and the other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 34 of this proxy statement/prospectus.

        THE HCT BOARD HAS UNANIMOUSLY (I) DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF HCT AND ITS STOCKHOLDERS AND (II) APPROVED THE EXECUTION, DELIVERY AND PERFORMANCE OF THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. ACCORDINGLY, THE HCT BOARD UNANIMOUSLY RECOMMENDS THAT THE HCT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

        In considering the recommendation of the HCT Board with respect to the merger, you should be aware that certain of HCT's directors and officers have arrangements that cause them to have interests in the transaction that are different from, or are in addition to, the interests of HCT stockholders generally. See the section entitled "—Interests of HCT's Directors and Executive Officers in the Merger" beginning on page 68 of this proxy statement/prospectus.

Ventas's Reasons for the Merger

        After careful consideration, the Ventas Board and the Transaction Committee of the Board approved the merger agreement and the transactions contemplated thereby, including the merger. In reaching their decision, the Ventas Board and the Transaction Committee consulted with Ventas's senior management and financial and legal advisors and considered a number of factors that they believed supported their decision, including the following material factors:

  •
  The significant strategic and financial opportunities that the Ventas Board and the Transaction Committee believe will result from the merger, including:

  •
  fit with Ventas's strategy to invest in high-quality, private pay assets, including MOBs and seniors housing communities, with significant growth potential;

  •
  expansion of Ventas's industry-leading MOB footprint through the addition of a high-quality portfolio of MOBs with high occupancy rates, long remaining lease terms and affiliations with strong hospital systems;

  •
  pro forma capitalization that maintains the strength of Ventas's balance sheet and its long-term cost of capital and credit profile;

  •
  broader diversification of Ventas's portfolio by geography, asset class, tenant/operator and operating model; and

  •
  the expectation that the merger will be immediately accretive to Ventas's FFO and funds available for distribution.

  •
  The Ventas Board's and the Transaction Committee's knowledge of the business, operations, financial condition, earnings and prospects of Ventas and HCT, taking into account the results of Ventas's due diligence review of HCT, as well as their knowledge of the current and prospective environment in which Ventas and HCT operate, including economic and market conditions.

  •
  The commitment on the part of both parties to complete the business combination between Ventas and HCT pursuant to their respective obligations under the terms of the merger agreement, and the likelihood that HCT stockholder approval needed to complete the transaction would be obtained in a timely manner.

        The Ventas Board and the Transaction Committee also deliberated on a variety of risks and other considerations concerning the merger agreement and the merger, including the following:

  •
  the possibility that the merger may not be completed, or that completion may be unduly delayed, including because HCT stockholders may not approve the merger agreement, the merger and the other transactions contemplated by the merger agreement or because of reasons beyond the control of Ventas and/or HCT;

  •
  the impact that failure to complete the merger could have on the market price of Ventas common stock and future business and financial results of Ventas;

  •
  the diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the merger;

  •
  the ability to capture the anticipated operational synergies and cost savings between Ventas and HCT and to realize the other anticipated benefits of the merger on the expected timeframe, if at all;

  •
  the substantial costs to be incurred in connection with the transaction, including the costs of integrating the businesses of Ventas and HCT and the transaction expenses arising from the merger; and

  •
  the other factors described under "Risk Factors."

        The above discussion of the factors considered by the Ventas Board and the Transaction Committee is not intended to be exhaustive. In reaching their determination, the Ventas Board and the Transaction Committee did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Ventas Board and the Transaction Committee considered all these factors as a whole, including discussions with, and inquiry of, Ventas's management and financial and legal advisors, and overall considered these factors to be favorable to, and to support, their determination.

Opinion of HCT's Financial Advisor

        HCT has retained Citi as its financial advisor in connection with the proposed merger. In connection with this engagement, HCT requested that Citi evaluate the fairness, from a financial point of view, of the merger consideration to be received pursuant to the merger agreement by holders of HCT common stock (other than excluded holders). On June 1, 2014, at a meeting of the HCT Board held to evaluate the merger, Citi delivered to the HCT Board an oral opinion, confirmed by delivery of a written opinion dated June 1, 2014, to the effect that, as of that date and based on and subject to various assumptions, matters considered, procedures followed and limitations and qualifications described in its opinion, the merger consideration to be received pursuant to the merger agreement by holders of HCT common stock (other than excluded holders) was fair, from a financial point of view, to such holders.

        The full text of Citi's written opinion, dated June 1, 2014, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. Citi's opinion was provided for the information of the HCT Board (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger. Citi was not requested to consider, and its opinion did not address, the underlying business decision of HCT to effect the merger or related transactions, the relative merits of the merger or related transactions as compared to any alternative business strategies that might exist for HCT or the effect of any other transaction in which HCT might engage or consider. Citi's opinion is not intended to be and does not constitute a recommendation as to how any stockholder should vote or act on any matter relating to the proposed merger or otherwise.

        In arriving at its opinion, Citi:

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  reviewed the merger agreement;

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  held discussions with certain representatives of the affiliated external manager and other advisors of HCT and certain senior officers and other representatives and advisors of Ventas concerning the businesses, operations and prospects of HCT and Ventas;

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  reviewed certain publicly available and other business and financial information relating to HCT and certain publicly available business and financial information relating to Ventas provided to or discussed with Citi by the external manager of HCT and the management of Ventas, including certain internal financial forecasts and other information and data relating to HCT and certain publicly available financial forecasts and other information and data relating to Ventas;

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  reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things: current and historical market prices and trading volumes of HCT common stock and Ventas common stock; the historical and projected earnings and other operating data of HCT and Ventas; and the capitalization and financial condition of HCT and Ventas;

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  considered, to the extent publicly available, the financial terms of other transactions which Citi considered relevant in evaluating the merger;

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  analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of HCT and Ventas;

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  evaluated certain potential pro forma financial effects of the merger and related transactions on Ventas utilizing financial forecasts and other information and data provided to or discussed with Citi as described above; and

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  conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

        In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the external manager of HCT and the management of Ventas that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to HCT provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the external manager of HCT, and assumed, with HCT's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of such external manager as to the future financial performance of HCT. As the HCT Board was aware, Citi was not provided with, and Citi did not have access to, internal forecasts and estimates relating to Ventas prepared by the management of Ventas and, accordingly, Citi was directed to utilize for purposes of its analyses publicly available forecasts and estimates provided to Citi by or otherwise reviewed by Citi with or discussed with Citi by the external manager of HCT and the management of Ventas. With respect to publicly available financial forecasts and other information and data relating to Ventas, Citi was advised by the management of Ventas, and assumed, with HCT's consent, that such publicly available financial forecasts and other information and data were a reasonable basis upon which to evaluate the future financial performance of Ventas. Citi further assumed, with HCT's consent, that the financial results reflected in such financial forecasts and other information and data utilized in Citi's analyses would be realized in the amounts and at the times projected. Citi relied, at HCT's direction, upon the assessments of the external manager of HCT as to (i) the potential impact on HCT and Ventas of certain market trends and recent developments in, and prospects for, the commercial real estate market and related credit and financial markets, (ii) existing and future relationships, agreements or arrangements with, and the ability to attract and retain, key lessees and related contracts and (iii) potential future acquisitions (including the timing and amount thereof) of commercial properties contemplated to be undertaken by HCT as reflected in the financial forecasts and other information and data utilized in Citi's analyses. Citi assumed, with HCT's consent, that there would be no developments with respect to any such matters that would have an adverse effect on HCT, Ventas or the merger or related transactions or that otherwise would be meaningful in any respect to its analyses or opinion. Citi also assumed, with HCT's consent, that any proration of or adjustment to the merger consideration would not in any respect be meaningful to Citi's analyses or opinion.

        Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HCT, Ventas or any other entity and did not make any physical inspection of the properties or assets of HCT, Ventas or any other entity. Citi also did not make an analysis of, and did not express any opinion or view as to, the adequacy or sufficiency of allowances or reserves for losses with respect to leases, loans, debt securities, derivative financial instruments or other matters, and Citi assumed, with HCT's consent, that any such allowances or reserves for losses were, and on a pro forma basis would be, in the aggregate appropriate to cover such losses. Citi assumed, with HCT's consent, that the merger and related transactions (including the operating partnership merger) would be consummated in accordance with the terms of the merger agreement and in compliance with all applicable laws and other relevant documents or requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, releases, waivers and agreements for the merger and related transactions, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on HCT, Ventas, the merger or related transactions or that otherwise would be meaningful in any respect to Citi's opinion or analyses. Citi was advised by HCT, and assumed, with HCT's consent, that HCT has operated in conformity with the requirements for qualification as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2011 and that Ventas has operated in conformity with the requirements for qualification as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 1999, and that the merger and related transactions would not adversely affect such status or operations of HCT or Ventas. Citi did not express any view or opinion as to the actual value of Ventas common stock when issued in the merger or the prices at which Ventas common stock (or any other securities of Ventas) or HCT common stock (or any other securities of HCT) would trade or otherwise be transferable at any time. Citi also assumed, with HCT's consent, that the merger would be treated as a tax-free reorganization for U.S. federal income tax purposes. Citi did not express any opinion with respect to accounting, tax, regulatory, legal or similar matters and relied, with HCT's consent, upon the assessments of the external manager and other advisors of HCT and representatives of Ventas as to such matters.

        Citi's opinion addressed only the fairness, from a financial point of view and as of the date of its opinion, of the merger consideration (to the extent expressly specified therein) and did not address any other terms, aspects or implications of the merger or related transactions, including, without limitation, the form of the merger consideration or the form or structure of the merger or related transactions, the form or structure, or financial or other terms, of the operating partnership merger or any acquisitions or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the merger or related transactions or otherwise. Citi was not requested to, and it did not, undertake a third-party solicitation process on HCT's behalf with respect to the acquisition of all or a part of HCT. Citi expressed no view as to, and its opinion did not address, the underlying business decision of HCT to effect the merger or related transactions, the relative merits of the merger or related transactions as compared to any alternative business strategies that might exist for HCT or the effect of any other transaction in which HCT might engage or consider. Citi also expressed no view as to, and its opinion did not address, (i) the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to the external manager of HCT or any officers, directors or employees of any parties to the merger or related transactions, or any class of such persons, relative to the merger consideration or otherwise or (ii) any consideration that would be received in connection with the merger or related transactions by the holders of any class of securities, creditors or other constituencies of any party to the merger or related transactions or other amounts that would be payable in connection with the merger or related transactions, including any promote fee or other amount that would be payable to the external manager of HCT. Citi's opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Citi expressed no opinion or view as to any potential effects of the volatility experienced by the credit, financial and stock markets, and the industries in which HCT and Ventas operate, on HCT, Ventas, the merger or related transactions. The issuance of Citi's opinion was authorized by Citi's fairness opinion committee.

        In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi's opinion or the analyses underlying, and factors considered in connection with, Citi's opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

        In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of HCT. No company, business or transaction reviewed is identical or directly comparable to HCT, Ventas, their respective businesses or the merger and related transactions and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics, market conditions and other factors that could affect the public trading, acquisition or other values of the companies, business segments or transactions reviewed.

        The estimates contained in Citi's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi's analyses are inherently subject to substantial uncertainty.

        Citi was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger were determined through negotiations between HCT and Ventas and the decision to enter into the merger agreement was solely that of the HCT Board. Citi's opinion was only one of many factors considered by the HCT Board in its evaluation of the merger and related transactions and should not be viewed as determinative of the views of such board of directors or the external manager of HCT with respect to the merger or related transactions or the consideration payable in the merger or related transactions.

        The following represents a brief summary of the material financial analyses prepared and reviewed with the HCT Board in connection with Citi's opinion, dated June 1, 2014. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. None of HCT, Ventas, Citi or any other person assumes responsibility if future results are different from those described, whether or not any such difference is material. For purposes of the financial analyses summarized below, the term "implied merger consideration" refers to the value of the merger consideration of $11.33 and assumes that (i) 10% of the outstanding shares of HCT common stock would be converted into the right to receive $11.33 per share in cash and (ii) 90% of the outstanding shares of HCT common stock would be converted into the right to receive 0.1688 of a share of Ventas common stock based on Ventas's volume weighted average closing stock price for the five-day period ended May 22, 2014 of $67.13.

HCT Financial Analyses

        Selected Public Companies Analysis. Citi reviewed publicly available financial and stock market information of HCT and the following six selected companies that Citi in its professional judgment considered generally relevant for comparative purposes as U.S. publicly traded companies with operations in the healthcare REIT industry, consisting of the three largest (based on market capitalization as of May 30, 2014) U.S. publicly traded companies with diversified operations in the healthcare REIT industry and three U.S. publicly traded companies with MOB-focused operations, referred to as the HCT selected companies:

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  HCP, Inc.

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  Health Care REIT, Inc.

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  Healthcare Realty Trust Incorporated

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  Healthcare Trust of America, Inc.

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  Senior Housing Properties Trust

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  Ventas, Inc.

        Citi reviewed enterprise values (calculated as equity values based on closing stock prices on May 30, 2014, plus debt, preferred stock and non-controlling interests and less cash and cash equivalents) as a multiple of next 12 months (as of March 31, 2014) estimated earnings before interest, taxes, depreciation and amortization, which we refer to as estimated EBITDA. Citi also reviewed closing stock prices on May 30, 2014 as a multiple of next 12 months (as of March 31, 2014) Wall Street research analysts' consensus estimated funds from operations per share, which we refer to as estimated FFO per share, and Wall Street research analysts' consensus estimated adjusted FFO per share, which we refer to as estimated AFFO per share. Citi further reviewed the quotient of next 12 months (as of March 31, 2014) estimated net operating income divided by implied estimated operating real estate values (calculated as equity values based on closing stock prices on May 30, 2014 plus estimated tangible liabilities less estimated tangible assets), which we refer to as the implied cap rate. The overall low to high next 12 months estimated EBITDA, estimated FFO per share and estimated AFFO per share multiples observed for the HCT selected companies were 15.0x to 17.6x (with a mean of 16.7x), 13.5x to 16.8x (with a mean of 15.1x) and 15.0x to 18.9x (with a mean of 16.9x), respectively. The overall low to high next 12 months estimated implied cap rates observed for the HCT selected companies were 7.1% to 5.8% (with a mean of 6.2%). Citi then applied such low to high ranges of next 12 months estimated EBITDA, estimated FFO per share and estimated AFFO per share multiples and next 12 months estimated implied cap rates derived from the HCT selected companies to corresponding data of HCT, both excluding unidentified acquisitions of commercial real estate properties by HCT, which we refer to as HCT unidentified acquisitions, and pro forma for $250 million (as of June 30, 2014) of HCT unidentified acquisitions. Citi noted that, (i) excluding HCT unidentified acquisitions, HCT's next 12 months estimated EBITDA, estimated FFO per share and estimated AFFO per share multiples at the implied merger consideration were 17.8x, 16.2x and 17.6x, respectively, and next 12 months estimated implied cap rate at the implied merger consideration was 5.6% and (ii) including HCT unidentified acquisitions, HCT's next 12 months estimated EBITDA, estimated FFO per share and estimated AFFO per share multiples at the implied merger consideration were 17.1x, 15.1x and 16.7x, respectively, and next 12 months estimated implied cap rate at the implied merger consideration was 5.8%. Financial data of the HCT selected companies were based on public filings and other publicly available information. Financial data of HCT was based on internal forecasts and estimates of the external manager of HCT, public filings and other publicly available information. Balance sheet data of HCT was adjusted for the HCT Tender Offer. This analysis indicated the following approximate implied per share equity value reference ranges for HCT, as compared to the implied merger consideration:

Implied Per Share Equity Value Reference Ranges (Excluding HCT Unidentified Acquisitions)
Based on Next 12 Months Estimated EBITDA	Based on Next 12 Months Estimated FFO	Based on Next 12 Months Estimated AFFO	Based on Next 12 Months Estimated Implied Cap Rate	Implied Merger Consideration
$8.91 - $11.20	$9.42 - $11.78	$9.67 - $12.18	$8.16 - $10.68	$11.33

Implied Per Share Equity Value Reference Ranges (Including HCT Unidentified Acquisitions)
Based on Next 12 Months Estimated EBITDA	Based on Next 12 Months Estimated FFO	Based on Next 12 Months Estimated AFFO	Based on Next 12 Months Estimated Implied Cap Rate	Implied Merger Consideration
$9.22 - $11.82	$10.09 - $12.62	$10.17 - $12.82	$8.25 - $11.09	$11.33

        Selected Precedent Transactions Analysis. Citi reviewed financial data relating to the following ten selected transactions publicly announced from April 2005 to June 2014 with transaction values ranging from $800 million to $8 billion, which Citi in its professional judgment considered generally relevant for comparative purposes as transactions involving the acquisition of U.S. target companies with operations in the healthcare REIT industry, which we refer to as the selected transactions:

Announcement Date	Completion Date	Acquirer	Target
August 22, 2012	January 9, 2013	• Health Care REIT, Inc.	• Sunrise Senior Living, LLC

December 27, 2011	April 2, 2012	• Ventas, Inc.	• Cogdell Spencer, Inc.

February 28, 2011	April 1, 2011	• Health Care REIT, Inc.	• Genesis HealthCare, LLC

February 28, 2011	July 1, 2011	• Ventas, Inc.	• Nationwide Health Properties, LLC

December 13, 2010	April 8, 2011	• HCP, Inc.	• HCR ManorCare, Inc.

October 22, 2010	May 12, 2011	• Ventas, Inc.	• Atria Senior Living Group, Inc.

January 14, 2007	April 26, 2007	• Ventas, Inc.	• Sunrise Senior Living REIT

September 12, 2006	December 20, 2006	• Health Care REIT, Inc.	• Windrose Medical Properties Trust

May 1, 2006	October 5, 2006	• Health Care Property Investors, Inc.	• CNL Retirement Properties, Inc.

April 12, 2005	June 7, 2005	• Ventas, Inc.	• Provident Senior Living Trust

        Citi reviewed transaction values of the selected transactions (calculated as enterprise values implied for the target companies based on the consideration payable in the selected transactions) as a multiple of the target companies' next 12 months estimated implied cap rate. The overall low to high next 12 months estimated implied cap rates observed for the selected transactions were 8.3% to 5.9% (with a mean of 6.9%). Citi noted that the average next 12 months estimated implied cap rates observed for selected transactions involving 50% or more stock consideration was 6.7% and involving 50% or more cash consideration was 7.0%. Citi then applied the low to high range of next 12 months estimated implied cap rates derived from the selected transactions to the next 12 months (as of March 31, 2014) estimated net operating income of HCT, both excluding HCT unidentified acquisitions and pro forma for $250 million (as of June 30, 2014) of HCT unidentified acquisitions. Citi noted that,

(i) excluding HCT unidentified acquisitions, HCT's next 12 months estimated implied cap rate at the implied merger consideration was 5.6% and (ii) including HCT unidentified acquisitions, HCT's next 12 months estimated implied cap rate at the implied merger consideration was 5.8%. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of HCT was based on internal forecasts and estimates of the external manager of HCT, public filings and other publicly available information. This analysis indicated the following approximate implied per share equity value reference ranges for HCT, as compared to the implied merger consideration:

Implied Per Share Equity Value Reference Range (Excluding Unidentified Acquisitions)	Implied Per Share Equity Value Reference Range (Including Unidentified Acquisitions)	Implied Merger Consideration
$6.43 - $10.53	$6.31 - $10.92	$11.33

        Discounted Cash Flow Analysis. Citi performed a discounted cash flow analysis of HCT in which Citi calculated the estimated present value of standalone unlevered free cash flows that HCT was forecasted to generate during the second quarter of the fiscal year ending December 31, 2014 through the full fiscal year ending December 31, 2018, both excluding HCT unidentified acquisitions and pro forma for $250 million (as of June 30, 2014) of HCT unidentified acquisitions during the second quarter of the fiscal year ending December 31, 2014 and $500 million of additional HCT unidentified acquisitions per year during the fiscal years ending December 31, 2015 through December 31, 2018. The terminal value of HCT's net operating income at the end of the forecast period was estimated using a perpetuity growth rate of 2.5%. Citi then applied terminal implied cap rates ranging from 7.0% to 6.0%, taking into account, based on Citi's professional judgment, among other things, the implied cap rates (as of May 30, 2014) of the HCT selected companies, to the estimated terminal annual net operating income of HCT to calculate the terminal value of HCT. Such terminal value and unlevered free cash flows that HCT was forecasted to generate during the forecast period were then discounted to present value (as of March 31, 2014) using discount rates ranging from 8.25% to 9.25% derived from a weighted average cost of capital calculation. Financial data of HCT was based on internal forecasts and estimates of the external manager of HCT, public filings and other publicly available information. Balance sheet data of HCT was adjusted for the HCT Tender Offer. This analysis indicated the following approximate implied per share equity value reference ranges for HCT, as compared to the implied merger consideration:

Implied Per Share Equity Value Reference Range (Excluding Unidentified Acquisitions)	Implied Per Share Equity Value Reference Range (Including Unidentified Acquisitions)	Implied Merger Consideration
$8.28 - $10.31	$8.09 - $12.05	$11.33

Ventas Financial Analysis

        Selected Public Companies Analysis. Citi reviewed publicly available financial and stock market information of Ventas and the following selected companies that Citi in its professional judgment considered generally relevant for comparative purposes as U.S. publicly traded companies with operations in the healthcare REIT industry, consisting of the two largest U.S. publicly traded companies (based on market capitalization as of May 30, 2014) with diversified operations in the healthcare REIT industry, excluding Ventas, which we refer to as the Ventas selected companies:

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  HCP, Inc.

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  Health Care REIT, Inc.

        Citi reviewed enterprise values as a multiple of next 12 months (as of March 31, 2014) estimated EBITDA. Citi also reviewed closing stock prices on May 30, 2014 as a multiple of next 12 months (as of March 31, 2014) estimated FFO per share and estimated AFFO per share. Citi further reviewed next 12 months (as of March 31, 2014) estimated implied cap rates. The overall low to high next 12 months estimated EBITDA, estimated FFO per share and estimated AFFO per share observed for the Ventas selected companies were 15.8x to 17.5x (with a mean of 16.6x), 13.7x to 15.3x (with a mean of 14.5x) and 15.9x to 17.2x (with a mean of 16.5x), respectively. The overall low to high next 12 months estimated implied cap rates observed for the Ventas selected companies were 6.1% to 6.0% (with a mean of 6.0%). Citi then applied such low to high ranges of next 12 months estimated EBITDA, estimated FFO per share and estimated AFFO per share multiples and next 12 months estimated implied cap rates derived from the Ventas selected companies to corresponding data of Ventas. Citi noted that Ventas's next 12 months estimated EBITDA, estimated FFO per share and estimated AFFO per share multiples were 17.1x, 15.1x and 16.5x, respectively, and next 12 months estimated implied cap rate was 6.0%. Financial data of the Ventas selected companies were based on public filings and other publicly available information. Financial data of Ventas was based on publicly available Wall Street research analyst estimates, public filings and other publicly available information. This analysis indicated the following approximate implied per share equity value reference ranges for Ventas, as compared to Ventas's volume weighted average closing stock price for the five-day period ended May 22, 2014:

Implied Per Share Equity Value Reference Ranges
Based on Next 12 Months Estimated EBITDA	Based on Next 12 Months Estimated FFO	Based on Next 12 Months Estimated AFFO	Based on Next 12 Months Estimated Implied Cap Rate	Volume Weighted Average Price as of May 22, 2014
$59.34 - $69.52	$60.64 - $67.99	$64.29 - $69.59	$66.12 - $67.24	$67.13

Other Information

        Citi also observed certain additional factors that were not considered part of Citi's financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

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  historical trading prices of Ventas common stock during the 52-week period ended May 30, 2014, which indicated low to high closing prices for Ventas common stock of $55.26 to $72.79 per share and a volume weighted average price per share for Ventas common stock during the five-day period ended May 22, 2014 of $67.13;

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  publicly available Wall Street research analyst stock price targets for Ventas common stock, which indicated a stock price target range for Ventas common stock of $52.00 to $80.00 per share;

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  net debt (including preferred equity)-to-EBITDA multiples, which we refer to as net debt-to-EBITDA multiples, of the HCT selected companies and the Ventas selected companies as of May 30, 2014, which indicated an average net debt-to-EBITDA multiple of 6.0x for the HCT selected companies, as compared to a net debt-to-EBITDA multiple of 4.5x for HCT, excluding HCT unidentified acquisitions, both on a standalone basis and at the implied merger consideration, and an average net debt-to-EBITDA multiple of 5.7x for the Ventas selected companies, as compared to a net debt-to-EBITDA multiple of 5.5x for Ventas on a standalone basis;

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  the premiums paid in the selected transactions relative to the closing stock prices of such companies one day prior to the transaction announcement date, which indicated a range of premiums of 8.4% to 62.4% (with a mean of 27.7%) as compared to the 13.9% premium implied by the implied merger consideration of $11.33 per share to the closing price of HCT common stock of $9.95 per share on May 30, 2014; and

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  illustrative pro forma financial impact of the merger on, among other things, the next 12 months (as of March 31, 2014) AFFO per share of Ventas before taking into account potential synergies from the merger and any HCT unidentified acquisitions, which indicated that the merger could be accretive to Ventas's estimated next 12 months (as of March 31, 2014) AFFO per share. Actual results achieved by the combined company may vary from forecasted results and variations may be material.

Miscellaneous

        In connection with Citi's services as HCT's financial advisor, HCT has agreed to pay Citi an aggregate fee of $8.5 million, of which $3.25 million was payable upon delivery of its opinion and $5.25 million is payable contingent upon consummation of the merger. In addition, HCT has agreed to reimburse Citi for certain expenses, including reasonable fees and expenses of counsel, and to indemnify Citi and certain related parties against liabilities, including liabilities under federal securities laws, arising from Citi's engagement.

        Citi and its affiliates in the past have provided, currently are providing and in the future may provide services to HCT, Ventas and/or their respective affiliates unrelated to the proposed merger, for which services Citi and its affiliates received and may receive compensation including, during the two-year period prior to the date of its opinion, having acted or acting (i) as financial advisor to American Realty Capital Properties, Inc., which we refer to as ARCP, in connection with certain merger and acquisition transactions and matters, (ii) as an underwriter, bookrunner, manager and/or sales or distribution agent, as applicable, with respect to certain securities offerings of ARCP, Ventas and/or their respective affiliates and (iii) as a lender, arranger, bookrunner, documentation agent and/or administrative agent under certain credit facilities of ARCP, Ventas and/or their respective affiliates. Prior to ARCP becoming internally managed on January 8, 2014, or the ARCP Internalization Date, the external advisor to ARCP was an affiliate of HCT's advisor. For these services rendered during such two-year period, Citi received aggregate fees of approximately $37.5 million from ARCP (which amount includes $20.8 million in fees received after the ARCP Internalization Date) and approximately $9.2 million from Ventas. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of HCT, Ventas and their respective affiliates for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with HCT, Ventas and their respective affiliates.

        HCT selected Citi to act as its financial advisor in connection with the proposed merger based on Citi's reputation, experience and familiarity with HCT and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Certain Unaudited Prospective Financial Information of HCT

        HCT does not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, HCT is including these projections that were provided to HCT's financial advisor for use in connection with its financial analysis and opinion described in the section entitled "—Opinion of HCT's Financial Advisor." The inclusion of this information should not be regarded as an indication that any of HCT, Ventas, their respective advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

        The unaudited prospective financial information of HCT was, in general, prepared solely for internal use and is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Because the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

        HCT stockholders are urged to review the SEC filings of HCT for a description of the risk factors with respect to the business of HCT. See "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 34 and "Where You Can Find More Information; Incorporation by Reference" beginning on page 127. The unaudited prospective financial information was neither prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC or U.S. GAAP.

        Neither the independent registered public accounting firm of HCT nor any other independent accountant has compiled, examined, or performed any audit or other procedures with respect to the unaudited prospective financial results contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm of HCT contained in HCT's Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this proxy statement/prospectus, relates to the historical financial information of HCT. It does not extend to the unaudited prospective financial information and should not be read to do so.

        Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the respective dates on which it was prepared. Readers of this proxy statement/prospectus are cautioned not to place undue reliance on the unaudited prospective financial information set forth below. No representation is made by HCT, Ventas or any other person to any HCT stockholder regarding the ultimate performance of HCT compared to the results included in the unaudited prospective financial information presented below. The inclusion of unaudited prospective financial information in this proxy statement/prospectus should not be regarded as an indication that the unaudited prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such.

        The following tables present selected unaudited prospective financial data for the 12 months ending June 30, 2015 and the fiscal years ending 2014 through 2018 under both a "base" case and a "base plus growth" case. The base case represented the HCT standalone business model with known acquisitions in the first half of fiscal year 2014, and no further acquisitions through fiscal year 2018. The base plus growth case represented the HCT standalone business model and provided for known asset acquisitions in the first half of fiscal year 2014, plus unidentified asset acquisitions for the second half of fiscal year 2014 and the balance of the business plan through fiscal year 2018.

Base Case (In millions)	Next 12 Months	2014	2015	2016	2017	2018
Cash NOI	$150	$148	$153	$158	$161	$164
EBITDA	152	151	153	155	156	157
FFO	123	124	125	127	129	131
AFFO	114	114	117	120	124	127

Base Plus Growth Case (In millions)	Next 12 Months	2014	2015	2016	2017	2018
Cash NOI	$169	$165	$210	$251	$293	$339
EBITDA	173	169	214	258	299	344
FFO	132	128	158	192	223	255
AFFO	120	116	141	170	198	229

        For the purposes of the unaudited prospective financial information:

  •
  Cash NOI means net operating income, or NOI, presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and the amortization of above- and below-market leases.

  •
  EBITDA means earnings before interest, taxes, depreciation and amortization.

  •
  FFO, or funds from operations, means net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. FFO is calculated in compliance with and is defined consist with the standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, Inc., as revised in February 2004.

  •
  AFFO, adjusted funds from operations, means FFO excluding acquisition and transaction related costs and certain income or expense items that HCT considers more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of HCT's business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. AFFO also excludes dividends on Class B units. In addition, AFFO excludes non-cash income and expense items such as amortization of above- and below-market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation expense.

        In preparing the foregoing unaudited prospective financial results, HCT's management made assumptions and estimates regarding, among other things, future interest rates, the volume and returns associated with investment activity, use of leverage and attendant costs associated with debt capital sourced to fund investments, the availability and cost of equity capital sourced to fund investments, future asset sales and future levels of corporate related general and administrative expenses.

        The assumptions made in preparing the unaudited prospective financial information may not accurately reflect future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements" above, all of which are difficult to predict and many of which are beyond the control of HCT and will be beyond the control of the combined company. HCT's management believes these assumptions and estimates were reasonably prepared but these assumptions may not prove to be accurate and the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the merger is completed. HCT believes that no material change in its operations, performance or projections has occurred since Citi delivered its opinion, and HCT does not anticipate any material changes in its operations or performance before the HCT stockholder meeting.

HCT DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

 Stock Ownership of Directors and Executive Officers of HCT

        At the close of business on the record date, the directors and executive officers of HCT and their affiliates held 272,997 shares of HCT common stock, collectively representing 0.2% of the shares of HCT common stock issued and outstanding and entitled to vote on that date.

Certain Fees and Expense Reimbursements Payable in Connection with the Merger

        As of the date of this filing, the following fees and expense reimbursements are payable in connection with the merger:

Entity	Description	Amount
RCS Capital	Provision of financial advisory and strategic services to HCT prior to the consummation of the merger pursuant to the HCT Investment Banking Services Agreement between HCT and RCS Capital, the investment banking and capital markets division of RCS.	0.25% of the transaction value of the merger
American Realty Capital Healthcare Special Limited Partner, LLC

Upon closing of the merger, HCT OP will issue 5,613,374 OP Units to American Realty Capital Healthcare Special Limited Partnership,  LLC. In addition, at closing, the Advisor will forfeit the Award LTIP Units (as defined in the 2014 Multi-Year Outperformance Agreement, which we refer to as the OPP), the Third Amended and Restated Advisory Agreement, which we refer to as the Advisory Agreement, will terminate without the requisite 60-day notice, the Property Management and Leasing Agreement, which we refer to as the Management Agreement, will terminate without the requisite 60-day notice, and American Realty Capital Healthcare Special Limited Partnership, LLC will contribute its right to distributions from HCT OP, as evidenced by the Listing Note Agreement, to HCT OP.

5,613,374 OP Units

Each of RCS Capital and RCS is an entity under common control with the Advisor.

Interests of HCT's Directors and Executive Officers in the Merger

        In considering the recommendation of the HCT Board to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, HCT stockholders should be aware that HCT's directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of HCT stockholders generally. These interests may create potential conflicts of interest. The HCT Board was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement. These interests are described in further detail below. Except as otherwise noted, amounts specified below have been calculated assuming that the merger was consummated on December 12, 2014.

  HCT Investment Banking Services Agreement

        On May 23, 2014, HCT entered into a letter agreement with RCS Capital, the investment banking and capital markets division of RCS (we refer to this letter agreement as the HCT Investment Banking Services Agreement), pursuant to which RCS Capital agreed to act as financial advisor to HCT in connection with a possible sale or acquisition transaction involving HCT. In connection with the HCT Investment Banking Services Agreement and the services provided by RCS Capital thereunder, HCT agreed to pay RCS Capital an amount equal to 0.25% of the Transaction Value (as defined below), which we refer to as the Transaction Fee, of an acquisition transaction, payable upon the consummation of such acquisition transaction. For purposes of the HCT Investment Banking Services Agreement, "Transaction Value," means the sum of (i) the value of the merger consideration, (ii) the aggregate value of any debt, capital lease and preferred equity security obligations assumed, retired, cancelled or defeased in connection with the merger and (iii) the amount of any fees, expenses and promote paid. HCT also agreed to reimburse RCS Capital for reasonable out-of-pocket expenses arising in connection with the merger, regardless of whether the merger is consummated. The HCT Investment Banking Services Agreement may be terminated by HCT or RCS Capital at any time with or without cause upon delivery of written notice. In the event that the HCT Investment Banking Services Agreement is terminated, RCS Capital will be entitled to the Transaction Fee then due and payable and any expenses incurred prior to such termination. In addition, RCS Capital will be entitled to the Transaction Fee if the merger is consummated at any time prior to the earlier of (i) the date on which RCS Capital resigns its engagement or is terminated for cause and (ii) 18 months from the date of any other termination of the HCT Investment Banking Services Agreement by HCT. If, during the term of RCS Capital's engagement or within 18 months thereafter, the merger agreement is terminated prior to the consummation of the merger or the merger is not otherwise consummated and HCT receives a break-up fee in connection with such non-consummation, HCT will pay RCS Capital 30% of such break-up fee less expenses incurred by HCT in connection with the merger. RCS Capital and RCS are under common control with the Advisor. Certain directors and officers of HCT also have interests in RCS Capital and RCS.

  Termination of Advisory Agreement, Property Management Agreement, Listing Note Agreement and OPP

        In connection with the merger, HCT entered into amendments terminating the following agreements:

  •
  2014 Multi-Year Outperformance Agreement, or the OPP, between HCT, HCT OP and the Advisor;

  •
  Third Amended and Restated Advisory Agreement, or the Advisory Agreement, by and among HCT, HCT OP and the Advisor;

  •
  Property Management and Leasing Agreement, or the Management Agreement, by and among HCT, HCT OP and American Realty Capital Healthcare Properties, LLC, which we refer to as the Property Manager; and

  •
  Listing Note Agreement by and among HCT OP and American Realty Capital Healthcare Special Limited Partnership, LLC, which we refer to as the SLP.

        Upon closing of the merger, the Advisor will forfeit the Award LTIP Units (as defined in the OPP), the Advisory Agreement will terminate without the requisite 60-day notice, the Management Agreement will terminate without the requisite 60-day notice, and the SLP will contribute its right to distributions from HCT OP, as evidenced by the Listing Note Agreement, to HCT OP. At closing, HCT OP will issue to the SLP 5,613,374 OP Units (as defined in the Listing Note Agreement).

        At the partnership merger effective time, each HCT OP limited partnership unit issued and outstanding immediately prior to the partnership merger effective time, including the 5,613,374 units to be issued to the SLP and 1,443,897 limited partnership units currently held by individual affiliates of the Advisor, will be converted into a number of a newly created class of units of the surviving partnership equal to the Exchange Ratio. Subject to the terms of the limited partnership agreement of the surviving partnership, each limited partnership unit in the surviving partnership will be entitled to distributions payable in respect of one share of Ventas common stock and will be redeemable for one share of Ventas common stock, or, at the election of Ventas, an equivalent amount in cash.

        Certain directors and officers of HCT have interests in the Advisor, the SLP and the Property Manager.

  Treatment of HCT Restricted Shares

        Under the merger agreement, each restricted share of HCT common stock held by a director or executive officer of HCT that is outstanding immediately prior to the effective time will, immediately prior to the effective time, vest in full, and the restrictions with respect thereto will lapse. Each such restricted share will be deemed an issued and outstanding share of HCT common stock as of immediately prior to the effective time and will be entitled to receive the merger consideration determined in accordance with the merger agreement and otherwise subject to the terms and conditions of merger agreement, including the election and proration provisions.

        If the merger were consummated as of December 12, 2014, an aggregate of 225,905 restricted shares of HCT common stock held by the directors, including 40,000 restricted shares held by Nicholas S. Schorsch, Executive Chairman of the HCT Board, would vest in full immediately prior to the consummation of the merger and be entitled to receive the merger consideration as described above. For an estimate of the amount that would be payable to Mr. Schorsch upon the vesting of his restricted shares, see "—Merger-Related Compensation for a Named Executive Officer of HCT" below.

  Merger-Related Compensation for a Named Executive Officer of HCT

        The table below sets forth the estimated amount of compensation that Nicholas S. Schorsch, Executive Chairman of the HCT Board, and a named executive officer of HCT, could receive that is based on or otherwise relates to the merger, which we refer to as the golden parachute compensation. The golden parachute compensation payable to Mr. Schorsch is subject to a non-binding, advisory vote of HCT's stockholders, as described above in "Proposals Submitted to HCT Stockholders—Advisory Vote Regarding Merger-Related Compensation." For a description of the treatment of outstanding restricted shares of HCT held by HCT's directors, see "—Treatment of HCT Restricted Shares" above. None of the other named executive officers received, or will receive, any golden parachute compensation.

        The following table sets forth the amount that may be paid to Mr. Schorsch in connection with the merger, assuming: (1) the merger was consummated on December 12, 2014 and (2) a merger consideration value of $11.33 per share of HCT common stock (see footnote 1 to the table). The amount shown below is an estimate based on multiple assumptions made for purposes of disclosure in this proxy statement/prospectus. The actual amounts to be received by Mr. Schorsch may differ materially from the amounts set forth below.

Golden Parachute Compensation

Name	Equity ($)(1)	Total ($)
Nicholas S. Schorsch	453,200	453,200

(1)
Pursuant to the merger agreement, immediately prior to the consummation of the merger, all 40,000 restricted shares of HCT common stock held by Mr. Schorsch will vest and each such share of HCT common stock will be entitled to the per share cash or stock merger consideration, subject to Mr. Schorsch's election and the terms of the merger agreement. The treatment of restricted shares of HCT common stock in the merger is further described in the section above entitled "—Treatment of HCT Restricted Shares." The disclosed aggregate dollar value assumes a price per share of HCT common stock of $11.33, which represents the fixed dollar amount to be received by Mr. Schorsch if he elects to receive cash merger consideration, subject to the terms of the merger agreement. If Mr. Schorsch elects to receive stock merger consideration, subject to the terms of the merger agreement, then the aggregate dollar value will be $436,320, which assumes a price per share of HCT common stock of $10.908 (based on the average closing market price of HCT common stock over the first five business days following the first public announcement of the merger).

Regulatory Approvals Required for the Merger

          The merger may be subject to certain regulatory requirements of municipal, state and federal, domestic or foreign, governmental agencies and authorities, including those relating to the offer and sale of securities. Ventas's obligation to complete the merger is conditioned on the receipt of certain required regulatory approvals.

  Accounting Treatment

          In accordance with GAAP, Ventas will account for the mergers using the acquisition method of accounting with Ventas treated as the acquirer of HCT for accounting purposes. Under acquisition accounting, the assets acquired and liabilities assumed will be recorded as of the acquisition date, at their respective fair values, and added to those of Ventas. Any excess of purchase price over the fair values will be recorded as goodwill. Consolidated financial statements of Ventas issued after the mergers would reflect HCT's fair values after the completion of the mergers, but will not be restated retroactively to reflect the historical consolidated financial position or results of operations of HCT.

Listing of Ventas Common Stock

          Ventas will use its reasonable best efforts to cause the shares of Ventas common stock to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the completion of the merger. Approval of the listing on the NYSE of the shares of Ventas common stock to be issued in the merger, subject to official notice of issuance, is a condition to each party's obligation to complete the merger.

Deregistration of HCT Common Stock

          If the merger is completed, HCT common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and HCT will no longer file periodic reports with the SEC.

Restrictions on Sales of Shares of Ventas Common Stock Received in the Merger

          Shares of Ventas common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares of Ventas common stock issued to any HCT stockholder who may be deemed to be an "affiliate" of Ventas after the completion of the merger. This proxy statement/prospectus does not cover resales of Ventas common stock received by any person upon the completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

THE MERGER AGREEMENT

        This section of this proxy statement/prospectus describes the material provisions of the merger agreement and the first amendment thereto, which are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus and incorporated herein by reference. As a stockholder, you are not a third-party beneficiary of the merger agreement and therefore you may not directly enforce any of its terms and conditions.

        This summary may not contain all of the information about the merger agreement that is important to you. Ventas and HCT urge you to carefully read the full text of the merger agreement, as amended, because it is the legal document that governs the merger. The merger agreement is not intended to provide you with any factual information about Ventas or HCT. In particular, the assertions embodied in the representations and warranties contained in the merger agreement (and summarized below) are qualified by information each of Ventas and HCT filed with the SEC on or after January 1, 2013 and prior to the date of the merger agreement, as well as by certain confidential disclosure letters each of the parties delivered to the other in connection with the signing of the merger agreement that modify, qualify and create exceptions to the representations and warranties set forth in the merger agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws, and are not intended as statements of fact, but rather as a way of allocating risk among the parties to the merger agreement. The representations and warranties and other provisions of the merger agreement and the description of such provisions in this proxy statement/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of Ventas and HCT file with the SEC and the other information in this proxy statement/prospectus. See "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

 Form, Effective Time and Consummation of the Merger

        The merger agreement provides for the merger of HCT with and into Merger Sub, upon the terms and subject to the conditions set forth in the merger agreement. Merger Sub will be the surviving entity in the merger and, following completion of the merger, will continue to exist under the name Stripe Sub, LLC as a direct subsidiary of Ventas. The merger will become effective upon the later of the time of filing of articles of merger with, and acceptance for record of articles of merger by, the State Department of Assessments and Taxation of the State of Maryland and the filing of a certificate of merger with the Secretary of State of the State of Delaware or at a later date and time agreed to by Ventas and HCT and specified in the articles of merger and certificate of merger.

        The merger agreement provides that the consummation of the merger will take place on the third business day following the date on which the last of the conditions to consummation of the merger (described under "—Conditions to Completion of the Merger") have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the consummation of the merger, but subject to the satisfaction or waiver of those conditions), provided that in no event will Ventas or Merger Sub be required to consummate the merger until the earlier of: (i) the date that is five business days after certain third-party consents have been obtained, and (ii) the outside date (as defined below).

Partnership Merger

        The merger agreement also provides for the merger of OP Merger Sub, an indirect subsidiary of Ventas, with and into HCT OP, upon the terms and conditions set forth in the merger agreement. HCT OP will be the surviving entity in the partnership merger and, following completion of the partnership merger, will continue to exist as an indirect subsidiary of Ventas. The partnership merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at a later date and time agreed to by Ventas and HCT and specified in the certificate of merger. The parties to the merger agreement have agreed to cause the partnership merger to become effective immediately after the effective time of the merger. The merger agreement also provides that the limited partnership agreement of HCT OP will be amended and restated, effective at the partnership merger effective time.

        At the partnership merger effective time, the general partnership interest in OP Merger Sub held by Merger Sub and the limited partnership interest in OP Merger Sub held by an affiliate of Merger Sub will be automatically cancelled and the general partnership interest in HCT OP held by HCT will remain outstanding and constitute the only outstanding general partnership interest in the surviving partnership. Under Delaware law and HCT OP's limited partnership agreement, the merger of HCT with and into Merger Sub automatically transfers the general partnership interest in HCT OP held by HCT to Merger Sub, and Merger Sub will automatically become the general partner of the surviving partnership at the partnership merger effective time. In addition, the merger agreement provides that, at the partnership merger effective time, each HCT OP limited partnership unit issued and outstanding immediately prior to the partnership merger effective time, including the 5,613,374 units to be issued to the SLP and 1,443,897 limited partnership units currently held by individual affiliates of the Advisor, will be converted into a number of a newly created class of limited partnership units in the surviving partnership equal to the Exchange Ratio. Subject to the terms of limited partnership agreement of the surviving partnership, each limited partnership unit in the surviving partnership will be entitled to distributions payable in respect of one share of Ventas common stock and will be redeemable for one share of Ventas common stock, or, at the election of Ventas, an equivalent amount in cash.

Consideration to Be Received in the Merger

Merger Consideration

        If the merger is completed, each issued and outstanding share of HCT common stock (other than shares of HCT common stock owned by HCT, any wholly owned subsidiary of HCT, Ventas or any wholly owned subsidiary of Ventas, which will be cancelled) will be converted into the right to receive, at the election of each such stockholder, subject to proration as described below, either (i) $11.33 in cash, or (ii) a number of shares of Ventas common stock equal to the Exchange Ratio. In no event will cash consideration be paid with respect to more than 10% of the shares of HCT common stock issued and outstanding as of immediately prior to the consummation of the merger (including restricted shares). If the aggregate elections for payment in cash exceed 10% of the number of shares of HCT common stock issued and outstanding as of immediately prior to the consummation of the merger, then the amount of cash consideration paid on cash elections will be reduced on a pro rata basis, with the remaining consideration paid in shares of Ventas common stock. The value of the cash consideration may be higher or lower than the value of the stock consideration at the time of the completion of the merger.

        In lieu of any fractional shares, HCT stockholders will receive cash, without interest, in an amount equal to the product of (i) such fractional part of a share of Ventas common stock, multiplied by (ii) the per share closing price of Ventas common stock on the NYSE on the date of the closing of the merger, as reported in The Wall Street Journal. Similarly, in lieu of any fractional limited partnership units in the surviving partnership, each holder of HCT OP limited partnership units will receive cash, without interest, in an amount equal to the product of (i) such fractional part of a share of limited partnership unit, multiplied by (ii) the per share closing price of Ventas common stock on the NYSE on the date of the closing of the merger, as reported in The Wall Street Journal.

        Ventas intends to pay for cash elections by HCT stockholders using a combination of available cash on hand and borrowings under Ventas's unsecured revolving credit facility.

 Proration Adjustment of the Merger Consideration

        The maximum number of shares of HCT common stock that may be converted into the right to receive cash consideration equals 10% (rounded down to the nearest whole share) of the number of shares of HCT common stock issued and outstanding immediately prior to the effective time of the merger (including restricted shares).

        If the aggregate elections for payment in cash exceed 10% of the number of shares of HCT common stock issued and outstanding as of immediately prior to the effective time of the merger, then the amount of cash consideration paid on cash elections will be reduced on a pro rata basis, with the remaining consideration paid in shares of Ventas common stock.

        In such case, each HCT stockholder who elected to receive stock consideration or who made no election will receive the stock consideration, and each HCT stockholder who elected to receive cash consideration in respect of all or a portion of such stockholder's HCT common stock, which we refer to as the cash election shares, will receive cash in respect of a number of such stockholder's cash election shares equal to the product obtained by multiplying (A) the number of such stockholder's cash election shares by (B) a fraction, the numerator of which is the maximum number of shares of HCT common stock that may be converted into the right to receive cash consideration (i.e., 10% of the number of shares of HCT common stock issued and outstanding as of immediately prior to the effective time of the merger) and the denominator of which is the number of shares of HCT common stock in respect of which a cash election has been made by all HCT stockholders, with the remaining number of such stockholder's cash election shares being converted into the right to receive the stock consideration.

        By way of example, before any cash payment for fractional shares of Ventas common stock, an illustrative HCT stockholder who has elected to receive cash consideration for 1,000 shares of its HCT common stock would receive the following consideration in exchange for such cash election shares:

  •
  $11.33 per share for 1,000 shares, or $11,330 in the aggregate, if no other HCT stockholder elected to receive cash consideration;

  •
  $11.33 per share for 1,000 shares, or $11,330 in the aggregate, if HCT stockholders collectively elected to receive cash consideration for 10% of the total number of shares of HCT common stock outstanding;

  •
  $11.33 per share for 500 shares and 0.1688 shares of Ventas common stock per share for 500 shares, or $5,665 and 84 shares of Ventas common stock (rounded down to the nearest whole share) in the aggregate, if HCT stockholders collectively elected to receive cash consideration for 20% of the total number of shares of HCT common stock outstanding;

  •
  $11.33 per share for 200 shares and 0.1688 shares of Ventas common stock per share for 800 shares, or $2,266 and 135 shares of Ventas common stock (rounded down to the nearest whole share) in the aggregate, if HCT stockholders collectively elected to receive cash consideration for 50% of the total number of shares of HCT common stock outstanding; or

  •
  $11.33 per share for 100 shares and 0.1688 shares of Ventas common stock per share for 900 shares, or $1,133 and 151 shares of Ventas common stock (rounded down to the nearest whole share) in the aggregate, if HCT stockholders collectively elected to receive cash consideration for 100% of the total number of shares of HCT common stock outstanding.

Conversion of Shares; Surrendering HCT Shares

        The conversion of HCT common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. In accordance with the merger agreement, Ventas will appoint an exchange agent to handle the payment and delivery of the merger consideration and cash in lieu of fractional shares. Upon proper surrender to the exchange agent of a share of HCT common stock for exchange and cancellation, together with a properly completed and signed letter of transmittal (in the case of certificated shares of HCT common stock), the holder of such share will be entitled to receive the merger consideration in respect of such share of HCT common stock.

Elections as to Form of Consideration; Form of Election

        A form of election, which will be mailed to each holder of record of HCT common stock as of December 12, 2014, as well as to stockholders of record who purchase shares of HCT common stock subsequent to such date and prior to the election deadline, if any, will allow record holders of HCT common stock to make a cash or stock election in respect of each share of HCT common stock that they hold. HCT stockholders should return their properly completed and signed form of election in accordance with the instructions provided prior to the election deadline.

        Unless otherwise agreed by HCT and Ventas and publicly announced, the election deadline will be 5:00 p.m., local time (in the city in which the exchange agent is located) on the later of (i) the date immediately prior to the HCT special meeting and (ii) the date that Ventas and HCT agree is two business days prior to the expected closing date. HCT and Ventas will publicly announce the anticipated election deadline at least five but not more than 15 business days prior to the election deadline.

        HCT stockholders who wish to elect the type of merger consideration they will receive in the merger should carefully review and follow the instructions set forth in the form of election. If it is determined that any purported cash election or stock election was not properly made, the purported election will be deemed to be of no force or effect and the holder making the purported election will be deemed not to have made an election for these purposes, unless a proper election is subsequently made on a timely basis. If an HCT stockholder does not make a valid election for cash or stock, the merger consideration paid to such stockholder will be in the form of Ventas common stock.

        To make a valid election, each HCT stockholder must submit a properly completed form of election so that it is actually received by the exchange agent on or prior to the election deadline in accordance with the instructions on the form of election. The form of election must be accompanied by certificates representing such stockholder's shares of HCT common stock, if any, and any additional documents specified in the form of election. Generally, an election may be revoked or changed by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed revised form of election or the withdrawal prior to the election deadline of the documents previously provided to the exchange agent. HCT stockholders will not be entitled to make, revoke or change any election following the election deadline. After an election is validly made with respect to any shares of HCT common stock, any subsequent transfer of such shares will automatically revoke the election.

Letter of Transmittal

        Promptly after the completion of the merger, the exchange agent will send a letter of transmittal to those persons who were HCT stockholders of record at the effective time of the merger and hold certificated shares of HCT common stock, if any, and who did not submit their certificates along with their form of election. This mailing will contain instructions on how to effect the surrender of shares of HCT common stock not previously surrendered prior to the election deadline in exchange for the consideration that the holder of such shares is entitled to receive under the merger agreement. Upon proper surrender of a share for exchange and cancellation to the exchange agent, together with a properly completed and signed letter of transmittal, and delivery of any other documents specified in the letter of transmittal, the holder of such share will receive the merger consideration elected by such HCT stockholder, subject to proration adjustment in accordance with the merger agreement.

 Treatment of HCT Restricted Shares

        Each restricted share of HCT common stock granted pursuant to HCT's equity plans that is outstanding immediately prior to the effective time will, effective immediately prior to the effective time, vest in full, and the restrictions with respect thereto will lapse. Each such restricted share will be deemed an issued and outstanding share of HCT common stock as of immediately prior to the effective time and will be entitled to receive the merger consideration determined in accordance with the merger agreement and otherwise subject to the terms and conditions of the merger agreement, including the election and proration provisions.

Withholding

        All payments under the merger agreement are subject to applicable withholding requirements.

Representations and Warranties

        The merger agreement contains a number of representations and warranties made by HCT and HCT OP, on the one hand, and Ventas, Merger Sub and OP Merger Sub, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the effective time of the merger. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement, as well as information contained in the documents that each of Ventas and HCT filed with the SEC on or after January 1, 2013 and prior to the effective date of the merger agreement and information contained in the confidential disclosure letters delivered in connection with the merger agreement.

Representations and Warranties of HCT and HCT OP

        HCT and HCT OP made representations and warranties in the merger agreement relating to, among other things:

  •
  corporate organization, valid existence, good standing, qualification to conduct business and subsidiaries;

  •
  organizational documents;

  •
  capitalization;

  •
  due authorization, execution, delivery and validity of the merger agreement;

  •
  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

  •
  permits and compliance with law;

  •
  SEC filings, financial statements, and internal accounting controls;

  •
  disclosure documents to be filed with the SEC in connection with the merger;

  •
  absence of certain changes since December 31, 2013;

  •
  employee benefit plans;

  •
  absence of employees;

  •
  material contracts;

  •
  litigation;

  •
  environmental matters;

  •
  intellectual property;

  •
  real property and leases;

  •
  tax matters, including qualification as a REIT;

  •
  insurance;

  •
  receipt of the opinion of Citi;

  •
  exemption of the merger from takeover or anti-takeover statutes;

  •
  required stockholder vote;

  •
  broker's, finder's and investment banker's fees;

  •
  inapplicability of the Investment Company Act of 1940;

  •
  affiliate transactions;

  •
  agreements between HCT OP and its advisor and certain affiliates, and compensation and distributions payable to the advisor and such affiliates; and

  •
  fees and expenses payable in connection with the merger and the transactions contemplated by the merger agreement.

Representations and Warranties of Ventas, Merger Sub and OP Merger Sub

        Ventas, Merger Sub and OP Merger Sub made representations and warranties in the merger agreement relating to, among other things:

  •
  corporate organization, valid existence, good standing, qualification to conduct business and subsidiaries;

  •
  organizational documents;

  •
  capitalization;

  •
  due authorization, execution, delivery and validity of the merger agreement;

  •
  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

  •
  permits and compliance with law;

  •
  SEC filings, financial statements, and internal accounting controls;

  •
  disclosure documents to be filed with the SEC in connection with the merger;

  •
  absence of certain changes since December 31, 2013;

  •
  litigation;

  •
  tax matters, including qualification as a REIT;

  •
  absence of any stockholder vote required in connection with the merger;

  •
  broker's, finder's and investment banker's fees;

  •
  inapplicability of the Investment Company Act of 1940;

  •
  financing for amounts payable under the merger agreement, including the cash consideration;

  •
  ownership and prior activities of Merger Sub;

  •
  inapplicability of "interested stockholder" provisions under Maryland takeover statutes; and

  •
  material contracts.

Definition of "Material Adverse Effect"

        Many of the representations of HCT, HCT OP, Ventas, Merger Sub and OP Merger Sub are qualified by a "material adverse effect" standard. For the purposes of the merger agreement, "material adverse effect" means any event, circumstance, change or effect (i) that is material and adverse to the business, assets, properties, liabilities, financial condition or results of operations of HCT and its subsidiaries, taken as a whole, or Ventas and its subsidiaries, taken as a whole, as the case may be, or (ii) that will, or would reasonably be expected to, prevent or materially impair the ability of HCT, Ventas or Merger Sub, as the case may be, to consummate the merger before the outside date. However, for purposes of clause (i), a material adverse effect will not include an event, circumstance, change or effect to the extent arising out of or resulting from the following:

  •
  any failure of HCT or Ventas, as applicable, to meet any projections or forecasts or any decrease in the net asset value of HCT common stock or the market price of Ventas common stock, as applicable (except any event, circumstance, change or effect giving rise to such failure or decrease is taken into account in determining whether there has been a material adverse effect);

  •
  any events, circumstances, changes or effects that affect the industries in which HCT and its subsidiaries, or Ventas and its subsidiaries, as applicable, operate generally;

  •
  any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates;

  •
  any changes in legal or regulatory conditions;

  •
  the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage;

  •
  the negotiation, execution or announcement of the merger agreement, or the consummation or anticipation of the mergers or other transactions contemplated by the merger agreement;

  •
  the taking of any action expressly required by, or the failure to take any action expressly prohibited by, the merger agreement, or the taking of any action at the written request or with the prior written consent of an executive officer of the other party;

  •
  earthquakes, hurricanes, floods or other natural disasters;

  •
  any damage or destruction of any property that is substantially covered by insurance; or

  •
  changes in law or GAAP;

which, (i) in the case of the second, third, fourth, fifth and tenth bullet points above, do not disproportionately affect HCT and its subsidiaries, taken as a whole, or Ventas and its subsidiaries, taken as a whole, as applicable, relative to other similarly situated participants in the industries in which HCT and its subsidiaries, or Ventas and its subsidiaries, as applicable, operate generally, and (ii) in the case of the eighth bullet point above, do not disproportionately affect HCT and its subsidiaries, taken as a whole, or Ventas and its subsidiaries, taken as a whole, as applicable, relative to other participants in the industries in which HCT and its subsidiaries, or Ventas and its subsidiaries, as applicable, operate, in the geographic regions in which HCT and its subsidiaries, or Ventas and its subsidiaries, as applicable, operate, own or lease properties.

 Conditions to Completion of the Merger

Mutual Closing Conditions

        The obligation of each of HCT, HCT OP, Ventas, Merger Sub and OP Merger Sub to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

  •
  approval by HCT's stockholders of the merger agreement and the merger;

  •
  the absence of any law or order by any governmental authority prohibiting, making illegal, enjoining or otherwise restricting, preventing or prohibiting the consummation of the mergers or any of the transactions contemplated by the merger agreement;

  •
  the Form S-4 registration statement, of which this proxy statement/prospectus forms a part, having been declared effective and no stop order suspending the effectiveness of the Form S-4 having been issued and no proceedings for that purpose having been initiated or threatened by the SEC and not withdrawn; and

  •
  the shares of Ventas common stock to be issued in connection with the merger having been authorized for listing on the NYSE, subject to official notice of issuance.

Additional Closing Conditions for the Benefit of Ventas

        The obligation of Ventas, Merger Sub and OP Merger Sub to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time, of the following additional conditions:

  •
  the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that are made as of another specified date, as of that date) of certain representations and warranties made in the merger agreement by HCT and HCT OP regarding HCT's and HCT OP's organization and subsidiaries, certain aspects of their capital structure, corporate authority relative to the merger agreement, the opinion of Citi, applicability of takeover statutes, the votes required to approve the merger, the partnership merger and the other transactions contemplated by the merger agreement, brokers, agreements with and compensation payable to the Advisor and certain affiliates, and the fees and expenses payable in connection with the merger and the other transactions contemplated by the merger agreement;

  •
  the accuracy in all but de minimis respects as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that are made as of another specified date, as of that date) of representations and warranties by HCT and HCT OP regarding certain aspects of their capitalization;

  •
  the accuracy in all respects, to the reasonable satisfaction of Ventas, as of the effective time of the merger, of representations and warranties by HCT and HCT OP regarding certain tax matters;

  •
  the accuracy of all other representations and warranties made in the merger agreement by HCT and HCT OP (disregarding any materiality or material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that are made as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on HCT;

  •
  HCT's and HCT OP's performance and compliance in all material respects with the agreements and covenants required to be performed or complied with by them on or prior to the closing date;

  •
  receipt by Ventas of an officer's certificate, dated as of the closing date and signed by HCT's chief executive officer or another senior officer on its behalf, certifying that the closing conditions described in the five preceding bullets have been satisfied;

  •
  no material adverse effect with respect to HCT having occurred, or reasonably being expected to occur, since the date of the merger agreement;

  •
  receipt by HCT of an opinion dated as of the closing date from Proskauer regarding HCT's qualification and taxation as a REIT under the Code, on which Ventas is entitled to rely;

  •
  receipt by Ventas of an opinion dated as of the closing date from Wachtell Lipton regarding the merger's qualification as a reorganization within the meaning of Section 368(a) of the Code;

  •
  receipt by Ventas and HCT of certain regulatory approvals, and all waiting periods in respect thereof having expired or been terminated; and

  •
  the termination agreements (as defined below) remaining in full force and effect and no provision thereof having been amended, modified or waived.

Additional Closing Conditions for the Benefit of HCT

        The obligation of HCT and HCT OP to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time, of the following additional conditions:

  •
  the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that are made as of another specified date, as of that date) of certain representations and warranties made in the merger agreement by Ventas, Merger Sub and OP Merger Sub regarding Ventas's, Merger Sub's and OP Merger Sub's organization and subsidiaries, certain aspects of their capital structure, corporate authority relative to the merger agreement, the absence of any required vote of stockholders in connection with the merger, brokers, applicability of the Investment Company Act of 1940 and the inapplicability of "interested stockholder" provisions under Maryland takeover statutes;

  •
  the accuracy in all but de minimis respects as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that are made as of another specified date, as of that date) of representations and warranties by Ventas, Merger Sub and OP Merger Sub regarding certain aspects of Ventas's capital stock;

  •
  the accuracy of all other representations and warranties made in the merger agreement by Ventas, Merger Sub and OP Merger Sub (disregarding any materiality or material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger (or, in the case of representations and warranties that are made as of another specified date, as of that date), except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Ventas;

  •
  Ventas's, Merger Sub's and OP Merger Sub's performance and compliance in all material respects with the agreements and covenants required to be performed or complied with by them on or prior to the closing date;

  •
  receipt by HCT of an officer's certificate dated as of the closing date and signed by Ventas's chief executive officer or other senior officer on its behalf, certifying that the closing conditions described in the four preceding bullets have been satisfied;

  •
  no material adverse effect with respect to Ventas having occurred, or reasonably being expected to occur, since the date of the merger agreement;

  •
  receipt by Ventas of an opinion dated as of the closing date from nationally recognized tax counsel reasonably acceptable to HCT regarding Ventas's qualification and taxation as a REIT under the Code, on which HCT is entitled to rely; and

  •
  receipt by HCT of an opinion dated as of the closing date from Proskauer regarding the merger's qualification as a reorganization within the meaning of Section 368(a) of the Code.

Covenants and Agreements

Conduct of Business of HCT Pending the Merger

        HCT and HCT OP have agreed to certain restrictions on themselves and their subsidiaries until the earlier of the effective time of the merger or the valid termination of the merger agreement. In general, except with Ventas's prior written approval (not to be unreasonably withheld, delayed or conditioned) or as otherwise expressly required or permitted by the merger agreement or required by law, each of HCT and HCT OP has agreed that it will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and use its reasonable best efforts to maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by reasons outside of HCT's or its subsidiaries' control excepted), preserve intact in all material respects its current business organization, goodwill, ongoing businesses and relationships with third parties, keep available the services of its present officers, maintain its insurance policies and maintain the status of HCT as a REIT. HCT has also agreed to use its commercially reasonable efforts to obtain legal opinions of Proskauer that are conditions to the obligations of Ventas, Merger Sub and OP Merger Sub and HCT and HCT OP, as applicable, to complete the merger, to deliver an officer's certificate in connection with opinions of Proskauer and Wachtell Lipton on the effective date of the Form S-4 registration statement satisfying the requirements of Item 601 of Regulation S-K under the Securities Act and on the closing date of the merger, as applicable, and to deliver an officer's certificate that meets certain requirements in connection with the opinion of Proskauer regarding HCT's qualification and taxation as a REIT under the Code. Without limiting the foregoing, HCT has also agreed that, subject to certain exceptions, except with Ventas's prior written approval (not to be unreasonably withheld, delayed or conditioned), to the extent required by law, or as otherwise expressly required or permitted by the merger agreement, it will not, and it will not cause or permit any of its subsidiaries to:

  •
  amend or propose to amend its organizational documents or waive the stock ownership limit in its charter;

  •
  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of HCT or any of its subsidiaries;

  •
  with limited exceptions, including the declaration and payment of monthly dividends in accordance with past practice at a rate not to exceed an annualized rate of $0.68 per share, declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of HCT or any of its subsidiaries or other equity securities or ownership interests in HCT or its subsidiaries;

  •
  redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of HCT or any of its subsidiaries, subject to certain exceptions, including in connection with the withholding of shares of HCT common stock to satisfy withholding obligations with respect to awards granted pursuant to HCT's equity plans, including the vesting of restricted shares;

  •
  with limited exceptions, issue, sell, pledge, dispose, encumber or grant any shares of HCT's or any of its subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of HCT's or any of its subsidiaries' capital stock or other equity interests;

  •
  with limited exceptions, grant, confer, award or modify the terms of any HCT restricted shares or HCT OP LTIP Units, convertible securities, or other rights to acquire, or denominated in, any of HCT's or any of its subsidiaries' capital stock or other equity securities, or amend HCT's equity plans;

  •
  acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $500,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except from any of its wholly owned subsidiaries, subject to certain exceptions with respect to acquisitions already under contract or subject to letters of intent;

  •
  sell, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except for involuntary liens arising by operation of law that would not be material to any of HCT's or its subsidiaries' properties or assets;

  •
  incur, create, assume, refinance, replace, prepay, issue or amend the terms of any indebtedness for borrowed money or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person (other than a wholly owned subsidiary), (i) except for indebtedness incurred under the HCT's existing revolving credit facility in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $1.5 million for general corporate purposes and such additional amounts as may be necessary to consummate certain acquisitions already under contract or subject to letters of intent and the payment of permitted dividends and other distributions, and (ii) other than in connection with amendments of loans required to terminate certain existing indebtedness identified by Ventas (provided that such amendments are in form and substance reasonably acceptable to Ventas) or to assume indebtedness as a result of the consummation of certain acquisitions already under contract or subject to letters of intent;

  •
  make any loans, advances or capital contributions to, or investments in, any other person or entity (including to any of its officers, directors, employees, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons or entities, or enter into any "keep well" or similar agreement to maintain the financial condition of another entity, except by HCT or a wholly owned subsidiary to HCT or a wholly owned subsidiary and loans or advances required to be made to third parties with respect to HCT's leases;

  •
  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material contract, except any termination or renewal that occurs automatically under existing material contracts, the entry into any lender consents in connection with the merger agreement or the transactions contemplated by the merger agreement, and as may be reasonably necessary to comply with the merger agreement, provided that the terms are reasonably acceptable to Ventas;

  •
  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any property leases, except for (i) entering into or renewing any property lease in the ordinary course of business consistent with past practice on market terms and where the aggregate annual payments under any such lease are less than $500,000, and (ii) terminating any property lease as a result of a default by the other party to such lease;

  •
  waive, release, assign any material rights or claims or make any payment, direct or indirect, of any liability of HCT or any of its subsidiaries before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice;

  •
  settle or compromise (i) any legal action, suit, investigation, arbitration or proceeding, in each case made or pending against HCT or any of its subsidiaries, other than settlements providing solely for the payment of money damages to the extent not exceeding, individually or in the aggregate, $100,000 that does not involve the imposition of injunctive or equitable relief against HCT or any of its subsidiaries or an admission of liability or wrongdoing, or (ii) any legal action, suit or proceeding involving any present, former or purported holder or group of holders of HCT common stock, except with respect to legal actions pertaining to disputes relating to the merger agreement;

  •
  subject to limited exceptions, (i) hire, pay any compensation to or terminate (other than for cause) any officer, director (other than payments to directors consistent with past practice), consultant, advisor or employee of HCT or any of its subsidiaries or promote or appoint any person to a position of executive officer or director of HCT or any of its subsidiaries, (ii) increase, or accelerate the vesting or payment of, compensation or benefits of any of its directors, executive officers, consultants (including the Advisor) or employees, or (iii) enter into, amend or adopt any HCT benefit plan;

  •
  fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at December 31, 2013, except as required by a change in GAAP (or any interpretation thereof) or in applicable law, or make any change with respect to accounting policies, unless required by GAAP or the SEC;

  •
  enter into any new line of business;

  •
  fail to duly and timely file all material reports and other material documents required to be filed with Nasdaq, the SEC, or any other governmental authority, subject to extensions permitted by law or applicable rules and regulations;

  •
  subject to limited exceptions, take any action, or fail to take any action, which action or failure would reasonably be expected to cause (A) HCT to fail to qualify as a REIT or (B) any subsidiary of HCT (1) to cease to be treated as a partnership or disregarded entity for United States federal income tax purposes or a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, or (2) that is not treated as a taxable REIT subsidiary as of the date of the merger agreement, to be so treated;

  •
  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except with respect to certain acquisitions under contract or subject to letter of intent as of the date of the merger agreement in a manner that would not reasonably be expected to be adverse to HCT or to prevent or impair its ability to consummate the mergers;

  •
  form any new funds, joint ventures, or non-traded REITs or other pooled investment vehicles;

  •
  take any action to terminate or amend or waive any provision of any advisory or property management contracts, or dealer manager or soliciting dealer agreements or any similar agreements;

  •
  amend or modify the compensation terms or other obligations of HCT contained in the engagement letter with any broker or financial advisor in a manner adverse to HCT, any HCT subsidiary or Ventas, or engage any other financial advisors in connection with the transactions contemplated by the merger agreement;

  •
  subject to limited exceptions, make, change or rescind any tax election, change a material method of tax accounting, amend any material tax return, settle or compromise any material federal, state, local or foreign income tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or surrender any right to claim a material refund of taxes; or

  •
  authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Conduct of Business of Ventas Pending the Merger

        Ventas, Merger Sub and OP Merger Sub have agreed to certain restrictions on themselves and Ventas's subsidiaries until the earlier of the effective time of the merger or the valid termination of the merger agreement. Ventas, Merger Sub and OP Merger Sub have agreed to use their commercially reasonable efforts to obtain the legal opinions of a nationally recognized tax counsel and Wachtell Lipton that are conditions to the obligations of HCT and HCT OP and Ventas, Merger Sub and OP Merger Sub, respectively, to complete the merger and to deliver an officer's certificate in connection with opinions of Proskauer and Wachtell Lipton on the effective date of the Form S-4 registration statement satisfying the requirements of Item 601 of Regulation S-K under the Securities Act and on the closing date of the merger, as applicable, and to deliver an officer's certificate of Ventas in connection with the opinion of a nationally recognized tax counsel that is a condition to the obligations of HCT and HCT OP to complete the merger. Without limiting the foregoing, each of Ventas, Merger Sub and OP Merger Sub has also agreed that, subject to certain exceptions, except with HCT's prior written approval (not to be unreasonably withheld, delayed or conditioned), to the extent required by law, or as otherwise expressly required or permitted by the merger agreement, it will not, and it will not cause or permit any of its subsidiaries to:

  •
  amend or propose to amend Ventas's organizational documents in a manner that would adversely affect the economic benefits of the mergers to the holders of HCT common stock;

  •
  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Ventas, Merger Sub or OP Merger Sub;

  •
  adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

  •
  take any action, or fail to take any action, which action or failure would reasonably be expected to cause (A) Ventas to fail to qualify as a REIT or (B) any subsidiary of Ventas (1) to cease to be treated as a partnership or disregarded entity for United States federal income tax purposes or a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, or (2) that is not treated as a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code as of the date of the merger agreement, to be so treated; or

  •
  authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

No Solicitation of Transactions by HCT

        HCT will not, and HCT will cause its subsidiaries not to, and will not authorize and will use reasonable best efforts to cause its and their officers and directors, managers or the equivalent, and any of their other representatives not to, directly or indirectly through another person, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any acquisition proposal or inquiry relating to an acquisition proposal, (iii) approve or recommend an acquisition proposal, or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or any other similar agreement (other than a confidentiality agreement containing provisions as to the treatment of confidential information that are no less favorable in any material respect to HCT and its subsidiaries than the terms of the confidentiality agreement between HCT and Ventas entered into in accordance with the limitations described below) providing for or relating to an acquisition proposal, or (iv) propose or agree to do any of the foregoing.

        For the purposes of the merger agreement, "acquisition proposal" means, subject to certain exceptions, any bona fide inquiry, proposal or offer made by any person or entity, whether in one transaction or a series of related transactions, relating to (i) any merger, consolidation, share exchange, business combination or similar transaction involving HCT or its subsidiaries, (ii) any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of any assets of HCT or its subsidiaries representing 15% or more of the consolidated assets of HCT or its subsidiaries taken as a whole as determined on a book-value basis, (iii) any issue, sale or other disposition of (including by way of merger, consolidation, joint venture, business combination, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the voting power of HCT, (iv) any tender offer or exchange offer in which any person or "group" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of 15% or more of the outstanding shares of any class of voting securities of HCT, or (v) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to HCT in which a third party acquires beneficial ownership of 15% or more of the outstanding shares of any class of voting securities of HCT.

        Notwithstanding the restrictions set forth above, the merger agreement provides that, at any time prior to the approval of the merger agreement and the merger by HCT stockholders, HCT may, directly or indirectly, in response to an unsolicited bona fide written acquisition proposal from a third party made after the date of the merger agreement, (i) furnish non-public information to such third party pursuant to a confidentiality agreement containing provisions as to the treatment of confidential information that are no less favorable in any material respect to HCT and its subsidiaries than the terms of HCT's confidentiality agreement with Ventas (provided that such confidentiality agreement expressly permits HCT and its subsidiaries to comply with any provision of the merger agreement and does not contain any provision that adversely affects the rights of HCT or any of its subsidiaries under the merger agreement upon their compliance with any provision of the merger agreement and provided, further, that all such information is provided to Ventas prior to or substantially at the same time that such information is provided to such third party if it has not been provided previously) and (ii) engage in discussions or negotiations with such third party and its representatives if the HCT Board determines in good faith, after consultation with outside legal counsel and financial advisors, that the acquisition proposal constitutes, or is reasonably likely to result in, a superior proposal (as defined below).

        HCT must notify Ventas promptly (but in no event later than 24 hours) after receipt of any acquisition proposal or any request for non-public information relating to HCT or any of its subsidiaries by any third party, or any inquiry from any person or entity seeking to have discussions or negotiations with HCT relating to a possible acquisition proposal. HCT must also promptly, and in any event within 24 hours, notify Ventas if it enters into discussions or negotiations concerning any acquisition proposal or provides non-public information or data to any person and keep Ventas informed of the status and material terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all related material documentation or material correspondence.

        Except as described below, neither the HCT Board nor any committee thereof may (i) withhold, withdraw, modify or qualify (or publicly propose to withhold, withdraw, modify or qualify), in a manner adverse to Ventas, Merger Sub or OP Merger Sub, the HCT Board's recommendation to HCT stockholders that they approve the merger agreement and the merger, (ii) approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any acquisition proposal, (iii) fail to include the HCT Board's recommendation in this proxy statement/prospectus or any Schedule 14D-9, as applicable, (iv) fail to publicly recommend against any acquisition proposal within five business days of the request of Ventas and/or to reaffirm the HCT Board's recommendation within five business days of the request of Ventas, or such fewer number of days as remains prior to the HCT special meeting (provided that Ventas is not permitted to make such a request on more than one occasion in respect of each acquisition proposal and on more than one occasion in respect of each material modification to an acquisition proposal), or (v) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend) or cause or permit HCT or any of its subsidiaries to enter into, an alternative acquisition agreement (other than a confidentiality agreement entered into in accordance with the limitations described above). In this proxy statement/prospectus, we refer to clauses (i) through (v) above as an "adverse recommendation change."

        Notwithstanding the foregoing, (A) at any time prior to obtaining the approval of HCT's stockholders, if the HCT Board (x) has received an unsolicited bona fide acquisition proposal that did not result from a breach of the provisions described above and that, in the good faith determination of the HCT Board, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal (after giving effect to any adjustments offered by Ventas in exercising its matching right described below), and such acquisition proposal is not withdrawn, and (y) determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable law, then HCT may terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to such superior proposal (provided that HCT pays to Ventas the break-up fee described below) or make an adverse recommendation change, including approving or recommending such superior proposal; or (B) in response to an intervening event, if the HCT Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable law, HCT may make an adverse recommendation change.

        For the purposes of the merger agreement, "superior proposal" means any bona fide written acquisition proposal (except that, for purposes of this definition, the references in the definition of "acquisition proposal" to "15%" are replaced by "50%") made by a third party on terms that the HCT Board determines in good faith, after consultation with HCT's outside legal counsel and financial advisors, taking into account all financial, legal, regulatory and any other aspects of the transaction described in such proposal that the HCT Board deems relevant, including the identity of the person or entity making the proposal, any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any changes to the financial terms of the merger agreement proposed by Ventas in response to such proposal or otherwise, to be (i) more favorable to HCT and its stockholders (solely in their capacity as stockholders) from a financial point of view than the transactions contemplated by the merger agreement and (ii) reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed.

        For purposes of the merger agreement, "intervening event" means any material event or development or material change in circumstances first occurring after the date of the merger agreement and prior to receipt of the HCT stockholder approval, to the extent that such event, development or change in circumstances was not reasonably foreseeable (or if foreseeable, the consequences of which were not reasonably foreseeable) as of or prior to the date of the merger agreement, excluding, however, (i) the receipt, existence or terms of an acquisition proposal or any matter relating thereto or consequence thereof or (ii) changes in the market price or trading volume of common stock of HCT or Ventas or the fact that HCT meets or exceeds (or that Ventas fails to meet or exceed) internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying causes of such event will not be excluded.

        The HCT Board is not entitled to effect an adverse recommendation change or terminate the merger agreement in order to enter into an alternative acquisition agreement in respect of a superior proposal unless, with respect to any superior proposal or intervening event, (i) HCT has provided a written notice to Ventas, Merger Sub and OP Merger Sub that it intends to take such action, specifying in reasonable detail the reasons therefor and describing the material terms and conditions of (and attaching a complete copy of) the superior proposal that is the basis of such action, if applicable, (ii) during the following three business days, HCT negotiates with Ventas, Merger Sub and OP Merger Sub in good faith (if desired by Ventas, Merger Sub and OP Merger Sub) to adjust the terms of the merger agreement so that the adverse recommendation change or termination of the merger agreement is no longer necessary and (iii) the HCT Board has subsequently determined in good faith, after consultation with its outside legal counsel and financial advisors that (a) in the case of an adverse recommendation change due to a superior proposal, the superior proposal giving rise to the notice continues to constitute a superior proposal, and (b) in the case of an adverse recommendation change due to a superior proposal or an intervening event, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable law. Any material change to the terms of such superior proposal, including any change to the financial terms, and any material change to the facts and circumstances relating to an intervening event, will require a new notice and give rise to a new match right for Ventas.

        The merger agreement does not prohibit HCT or the HCT Board, directly or indirectly through its representatives, from disclosing to HCT's stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or making any disclosure to its stockholders if the HCT Board has determined, after consultation with outside legal counsel, that the failure to do so would be inconsistent with applicable law (provided that any disclosure other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, an express rejection of any applicable acquisition proposal or an express reaffirmation of the recommendation of the HCT Board to the HCT stockholders to vote in favor of the approval of the merger agreement and the merger will be deemed to be an adverse recommendation change).

        The merger agreement required HCT to immediately cease any existing discussions, negotiations or communications conducted before the execution of the merger agreement with respect to any acquisition proposal and requires HCT and its subsidiaries to enforce any confidentiality or standstill provisions or provisions of similar effect that they may have against third parties. HCT must also use all reasonable best efforts to cause third parties who were furnished confidential information regarding HCT and its subsidiaries in connection with the solicitation of or discussions regarding an acquisition proposal within the six months prior to the execution of the merger agreement to promptly return or destroy such information (to the extent they are entitled to have such information returned or destroyed).

Form S-4, Proxy Statement/Prospectus; Stockholders Meetings

        HCT and Ventas agreed to prepare and cause to be filed with the SEC a registration statement on Form S-4 with respect to the merger, which includes this proxy statement/prospectus, as promptly as reasonably practicable. HCT and Ventas also agreed to use their reasonable best efforts to (i) have the Form S-4 registration statement declared effective under the Securities Act as promptly as practicable after filing, (ii) ensure that the Form S-4 registration statement complies in all material respects with the applicable provisions of the Exchange Act and Securities Act, and (iii) keep the Form S-4 registration statement effective for so long as necessary to complete the merger.

        HCT agreed to use its reasonable best efforts to cause this proxy statement/prospectus to be mailed to its stockholders entitled to vote at the HCT special meeting and to hold its special meeting as soon as practicable after the Form S-4 registration statement is declared effective. HCT further agreed to include in this proxy statement/prospectus its recommendation to its stockholders that they approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to use its reasonable best efforts to obtain its stockholder approval, unless the HCT Board makes an adverse recommendation change in accordance with the provisions of the merger agreement described above.

Efforts to Complete Transactions; Consents

        Each of HCT, Ventas, Merger Sub and OP Merger Sub has agreed to use its reasonable best efforts to take all actions and do all things necessary, proper or advisable under applicable laws or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the mergers and the other transactions contemplated by the merger agreement, including obtaining all necessary actions or nonactions, waivers, consents (including lender consents) and approvals from governmental authorities or other persons or entities in connection with the mergers and the other transactions contemplated by the merger agreement, making all necessary government filings and submissions, executing and delivering all additional instruments necessary to consummate the mergers and the transactions contemplated by the merger agreement, and defending any lawsuits or other legal proceedings challenging the merger agreement, the mergers or the other transactions contemplated by the merger agreement.

        Each of HCT, Ventas, Merger Sub and OP Merger Sub has agreed to provide any necessary notices to third parties and to use its reasonable best efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the mergers. Each of the parties to the merger agreement is required to furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a governmental authority, including promptly informing the other parties of such inquiry, consulting in advance before making any presentations or submissions to a governmental authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any governmental authority with respect to the merger agreement. To the extent reasonably practicable, the parties or their representatives will have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their affiliates that appears in any filing made with, or written materials submitted to, any governmental authority in connection with the mergers and the other transactions contemplated by the merger agreement, except that confidential, competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, none of the parties to the merger agreement will, nor will they permit their respective representatives to, participate independently in any meeting or engage in any substantive conversation with any governmental authority in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable law, without giving the other parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such governmental authority.

        Ventas agreed to provide assistance, furnish information to and otherwise cooperate with HCT as HCT reasonably requests in connection with any actions contemplated to be taken by HCT to obtain lender consents, including by agreeing to provide, from and after the closing, customary non-recourse carve-out, or "bad boy," guarantees, unless Ventas elects to exclude such lender consents from the applicable provisions of the merger agreement that relate to lender consents.

Access to Information; Confidentiality

        The merger agreement requires HCT to provide, with limited exceptions, to Ventas, Merger Sub and OP Merger Sub and their representatives, upon reasonable notice and during normal business hours, reasonable access to HCT's properties, offices, books, contracts, commitments, personnel and records, and HCT is required to furnish reasonably promptly to Ventas, Merger Sub and OP Merger Sub and their representatives a copy of each report, schedule, registration statement and other document filed prior to closing pursuant to federal or state securities laws and all other information concerning its business, properties and personnel as they may reasonably request, as well as certain additional access reasonably requested to confirm the accuracy of certain representations and warranties of HCT.

        Ventas, Merger Sub and OP Merger Sub have agreed to hold, and to cause its representatives and affiliates to hold, any non-public information in confidence to the extent required by the terms of its existing confidentiality agreement.

Notification of Certain Matters; Transaction Litigation

        HCT, on the one hand, and Ventas, Merger Sub and OP Merger Sub, on the other hand, have agreed to provide prompt notice to the other of any notice received from any governmental authority in connection with the merger agreement or the transactions contemplated by the merger agreement, including the mergers, or from any person or entity alleging that its consent is or may be required in connection with any such transaction.

        HCT, on the one hand, and Ventas, Merger Sub and OP Merger Sub, on the other hand, have agreed to provide prompt notice to the other if any representation or warranty made by it in the merger agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the outside date, if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the merger agreement or if, to its knowledge, the occurrence of any state of facts, change, development, event or condition would cause, or reasonably be expected to cause, any of the conditions to closing not to be satisfied or satisfaction to be materially delayed.

        Each party has agreed to give prompt written notice to the others upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or to any of its subsidiaries which could reasonably be expected to have, individually or in the aggregate, a material adverse effect on HCT or Ventas, as applicable.

        HCT, on the one hand, and Ventas, Merger Sub and OP Merger Sub, on the other hand, have agreed (i) to provide prompt notice to the other of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving such party or any of its subsidiaries in connection with the merger agreement, the mergers or the other transactions contemplated by the merger agreement, and (ii) to allow the other the opportunity to reasonably participate in the defense and settlement of any stockholder litigation and not to agree to a settlement of any stockholder litigation without the other's consent (not to be unreasonably withheld).

Termination of Advisory and Other Agreements

        Concurrently with the execution of the merger agreement, HCT entered into an amendment to the Advisory Agreement dated as of April 7, 2014 by and among HCT, HCT OP and the Advisor, which we refer to as the advisory agreement amendment. Under the advisory agreement amendment, the parties to the Advisory Agreement agreed to terminate the Advisory Agreement immediately prior to, and contingent upon, the closing of the merger without the need for the 60 days' advance notice required under the Advisory Agreement. The advisory agreement amendment will, however, automatically terminate and be of no further force or effect if the merger agreement is terminated in accordance with its terms. Also, concurrently with the execution of the merger agreement, HCT entered into an amendment to the Property Management Agreement dated February 18, 2011, by and among HCT, HCT OP and the Property Manager, which we refer to as the property management agreement amendment. Under the property management agreement amendment, the parties agreed to terminate the Property Management Agreement immediately prior to, and contingent upon, the closing of the merger. The property management agreement amendment will, pursuant to its terms, automatically terminate and be of no further force or effect if the merger agreement is terminated in accordance with its terms. Also, concurrently with the execution of the merger agreement, HCT OP and the SLP entered into an amendment to the Listing Note Agreement, which we refer to as the listing note amendment, to provide that: (1) immediately prior to, and contingent upon, the closing of the merger, the SLP will be deemed to have contributed its right to distributions from HCT OP pursuant to its special limited partner interest in HCT OP, the amount of which distributions are evidenced by the Listing Note Agreement, to HCT OP in exchange for 5,613,374 limited partnership units in HCT OP; and (2) the Listing Note Agreement will terminate upon receipt by the SLP of such limited partnership units. The listing note amendment will, pursuant to its terms, automatically terminate and be of no further force or effect if the merger agreement is terminated in accordance with its terms. Also, concurrently with the execution of the merger agreement, HCT, HCT OP and the Advisor entered into an agreement terminating the OPP, which we refer to as the OPP termination agreement. Under the OPP termination agreement, the OPP will terminate without payment to the Advisor effective as of immediately prior to the effective time contingent on the occurrence of the effective time. The advisory agreement amendment, the property management agreement amendment, the listing note amendment, and the OPP termination agreement are referred to collectively as the "termination agreements." The termination agreements were entered into pursuant to the requirements of the merger agreement, and, as described above, it is a condition to the obligation of Ventas, Merger Sub and OP Merger Sub to complete the merger that the termination agreements remain in full force and effect and that no provision thereof has been amended, modified or waived. See "—Conditions to Completion of the Merger" beginning on page 79.

        Immediately prior to the closing of the merger, HCT will deliver to the Advisor and the Property Manager all amounts owed to them under the Advisory Agreement and the Management Agreement, respectively, and HCT will cause the Advisor, the SLP, the Property Manager, and any other affiliates of HCT or of the Advisor to execute a full and unconditional release of any claims or liabilities whatsoever that they may have against HCT, any of its subsidiaries, Ventas, any affiliate of Ventas or the surviving entity in the merger (in each case, other than indemnification rights in favor of the Advisor or its affiliates that, as of the date of the merger agreement, exist under such agreements).

None of HCT OP, HCT nor any subsidiaries of HCT may make any payment or distribution of any kind to the SLP, the Advisor, or any of their affiliates pursuant to the Listing Note Agreement, other than at the closing of the merger as expressly provided in the listing note amendment. In addition, except as expressly contemplated by the merger agreement, neither HCT nor any of its subsidiaries may make any payment or distribution to the Advisor, the SLP, the Property Manager, any affiliate of HCT, any affiliate of the Advisor, or certain other entities other than (x) compensation payable to the Advisor and the Property Manager in the ordinary course consistent with past practice (other than in connection with the transactions contemplated by the merger agreement) in accordance with such agreements as in effect on the date of the merger agreement, (y) distributions permitted by the merger agreement in respect of the limited partnership units and LTIP Units held by such entities in accordance with the terms of the HCT OP partnership agreement and the OPP, respectively, and (z) certain fees and expenses payable to RCS Capital pursuant to the RCS Capital letter agreement.

Stock Exchange Listing

        Ventas has agreed to use its reasonable best efforts to cause the shares of Ventas common stock to be issued in connection with the merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time of the merger.

Indemnification of Directors and Officers; Insurance

        For a period of six years after the effective time of the merger, pursuant to the terms of the merger agreement and subject to certain limitations, the surviving entity will indemnify, defend and hold harmless among others, each officer and director of HCT, for actions or omissions at or prior to the effective time of the merger in their capacity as such, including with respect to the transactions contemplated by the merger agreement.

        Prior to the effective time of the merger, HCT has agreed to (or, if HCT is unable to, Ventas has agreed to cause the surviving entity in the merger to) obtain and pay for a non-cancelable extension of the coverage afforded by HCT's existing directors' and officers' liability insurance policies and HCT's existing fiduciary liability insurance policies covering at least six years after the effective time of the merger with respect to any claim related to any period of time at or prior to the effective time of the merger from one or more insurance carriers with terms and retentions that are no less favorable in the aggregate than the coverage provided under HCT's existing policies, as long as the annual premium does not exceed, for any one year, 300% of the annual aggregate premium(s) under HCT's existing policies.

        If HCT or the surviving entity does not obtain a "tail" policy as of the effective time of the merger, (i) the surviving entity will maintain in effect, for a period of at least six years after the effective time of the merger, HCT's existing policies in effect on the date of the merger agreement, on terms and limits of liability that are no less favorable in the aggregate than the coverage provided on the date of the merger agreement or (ii) Ventas will provide, or cause the surviving entity to provide, for a period of at least six years after the effective time of the merger, comparable D&O insurance from one or more insurance carriers with terms and retentions that are no less favorable in the aggregate than the coverage provided under HCT's existing policies, or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Notwithstanding the foregoing, (i) neither Ventas nor the surviving entity will be required to pay annual premiums in excess of (for any one year) 300% of the annual premium currently paid by HCT for such insurance, and (ii) if the annual premiums exceed such amount, Ventas or the surviving entity will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Public Announcements

        Ventas, Merger Sub, OP Merger Sub, HCT and HCT OP have agreed, subject to certain exceptions, that they and their respective affiliates will consult with, and receive consent (not to be unreasonably withheld, conditioned or delayed) from, each other before issuing any press release or otherwise making any public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement.

Financing

        HCT has agreed to, and to cause its subsidiaries to and use commercially reasonable efforts to cause their respective representatives to, cooperate with Ventas, Merger Sub and OP Merger Sub in connection with any efforts to arrange debt financing or maintain, and amend or increase, their existing credit facilities, for (in whole or in part) satisfying the obligations of Ventas to pay (i) any cash consideration and other amounts due by Ventas, Merger Sub or OP Merger Sub under the merger agreement, (ii) any expenses and (iii) the refinancing of HCT's credit agreement or any other indebtedness of HCT or its subsidiaries.

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants related to:

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  HCT taking all action necessary to terminate its equity plans, unless otherwise notified by Ventas in writing, prior to the effective time of the merger;

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  each of Ventas and HCT using its reasonable best efforts to cause the merger to qualify as a reorganization under the Code;

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  Ventas taking all necessary actions to (i) cause Merger Sub and OP Merger Sub to perform their respective obligations under the merger agreement and to consummate the mergers on the terms and conditions set forth in the merger agreement and (ii) ensure that, prior to the effective time of the merger, Merger Sub does not conduct any business or make any investments or incur or guarantee any indebtedness other than as contemplated by the merger agreement, and HCT taking all necessary actions to cause HCT OP to perform its obligations under the merger agreement and to consummate the mergers on the terms and conditions set forth in the merger agreement;

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  each of HCT and Ventas taking all necessary or appropriate steps to ensure that any disposition of HCT common stock and any acquisition of Ventas common stock in connection with the merger and the other transactions contemplated by the merger agreement by certain individuals are exempted pursuant to Rule 16b-3 promulgated under the Exchange Act;

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  Ventas and its subsidiaries voting all HCT common stock they beneficially own as of the record date of the HCT special meeting, if any, in favor of approval of the merger;

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  HCT causing the transfer and assignment to HCT or one of its subsidiaries of all of the rights, interests and obligations of each affiliate of HCT, as applicable, in certain existing letters of intent or purchase and sale agreements, and HCT's obligation to, and to cause its subsidiaries and affiliates or other acquiring party (on their behalf) to, (a) if requested or consented to by Ventas, use reasonable best efforts to negotiate and execute purchase and sale agreements in the name of HCT (or, if requested by Ventas, a subsidiary of HCT), generally reflecting the terms of certain existing letters of intent and other customary or reasonable provisions agreed upon on the basis of an arm's length negotiation in consultation with Ventas, provided that HCT and its subsidiaries and affiliates will not enter into any definitive agreement or otherwise become subject to any binding obligation in connection with such letters of intent or purchase and sale agreements without Ventas's prior written consent (and Ventas will not unreasonably delay its decision as to whether to grant such consent upon request), and (b) use commercially reasonable efforts to consummate the closing of the transactions contemplated by certain existing purchase and sale agreements pursuant to the terms of such agreements;

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  HCT disposing of certain properties without any continuing obligations or liabilities of HCT or any of its subsidiaries, for no less than $40 million in cash, if requested by Ventas at least 45 days prior to the anticipated closing date of the merger;

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  both Ventas and HCT declaring a prorated dividend to their respective stockholders for the period between the record date of their last dividend and the closing of the merger, at the same rate as their respective dividends for the prior period, for which the record and payment dates will be the close of business on the last business day prior to the effective time of the merger;

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  other than as described above, Ventas making, declaring or setting aside any dividend or other distribution to its common stockholders other than the authorization and payment of regular quarterly cash dividends at an annual rate not in excess of $2.90 per share (with such increases in the annual rate as may be approved by the Ventas Board from time to time); and

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  with respect to the HCT credit agreement and any other indebtedness identified by Ventas in writing at least ten business days prior to the closing date, (i) HCT and its subsidiaries using reasonable best efforts to deliver all notices and take other actions required to facilitate the termination of commitments in respect of such indebtedness, repayment in full of all obligations in respect of such indebtedness and release of any liens and guarantees in connection therewith on the closing date and (ii) HCT and its subsidiaries using reasonable best efforts to deliver to Ventas a customary payoff letter with respect to the HCT credit agreement and each such other series of indebtedness, executed by the lenders thereunder (or the applicable agent thereunder on their behalf), in form and substance reasonably satisfactory to Ventas, no later than three business days prior to the closing date (or such later date as Ventas may agree in writing, but in any event, on or prior to the closing date), setting forth all amounts (including the outstanding principal, accrued and unpaid interest and all prepayment, defeasance or other fees and penalties) required to be paid by HCT or any of its subsidiaries under the HCT credit agreement to cause the termination thereof on the closing date and the release of all liens, if any, in connection therewith on the assets of HCT or any of its subsidiaries or otherwise on the business or operations of HCT or any of its subsidiaries.

Termination of the Merger Agreement

Termination by Mutual Agreement

        The merger agreement may be terminated at any time before the effective time of the merger by the mutual written agreement of Ventas and HCT.

Termination by Either Ventas or HCT

        The merger agreement may also be terminated prior to the effective time of the merger by either Ventas or HCT if:

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  the merger has not been consummated on or before January 31, 2015, which we refer to as the outside date; provided that this termination right will not be available to a party if that party failed to perform its obligations under the merger agreement and that failure was a principal cause of, or resulted in, the merger not closing by the outside date; and provided further that either party can extend the outside date for up to four successive one-month periods if all of the conditions to Ventas's obligation to close the merger have been satisfied other than the receipt of required regulatory approvals or the condition relating to the accuracy of the representations and warranties of HCT and HCT OP regarding certain tax matters;

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  a governmental authority of competent jurisdiction has issued a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order or other action becomes final and non-appealable (provided that this termination right will not be available to a party if the issuance of such order was primarily due to the failure of such party to perform any of its obligations under the merger agreement); or

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  HCT stockholders fail to approve the merger agreement and the merger at a duly convened meeting at which the merger has been voted upon (provided that this termination right will not be available to a party if the failure to obtain such HCT stockholder approval was primarily due to that party's failure to perform any of its obligations under the merger agreement).

        The failure of a party to perform its obligations includes, in the case of Ventas, the failure of Merger Sub and OP Merger Sub and, in the case of HCT, the failure of HCT OP, to do so.

Termination by Ventas

        The merger agreement may also be terminated prior to the effective time of the merger by Ventas if:

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  HCT or HCT OP has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements in the merger agreement (other than representations and warranties regarding certain tax matters) that would, or would reasonably be expected to, result in a failure of Ventas's condition to consummation of the merger related to the accuracy of HCT's and HCT OP's representations and warranties or HCT's and HCT OP's material performance of or compliance with its obligations under the merger agreement and such breach cannot be cured on or before the outside date or, if curable, is not cured by HCT within 20 days after receiving written notice of such breach or failure (provided that this termination right will not be available to Ventas if Ventas, Merger Sub or OP Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement and such breach would result in the failure of HCT's condition to consummation of the merger related to the accuracy of Ventas's, Merger Sub's and OP Merger Sub's representations and warranties or Ventas's, Merger Sub's and OP Merger Sub's material performance of or compliance with their obligations under the merger agreement); or

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  (i) the HCT Board has made an adverse recommendation change, (ii) HCT has materially breached its obligation to recommend through the HCT Board that HCT stockholders vote for the merger and to use its reasonable best efforts to solicit and obtain the approval of HCT stockholders for the merger or (iii) HCT has materially breached its obligations under the provision of the merger agreement regarding solicitation of acquisition proposals. Ventas may not terminate the agreement if (ii) or (iii) have been fully cured by HCT within five calendar days following HCT's receipt of written notice of such material breach, provided that any material breach under (ii) and (iii) that results in an alternative acquisition proposal for HCT that is publicly disclosed is not curable.

Termination by HCT

        The merger agreement may also be terminated prior to the effective time of the merger by HCT:

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  if Ventas, Merger Sub or OP Merger Sub has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements in the merger agreement that would, or would reasonably be expected to, result in a failure of HCT's condition to consummation of the merger related to the accuracy of Ventas's, Merger Sub's and OP Merger Sub's representations and warranties or Ventas's, Merger Sub's and OP Merger Sub's material performance of or compliance with their obligations under the merger agreement and such breach cannot be cured by Ventas, Merger Sub or OP Merger Sub on or before the outside date or, if curable, is not cured by Ventas, Merger Sub or OP Merger Sub within 20 days after receiving written notice of such breach or failure (provided that this termination right will not be available to HCT if HCT is then in breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement and such breach would result in the failure of Ventas's condition to consummation of the merger related to the accuracy of HCT's representations and warranties or HCT's material performance of or compliance with its obligations under the merger agreement); or

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  at any time prior to the approval of the merger and the merger agreement by the HCT stockholders in order to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the provisions of the merger agreement relating to acquisition proposals (including Ventas's matching rights) described above, provided that such termination will be null and void unless HCT concurrently pays the termination payment described under "—Termination Payment: Break-up Fee and Expense Reimbursement" below.

Termination Payment: Break-up Fee and Expense Reimbursement

        HCT has agreed to pay Ventas a break-up fee in the amount of $55.0 million if the merger agreement is terminated by:

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  either HCT or Ventas because the merger is not consummated by the outside date (as such date may be extended) and HCT stockholder approval has not been obtained prior to termination, or by Ventas because HCT or HCT OP breached or failed to perform in any material respects its representations, warranties, covenants or agreements as described above, and, in each case, an acquisition proposal for 50% or more of HCT's common stock or assets is made to HCT or any person has publicly announced an intention (whether or not conditional) to make an acquisition proposal after the date of the merger agreement which is not publicly withdrawn without qualification prior to such termination, and HCT consummates or executes a definitive agreement regarding an acquisition proposal for 50% or more of HCT's common stock or assets within 12 months of this termination (whether or not the same acquisition proposal as that referred to above);

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  either HCT or Ventas because HCT stockholders do not approve the merger agreement and the merger at a duly convened meeting at which the merger has been voted upon and an acquisition proposal for 50% or more of HCT's common stock or assets is made to HCT or any person has publicly announced an intention (whether or not conditional) to make an acquisition proposal after the date of the merger agreement which is not publicly withdrawn without qualification prior to the HCT stockholders meeting, and HCT consummates or executes a definitive agreement regarding an acquisition proposal for 50% or more of HCT's common stock or assets within 12 months of this termination (whether or not the same acquisition proposal as that referred to above);

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  HCT at any time prior to the approval of the merger and the merger agreement by the HCT stockholders in order to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the provisions of the merger agreement relating to acquisition proposals (including Ventas's matching rights); or

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  (A) Ventas because the HCT Board has made an adverse recommendation change, HCT has materially breached its obligation to recommend through the HCT Board that HCT stockholders vote for the merger and to use its reasonable best efforts to solicit and obtain the approval of HCT stockholders for the merger or HCT has materially breached its obligations under the provision of the merger agreement regarding solicitation of acquisition proposals, or (B) HCT because HCT stockholders do not approve the merger agreement and the merger at a duly convened meeting at which the merger has been voted upon, and at the time of such termination Ventas would have been permitted to terminate the merger agreement pursuant to clause (A).

        HCT has agreed to reimburse Ventas for expenses in an amount equal to $10.0 million if the merger agreement is terminated by either HCT or Ventas because HCT stockholders do not approve the merger agreement and the merger at a duly convened meeting at which the merger has been voted upon. In the event that the expense reimbursement is paid to Ventas, and the break-up fee subsequently becomes payable pursuant to the second bullet above, the expense reimbursement will be credited against the break-up fee subsequently payable.

Miscellaneous Provisions

Payment of Expenses

        Other than as described above under "—Termination Payment: Break-up Fee and Expense Reimbursement," the merger agreement provides that each party will pay its own fees and expenses in connection with the merger agreement, except that HCT and Ventas will share equally all expenses related to the printing, filing and distribution of this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus forms a part (other than attorneys' and accountants' fees).

Specific Performance

        The parties to the merger agreement are entitled to seek injunctions, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in addition to any and all other remedies at law or in equity.

Amendment

        The parties to the merger agreement may amend the merger agreement by written agreement executed and delivered by their duly authorized officers, provided that, after approval of the merger and the other transactions contemplated by the merger agreement by HCT's stockholders, no amendment may be made which changes the form or amount of the consideration to be delivered to the holders of HCT common stock or which by law or in accordance with the rules of any stock exchange requires further approval by HCT's stockholders, without the approval of such stockholders.

Waiver

        Prior to the effective time of the merger, HCT or HCT OP, on the one hand, and Ventas, Merger Sub or OP Merger Sub, on the other hand, may extend the time for performance of any obligation of the other or waive any inaccuracy in the representations and warranties of the other or their compliance with any agreement or condition contained in the merger agreement, to the extent permitted by law.

Governing Law

        The merger agreement is governed by the laws of the State of Maryland (without giving effect to choice of law principles thereof).

First Amendment to the Merger Agreement

        On September 15, 2014, Ventas, Merger Sub, OP Merger Sub, HCT and HCT OP entered into the first amendment to the merger agreement. The amendment provides that, subject to the satisfaction of the closing conditions set forth in the merger agreement, Ventas, Merger Sub and OP Merger Sub are not required to consummate the transactions contemplated under the merger agreement until the earlier of the date that is five business days after the receipt of certain third-party consents and the outside date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of HCT common stock.

        This discussion is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

        This discussion does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes or (iii) tax reporting requirements applicable to the merger. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to holders of Ventas or HCT common stock that are subject to special treatment under U.S. federal income tax law, including, for example:

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  financial institutions;

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  partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;

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  insurance companies;

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  pension plans or other tax-exempt organizations, except to the extent discussed below;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting;

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  persons that hold their common stock as part of a straddle, hedge, constructive sale or conversion transaction;

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  persons that do not hold their common stock as a capital asset within the meaning of Section 1221 of the Code;

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  regulated investment companies;

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  REITs;

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  certain U.S. expatriates;

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  persons whose "functional currency" is not the U.S. dollar;

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  persons who acquired their HCT common stock through the exercise of an employee stock option or otherwise as compensation; and

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  persons who are not U.S. holders.

        Determining the actual tax consequences of the merger to a U.S. holder of HCT common stock may be complex. They will depend on the holder's specific situation and on factors that are not within the control of Ventas or HCT. U.S. holders should consult their tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and changes in those laws.

        Generally, for purposes of this discussion, a "U.S. holder" is a person that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds Ventas or HCT common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partnership or entity treated as a partnership for U.S. federal income tax purposes holding Ventas or HCT common stock, and the partners in such partnership, should consult their own tax advisors.

Material U.S. Federal Income Tax Consequences of the Merger

        Ventas and HCT intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to Ventas's obligation to complete the merger that Ventas receive an opinion from Wachtell Lipton, special counsel to Ventas, to the effect that, for U.S. federal income tax purposes, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to HCT's obligation to complete the merger that HCT receive an opinion from Proskauer, special counsel to HCT, to the effect that, for U.S. federal income tax purposes, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on factual representations made by Ventas and HCT, and on customary assumptions. These tax opinions represent the legal judgment of outside counsel to Ventas and HCT and are not binding on the Internal Revenue Service (the "IRS").

        No ruling from the IRS has been or will be requested relating to the tax consequences of the merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein or the conclusions set forth in the tax opinions. If the condition relating to either tax opinion to be delivered at closing is waived, this proxy statement/prospectus will be amended and recirculated.

        The U.S. federal income tax consequences of the merger to a U.S. holder of HCT common stock generally will depend on whether the U.S. holder exchanges its HCT common stock for cash, Ventas common stock or a combination of cash and Ventas common stock.

U.S. Federal Income Tax Consequences to Holders

        Provided the merger is treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code:

        Exchange Solely for Cash.    A U.S. holder of HCT common stock who receives solely cash in exchange for shares of HCT common stock pursuant to the merger generally will recognize gain or loss equal to the difference between the amount of cash received and such holder's adjusted U.S. federal income tax basis in the shares of HCT common stock surrendered.

        Exchange Solely for Ventas Common Stock.    A U.S. holder of HCT common stock who receives solely shares of Ventas common stock in exchange for shares of HCT common stock pursuant to the merger generally will not recognize any gain or loss except in respect of cash received in lieu of a fractional share of Ventas common stock (as discussed below).

        Exchange for Ventas Common Stock and Cash.    A U.S. holder of HCT common stock who receives a combination of Ventas common stock and cash in exchange for shares of HCT common stock pursuant to the merger generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash, other than cash received in lieu of a fractional share of Ventas common stock, and the fair market value of the Ventas common stock received pursuant to the merger over such holder's adjusted U.S. federal income tax basis in its shares of HCT common stock surrendered) and (2) the amount of cash received pursuant to the merger (excluding any cash received in lieu of a fractional share of Ventas common stock).

        If a U.S. holder of HCT common stock acquired different blocks of HCT common stock at different times or different prices, any gain or loss must be determined separately for each block of HCT common stock. U.S. holders should consult their tax advisors regarding the manner in which cash and Ventas common stock received in the merger should be allocated among different blocks of HCT common stock.

        Character of Gain or Loss.    Any gain or loss recognized in connection with the merger generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period with respect to the HCT common stock surrendered is more than one year at the effective time of the merger. Long-term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations. In some cases, if a U.S. holder of HCT common stock actually or constructively owns Ventas common stock other than Ventas common stock received pursuant to the merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income to the extent of the U.S. holder's ratable share of accumulated earnings and profits as calculated for U.S. federal income tax purposes. Because the possibility of dividend treatment depends upon each holder's particular circumstances, including the application of constructive ownership rules, U.S. holders of HCT common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

        Holding Period and Basis in Ventas Common Stock.    The aggregate U.S. federal income tax basis of Ventas common stock received (including fractional shares deemed received and redeemed as described below) in the merger will be equal to the aggregate adjusted U.S. federal income tax basis of the shares of HCT common stock surrendered therefor, reduced by the amount of any cash received by the U.S. holder pursuant to the merger (excluding any cash received in lieu of a fractional share of Ventas common stock) and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described above but excluding any gain or loss resulting from the deemed redemption of fractional shares described below), if any, recognized by the U.S. holder on the exchange. The holding period of the Ventas common stock (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of HCT common stock surrendered. U.S. holders holding blocks of HCT common stock acquired at different time or difference prices should consult their tax advisors with respect to identifying the bases and holding periods of the particular shares of Ventas common stock received in the merger.

        Cash Received Instead of Fractional Shares.    A U.S. holder of HCT common stock who receives cash in lieu of a fractional share of Ventas common stock generally will be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized for U.S. federal income tax purposes based on the difference between the amount of cash received instead of the fractional share and the portion of the U.S. holder's aggregate adjusted U.S. federal income tax basis of the shares of HCT common stock surrendered which is allocable to the fractional share. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holding period for such shares of HCT common stock is more than one year at the effective time of the merger. The deductibility of capital losses is subject to limitations.

        Additional Medicare Tax.    U.S. holders of HCT common stock that are individuals, trusts or estates and whose modified adjusted gross income exceeds certain thresholds generally will be subject to an additional 3.8% tax with regard to dividends on and "net gains" from the disposition of HCT common stock pursuant to the merger. U.S. holders of HCT common stock should consult their tax advisors with respect to the applicability of this tax.

        Backup Withholding.    Certain U.S. holders of HCT common stock may be subject to backup withholding of U.S. federal income tax with respect to any cash received pursuant to the merger. Backup withholding will not apply, however, to a U.S. holder of HCT common stock that furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on IRS Form W-9 (or substitute Form W-9) or is otherwise exempt from backup withholding and provides appropriate proof of the applicable exemption. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the U.S. holder's U.S. federal income tax liability, if any, provided that the holder timely furnishes the required information to the IRS.

        THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER. HOLDERS OF HCT COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER APPLICABLE TAX LAWS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

 LITIGATION RELATED TO THE MERGER

        In the weeks following the announcement of the merger on June 2, 2014, purported stockholders of HCT filed thirteen (13) putative class action lawsuits naming HCT and its directors, Ventas, Merger Sub, and OP Merger Sub as defendants. Some complaints also name HCT's Chief Executive Officer, American Realty Capital V, LLC, American Realty Capital Healthcare Advisors, LLC, American Realty Healthcare Special Limited Partnership, LLC, and Realty Capital Securities, LLC as additional defendants. Certain of these lawsuits also purport to assert derivative claims on behalf of HCT against particular defendants, including HCT's directors, certain HCT-related entities referenced above, Ventas, Merger Sub and OP Merger Sub. The purported stockholder plaintiffs have commenced these actions in three jurisdictions: the Circuit Court for Baltimore City, Maryland ("Maryland State Court"), the Supreme Court of the State of New York, County of New York ("New York State Court") and the United States District Court for the District of Maryland. All of these stockholder complaints generally allege that HCT's directors breached certain fiduciary duties to HCT's stockholders by approving the merger agreement, and that Ventas aided and abetted those breaches. Several of these complaints purport to assert both direct and derivative claims; certain complaints also assert a claim for breach of contract, waste of corporate assets or unjust enrichment. All of these complaints request an injunction of the merger and, in the alternative, damages.

        In the Maryland State Court, the following actions were filed by purported HCT stockholders: Holzer v. American Realty Healthcare Capital Trust, Inc., et al.; Romano v. American Realty Healthcare Capital Trust, Inc., et al.; Brenner v. American Realty Capital Healthcare Trust, Inc., et al.; Hamill v. American Realty Healthcare Capital Trust, Inc., et al.; Stanley v. American Realty Healthcare Capital Trust, Inc., et al.; Shine v. American Realty Healthcare Capital Trust, Inc., et al.; Uhl v. American Realty Healthcare Capital Trust, Inc., et al.; Kuo v. American Realty Healthcare Capital Trust, Inc., et al.; Flor v. American Realty Healthcare Capital Trust, Inc., et al.; and Abbasi v. American Realty Healthcare Capital Trust, Inc., et al. On August 20, 2014, these actions were consolidated under the caption In re: American Realty Capital, Healthcare Trust, Inc. Shareholder & Derivative Litigation, Case No. 24-C-14-003534. On October 17, 2014, Plaintiffs in the consolidated action filed a consolidated amended complaint. The consolidated amended complaint includes, among other things, claims relating to HCT's disclosures in the proxy statement filed with the SEC.

        In New York State Court, the following actions were filed by purported HCT stockholders: Schindler v. Burns, et al. and Frey v. American Realty Capital Healthcare Trust, Inc., et al.

        One action was filed in the United States District Court of Maryland: Rosenzweig v. Schorsch, et al. On October 31, 2014, Plaintiff in the Rosenzweig action filed an amended complaint which includes, among other things, claims relating to HCT's disclosures in the proxy statement filed with the SEC.

        HCT, its directors, Ventas, Merger Sub and OP Merger Sub believe that each of these actions is without merit.

 NO APPRAISAL RIGHTS

        Holders of HCT common stock may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the merger because, as permitted by the MGCL, HCT's charter provides that stockholders shall not be entitled to exercise any appraisal rights unless the HCT Board, upon the affirmative vote of a majority of the board, shall determine that such rights apply. The HCT Board has made no such determination.

 UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed consolidated financial information sets forth:

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  The historical consolidated financial information of Ventas as of and for the nine months ended September 30, 2014, derived from Ventas's unaudited consolidated financial statements, and the historical consolidated statement of income of Ventas for the year ended December 31, 2013, derived from Ventas's audited consolidated financial statements;

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  Pro forma adjustments to give effect to Ventas's 2014 and 2013 acquisitions and other investments, dispositions and significant debt activity (including the August 2014 acquisition of 29 independent living seniors housing communities located in Canada and the April 2014 issuance and sale of $700 million aggregate principal amount of senior notes) on Ventas's consolidated statements of income for the nine months ended September 30, 2014 and for the year ended December 31, 2013, as if these transactions occurred on January 1, 2013;

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  The historical consolidated financial information of HCT as of and for the nine months ended September 30, 2014, derived from HCT's unaudited consolidated financial statements, and the historical consolidated statement of income information of HCT for the year ended December 31, 2013, derived from HCT's audited consolidated financial statements;

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  Pro forma adjustments to give effect to HCT's 2014 and 2013 acquisitions and other investments, dispositions and significant debt activity on HCT's consolidated statements of income for the nine months ended September 30, 2014 and for the year ended December 31, 2013, as if these transactions occurred on January 1, 2013;

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  Pro forma adjustments to give effect to Ventas's acquisition of HCT on Ventas's consolidated balance sheet as of September 30, 2014, as if the acquisition closed on September 30, 2014; and

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  Pro forma adjustments to give effect to Ventas's acquisition of HCT on Ventas's consolidated statements of income for the nine months ended September 30, 2014 and for the year ended December 31, 2013, as if the acquisition closed on January 1, 2013.

        These unaudited pro forma condensed consolidated financial statements have been prepared for informational purposes only and are based on assumptions and estimates considered appropriate by Ventas's management; however, they are not necessarily indicative of what Ventas's consolidated financial condition or results of operations actually would have been assuming the transactions had been consummated as of the dates indicated, nor do they purport to represent Ventas's consolidated financial position or results of operations for future periods. These unaudited pro forma condensed consolidated financial statements do not include the impact of any synergies that may be achieved in the transactions or any strategies that management may consider in order to continue to efficiently manage Ventas's operations. This pro forma condensed consolidated financial information should be read in conjunction with:

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  Ventas's unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2014 included in Ventas's Quarterly Report on Form 10-Q for the quarter then ended, filed with the SEC on October 24, 2014;

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  Ventas's audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2013 included in Ventas's Annual Report on Form 10-K for the year then ended, filed with the SEC on February 18, 2014, as amended by Amendment No. 1 to Ventas's Annual Report on Form 10-K/A, filed with the SEC on September 4, 2014;

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  HCT's unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2014 included in HCT's Quarterly Report on Form 10-Q for the quarter then ended, filed with the SEC on October 31, 2014; and

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  HCT's audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2013 included in HCT's Annual Report on Form 10-K for the year then ended, filed with the SEC on February 26, 2014.

        The acquisition of HCT will be accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. The total purchase price of approximately $2.9 billion will be allocated to the assets ultimately acquired and liabilities ultimately assumed based upon their respective fair values. The allocations of the purchase price reflected in these unaudited pro forma condensed consolidated financial statements have not been finalized and are based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the assets acquired and liabilities assumed, which cannot be made prior to the completion of the acquisition, will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the date of completion of the acquisition. Consequently, amounts preliminarily allocated to identifiable tangible and intangible assets and liabilities could change significantly from those used in the unaudited pro forma condensed consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.

        The completion of the valuation, the allocation of purchase price, the impact of ongoing integration activities, the timing of completion of the acquisition and other changes in tangible and intangible assets and liabilities that occur prior to completion of the acquisition could cause material differences in the information presented herein.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2014

(In thousands)

	Ventas Historical	HCT Historical (A)	HCT Acquisition Adjustments (B)		Total Pro Forma
Assets
Net real estate investments	$19,421,537	$2,055,108	$666,993	(C)	$22,143,638
Cash and cash equivalents	64,595	33,452	—		98,047
Escrow deposits and restricted cash	78,746	3,135	—		81,881
Deferred financing costs, net	64,898	17,735	(17,735)	(D)	64,898
Other assets	1,021,389	38,907	149,205	(E)	1,209,501

Total assets	$20,651,165	$2,148,337	$798,463		$23,597,965

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,469,106	$926,843	$199,601	(F)	$11,595,550
Accrued interest	69,112	1,581	—		70,693
Accounts payable and other liabilities	965,240	98,072	(34,849)	(G)	1,028,463
Deferred income taxes	361,454	—	—		361,454

Total liabilities	11,864,912	1,026,496	164,752		13,056,160
Redeemable OP unitholder and noncontrolling interests	163,080	—	79,959	(H)	243,039
Commitments and contingencies
Equity:
Total Ventas stockholders' equity	8,548,796	1,110,084	565,509	(I)	10,224,389
Noncontrolling interest	74,377	11,757	(11,757)	(J)	74,377

Total equity	8,623,173	1,121,841	553,752		10,298,766

Total liabilities and equity	$20,651,165	$2,148,337	$798,463		$23,597,965

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the nine months ended September 30, 2014

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2014 Transactions Adjustments (K)	Pro Forma for Ventas 2014 Transactions	HCT Historical (A)	HCT 2014 Transactions Adjustments (K)	Pro Forma for HCT 2014 Transactions	HCT Acquisition Adjustments (B)		Total Pro Forma
Revenues:
Rental income:
Triple-net leased	$724,778	$14,295	$739,073	$23,562	$6,294	$29,856	$196	(L)	$769,125
Medical office buildings	346,711	(209)	346,502	74,076	1,776	75,852	(277)	(L)	422,077

	1,071,489	14,086	1,085,575	97,638	8,070	105,708	(81)		1,191,202
Resident fees and services	1,141,781	86,675	1,228,456	96,120	19,179	115,299	—		1,343,755
Medical office building and other services revenue	18,240	—	18,240	—	—	—	—		18,240
Income from loans and investments	39,435	2,313	41,748	986	—	986	(18)	(M)	42,716
Interest and other income	814	(2)	812	—	—	—	—		812

Total revenues	2,271,759	103,072	2,374,831	194,744	27,249	221,993	(99)		2,596,725
Expenses:
Interest	277,811	31,229	309,040	20,593	359	20,952	(4,013)	(N)	325,979
Depreciation and amortization	585,636	45,158	630,794	93,262	12,440	105,702	(25,971)	(O)	710,525
Property-level operating expenses:
Senior living	762,993	43,700	806,693	69,773	12,853	82,626	—		889,319
Medical office buildings	119,827	(39)	119,788	15,713	487	16,200	—		135,988

	882,820	43,661	926,481	85,486	13,340	98,826	—		1,025,307
Medical office building services costs	9,565	—	9,565	—	—	—	—		9,565
General, administrative and professional fees	93,638	(23)	93,615	6,743	—	6,743	—		100,358
Loss on extinguishment of debt, net	5,079	(243)	4,836	—	—	—	—		4,836
Merger-related expenses and deal costs	37,108	(8,893)	28,215	36,144	(8,159)	27,985	—		56,200
Other	25,321	—	25,321	69,317	—	69,317	(69,317)	(P)	25,321

Total expenses	1,916,978	110,889	2,027,867	311,545	17,980	329,525	(99,301)		2,258,091

Income (loss) before income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	354,781	(7,817)	346,964	(116,801)	9,269	(107,532)	99,202		338,634
Income from unconsolidated entities	549	(218)	331	—	—	—	—		331
Income tax (expense) benefit	(4,820)	6,066	1,246	(1,131)	—	(1,131)	1,102	(Q)	1,217

Income (loss) from continuing operations	350,510	(1,969)	348,541	(117,932)	9,269	(108,663)	100,304		340,182
Gain (loss) on real estate dispositions	16,514	(17,508)	(994)	—	—	—	—		(994)

Income (loss) from continuing operations, including real estate dispositions	367,024	(19,477)	347,547	(117,932)	9,269	(108,663)	100,304		339,188
Net income (loss) attributable to noncontrolling interest	964	219	1,183	(1,487)	—	(1,487)	1,487	(R)	1,183

Income (loss) from continuing operations attributable to common stockholders, including real estate dispositions	$366,060	$(19,696)	$346,364	$(116,445)	$9,269	$(107,176)	$98,817		$338,005

Income (loss) from continuing operations attributable to common stockholders per common share, including real estate dispositions:
Basic	$1.24	$—	$1.18	$(0.66)	$—	$(0.61)	N/A		$1.06
Diluted	$1.23	$—	$1.17	$(0.66)	$—	$(0.61)	N/A		$1.05
Weighted average shares used in computing earnings per common share:
Basic	293,965	—	293,965	175,234	—	175,234	25,723	(S)	319,688
Diluted	296,411	—	296,411	175,234	—	175,234	26,914	(S)	323,325

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2013

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2014 and 2013 Transactions Adjustments (K)	Pro Forma for Ventas 2014 and 2013 Transactions	HCT Historical (A)	HCT 2014 and 2013 Transactions Adjustments (K)	Pro Forma for HCT 2014 and 2013 Transactions	HCT Acquisition Adjustments (B)			Total Pro Forma
Revenues:
Rental income:
Triple-net leased	$875,877	$70,099	$945,976	$12,880	$27,926	$40,806	$261	(L	)	$987,043
Medical office buildings	450,107	5,957	456,064	64,075	35,182	99,257	(306)	(L	)	555,015

	1,325,984	76,056	1,402,040	76,955	63,108	140,063	(45)			1,542,058
Resident fees and services	1,406,005	198,938	1,604,943	47,698	102,132	149,830	—			1,754,773
Medical office building and other services revenue	17,809	596	18,405	—	—	—	—			18,405
Income from loans and investments	58,208	(3,233)	54,975	569	—	569	(13)	(M	)	55,531
Interest and other income	2,047	1	2,048	89	—	89	—			2,137

Total revenues	2,810,053	272,358	3,082,411	125,311	165,240	290,551	(58)			3,372,904
Expenses:
Interest	334,484	70,127	404,611	15,843	3,978	19,821	1,453	(N	)	425,885
Depreciation and amortization	721,959	117,354	839,313	67,456	84,176	151,632	(1,924)	(O	)	989,021
Property-level operating expenses:
Senior living	956,684	104,957	1,061,641	33,151	64,703	97,854	—			1,159,495
Medical office buildings	152,948	3,069	156,017	12,814	6,132	18,946	—			174,963

	1,109,632	108,026	1,217,658	45,965	70,835	116,800	—			1,334,458
Medical office building services costs	8,315	—	8,315	—	—	—	—			8,315
General, administrative and professional fees	115,106	(22)	115,084	4,089	—	4,089	—			119,173
Loss on extinguishment of debt, net	1,201	243	1,444	—	—	—	—			1,444
Merger-related expenses and deal costs	21,634	(7,276)	14,358	13,606	(15,239)	(1,633)	—			12,725
Other	18,732	—	18,732	—	—	—	—			18,732

Total expenses	2,331,063	288,452	2,619,515	146,959	143,750	290,709	(471)			2,909,753

Income (loss) before loss from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	478,990	(16,094)	462,896	(21,648)	21,490	(158)	413			463,151
Loss from unconsolidated entities	(508)	493	(15)	—	—	—	—			(15)
Income tax benefit (expense)	11,828	10,691	22,519	(524)	—	(524)	17,296	(Q	)	39,291

Income (loss) from continuing operations	490,310	(4,910)	485,400	(22,172)	21,490	(682)	17,709			502,427
Gain on real estate dispositions	—	17,508	17,508	—	—	—	—			17,508

Income (loss) from continuing operations, including real estate dispositions	490,310	12,598	502,908	(22,172)	21,490	(682)	17,709			519,935
Net income attributable to noncontrolling interest	1,380	465	1,845	58	—	58	(58)	(R	)	1,845

Income (loss) from continuing operations attributable to common stockholders, including real estate dispositions	$488,930	$12,133	$501,063	$(22,230)	$21,490	$(740)	$17,767			$518,090

Income (loss) from continuing operations attributable to common stockholders per common share, including real estate dispositions:
Basic	$1.67	$—	$1.71	$(0.15)	$—	$(0.00)	N/A			$1.63
Diluted	$1.66	$—	$1.70	$(0.15)	$—	$(0.00)	N/A			$1.61
Weighted average shares used in computing earnings per common share:
Basic	292,654	—	292,654	151,684	—	151,684	25,723	(S	)	318,377
Diluted	295,110	—	295,110	151,684	—	151,684	26,914	(S	)	322,024

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1—BASIS OF PRO FORMA PRESENTATION

        Ventas is a REIT with a geographically diverse portfolio of seniors housing and healthcare properties in the United States, Canada and the United Kingdom. The historical consolidated financial statements of Ventas include the accounts of Ventas and its wholly owned subsidiaries and joint venture entities over which it exercises control.

        On June 2, 2014, Ventas announced that it had entered into a definitive agreement to acquire all of the outstanding shares of HCT in a stock and cash transaction valued at $2.9 billion, or $11.33 per HCT share, including investments expected to be made by HCT prior to the acquisition, substantially all of which have now been completed.

NOTE 2—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A)
Reflects historical consolidated financial condition or results of operations of HCT as of or for the nine months ended September 30, 2014 or for the year ended December 31, 2013. Certain amounts have been reclassified to conform to Ventas's presentation.

(B)
Reflects adjustments to record the acquisition of HCT by Ventas based upon the estimated purchase price of approximately $2.9 billion. The calculation of the estimated purchase price to be allocated is as follows (in millions, except per share amounts):

Equity to be issued (26.9 million shares at $67.13 per share)	$1,806
Cash to be paid (assumed to be funded with borrowings under Ventas's unsecured revolving credit facility)	192
Assumption or repayment of net debt	930

Estimated purchase price	$2,928

(C)
Reflects adjustment to record the estimated increase over HCT's historical investment in real estate based upon the preliminary estimated fair value for the tangible and intangible real estate assets to be acquired. These estimated values are as follows (in millions):

Land and improvements	$333
Buildings and improvements	2,174
Acquired lease intangibles	215

Estimated fair value of net real estate investments	$2,722

(D)
Reflects the write-off of HCT's historical deferred financing costs, which were not assigned any value in the preliminary purchase price allocation.

(E)
Reflects adjustments to eliminate assets of HCT included in the historical consolidated financial information that Ventas is not acquiring as part of the working capital consideration, net of other acquired assets, primarily consisting of approximately $150 million of other intangible assets.

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 2—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Continued)

(F)
Reflects the following adjustments (in millions):

Write-off of HCT's historical fair value of debt adjustments	$(4)
Fair value of debt adjustment recorded in connection with the acquisition	11
HCT debt anticipated to be repaid at closing	(620)
Anticipated borrowings under Ventas's unsecured revolving credit facility	812

Pro forma adjustment to debt	$199

(G)
Reflects adjustments to eliminate historical other liabilities of HCT that were not assigned any value in the preliminary purchase price allocation and the recording of approximately $32 million of various lease intangibles, which were recorded based on preliminary fair value calculations.

(H)
Reflects the adjustment to record the fair value of the redeemable OP unitholder interests, which are valued at a price of $11.33 per unit (the acquisition value of each share of HCT common stock at the time the acquisition was announced).

(I)
Reflects the write-off of HCT's historical equity, net of the issuance of 26.9 million shares of Ventas common stock in connection with the HCT acquisition, which are valued at $1.8 billion.

(J)
Reflects the adjustment to record the reclassification of HCT's historical noncontrolling interest value to redeemable OP unitholder interests.

NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(K)
Adjustments reflect the effect on Ventas's and HCT's historical consolidated statements of income of Ventas's and HCT's respective significant 2014 and 2013 transactions, as if those transactions were consummated on January 1, 2013. With respect to Ventas, these adjustments primarily relate to certain acquisitions and dispositions (including its August 2014 acquisition of 29 independent living seniors housing communities located in Canada) and debt repayments and issuances. With respect to HCT, these adjustments primarily relate to various asset acquisitions. Adjustments made to merger-related expenses and deal costs reflect the elimination of non-recurring expenses resulting from Ventas's and HCT's 2014 and 2013 acquisitions that are assumed, for purposes of these unaudited pro forma condensed consolidated financial statements, to have occurred on January 1, 2013. Such expenses include legal and professional fees, title insurance fees, recording fees and certain taxes, none of which is considered material individually or in the aggregate.

(L)
Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the HCT acquisition and the elimination of HCT's historical amortization related to above and below market lease intangibles.

(M)
Reflects the elimination of HCT's historical revenues attributable to assets that Ventas is not acquiring as part of the acquisition.

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Continued)

(N)
Reflects the following adjustments (in millions):

	For the Nine Months Ended September 30, 2014	For the Year Ended December 31, 2013
Write-off of HCT's historical fair value of debt adjustments	$1	$1
Fair value of debt adjustment recorded in connection with the acquisition	(2)	(4)
HCT debt anticipated to be repaid at closing	(5)	(1)
Anticipated borrowings under Ventas's unsecured revolving credit facility	7	10
Write-off of HCT's deferred financing costs	(5)	(4)

Pro forma adjustment to interest expense	$(4)	$2

(O)
Based on the preliminary purchase price allocation, Ventas expects to allocate $333 million to land and $2.2 billion to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on Ventas's purchase price allocation and using a 35-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment and a ten-year life for land improvements. Additionally, Ventas's purchase price allocation includes $180 million of acquired in-place lease intangibles. Further, the adjustment reflects the elimination of historical depreciation and amortization expense relating to the merger, as follows (in thousands):

HCT Acquisition Adjustments
	Weighted Average Useful Life (Years)	For the Nine Months Ended September 30, 2014	For the Year Ended December 31, 2013
Elimination of HCT's historical and pro forma depreciation and amortization	N/A	$(105,702)	$(151,632)
Ventas's HCT Acquisition Adjustments for depreciation and amortization, by asset type:
Site improvements	9.1	6,647	8,863
Building and improvements	33.4	52,185	69,580
Furniture and equipment	5.0	4,878	6,504
In-place lease intangibles	6.3	16,021	64,761

Total	N/A	79,731	149,708

Adjustment for depreciation and amortization	N/A	$(25,971)	$(1,924)

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Continued)

(P)
Reflects the elimination of costs and fees directly attributable to the merger and fees associated with the ultimate disposition of HCT's assets. The $69.3 million adjustment represents (i) a $56.4 million fair value adjustment of the Listing Note (as disclosed in Note 10 to HCT's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014), and (ii) $12.9 million of asset management expenses paid by HCT to a related party (as disclosed in Note 15 to HCT's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

(Q)
Reflects adjustment to eliminate the historical tax expense of HCT, offset by the estimated tax benefit Ventas expects to recognize due to the acquisition.

(R)
Reflects the elimination of HCT's noncontrolling interest that Ventas is not acquiring as part of the acquisition.

(S)
Reflects the issuance of 26.9 million shares of Ventas common stock upon consummation of the HCT acquisition, including the impact of redeemable OP units issued on the acquisition date.

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 4—FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS (Continued)

        Ventas's historical and pro forma FFO and normalized FFO for the nine months ended September 30, 2014 and the year ended December 31, 2013 are summarized as follows (in thousands):

VENTAS, INC.
UNAUDITED PRO FORMA FFO AND NORMALIZED FFO
For the nine months ended September 30, 2014
(In thousands, except per share amounts)

	Ventas Historical	Ventas 2014 Transactions Adjustments	Pro Forma for Ventas 2014 Transactions	HCT Historical	HCT 2014 Transactions Adjustments	Pro Forma for HCT 2014 Transactions	HCT Acquisition Adjustments	Total Pro Forma
Income (loss) from continuing operations attributable to common stockholders, including real estate dispositions	$366,060	$(19,696)	$346,364	$(116,445)	$9,269	$(107,176)	$98,817	$338,005
Discontinued operations	2,517	(3,738)	(1,221)	—	—	—	—	(1,221)

Net income (loss) attributable to common stockholders	368,577	(23,434)	345,143	(116,445)	9,269	(107,176)	98,817	336,784
Adjustments:
Real estate depreciation and amortization	580,879	45,158	626,037	93,077	12,440	105,517	(25,971)	705,583
Real estate depreciation related to noncontrolling interest	(7,808)	—	(7,808)	—	—	—	—	(7,808)
Real estate depreciation related to unconsolidated entities	4,460	—	4,460	—	—	—	—	4,460
(Gain) loss on real estate dispositions	(16,514)	17,508	994	—	—	—	—	994
Discontinued operations:
Gain on real estate dispositions	(1,442)	1,037	(405)	—	—	—	—	(405)
Depreciation on real estate assets	1,540	(352)	1,188	—	—	—	—	1,188

FFO	929,692	39,917	969,609	(23,368)	21,709	(1,659)	72,846	1,040,796
Adjustments:
Change in fair value of financial instruments	4,636	—	4,636	—	—	—	—	4,636
Non-cash income tax expense (benefit)	4,420	(6,066)	(1,646)	1,131	—	1,131	(1,102)	(1,617)
Loss on extinguishment of debt, net	4,528	(243)	4,285	—	—	—	—	4,285
Merger-related expenses, deal costs and re-audit costs	43,764	(8,893)	34,871	36,144	(8,159)	27,985	—	62,856
Amortization of other intangibles	766	—	766	—	—	—	—	766

Normalized FFO	$987,806	$24,715	$1,012,521	$13,907	$13,550	$27,457	$71,744	$1,111,722

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 4—FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS (Continued)

        Ventas's historical and pro forma FFO and normalized FFO per diluted share outstanding for the nine months ended September 30, 2014 follows (in thousands, except per share amounts)(1):

	Ventas Historical	Total Pro Forma
Income from continuing operations attributable to common stockholders, including real estate dispositions	$1.23	$1.05
Discontinued operations	0.01	(0.00)

Net income attributable to common stockholders	1.24	1.04
Adjustments:
Real estate depreciation and amortization	1.96	2.18
Real estate depreciation related to noncontrolling interest	(0.03)	(0.02)
Real estate depreciation related to unconsolidated entities	0.02	0.01
(Gain) loss on real estate dispositions	(0.06)	0.00
Discontinued operations:
Gain on real estate dispositions	(0.00)	(0.00)
Depreciation on real estate assets	0.01	0.00

FFO	3.14	3.22
Adjustments:
Change in fair value of financial instruments	0.02	0.01
Non-cash income tax expense (benefit)	0.01	(0.01)
Loss on extinguishment of debt, net	0.02	0.01
Merger-related expenses, deal costs and re-audit costs	0.15	0.19
Amortization of other intangibles	0.00	0.00

Normalized FFO	$3.33	$3.44

Dilutive shares outstanding used in computing FFO and normalized FFO per common share	296,411	323,325

(1)
Per share amounts may not add due to rounding.

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 4—FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS (Continued)

VENTAS, INC.
UNAUDITED PRO FORMA FFO AND NORMALIZED FFO
For the year ended December 31, 2013
(In thousands, except per share amounts)

	Ventas Historical	Ventas 2014 and 2013 Transactions Adjustments	Pro Forma for Ventas 2014 and 2013 Transactions	HCT Historical	HCT 2014 and 2013 Transactions Adjustments	Pro Forma for HCT 2014 and 2013 Transactions	HCT Acquisition Adjustments	Total Pro Forma
Income (loss) from continuing operations attributable to common stockholders, including real estate dispositions	$488,930	$12,133	$501,063	$(22,230)	$21,490	$(740)	$17,767	$518,090
Discontinued operations	(35,421)	3,069	(32,352)	—	—	—	—	(32,352)

Net income (loss) attributable to common stockholders	453,509	15,202	468,711	(22,230)	21,490	(740)	17,767	485,738
Adjustments:
Real estate depreciation and amortization	716,412	117,354	833,766	66,975	84,176	151,151	(1,924)	982,993
Real estate depreciation related to noncontrolling interest	(10,512)	—	(10,512)	—	—	—	—	(10,512)
Real estate depreciation related to unconsolidated entities	6,543	—	6,543	—	—	—	—	6,543
Gain on re-measurement of equity interest upon acquisition, net	(1,241)	—	(1,241)	—	—	—	—	(1,241)
Gain on real estate dispositions	—	(17,508)	(17,508)	—	—	—	—	(17,508)
Discontinued operations:
Gain on real estate dispositions	(4,059)	(1,241)	(5,300)	—	—	—	—	(5,300)
Depreciation on real estate assets	47,806	(9,066)	38,740	—	—	—	—	38,740

FFO	1,208,458	104,741	1,313,199	44,745	105,666	150,411	15,843	1,479,453
Adjustments:
Change in fair value of financial instruments	449	—	449	—	—	—	—	449
Non-cash income tax (benefit) expense	(11,828)	(10,691)	(22,519)	524	—	524	(17,296)	(39,291)
Loss on extinguishment of debt, net	1,048	243	1,291	—	—	—	—	1,291
Merger-related expenses, deal costs and re-audit costs	21,560	(7,276)	14,284	13,606	(15,239)	(1,633)	—	12,651
Amortization of other intangibles	1,022	—	1,022	—	—	—	—	1,022

Normalized FFO	$1,220,709	$87,017	$1,307,726	$58,875	$90,427	$149,302	$(1,453)	$1,455,575

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 4—FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS (Continued)

        Ventas's historical and pro forma FFO and normalized FFO per diluted share outstanding for the year ended December 31, 2013 follows (in thousands, except per share amounts)(1):

	Ventas Historical	Total Pro Forma
Income from continuing operations attributable to common stockholders, including real estate dispositions	$1.66	$1.61
Discontinued operations	(0.12)	(0.10)

Net income attributable to common stockholders	1.54	1.51
Adjustments:
Real estate depreciation and amortization	2.43	3.05
Real estate depreciation related to noncontrolling interest	(0.04)	(0.03)
Real estate depreciation related to unconsolidated entities	0.02	0.02
Gain on re-measurement of equity interest upon acquisition, net	(0.00)	(0.00)
Gain on real estate dispositions	—	(0.05)
Discontinued operations:
Gain on real estate dispositions	(0.01)	(0.02)
Depreciation on real estate assets	0.16	0.12

FFO	4.09	4.59
Adjustments:
Change in fair value of financial instruments	0.00	0.00
Non-cash income tax benefit	(0.04)	(0.12)
Loss on extinguishment of debt, net	0.00	0.00
Merger-related expenses, deal costs and re-audit costs	0.07	0.04
Amortization of other intangibles	0.00	0.00

Normalized FFO	$4.14	$4.52

Dilutive shares outstanding used in computing FFO and normalized FFO per common share	295,110	322,024

(1)
Per share amounts may not add due to rounding.

        Unaudited pro forma FFO and normalized FFO are presented herein for informational purposes only and are based on available information and assumptions that Ventas's management believes to be reasonable; however, they are not necessarily indicative of what Ventas's FFO or normalized FFO actually would have been assuming the transactions had occurred as of the dates indicated.

        Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this

VENTAS, INC.

NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 4—FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS (Continued)

problem, Ventas considers FFO and normalized FFO to be appropriate measures of operating performance of an equity REIT. In particular, Ventas believes that normalized FFO is useful because it allows investors, analysts and Ventas management to compare Ventas's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, Ventas provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Ventas management to assess the impact of those items on Ventas's financial results.

        Ventas uses the National Association of Real Estate Investment Trusts, which we refer to as NAREIT, definition of FFO. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Ventas defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to Ventas's acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of Ventas's debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on Ventas's consolidated statements of income; (d) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration, severance-related costs, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review of Ventas's historical financial statements and related matters.

        FFO and normalized FFO presented herein may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of Ventas's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of Ventas's liquidity, nor is FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of Ventas's needs. Ventas believes that in order to facilitate a clear understanding of Ventas's consolidated historical operating results, FFO and normalized FFO should be examined in conjunction with net income as presented in the unaudited pro forma condensed consolidated financial statements.

COMPARISON OF RIGHTS OF VENTAS STOCKHOLDERS
AND HCT STOCKHOLDERS

General

        The rights of HCT stockholders are governed by the MGCL and HCT's charter and bylaws, and the rights of Ventas stockholders are governed by the Delaware General Corporation Law, which we refer to as the DGCL, Ventas's Amended and Restated Certificate of Incorporation, as amended, which we refer to as the Ventas Charter, and Ventas's Fourth Amended and Restated By-Laws, as amended, which we refer to as the Ventas Bylaws. As a result of the merger, HCT stockholders who receive shares of Ventas common stock as merger consideration will become stockholders of Ventas and, accordingly, their rights will be governed by the DGCL, the Ventas Charter and the Ventas Bylaws. The following is a summary of the material differences as of the date of this proxy statement/prospectus between the rights of HCT stockholders and the rights of Ventas stockholders. These differences arise from differences between the respective charters and bylaws of HCT and Ventas and differences between the DGCL and the MGCL.

Certain Differences between the Rights of Ventas Stockholders and HCT Stockholders

        The following chart is only a summary of certain material differences between the rights of Ventas stockholders and HCT stockholders and does not purport to be a complete description of all of the differences. Please consult the MGCL, the DGCL, and the respective charters and bylaws, each as amended, restated, supplemented or otherwise modified from time to time, of Ventas and HCT for a more complete understanding of these differences.

Ventas	HCT
Authorized Stock
Pre-Merger and Post-Merger:	Pre-Merger:
Ventas is authorized to issue:	HCT is authorized to issue:
600,000,000 shares of common stock, par value $0.25 per share, of which 295,428,377 shares were issued and outstanding as of December 11, 2014.	300,000,000 shares of common stock, par value $0.01 per share, of which 169,316,247 shares were issued and outstanding as of December 12, 2014.
10,000,000 shares of preferred stock, par value $1.00 per share, of which no shares were issued and outstanding as of December 11, 2014.	50,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of December 12, 2014.

Ventas	HCT
Amendment of Charter
Pre-Merger and Post-Merger:	Pre-Merger:

The affirmative vote of the holders of a majority of the outstanding shares entitled to vote is required to amend the Ventas Charter, according to the DGCL. Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but will not so affect the entire class, then only the shares of the series so affected by the amendment are considered a separate class for the purposes of this provision. Additionally, the Ventas Charter provides that the provisions on "Restrictions of Ownership and Transfer; Designation of Excess Shares" contained in Article IX of the Ventas Charter may be amended only by the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast by the holders of shares entitled to vote generally in the election of directors.
The approval of the HCT Board and the affirmative vote of a majority of all of the votes entitled to be cast on the matter is required to amend the HCT Charter (other than amendments to the charter that do not require stockholder approval under the MGCL, including a change in HCT's name, change in par value per share and an increase or decrease in the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock of HCT). However, any amendment to the requirement that directors may be removed only for cause must be declared advisable by the HCT Board and approved by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter.
Bylaws Amendments
Pre-Merger and Post-Merger:	Pre-Merger:

The Ventas Bylaws may be amended (i) by the affirmative vote of the holders of at least two-thirds of the voting power of all shares entitled to vote in the election of directors or (ii) by action of the board of directors at a regular or special meeting thereof. Any bylaws made by the Ventas Board may be amended or repealed by action of the stockholders at any annual or special meeting of stockholders.	The HCT Bylaws provide that the HCT Board has the exclusive power to adopt, alter, or repeal any provisions of the bylaws and to make new bylaws.

Ventas	HCT
Number and Term of Directors
Pre-Merger and Post-Merger:	Pre-Merger:
Currently, there are eleven directors on the Ventas Board.	Currently, there are five directors on the HCT Board.
The number of directors may be changed from time to time by a majority of the entire board of directors, but in no event will be less than three nor more than 13.	The number of directors may be changed from time to time by a majority of the entire board of directors, but in no event will it be less than the minimum number required by the MGCL nor more than 15.
Removal of Directors
Pre-Merger and Post-Merger:	Pre-Merger:

The Ventas Bylaws provide that any director or the entire Ventas Board may be removed with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote in the election of directors, at a special meeting of the stockholders called for that purpose.
The HCT Charter provides that any director or the entire HCT Board may be removed from office at any time, but only for cause and then only by affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.
Filling Vacancies on the Board
Pre-Merger and Post-Merger:	Pre-Merger:

The Ventas Bylaws provide that if any vacancy occurs on the Ventas Board for any reason, including, but not limited to, the resignation, removal or death of a director or an increase in the number of authorized directors, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.
The HCT Bylaws provide that any vacancy on the HCT Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred until a successor is elected and qualified.
Limits on Ownership and Transfer of Shares
Pre-Merger and Post-Merger:	Pre-Merger:

Except with regard to persons exempted by the Ventas Board, no person shall acquire or hold, directly or indirectly, beneficial ownership in excess of 9.0% of the number or value of the outstanding shares of Ventas common stock or in excess of 9.9% of the number or value of the outstanding shares of Ventas preferred stock. Any transfer of shares that would result in Ventas's shares being beneficially owned by fewer than 100 persons is void ab initio.
Except with regard to persons exempted by the HCT Board, no person shall beneficially or constructively own shares of HCT in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate outstanding shares of any class or series of capital stock of HCT. In addition, no person may constructively own shares to the extent that it would result in HCT being "closely held" within the meaning of Section 856(h) of the Code. Any transfer of shares that would result in HCT's shares being beneficially owned by fewer than 100 persons is void ab initio.

Ventas	HCT
Appraisal Rights
Pre-Merger and Post-Merger:	Pre-Merger:

Under Delaware law, stockholders who dissent from a merger or consolidation of the corporation have the right to demand and receive payment of the fair value of their stock, as appraised by the Delaware Chancery Court; provided, however, that dissenters' rights are inapplicable (i) to stockholders of a surviving corporation whose vote is not required to approve the merger or consolidation, and (ii) to any class of stock listed on a national securities exchange or held of record by more than 2,000 stockholders, unless, in either case, such stockholders are required in the merger to accept in exchange for their shares anything other than (1) shares of the surviving corporation or depository receipts in respect thereof, (2) stock of another corporation which is either listed on a national securities exchange or held of record by more than 2,000 holders, or depository receipts in respect thereof, (3) cash in lieu of fractional shares or depository receipts of such corporations, or (4) or any combination of the above.
Under Maryland law, dissenting holders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the MGCL, however, HCT's charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an "objecting stockholder" unless HCT's board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights.
Special Meetings of Stockholders
Pre-Merger and Post-Merger:	Pre-Merger:
The Ventas Bylaws provide that special meetings of stockholders may be called only by the Ventas Board or the chairman of the Ventas Board.
The HCT Bylaws provide that each of the chairman of the HCT Board, the chief executive officer of HCT, the president of HCT and the HCT Board may call a special meeting of stockholders. In addition, subject to the satisfaction of certain procedural requirements specified therein, the HCT Bylaws require the secretary of HCT to call a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Ventas	HCT
State Takeover Defense Statutes
Pre-Merger and Post-Merger:	Pre-Merger:

Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time at which such person became an interested stockholder unless: (i) prior to such time, the board of directors approved either the business combination or transaction in which the stockholder became an interested stockholder; or (ii) upon becoming an interested stockholder, the stockholder owned at least 85% of the corporation's outstanding voting stock other than shares held by directors who are also officers and certain employee benefit plans; or (iii) the business combination is approved by both the board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock (at a meeting and not by written consent), excluding shares owned by the interested stockholder. For these purposes, a "business combination" includes mergers, asset sales and other similar transactions with an "interested stockholder," and "interested stockholder" means a stockholder that, together with its affiliates and associates, owns (or, under certain circumstances, has owned within the prior three years) more than 15% of the outstanding voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, Ventas has not made this election.
Under the MGCL, certain "business combinations" (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned 10% or more of the voting power of the corporation's then outstanding stock at any time within the preceding two years, in each case referred to as an "interested stockholder," or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder or if the business combination satisfies certain minimum price, form-of-consideration and procedural requirements.

As permitted by the MGCL, the HCT Board has by resolution exempted business combinations (1) between HCT and any person, provided that such business combination is first approved by the HCT Board (including a majority of directors who are not affiliates or associates of such person) and (2) between HCT and its sponsor, its advisor, its operating partnership or any of their respective affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations.

Ventas	HCT
HCT has opted out of the MGCL's control share acquisitions act.

Under Subtitle 8 of Title 3 of the MGCL (which we refer to as Subtitle 8), a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by provision in its charter or bylaws or by resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions: (i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) that any and all vacancies on the board of directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred, and (v) a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, HCT has elected to provide that vacancies on its board may be filled only by a majority of the remaining directors and any director elected to fill a vacancy may serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in its charter and bylaws unrelated to Subtitle 8, HCT already vests in its board the exclusive power to fix the number of directorships.
Exclusive Forum Provision
Pre-Merger and Post-Merger:	Pre-Merger:
The Ventas Bylaws do not include an exclusive forum provision.
HCT's bylaws provide that, unless the HCT Board consents in writing, derivative claims, breach of director or officer duty claims, claims pursuant to the MGCL or HCT's charter and bylaws and claims governed by the internal affairs doctrine must be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division).

Ventas	HCT
Exculpation and Indemnification of Directors and Officers
Pre-Merger and Post-Merger:	Pre-Merger:

The Ventas Charter provides that Ventas will indemnify any person who (a) was or is made or threatened to be made a party to any proceeding because he or she is or was a Ventas director or officer, or (b) is or was serving at the request of Ventas as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him or her in connection with such proceeding.

 Expenses incurred by such a person in his or her capacity as one of Ventas's directors or officers (and not in any other capacity in which service was or is rendered by such person while a director or officer) in defending a proceeding may be paid by Ventas in advance of the final disposition as authorized by the Ventas Board in a specific case upon receipt of an undertaking by or on behalf of that person to repay such amounts, unless it is ultimately determined that such person is entitled to be indemnified as authorized by the DGCL. Expenses incurred by a person in any capacity other than as one of Ventas's officers or directors may be paid in advance of the final disposition of a proceeding on such terms and conditions, if any, as the Ventas Board deems appropriate.
Pursuant to Section 102(b)(7) of the DGCL, the Ventas Charter eliminates certain liability of its directors for breach of their fiduciary duty of care.
HCT's charter contains a provision which eliminates its directors' and officers' liability for money damages to the maximum extent permitted by Maryland law. HCT's charter authorizes, and HCT's bylaws obligate, HCT to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of HCT and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of HCT and at the request of HCT, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Copies of the charters and bylaws of Ventas and HCT are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions set forth under "Where You Can Find More Information; Incorporation by Reference."

DESCRIPTION OF VENTAS, INC. CAPITAL STOCK

        The following discussion is a summary of the terms of the capital stock of Ventas and should be read in conjunction with "Comparison of Rights of Ventas Stockholders and HCT Stockholders" beginning on page 117. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to relevant provisions of the DGCL, the Ventas Charter and the Ventas Bylaws. You are urged to read those documents carefully. Copies of the Ventas Charter and the Ventas Bylaws are incorporated by reference as exhibits to the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and will be sent to stockholders of Ventas and HCT upon request. See "Where You Can Find More Information; Incorporation by Reference" beginning on page 127.

Authorized Capital Stock

        The Ventas Charter authorizes Ventas to issue up to 610,000,000 shares of its capital stock, consisting of up to 600,000,000 shares of common stock, par value $0.25 per share, and up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of December 11, 2014, 295,428,377 shares of Ventas common stock were issued and outstanding and no shares of Ventas preferred stock were issued and outstanding. Ventas may issue additional shares of common stock from time to time in acquisitions and other transactions.

        All outstanding shares of Ventas common stock are, and the shares of Ventas common stock to be issued in connection with the merger will be, duly authorized, fully paid and non-assessable.

Description of Ventas Common Stock

        Subject to the preferential rights of any other shares of capital stock and to certain provisions of the Ventas Charter, holders of shares of common stock are entitled to receive distributions if, as and when authorized and declared by the Ventas Board out of assets legally available therefor and to share ratably in Ventas's assets legally available for distribution to Ventas stockholders in the event of liquidation, dissolution or winding-up of Ventas after payment of, or adequate provision for, all of Ventas's known debts and liabilities. Ventas currently expects to continue to make quarterly distributions, and from time to time it may make additional distributions.

        Holders of shares of Ventas common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of shares of Ventas common stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any of Ventas securities. Subject to certain provisions of the Ventas Charter, shares of Ventas common stock have equal distribution, liquidation and other rights.

Certain Anti-Takeover Provisions

        In order to preserve Ventas's ability to maintain REIT status, the Ventas Charter provides that if a person acquires beneficial ownership of more than 9%, in number or value, of the outstanding shares of Ventas common stock or beneficial ownership of more than 9.9%, in number or value, of the outstanding shares of Ventas preferred stock, the shares that are beneficially owned in excess of such limits are considered to be "excess shares." Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by the Ventas Board. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. Ventas has the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date Ventas buys the shares, and Ventas may defer payment of the purchase price for up to five years. If Ventas does not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Ventas Board. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. The Ventas Board may grant waivers from the excess share limitations.

Transfer Agent and Registrar

        The transfer agent and registrar for Ventas common stock is Wells Fargo Bank, National Association.

New York Stock Exchange Listing

        Ventas common stock is listed and traded on the NYSE under the symbol "VTR." It is a condition to the completion of the merger that the shares of Ventas common stock to be issued in connection with the merger be approved for listing on the NYSE, subject to official notice of issuance.

 STOCKHOLDER PROPOSALS

HCT 2015 Annual Stockholder Meeting and Stockholder Proposals

        If the mergers are completed on the expected timetable, HCT does not intend to hold a 2015 annual meeting of its stockholders. However, if the merger is not completed, or if HCT is otherwise required to do so under applicable law, HCT would hold a 2015 annual meeting of stockholders. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder's proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to HCT's 2015 annual meeting of stockholders, the proposal must be received at HCT's principal executive offices no later than December 29, 2014. Any proposal received after the applicable time in the previous sentence will be considered untimely.

        For any proposal that is not submitted for inclusion in HCT's proxy material for the 2015 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits HCT's management to exercise discretionary voting authority under proxies it solicits unless HCT receive timely notice of the proposal in accordance with the procedures set forth in the HCT Bylaws. Under the HCT Bylaws, for a stockholder proposal to be properly submitted for presentation at HCT's 2015 annual meeting of stockholders, HCT's secretary must receive written notice of the proposal at HCT's principal executive offices during the period beginning on November 29, 2014 and ending at 5:00 p.m., Eastern Time, on December 29, 2014. Any proposal received after the applicable time in the previous sentence will be considered untimely.

LEGAL MATTERS

        The validity of the shares of Ventas to be issued in the merger have been passed upon for Ventas by Wachtell, Lipton, Rosen & Katz. Certain U.S. federal income tax consequences relating to the merger have also been passed upon for Ventas by Wachtell, Lipton, Rosen & Katz and for HCT by Proskauer Rose LLP.

EXPERTS

Ventas

        The consolidated financial statements and schedule of Ventas as of and for each of the years ended December 31, 2013 and 2012 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated statements of income, comprehensive income, equity, and cash flows of Ventas, Inc. for the year ended December 31, 2011 and the 2011 information in the financial statement Schedule III, included in Amendment No. 1 to Ventas, Inc.'s Annual Report on Form 10-K/A have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated statements of income, comprehensive income, equity, and cash flows of Ventas, Inc. for the year ended December 31, 2011 and the 2011 information in the financial statement Schedule III, included in Amendment No. 1 to Ventas, Inc.'s Annual Report on Form 10-K/A are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

HCT

        The audited consolidated financial statements and financial statement schedule of HCT incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        Ventas and HCT file reports and other information with the SEC. Ventas stockholders and HCT stockholders may read and copy these reports, statements or other information filed by Ventas and HCT at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Ventas and HCT, who file electronically with the SEC. The address of that website is http://www.sec.gov.

        Ventas has filed a registration statement on Form S-4 to register with the SEC the shares of Ventas common stock to be issued to HCT stockholders pursuant to the merger agreement. This proxy statement/prospectus forms a part of that registration statement and constitutes a prospectus of Ventas, in addition to being a proxy statement of HCT for its special meeting. The registration statement, including the exhibits and schedules, contains additional relevant information about Ventas and HCT. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits and schedules to the registration statement.

        The SEC allows Ventas and HCT to "incorporate by reference" information into this proxy statement/prospectus. This means that Ventas and HCT can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that Ventas and HCT have previously filed with the SEC. They contain important information about Ventas and HCT and the financial condition of each company.

Ventas SEC Filings (File No. 001-10989)	Period and/or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2013 (as amended by Annual Report on Form 10-K/A)
Quarterly Report on Form 10-Q	Quarter ended March 31, 2014 (as amended by Quarterly Report on Form 10-Q/A); quarter ended June 30, 2014; and quarter ended September 30, 2014
Current Reports on Form 8-K or 8-K/A
February 14, 2014; March 13, 2014; April 15, 2014; April 17, 2014; April 25, 2014 (two filings on this date); May 16, 2014; June 2, 2014; June 5, 2014; July 9, 2014; July 11, 2014; August 12, 2014; September 2, 2014; September 16, 2014 (two filings on this date); September 18, 2014 (two filings on this date); September 29, 2014; October 24, 2014; October 29, 2014; December 1, 2014; and December 11, 2014 (in each case, other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed on April 4, 2014
Description of Ventas capital stock included in its Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such descriptions	Filed on January 23, 1992, as amended

HCT SEC Filings (File No. 000-54688)	Period and/or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2013
Quarterly Report on Form 10-Q	Quarter ended March 31, 2014; quarter ended June 30, 2014; and quarter ended September 30, 2014
Current Reports on Form 8-K or 8-K/A
January 14, 2014; February 25, 2014; February 27, 2014; March 27, 2014; April 1, 2014; April 3, 2014 (two filings on this date); April 7, 2014; April 8, 2014; April 9, 2014; April 15, 2014; April 28, 2014; May 5, 2014; May 14, 2014; May 28, 2014; June 2, 2014 (two filings on this date); June 3, 2014; June 5, 2014; June 30, 2014; July 15, 2014; July 30, 2014; August 12, 2014; August 29, 2014; September 16, 2014; September 26, 2014; October 31, 2014 (the first filing on this date); and November 28, 2014 (in each case other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A	Filed on April 28, 2014

        In addition, Ventas and HCT incorporate by reference additional documents that they may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and between the date of this proxy statement/prospectus and the date of HCT's special stockholder meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein). These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

        Ventas has supplied all information contained in or incorporated by reference into this proxy statement/prospectus relating to Ventas and Merger Sub, and HCT has supplied all information contained in this proxy statement/prospectus relating to HCT.

        Documents incorporated by reference are available without charge upon written or oral request, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You can obtain any of these documents by requesting them in writing or by telephone from the appropriate company at:

  Ventas, Inc.
  Attention: Corporate Secretary
  353 North Clark Street, Suite 3300
  Chicago, Illinois 60654
  (877) 483-6827
   http://www.ventasreit.com

  American Realty Capital Healthcare Trust, Inc.
  Attention: Secretary
  405 Park Avenue, 14th Floor
  New York, New York 10022
  (212) 415-6500
   http://www.archealthcaretrust.com

        In order to receive timely delivery of the requested documents in advance of HCT's special stockholder meeting, we must receive such request by no later than January 8, 2015. If you request any documents from Ventas or HCT, Ventas or HCT will mail them to you by first-class mail, or another equally prompt means, within one business day after Ventas or HCT receives your request.

        You may also obtain these documents at the SEC's website, http://www.sec.gov, and may obtain certain of these documents at Ventas's website, www.ventasreit.com, by selecting "Investor Relations" and then selecting "SEC Filings," and at HCT's website, www.archealthcaretrust.com, by selecting "Investors" and then selecting "Public Filings" and then selecting "SEC Filings." Information not filed with the SEC, but contained on Ventas's website or HCT's website, is expressly not incorporated by reference into this proxy statement/prospectus.

        Ventas and HCT are not incorporating the contents of the websites of the SEC, Ventas, HCT or any other person into this proxy statement/prospectus. Ventas and HCT are providing only the information about how to obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites for your convenience.

        Ventas and HCT have not authorized anyone to give any information or make any representation about the merger or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that are incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus is accurate only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

By and Among

VENTAS, INC.,

STRIPE SUB, LLC,

STRIPE OP, LP,

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.,

AND

AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.

Dated as of June 1, 2014

A-i

A-ii

Exhibit A	Term Sheet for Amended and Restated Limited Partnership Agreement
Schedule 6.11(c)	Certain Tax Matters

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of June 1, 2014 (this "Agreement"), is made by and among Ventas, Inc., a Delaware corporation ("Parent"), Stripe Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("Merger Sub"), Stripe OP, LP ("OP Merger Sub"), a Delaware limited partnership, American Realty Capital Healthcare Trust, Inc., a Maryland corporation (the "Company") and American Realty Capital Healthcare Trust Operating Partnership, L.P. (the "Company Operating Partnership").

W I T N E S S E T H:

        WHEREAS, the Company is a Maryland corporation operating as a real estate investment trust for U.S. federal income tax purposes;

        WHEREAS, Parent is a Delaware corporation operating as a real estate investment trust for U.S. federal income tax purposes;

        WHEREAS, the parties hereto wish to effect a business combination transaction in which the Company will be merged with and into Merger Sub, with Merger Sub being the surviving entity (the "Merger"), and each outstanding share of common stock, $0.01 par value per share (the "Company Common Stock"), of the Company will be converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the MGCL and the DLLCA;

        WHEREAS, the parties also wish to effect a merger of OP Merger Sub with and into the Company Operating Partnership, with the Company Operating Partnership continuing as the surviving partnership (the "Partnership Merger" and together with the Merger, the "Mergers") upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DRULPA;

        WHEREAS, the Company Board has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and declared that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable;

        WHEREAS, the Parent Board has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and declared that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable;

        WHEREAS, the Company Board has directed that the Merger and, to the extent stockholder approval is required, the other transactions contemplated by this Agreement, be submitted for consideration at a meeting of the Company's stockholders and has resolved to recommend that the Company's stockholders vote to approve the Merger and, to the extent stockholder approval is required, the other transactions contemplated by this Agreement;

        WHEREAS, Parent, in its capacity as the sole member of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and to adopt and approve this Agreement and to approve the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement;

        WHEREAS, the Company, as the sole general partner of the Company Operating Partnership, and Merger Sub, as the sole general partner of OP Merger Sub, have each separately approved this Agreement, the Partnership Merger and the transactions contemplated by this Agreement and declared that this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement are advisable, and the Company has determined that the Partnership Merger and the other transactions contemplated by this Agreement are fair to, advisable and in the best interests of the holders of units of limited partnership interests in the Company Operating Partnership (the "OP Units");

        WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" under, and within the meaning of, Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a "plan of reorganization" for the Merger for purposes of Sections 354 and 361 of the Code; and

        WHEREAS, each of the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and also to prescribe various conditions to the Mergers.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I

DEFINITIONS

        Section 1.1    Definitions.

(a)
For purposes of this Agreement:

        "Acceptable Confidentiality Agreement" shall mean a confidentiality agreement that contains provisions as to the treatment of confidential information that are no less favorable in any material respect to the Company and the other Company Entities than those contained in the Confidentiality Agreement; provided, however, that such confidentiality agreement shall expressly permit any Company Entity's compliance with any provision of this Agreement, and shall not contain any provision that adversely affects the rights of the Company Entity thereunder upon compliance by the Company Entity with any provision of this Agreement.

        "Action" shall mean any claim, action, suit, charge, demand, directive, inquiry, subpoena, proceeding, arbitration, mediation or other investigation.

        "Affiliate" of a specified Person shall mean a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

        "Benefit Plan" shall mean any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, retention stock option, restricted stock, profits interest unit, outperformance, stock purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation or employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close (provided that, with respect to filings to be made with the SEC, a day on which such a filing is to be made is a Business Day only if the SEC is open to accept filings).

        "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

        "Company Credit Agreement" shall mean the First Amended and Restated Senior Unsecured Credit Agreement, dated as of July 24, 2013, by and among American Realty Capital Healthcare Trust Operating Partnership, L.P., Key Bank National Association, as agent for the lenders, and the parties thereto, as amended by the First Amendment thereto, dated as of January 23, 2014 and the Second Amendment thereto, dated as of April 7, 2014.

        "Company Entities" shall mean the Company and the Company Subsidiaries.

        "Company Equity Plans" shall mean each of the following: (i) the Employee and Director Incentive Restricted Share Plan of American Realty Capital Healthcare Trust, Inc., (ii) the American Realty Capital Healthcare Trust, Inc. 2011 Stock Option Plan, and (iii) the OPP Agreement.

        "Company Material Adverse Effect" shall mean any event, circumstance, change or effect (a) that is material and adverse to the business, assets, properties, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole or (b) that will, or would reasonably be expected to, prevent or materially impair the ability of the Company to consummate the Mergers before the Outside Date; provided, however, that for purposes of clause (a) "Company Material Adverse Effect" shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of the Company to meet any internal or external projections or forecasts or any decrease in the net asset value of the Company Common Stock (it being understood and agreed that any event, circumstance, change or effect giving rise to such failure or decrease may otherwise be taken into account in determining whether there has been a Company Material Adverse Effect), (ii) any events, circumstances, changes or effects that affect the industries in which the Company and the Company Subsidiaries operate generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) any changes in legal or regulatory conditions, (v) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (vi) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of the Mergers or other transactions contemplated hereby, (vii) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of an executive officer of Parent, (viii) earthquakes, hurricanes, floods or other natural disasters, (ix) any damage or destruction of any Company Property that is substantially covered by insurance, or (x) changes in Law or GAAP or the interpretation thereof, which in the case of each of clauses (ii), (iii), (iv), (v) and (x) do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which the Company and the Company Subsidiaries operate, and in the case of clause (viii) do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and the Company Subsidiaries operate in the geographic regions in which the Company and the Company Subsidiaries operate or own or lease properties.

        "Company Restricted Shares" shall mean any restricted shares granted pursuant to the Company Equity Plans, as in effect as of the date hereof.

        "Company Stockholder Meeting" shall mean the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

        "Company Subsidiary" shall mean the Company Operating Partnership and any corporation, other partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (a) the Company and/or the Company Operating Partnership directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (b) the Company and/or any Person that is a Company Subsidiary by reason of the application of clause (a) or clause (c) of this definition of "Company Subsidiary" is a general partner, manager, managing member, trustee, director or the equivalent, (c) the Company and/or the Company Operating Partnership, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest, and (d) all of the joint ventures listed on Section 1.1 of the Company Disclosure Letter of which the Company or a Company Subsidiary is the managing member.

        "Company Third Party" shall mean any Person or group of Persons other than the Company and its Affiliates.

        "Confidentiality Agreement" shall mean the letter agreement, dated April 9, 2014, between the Company and Parent, concerning the disclosure of certain information concerning the Company, as amended, modified or supplemented from time to time.

        "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

        "Delaware Secretary" shall mean the Secretary of State of the State of Delaware.

        "DLLCA" shall mean the Delaware Limited Liability Company Act, as amended.

        "DRULPA" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended.

        "Environmental Law" shall mean any Law (including common law) relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

        "Environmental Permit" shall mean any permit, approval, license or other authorization required under any applicable Environmental Law.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean any entity, trade or business (whether or not incorporated) that, together with any other entity, trade or business (whether or not incorporated), is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Exchange Ratio" shall mean 0.1688.

        "Expenses" shall mean all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, and filing of the Form S-4, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Form S-4 and the Proxy Statement, the solicitation of stockholder approvals, engaging the services of the Exchange Agent, obtaining third party consents, any other filings with the SEC and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

        "GAAP" shall mean the United States generally accepted accounting principles.

        "Governmental Authority" shall mean any United States (federal, state or local) or foreign government, arbitration panel, or any governmental or quasi-governmental, regulatory, judicial or administrative authority, board, bureau, agency, commission (including the IRS and any other U.S. federal authority, board, bureau, agency, commission or other body and any state, local and/or foreign Tax authority, board, bureau, agency, commission or other body) or self-regulatory organization.

        "Hazardous Substances" shall mean (i) those substances listed in, defined in or regulated under any Environmental Law, including the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; and (iii) polychlorinated biphenyls, mold, methane, asbestos, and radon.

        "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all indebtedness evidenced by a note, bond, debenture or other similar instrument or debt security, (iii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iv) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (v) all obligations under capital leases, (vi) all obligations in respect of bankers acceptances or letters of credit, (vii) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), and (viii) any indebtedness or obligations of another Person (the "Other Person") of the type referred to in the foregoing clauses (i) through (vii) (A) that is guaranteed by such Person or (B) in respect of which such Person pledges its assets or provides any other credit support, or (C) in respect of which such Person has promised to maintain or cause to be maintained the financial position or financial covenants of such Other Person or to purchase such indebtedness of such Other Person, together, in the case of each of the foregoing, with all accrued and unpaid interest, premiums, penalties, breakage costs, make-whole amounts and other fees and expenses (if any) relating thereto.

        "Indemnitee" shall mean any individual who, at or prior to the Effective Time, was an officer, director, partner, member, trustee or agent of the Company or served on behalf of the Company as an officer, director, partner, member or trustee of any of the Company Subsidiaries.

        "Intellectual Property" shall mean all United States and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) copyrightable works and copyrights, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.

        "Intervening Event" shall mean any material event or development or material change in circumstances first occurring after the date of this Agreement and prior to receipt of the Company Stockholder Approval, to the extent that such event, development or change in circumstances was not reasonably foreseeable (or if foreseeable, the consequences of which were not reasonably foreseeable) as of or prior to the date of this Agreement; provided, however, that in no event shall the following events, developments or changes in circumstances constitute an Intervening Event: (A) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof or (B) changes in the market price or trading volume of the Company Common Stock or Parent Common Stock or the fact that the Company meets or exceeds (or that Parent fails to meet or exceed) internal or published projections, forecasts or revenue or earnings predictions for any period; provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (B).

        "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        "IRS" shall mean the United States Internal Revenue Service or any successor agency.

        "knowledge" shall mean the actual knowledge of the following officers and employees of the Company and Parent Parties, as applicable, after inquiry reasonable under the circumstances: (i) for the Company: each person identified as an executive officer of the Company in the Company's 2014 proxy statement; and (ii) for any of the Parent Parties: each person identified as an executive officer of Parent in Parent's 2014 proxy statement.

        "Law" shall mean any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

        "Lender Consents" shall mean the consents and approvals required pursuant to the terms of any Indebtedness of the Company or any of the Company Subsidiaries as a result of the execution and delivery of this Agreement by the Company or the performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by the Company, which consents and approvals shall be in form and substance reasonably satisfactory to Parent.

        "Lien" shall mean with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, pledge, charge, security interest, preferential arrangement, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "LTIP Unit" shall mean an OP Unit designated as an LTIP Unit under the Company Operating Partnership Agreement, as in effect as of the date hereof, that was issued to the Company Advisor pursuant to the terms and conditions of the OPP Agreement.

        "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

        "Minimum Distribution Dividend" shall mean a distribution with respect to either (i) any taxable year of the Company ending on or prior to the Closing Date or (ii) any taxable year of Parent ending on or prior to the last day of Parent's taxable year that includes the Merger, and, in each case, which is required to be paid by the Company or Parent, as applicable, prior to the Effective Time to (a) satisfy the distribution requirements set forth in Section 857(a) of the Code and (b) avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code.

        "NASDAQ" shall mean the NASDAQ Stock Market.

        "NYSE" shall mean the New York Stock Exchange.

        "OPP Agreement" shall mean the American Realty Capital Healthcare Trust, Inc. 2014 Advisor Multi-Year Outperformance Agreement, made as of April 7, 2014, between the Company, the Company Operating Partnership and the Company Advisor, as in effect on the date hereof subject to Section 3.10(b).

        "Order" shall mean a judgment, order or decree of a Governmental Authority.

        "Parent Entities" shall mean Parent and the Parent Subsidiaries, including Merger Sub.

        "Parent Equity Plans" means each of the following: (i) the Ventas 2000 Incentive Compensation Plan (Employee Plan), as amended (formerly known as the 1997 Incentive Compensation Plan); (ii) the Ventas, Inc. 2004 Stock Plan for Directors, as amended; (iii) the Ventas Employee and Director Stock Purchase Plan, as amended; (iv) the Ventas, Inc. 2006 Incentive Plan, as amended; (v) the Ventas, Inc. 2006 Stock Plan for Directors, as amended; (vi) the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan, as amended; (vii) the Ventas, Inc. 2012 Incentive Plan; (viii) the Ventas Nonemployee Directors' Deferred Stock Compensation Plan, as amended; and (ix) the Ventas Executive Deferred Stock Compensation Plan, as amended.

        "Parent Expense Amount" shall mean ten million dollars ($10,000,000).

        "Parent Material Adverse Effect" shall mean any event, circumstance, change or effect (a) that is material and adverse to the business, assets, properties, liabilities, financial condition or results of operations of the Parent and the Parent Subsidiaries, taken as a whole or (b) that will, or would reasonably be expected to, prevent or materially impair the ability of the Parent Parties to consummate the Mergers before the Outside Date; provided, however, that for purposes of clause (a) "Parent Material Adverse Effect" shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of Parent to meet any internal or external projections or forecasts or any decrease in the market price of the Parent Common Stock (it being understood and agreed that any event, circumstance, change or effect giving rise to such failure or decrease may otherwise be taken into account in determining whether there has been a Parent Material Adverse Effect), (ii) any events, circumstances, changes or effects that affect the industries in which Parent and the Parent Subsidiaries operate generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) any changes in legal or regulatory conditions, (v) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (vi) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of the Mergers or other transactions contemplated hereby, (vii) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of an executive officer of the Company, (viii) earthquakes, hurricanes, floods or other natural disasters, (ix) any damage or destruction of any real property owned or leased (as lessee or sublessee), including ground leased, by Parent or any Parent Subsidiary (including any buildings, structures and other improvements and fixtures located on or under such real property and any easements, rights and other appurtenances to such real property) that is substantially covered by insurance, or (x) changes in Law or GAAP or the interpretation thereof, which in the case of each of clauses (ii), (iii), (iv), (v) and (x) do not disproportionately affect Parent and the Parent Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which Parent and the Parent Subsidiaries operate generally, and in the case of clause (viii) do not disproportionately affect Parent and the Parent Subsidiaries, taken as a whole, relative to other participants in the industries in which Parent and the Parent Subsidiaries operate in the geographic regions in which Parent and the Parent Subsidiaries operate or own or lease properties.

        "Parent Material Contract" shall mean each contract or agreement in effect as of the date of this Agreement to which Parent or any Parent Subsidiary is a party (specifically excluding (x) any contract or agreement that will no longer be in effect following the Closing and (y) any contract or agreement that is, or at the Closing will be, terminable-at-will (as defined below) or terminable upon not more than ninety (90) days' notice by Parent or any Parent Subsidiary without penalty) that is required to be filed as an exhibit to the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K subsequent thereto filed by Parent as of the date hereof pursuant to Items 601(b)(2), (4), (9) and (10) of Regulation S-K promulgated by the SEC. A contract or agreement is "terminable-at-will", as that expression is used in this definition if it expressly provides that it is terminable-at-will, regardless of whether any covenant of good faith and fair dealing may be implied as a matter of law in connection with the termination thereof.

        "Parent Parties" shall mean Parent, Merger Sub and OP Merger Sub.

        "Parent Subsidiary" shall mean any corporation, other partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (a) Parent directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (b) Parent and/or any Person that is a Parent Subsidiary by reason of the application of clause (a) or clause (c) of this definition of "Parent Subsidiary" is a general partner, manager, managing member, trustee, director or the equivalent, or (c) Parent, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

        "Per Share Cash Amount" shall mean $11.33.

        "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or a Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority.

        "Representative" shall mean, with respect to any Person, such Person's directors, officers, employees, consultants, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives (including, with respect to the Company, the Company Advisor and its directors, officers and employees).

        "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as amended.

        "SEC" shall mean the United States Securities and Exchange Commission (including the staff thereof).

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X (17 C.F.R. Part 210).

        "Tax" or "Taxes" shall mean any and all federal, state, local or foreign or other taxes of any kind, together with any interest, penalties and additions to tax, imposed by any Governmental Authority, including taxes on or with respect to income, franchises, gross receipts, gross income, property, sales, use, transfer, capital stock, escheat, payroll, employment, unemployment, alternative or add on minimum, estimated and net worth, and taxes in the nature of excise, withholding, backup withholding and value added taxes.

        "Tax Return" shall mean any return, report or similar statement, together with any attached exhibit or schedule that is provided or required to be provided to a Governmental Authority with respect to Taxes, including information returns, refunds claims, amended returns and declarations of estimated Tax.

        "Termination Fee" shall mean fifty-five million dollars ($55,000,000).

        "Termination Payment" shall mean the Parent Expense Amount or the Termination Fee, as the context may require.

        "Third Party" shall mean any Person or group of Persons other than Parent, Merger Sub and their respective Affiliates.

        (b)   The following terms shall have the respective meanings set forth in the Section set forth below opposite such term:

Acceptable Confidentiality Agreement	Section 1.1(a)
Acquisition Proposal	Section 6.5(h)(i)
Action	Section 1.1(a)
Adverse Recommendation Change	Section 6.5(d)
Advisory Agreement	Section 4.25
Affiliate	Section 1.1(a)
Agreement	Preamble
Allocation Agreement	Section 4.25
Alternative Acquisition Agreement	Section 6.5(a)
Articles of Merger	Section 2.3(a)
Benefit Plan	Section 1.1(a)
Book-Entry Share	Section 3.1(b)
Business Day	Section 1.1(a)
Cash Consideration	Section 3.1(a)(ii)(1)
Cash Conversion Number	Section 3.2(a)
Cash Election	Section 3.1(a)(ii)(1)
Cash Election Number	Section 3.2(b)(i)
Cash Election Shares	Section 3.1(a)(ii)(1)
Certificate	Section 3.1(b)
Certificate of Merger	Section 2.3(a)
Class C Units	Section 3.1(e)
Closing	Section 2.2
Closing Date	Section 2.2
Code	Section 1.1(a)
Company	Preamble
Company Additional Dividend Amount	Section 6.18(a)
Company Advisor	Section 4.25
Company Board	Section 4.4(a)
Company Bylaws	Section 4.2
Company Charter	Section 4.2
Company Common Stock	Recitals
Company Credit Agreement	Section 1.1(a)
Company Disclosure Letter	Article IV
Company Entities	Section 1.1(a)
Company Equity Plans	Section 1.1(a)
Company Insurance Policies	Section 4.18
Company Leases	Section 4.16(e)
Company Material Adverse Effect	Section 1.1(a)
Company Material Contract	Section 4.12(a)
Company Operating Partnership	Preamble
Company Operating Partnership Agreement	Section 2.4
Company Permits	Section 4.6(a)
Company Permitted Liens	Section 4.16(b)
Company Preferred Stock	Section 4.3(a)
Company Properties	Section 4.16(a)
Company Property	Section 4.16(a)
Company Recommendation	Section 4.4(a)
Company Restricted Shares	Section 1.1(a)

Company SEC Filings	Section 4.7(a)
Company Stockholder Approval	Section 4.21
Company Stockholder Meeting	Section 1.1(a)
Company Subsidiary	Section 1.1(a)
Company Subsidiary Partnership	Section 4.17(i)
Company Tax Protection Agreements	Section 4.17(i)
Company Tax Representation Letter	Section 6.1(b)
Company Third Party	Section 1.1(a)
Company Title Insurance Policies	Section 4.16(g)
Company Title Insurance Policy	Section 4.16(g)
Confidentiality Agreement	Section 1.1(a)
control	Section 1.1(a)
D&O Insurance	Section 6.10(c)
Debt Financing	Section 6.17
Delaware Secretary	Section 1.1(a)
DLLCA	Section 1.1(a)
DRULPA	Section 1.1(a)
Effective Time	Section 2.3(a)
Election	Section 3.3(a)
Election Deadline	Section 3.3(d)
Environmental Law	Section 1.1(a)
Environmental Permit	Section 1.1(a)
ERISA	Section 1.1(a)
ERISA Affiliate	Section 1.1(a)
Exchange Act	Section 1.1(a)
Exchange Agent	Section 3.3(d)
Exchange Agent Agreement	Section 3.3(d)
Exchange Fund	Section 3.4
Exchange Ratio	Section 1.1(a)
Expenses	Section 1.1(a)
Form of Election	Section 3.3(b)
Form S-4	Section 4.5(b)
Frontier	Section 4.17(c)
Funded Debt Payoff Amount	Section 6.19
GAAP	Section 1.1(a)
Governmental Authority	Section 1.1(a)
Hazardous Substances	Section 1.1(a)
HCT II	Section 4.25
Holder	Section 3.3
Indebtedness	Section 1.1(a)
Indemnitee	Section 1.1(a)
Inquiry	Section 6.5(a)
Intellectual Property	Section 1.1(a)
Interim Period	Section 6.1(a)
Intervening Event	Section 1.1(a)
Investment Company Act	Section 1.1(a)
IRS	Section 1.1(a)
knowledge	Section 1.1(a)
Law	Section 1.1(a)
Lender Consents	Section 1.1(a)
Lien	Section 1.1(a)

Listing Agreement	Section 4.25
Listing Termination Agreement	Section 6.8
LTIP Unit	Section 1.1(a)
Mailing Date	Section 3.3(c)
Management Agreement	Section 4.25
Manager	Section 4.25
MD Courts	Section 9.11(a)
Merger	Recitals
Merger Consideration	Section 3.1(a)(ii)
Merger Sub	Preamble
Merger Sub Interests	Section 3.1(c)
Mergers	Recitals
MGCL	Section 1.1(a)
Minimum Distribution Dividend	Section 1.1(a)
NASDAQ	Section 1.1(a)
Non-Electing Shares	Section 3.1(a)(ii)(3)
Notice of Adverse Recommendation Change	Section 6.5(e)
NYSE	Section 1.1(a)
OP Merger Sub	Preamble
OPP Agreement	Section 4.25
OPP Termination Agreement	Section 3.10(b)
OP Units	Recitals
Order	Section 1.1(a)
Other Company Subsidiary	Section 4.1(c)
Outside Date	Section 8.1(b)(i)
Parent	Preamble
Parent Additional Dividend Amount	Section 6.18(a)
Parent Board	Section 5.4(a)
Parent Bylaws	Section 5.2
Parent Charter	Section 5.2
Parent Common Stock	Section 3.1(a)(ii)(2)
Parent Disclosure Letter	Article V
Parent Entities	Section 1.1(a)
Parent Equity Plans	Section 1.1(a)
Parent Expense Amount	Section 1.1(a)
Parent Material Adverse Effect	Section 1.1(a)
Parent Material Contract	Section 1.1(a)
Parent Parties	Section 1.1(a)
Parent Permits	Section 5.6(a)
Parent Preferred Stock	Section 5.3(a)
Parent REIT Counsel	Section 7.3(e)
Parent SEC Filings	Section 5.7(a)
Parent Subsidiary	Section 1.1(a)
Parent Tax Representation Letter	Section 6.2(a)
Partnership Certificate of Merger	Section 2.3(b)
Partnership Merger	Recitals
Partnership Merger Effective Time	Section 2.3(b)
Per Share Cash Amount	Section 1.1(a)
Person	Section 1.1(a)
Proxy Statement	Section 4.5(b)
Qualified REIT Subsidiary	Section 4.1(c)

Qualifying Income	Section 8.3(d)(i)
REIT	Section 4.17(b)
Relevant Company Partnership Interest	Section 4.17(i)
Representative	Section 1.1(a)
Required Regulatory Approvals	Section 5.5(b)
Sarbanes-Oxley Act	Section 1.1(a)
SDAT	Section 2.3(a)
SEC	Section 1.1(a)
Securities Act	Section 1.1(a)
Significant Subsidiary	Section 1.1(a)
Special Limited Partner	Section 4.25
Specified Company Leases	Section 4.16(f)
Stock Consideration	Section 3.1(a)(ii)(2)
Stock Election	Section 3.1(a)(ii)(2)
Stock Election Shares	Section 3.1(a)(ii)(2)
Superior Proposal	Section 6.5(h)(ii)
Surviving Entity	Section 2.1(a)
Surviving Partnership	Section 2.1(b)
Surviving Partnership Agreement	Section 6.20
Tax	Section 1.1(a)
Tax Return	Section 1.1(a)
Taxable REIT Subsidiary	Section 4.1(c)
Taxes	Section 1.1(a)
Termination Agreements	Section 6.8
Termination Fee	Section 1.1(a)
Termination Payee	Section 8.3(d)(i)
Termination Payment	Section 1.1(a)
Termination Payor	Section 8.3(d)(i)
Third Party	Section 1.1(a)
Transfer Taxes	Section 8.7

Article II

THE MERGERS

        Section 2.1    The Mergers.

        (a)   Upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and the DLLCA, at the Effective Time, the Company shall be merged with and into Merger Sub, whereupon the separate existence of the Company shall cease, and Merger Sub shall continue under the name "Stripe Sub, LLC" as the surviving entity in the Merger (the "Surviving Entity") and shall be governed by the laws of the State of Delaware. The Merger shall have the effects specified in the MGCL, the DLLCA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.

        (b)   Upon the terms and subject to the conditions of this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, OP Merger Sub shall be merged with and into the Company Operating Partnership, whereupon the separate existence of OP Merger Sub shall cease, and the Company Operating Partnership shall continue as the surviving entity in the Partnership Merger (the "Surviving Partnership") and shall be governed by the laws of the State of Delaware. The

Partnership Merger shall have the effects specified in the DRULPA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Partnership Merger Effective Time, the Surviving Partnership shall possess all properties, rights, privileges, powers and franchises of the Company Operating Partnership and OP Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company Operating Partnership and OP Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Partnership.

        Section 2.2    Closing.     The closing of the Mergers (the "Closing") shall occur at 10:00 a.m. (Eastern time), on the third (3rd) Business Day after all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same or at such other time and date as shall be agreed upon by the parties hereto; provided, however, that notwithstanding the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing), in no event shall Parent, Merger Sub or OP Merger Sub be required to consummate the Mergers until the later of:

        (a)   the earlier of (i) the date that is five (5) Business Days after the receipt of (A) the Lender Consents (other than any such consents that, in the aggregate, relate to Indebtedness for which the aggregate principal amount does not exceed the amount set forth in Section 2.2(a) of the Company Disclosure Letter) and (B) the Required Regulatory Approvals (which shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated); provided, further, that in the event that the Closing is delayed pursuant to any provision of the previous proviso, if Parent and Merger Sub are prepared to consummate the Merger at any time prior to the Outside Date, Parent shall deliver written notice to the Company stating that it is prepared to consummate the Closing and the Closing shall occur on the third (3rd) Business Day following the delivery of such notice; and

        (b)   the Outside Date;

        (subject, in the case of either (a) or (b), to the satisfaction or waiver (by the party hereto entitled to grant such waiver) of all of the conditions set forth in Article VII as of the date determined pursuant to this proviso). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd St., New York, NY, 10019, or at such other place as agreed to by the parties hereto.

        Section 2.3    Effective Time.

        (a)   Prior to the Closing, Parent shall prepare and, on the Closing Date, the Company, Parent and Merger Sub shall (i) cause articles of merger with respect to the Merger (the "Articles of Merger") to be duly executed and filed with and accepted for record by the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided under the MGCL, (ii) cause a certificate of merger with respect to the Merger (the "Certificate of Merger") to be duly executed and filed with the Delaware Secretary as provided under the DLLCA and (iii) make any other filings, recordings or publications required to be made by the Company or Merger Sub under the MGCL or DLLCA in connection with the Merger. The Merger shall become effective at the later of the time the Articles of Merger are accepted for record by the SDAT and the Certificate of Merger shall have been duly filed with the Delaware Secretary on the Closing Date or on such other date and time (not to exceed thirty (30) days from the date the Articles of Merger are accepted for record by the SDAT and the Certificate of Merger is duly filed with the Delaware Secretary) as shall be agreed to by the Company and Parent and specified in the Articles of Merger and Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time"), it being understood and agreed that the parties shall cause the Effective Time to occur on the Closing Date.

        (b)   Prior to the Closing, Parent shall prepare and, on the Closing Date immediately after the filing of the Articles of Merger, the parties shall (i) cause a certificate of merger with respect to the Partnership Merger (the "Partnership Certificate of Merger") to be duly executed and filed with the Delaware Secretary as provided under the DRULPA and (ii) make any other filings, recordings or publications required to be made under the DRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective upon such time as the Partnership Certificate of Merger has been filed with the Delaware Secretary, or at such later time as shall be agreed to by the parties and specified in the Partnership Certificate of Merger (the date and time the Partnership Merger becomes effective being the "Partnership Merger Effective Time"), it being understood and agreed that the parties shall cause the Partnership Merger Effective Time to occur immediately after the Effective Time.

        Section 2.4    Organizational Documents of the Surviving Entity and Surviving Partnership.     At the Effective Time, the certificate of formation and limited liability company agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of formation and limited liability company agreement of the Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of formation and limited liability company agreement. At the Partnership Merger Effective Time, the Second Amended and Restated Agreement of Limited Partnership of the Company Operating Partnership (the "Company Operating Partnership Agreement"), as in effect immediately prior to the Partnership Merger Effective Time, shall be amended and restated in its entirety in accordance with Section 6.20 and as so amended and restated shall be the limited partnership agreement of the Surviving Partnership until thereafter amended in accordance with applicable Law and the applicable provisions thereof. Following the Partnership Merger Effective Time, the certificate of limited partnership of the Company Operating Partnership shall be the certificate of limited partnership of the Surviving Partnership until further amended in accordance with the DRULPA.

        Section 2.5    Tax Consequences.     It is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement be, and is hereby adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code.

        Section 2.6    Subsequent Actions.

        (a)   If at any time after the Effective Time the Surviving Entity shall determine, in its sole and absolute discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights or properties of the Company acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the members, officers and managers of the Surviving Entity shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to or under such rights or properties in the Surviving Entity or otherwise to carry out this Agreement.

        (b)   If at any time after the Partnership Merger Effective Time the Surviving Partnership shall determine, in its sole and absolute discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Partnership its right, title or interest in, to or under any of the rights or properties of the Company Operating Partnership acquired or to be acquired by the Surviving Partnership as a result of, or in connection with, the Partnership Merger or otherwise to carry out this Agreement, then the general partner of the Surviving Partnership shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to or under such rights or properties in the Surviving Entity or otherwise to carry out this Agreement.

Article III

EFFECT OF THE MERGERS

        Section 3.1    Effect of the Mergers.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any securities of the Company, Parent or Merger Sub:

            (i)  Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is held by the Company, any wholly owned Company Subsidiary, by Parent or any wholly owned Parent Subsidiary shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto.

           (ii)  Subject to Section 3.1(d) and 3.2, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 3.1(a)(i)) shall be converted, at the election of the holder thereof, in accordance with the procedures set forth in Section 3.3, into the right to receive the following consideration (collectively, the "Merger Consideration"), in each case without interest:

            (1)   for each share of Company Common Stock with respect to which an election to receive cash has been effectively made and not revoked or deemed revoked pursuant to this Article III (a "Cash Election"), the right to receive in cash from Parent an amount (the "Cash Consideration") equal to the Per Share Cash Amount (such shares collectively, the "Cash Election Shares"), subject to Section 3.2(b);

            (2)   for each share of Company Common Stock with respect to which an election to receive validly issued, fully paid and non-assessable shares of common stock, par value $0.25 per share, of Parent (the "Parent Common Stock") has been effectively made and not revoked or deemed revoked pursuant to this Article III (a "Stock Election" and such shares collectively, the "Stock Election Shares") or which is otherwise to receive shares of Parent Common Stock in accordance with the terms of this Agreement, the right to receive from Parent a number of shares of Parent Common Stock equal to the Exchange Ratio (the "Stock Consideration"); and

            (3)   for each share of Company Common Stock other than Cash Election Shares and Stock Election Shares (collectively, the "Non-Electing Shares"), the right to receive from Parent the Stock Consideration.

        (b)   All shares of Company Common Stock, when so converted pursuant to Section 3.1(a)(ii), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") or book-entry share registered in the transfer books of the Company (a "Book-Entry Share") that immediately prior to the Effective Time represented shares of Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive the Merger Consideration in accordance with Section 3.5, including the right, if any, to receive, pursuant to Section 3.14, cash in lieu of fractional shares of Parent Common Stock into which such shares of Company Common Stock have been converted pursuant to Section 3.1(a)(ii), together with the amounts, if any, payable pursuant to Section 3.7.

        (c)   All membership interests in Merger Sub (the "Merger Sub Interests"), issued and outstanding immediately prior to the Effective Time shall remain as the only issued and outstanding membership interests in the Surviving Entity.

        (d)   Without limiting the other provisions of this Agreement and subject to Section 6.1(c)(ii) and Section 6.1(c)(iii), if at any time during the period between the date of this Agreement and the Effective Time, the Company should split, combine or otherwise reclassify the shares of Company Common Stock, or make a dividend or other distribution in shares of Company Common Stock

(including any dividend or other distribution of securities convertible into Company Common Stock), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of the Parent Parties hereunder), the Merger Consideration shall be ratably adjusted to reflect fully the effect of any such change. Without limiting the other provisions of this Agreement and subject to Section 6.2(b)(ii), if at any time during the period between the date of this Agreement and the Effective Time, Parent should split, combine or otherwise reclassify the shares of Parent Common Stock, or make a distribution in shares of Parent Common Stock (including any dividend or other distribution of securities convertible into Parent Common Stock), or engage in a reclassification, reorganization, recapitalization or exchange or other like change, then the Merger Consideration shall be ratably adjusted to reflect any such change.

        (e)   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the Company Operating Partnership, OP Merger Sub or the holder of any unit of limited partnership interest in the Company Operating Partnership or OP Merger Sub: (i) the general partnership interest of the Company Operating Partnership shall remain outstanding and constitute the only outstanding general partnership interest in the Surviving Partnership; (ii) the general partnership interest of OP Merger Sub and each unit of limited partnership interest of OP Merger Sub issued and outstanding immediately prior to the Partnership Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto; and (iii) each OP Unit issued and outstanding immediately prior to the Partnership Merger Effective Time, including the 5,613,374 OP Units to be issued in respect of the termination of the Listing Agreement, shall be converted into such number of Class C Units (as defined in the Surviving Partnership Agreement to be entered into in accordance with Section 6.20) ("Class C Units") of the Surviving Partnership as is equal to the Exchange Ratio; provided, that immediately prior to the actions in this clause (iii), the Special Limited Partner shall be treated as having contributed its right to distributions from the Company Operating Partnership pursuant to its special limited partnership interest in the Company Operating Partnership, the amount of which distributions is evidenced by the Listing Agreement, to the Company Operating Partnership in exchange for 5,613,374 OP Units in a transaction intended to qualify as a contribution of property pursuant to Section 721 of the Code, and such contribution shall cause the capital accounts of the partners of the Company Operating Partnership to be "booked-up" in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), to the extent possible, as of immediately prior to the Partnership Merger Effective Time which "book-up" shall be allocated to the partners in accordance with the allocations provisions of the Company Operating Partnership Agreement.

        Section 3.2    Proration.

        (a)   Notwithstanding any other provision contained in this Agreement, the maximum number of shares of Company Common Stock that may be converted into the right to receive the Cash Consideration pursuant to this Article III (the "Cash Conversion Number"), shall be equal to the product (rounded down to the nearest whole share) of ten percent (10%) times the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including Company Restricted Shares). All other shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled as provided in Section 3.1(a)(i)) shall be converted into the right to receive the Stock Consideration.

        (b)   Within two (2) Business Days after the Effective Time, Parent shall instruct the Exchange Agent to effect the allocation among former holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

            (i)  If the aggregate number of shares of Company Common Stock with respect to which Cash Elections shall have been made (the "Cash Election Number") exceeds the Cash Conversion Number, then all Stock Election Shares and all Non-Electing Shares shall be converted into the right to receive the Stock Consideration and Cash Election Shares held by a holder thereof will be converted into the right to receive the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (A) the number of Cash Election Shares held by such holder by (B) a fraction, the numerator of which is the Cash Conversion Number and the denominator of which is the Cash Election Number (with the Exchange Agent to determine, consistent with Section 3.2(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Stock Consideration; and

           (ii)  If the Cash Election Number is less than or equal to the Cash Conversion Number, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and the Non-Electing Shares and Stock Election Shares shall be converted into the right to receive the Stock Consideration.

        Section 3.3    Election Procedures.     Each holder of record of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, and (each holder of Company Restricted Shares (any of the foregoing, a "Holder") shall have the right, subject to the limitations set forth in this Article III, to submit an election on or prior to the Election Deadline in accordance with the following procedures:

        (a)   Each Holder may specify in a request made in accordance with the provisions of this Section 3.3 (herein called an "Election") (i) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Company Common Stock owned by such Holder with respect to which such Holder desires to make a Cash Election.

        (b)   Parent shall prepare a form reasonably acceptable to the Company (the "Form of Election"), which shall be mailed by the Company to record holders of Company Common Stock and delivered to holders of Company Restricted Shares so as to permit those Holders to exercise their right to make an Election prior to the Election Deadline.

        (c)   The Company shall mail or cause to be mailed or delivered, as applicable, the Form of Election to record holders of Common Stock and holders of Company Restricted Shares as of the record date for the Company Stockholder Meeting not less than twenty (20) Business Days prior to the anticipated Election Deadline (the "Mailing Date"). Parent shall make available one or more Forms of Election as may reasonably be requested from time to time by all persons who become holders of record of Company Common Stock during the period following the record date for the Company Stockholder Meeting and prior to the Election Deadline.

        (d)   Prior to the Mailing Date, Parent shall appoint an exchange agent, which shall be a bank or trust company reasonably acceptable to the Company (the "Exchange Agent"), for the purpose of receiving Elections and exchanging shares of Company Common Stock represented by Certificates for Merger Consideration, pursuant to an exchange agent agreement entered into prior to the Mailing Date (the "Exchange Agent Agreement"). Any Election shall have been made properly only if the Exchange Agent shall have received, by the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates representing the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company or by an appropriate customary guarantee of delivery of such Certificates, as set forth in such Form of Election, from a firm that is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange Act); provided, that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery, and, in the case of Book-Entry Shares, any additional documents specified in the procedures set forth in the Form of Election. Failure to deliver shares of Company Common Stock covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made

Election, unless otherwise determined by Parent, in its sole and absolute discretion. As used herein, unless otherwise agreed in advance by the Company and Parent, "Election Deadline" means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the later of (i) the date immediately prior to the Company Stockholder Meeting and (ii) the date that Parent and the Company shall agree is two (2) Business Days prior to the expected Closing Date. The Company and Parent shall issue a press release reasonably satisfactory to each of them announcing the anticipated date of the Election Deadline not more than fifteen (15) Business Days before, and at least five (5) Business Days prior to, the Election Deadline. If the Closing is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date (which shall be the second (2nd) Business Day prior to the Closing Date) and the Company and Parent shall cooperate to promptly publicly announce such rescheduled Election Deadline and Closing.

        (e)   Any Holder may, at any time prior to the Election Deadline, change or revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, or any documents in respect of Book-Entry Shares, previously deposited with the Exchange Agent. After an Election is validly made with respect to any shares of Company Common Stock or Company Restricted Shares, any subsequent transfer of such shares of Company Common Stock or Company Restricted Shares shall automatically revoke such Election. Notwithstanding anything to the contrary in this Agreement, all Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from Parent or the Company that this Agreement has been terminated in accordance with Article VIII. Subject to the terms of the Exchange Agent Agreement and this Agreement, the Exchange Agent shall have reasonable discretion to determine if any Election is not properly made with respect to any shares of Company Common Stock or Company Restricted Shares (neither Parent nor the Company nor the Exchange Agent being under any duty to notify any stockholder of any such defect); in the event the Exchange Agent makes such a determination, such Election shall be deemed to be not in effect, and the shares of Company Common Stock or Company Restricted Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares, unless a proper Election is thereafter timely made with respect to such shares.

        (f)    Subject to the terms of the Exchange Agent Agreement, Parent and the Company, in the exercise of their reasonable discretion, shall have the joint right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 3.2, (ii) the issuance and delivery of certificates representing the number of shares of Parent Common Stock into which shares of Company Common Stock or Company Restricted Shares are converted into the right to receive in the Merger and (iii) the method of payment of cash for shares of Company Common Stock converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock.

        Section 3.4    Deposit of Merger Consideration.     At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of shares of Company Common Stock and Company Restricted Shares at the Effective Time, for exchange in accordance with this Article III, (i) evidence of Parent Common Stock in book-entry form issuable pursuant to Section 3.1(a) equal to the aggregate Stock Consideration and (ii) immediately available funds equal to the aggregate Cash Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 3.14) (collectively, the "Exchange Fund") and Parent shall instruct the Exchange Agent to timely pay the Cash Consideration and cash in lieu of fractional shares, in accordance with this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as directed by Parent or the Surviving Entity. Interest and other income on the Exchange Fund shall be the sole and exclusive property of Parent and the Surviving

Entity and shall be paid to Parent or the Surviving Entity, as Parent directs. No investment of the Exchange Fund shall relieve Parent, the Surviving Entity or the Exchange Agent from making the payments required by this Article III, and following any losses from any such investment, Parent shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy Parent's obligations hereunder for the benefit of the holders of shares of Company Common Stock at the Effective Time, which additional funds will be deemed to be part of the Exchange Fund.

        Section 3.5    Delivery of Merger Consideration.     As soon as reasonably practicable after the Effective Time and in any event not later than the fifth (5th) Business Day following the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Book-Entry Share immediately prior to the Effective Time a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration, in such form as the Company and Parent may reasonably agree. Upon proper surrender of a Certificate or Book-Entry Share for exchange and cancellation to the Exchange Agent, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration (which, to the extent it is Stock Consideration, shall be in non-certificated book-entry form) in respect of the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Share and such Certificate or Book-Entry Share so surrendered shall forthwith be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Shares.

        Section 3.6    Share Transfer Books.     At the Effective Time, the share transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock. From and after the Effective Time, Persons who held shares of Company Common Stock or Company Restricted Shares immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Entity for any reason shall be cancelled and exchanged for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

        Section 3.7    Dividends with Respect to Parent Common Stock.     No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable with respect to such Certificate in accordance with this Agreement, and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) there shall be paid to the record holder of the shares of Parent Common Stock, if any, issued in exchange therefor, without interest, (i) all dividends and other distributions payable in respect of any such shares of Parent Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

        Section 3.8    Termination of Exchange Fund.     Any portion of the Exchange Fund (including any interest and other income received with respect thereto) which remains undistributed to the former holders of shares of Company Common Stock or Company Restricted Shares on the first (1st) anniversary of the Effective Time shall be delivered to Parent, upon demand, and any former holders of shares of Company Common Stock or Company Restricted Shares who have not theretofore received any Merger Consideration (including any cash in lieu of fractional shares and any applicable dividends or other distributions with respect to Parent Common Stock) to which they are entitled under this Article III shall thereafter look only to Parent and the Surviving Entity for payment of their claims with respect thereto.

        Section 3.9    No Liability.     None of Parent, Merger Sub, the Company, the Surviving Entity, OP Merger Sub, the Company Operating Partnership, the Surviving Partnership or the Exchange Agent, or any employee, officer, director, agent or Affiliate of any of them, shall be liable to any holder of shares of Company Common Stock in respect of any cash that would have otherwise been payable in respect of any Certificate or Book-Entry Share from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any such shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

        Section 3.10    Equity Awards.

        (a)   Company Restricted Shares.    Each Company Restricted Share that is outstanding immediately prior to the Effective Time shall, effective immediately prior to the Effective Time, by virtue of the occurrence of the Closing and without any action on the part of any holder of any Company Restricted Share, vest in full, and the restrictions with respect thereto shall lapse. Each such Company Restricted Share shall be deemed an issued and outstanding share of Company Common Stock as of immediately prior to the Effective Time and shall be entitled to receive the Merger Consideration determined in accordance with this Agreement and otherwise subject to the terms and conditions of this Agreement (including Section 3.1 and Section 3.3). Any amounts withheld with respect to the Restricted Shares pursuant to Section 3.11 shall be withheld first from the aggregate Cash Consideration payable in respect of such holder's Company Restricted Shares.

        (b)   LTIP Units.    The parties to the OPP Agreement have as of the date hereof, entered into an agreement to terminate the OPP Agreement (without payment thereunder to the Company Advisor or any of its Affiliates) effective as of immediately prior to the Effective Time and contingent on the occurrence of the Effective Time (the "OPP Termination Agreement"). A true, correct and complete copy of the OPP Termination Agreement has been provided to Parent.

        (c)   Notwithstanding anything to the contrary contained herein, prior to the Effective Time, the Company shall take all actions necessary to effectuate the provisions of this Section 3.10.

        Section 3.11    Withholding Rights.     Each and any Parent Party, the Company, the Surviving Entity, the Company Operating Partnership, the Surviving Partnership or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts or property otherwise payable or distributable to any Person pursuant to this Agreement such amounts or property (or portions thereof) as such Parent Party, the Company, the Surviving Entity, the Surviving Partnership or the Exchange Agent is required to deduct and withhold with respect to the making of such payment or distribution under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable Tax Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority by a Parent Party, the Company, the Surviving Entity, the Surviving Partnership or the Exchange Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Parent Party, the Company, the Surviving Entity or the Exchange Agent, as applicable.

        Section 3.12    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such Person of a bond in such reasonable and customary amount as the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

        Section 3.13    Dissenters' Rights.     No dissenters' or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.

        Section 3.14    Fractional Shares.     No certificate or scrip representing fractional shares of Parent Common Stock or Class C Units of the Surviving Partnership shall be issued upon the surrender for exchange of Certificates or with respect to Book-Entry Shares or otherwise, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, (i) each holder of shares of Company Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock and (ii) each holder who would otherwise have been entitled to receive a fraction of a Class C Unit of the Surviving Partnership shall receive (aggregating for this purpose all the shares of Parent Common Stock or Class C Units, as applicable, that such holder is entitled to receive hereunder), in lieu thereof, cash, without interest, in an amount equal to the product of (a) such fractional part of a share of Parent Common Stock or Class C Unit, as applicable, multiplied by (b) the per share closing price of Parent Common Stock on the Closing Date on the NYSE, as reported in The Wall Street Journal.

Article IV

REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE COMPANY OPERATING PARTNERSHIP

        Except (a) as set forth in the disclosure letter that has been prepared by the Company and delivered by the Company to the Parent Parties in connection with the execution and delivery of this Agreement (the "Company Disclosure Letter") (it being agreed that disclosure of any item in any Section of the Company Disclosure Letter with respect to any Section or subsection of this Agreement shall be deemed disclosed with respect to any other Section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent, provided that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company made herein), or (b) as disclosed in publicly available Company SEC Filings, filed with, or furnished to, as applicable, the SEC on or after January 1, 2013 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors" and any disclosure of risks or other matters included in any "forward-looking statements" disclaimer or other statements that are cautionary, predictive or forward-looking in nature), the Company and the Company Operating Partnership hereby jointly and severally represent and warrant to the Parent Parties that:

        Section 4.1    Organization and Qualification; Subsidiaries.

        (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   Each Company Subsidiary is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except, with respect only to each Company Subsidiary that would not constitute a Significant Subsidiary, for such failures to be so organized, in good standing or have certain power and authority that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (c)   Section 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Company Subsidiaries and each other corporate or non-corporate subsidiary in which the Company owns any direct or indirect voting, capital, profits or other beneficial interest ("Other Company Subsidiary"), including a list of each Company Subsidiary or Other Company Subsidiary that is a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the Code ("Qualified REIT Subsidiary") or a "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code ("Taxable REIT Subsidiary"), together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary and each Other Company Subsidiary, (ii) the type of and percentage of voting, equity, profits, capital and other beneficial interest held, directly or indirectly, by the Company in and to each Company Subsidiary and each Other Company Subsidiary, (iii) the names of and the type of and percentage of voting, equity, profits, capital and other beneficial interest held by any Person other than the Company or a Company Subsidiary in each Company Subsidiary and, to the knowledge of the Company, each Other Company Subsidiary, and (iv) the classification for U.S. federal income tax purposes of each Company Subsidiary and, to the knowledge of the Company, each Other Company Subsidiary.

        (d)   Except as set forth in Section 4.1(d) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary, directly or indirectly, owns any interest or investment (whether equity or debt) in any Person (other than equity interests in the Company Subsidiaries or Other Company Subsidiaries, loans to any Taxable REIT Subsidiary of the Company and investments in bank time deposits and money market accounts).

        (e)   Except as set forth in Section 4.1(e) of the Company Disclosure Letter, the Company has not exempted any "Person" from the "Aggregate Share Ownership Limit" or established or increased an "Excepted Holder Limit," as such terms are defined in the Company Charter, which exemption or Excepted Holder Limit is currently in effect.

        (f)    There are no partners of the Company Operating Partnership other than the Company, American Realty Capital Healthcare Advisors, LLC, American Realty Capital Healthcare Special Limited Partnership, LLC and Healthcare Advisors Profit Plan LLC. Section 4.1(f) of the Company Disclosure Letter sets forth the number of partnership units held by each partner in the Company Operating Partnership. The Company is the sole general partner of the Company Operating Partnership.

        Section 4.2    Organizational Documents.     The Company has made available to Parent complete and correct copies of (a) the Company's charter (the "Company Charter") and the Company's bylaws, as amended to date (the "Company Bylaws") and (b) the organizational documents of each Company Subsidiary (other than the applicable certificate of formation), each as in effect on the date hereof.

        Section 4.3    Capital Structure.

        (a)   The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, $0.01 par value per share (the "Company Preferred Stock"). At the close of business on May 30, 2014, (i) 169,316,257 shares of Company Common Stock were issued and outstanding (including 225,905 Company Restricted Shares), and (iii) 17,576,015 shares of Company Common Stock were available for grant under the Company Equity Plans. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock of the Company is entitled to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote. Section 4.3(a) of the Company Disclosure Letter, sets forth for each holder of Company Restricted Shares outstanding as of the date of this Agreement (A) the name with respect to the holder (B) the number of such Company Restricted Shares held by such holder, (C) the date of grant of such Company Restricted Shares, and (D) the vesting schedule for such Company Restricted Shares. There are no other rights, options, stock or unit appreciation rights, phantom stock or units, restricted stock units, dividend equivalents or similar rights with respect to the Company Common Stock other than as disclosed on Section 4.3(a) of the Company Disclosure Letter. Each Company Restricted Share grant and each LTIP Unit grant was made in accordance in all material respects with the terms of the Company Equity Plans and applicable Law. Prior to the Closing (and as close to Closing as reasonably practicable), the Company will provide to Parent a complete and correct list that contains the information required to be provided in Section 4.3(a) of the Company Disclosure Letter, that is correct and complete as of the date such list is provided; provided, however, that delivery of such updated schedule shall not cure any breach of this Section 4.3(a) for purposes of determining whether the applicable closing condition has been satisfied. There are 1,443,897 OP Units issued and outstanding (other than 5,613,374 OP Units to be issued in respect of the termination of the Listing Agreement), (ii) no Class B OP Units issued and outstanding and (iii) 9,219,108 LTIP Units issued and outstanding, each of which LTIP Units is owned of record and beneficially by the Company Advisor, and each of which LTIP Units shall be forfeited immediately prior to the Effective Time. Except as set forth in the preceding sentence, there are no other partnership interests or other equity or ownership interests in the Company Operating Partnership and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the partnership interests or other equity or ownership interests in the Company Operating Partnership or other securities which would require the Company Operating Partnership to issue or sell any partnership interests or other equity or ownership interests in the Company Operating Partnership.

        (b)   All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company Subsidiaries that may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except as set forth in Section 4.1(c) of the Company Disclosure Letter, the Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries, free and clear of all encumbrances other than statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Company Subsidiary or which would require any Company Subsidiary to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

        (c)   Except as set forth in this Section 4.3 or in Section 4.3(a) of the Company Disclosure Letter, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, rights of first refusal, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of Company Common Stock, shares of Company Preferred Stock or other equity securities or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of the Company or any of the Company Subsidiaries or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, right of first refusal, arrangement or undertaking. Except as set forth in Section 4.3(c) of the Company Disclosure Letter, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, shares of Company Preferred Stock or other equity securities of the Company or any Company Subsidiary (other than in satisfaction of withholding Tax obligations pursuant to certain awards outstanding under the Company Equity Plans in the event the grantees otherwise fail to satisfy withholding Tax obligations). Neither the Company nor any Company Subsidiary is a party to or bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock of the Company or any of the Company Subsidiaries.

        (d)   All dividends or other distributions on the shares of Company Common Stock and Company Preferred Stock and any material dividends or other distributions on any securities of any Company Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

        Section 4.4    Authority.

        (a)   Each of the Company and the Company Operating Partnership has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the Company Operating Partnership and the consummation by the Company and the Company Operating Partnership of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and partnership action, as applicable, and the Company has approved this Agreement and the Partnership Merger as the sole general partner of the Company Operating Partnership, and the limited partners of the Company Operating Partnership have approved this Agreement, the Merger, the Partnership Merger, and the transactions contemplated by this Agreement (including the amendment and restatement of the Company Operating Partnership Agreement in the form of the Surviving Partnership Agreement) by the consent of the limited partners holding more than a majority of the percentage interest of all limited partners, and no other corporate or partnership proceedings on the part of the Company or the Company Operating Partnership are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated hereby, subject to receipt of the Company Stockholder Approval, the filing of the Articles of Merger with and acceptance for record of the Articles of Merger by the SDAT and the due filing of the Certificate of Merger and the Partnership Certificate of Merger with the Delaware Secretary. The Company's board of directors (the "Company Board"), at a duly held meeting, has, by unanimous vote of all of the Company Board members voting,

(i) duly and validly authorized the execution and delivery of this Agreement and declared advisable the Merger and the other transactions contemplated hereby, (ii) directed that the Merger and, to the extent stockholder approval is required, the other transactions contemplated hereby be submitted for consideration at the Company Stockholder Meeting, and (iii) resolved to recommend that the stockholders of the Company vote in favor of the approval of the Merger and, to the extent stockholder approval is required, the other transactions contemplated hereby (the "Company Recommendation") and to include such recommendation in the Proxy Statement, subject to Section 6.5.

        (b)   This Agreement has been duly executed and delivered by the Company and the Company Operating Partnership and, assuming due authorization, execution and delivery by each of Parent, Merger Sub and OP Merger Sub, constitutes a legally valid and binding obligation of the Company and the Company Operating Partnership, enforceable against the Company and the Company Operating Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

        Section 4.5    No Conflict; Required Filings and Consents.

        (a)   Except as set forth in Section 4.5(a) of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company and the Company Operating Partnership does not, and the performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by the Company and the Company Operating Partnership will not, (i) assuming receipt of the Company Stockholder Approval, conflict with or violate any provision of (A) the Company Charter or the Company Bylaws or the Company Operating Partnership Agreement or (B) any equivalent organizational or governing documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any other Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound, or (iii) require any consent or approval (except as contemplated by Section 4.5(b) ) under, result in any breach of or any loss of any benefit or material increase in any cost or obligation of the Company or any Company Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration, cancellation or payment (including disposition or similar fees) (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which the Company or any Company Subsidiary is a party, except, as to clauses (i)(B), (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (provided that, for the avoidance of doubt, for purposes of this Section 4.5(a) the exceptions set forth in clauses (vi) and (vii) of the definition of "Company Material Adverse Effect" shall not apply to any such conflicts, violations, breaches, defaults or other occurrences in determining whether a Company Material Adverse Effect has occurred).

        (b)   The execution and delivery of this Agreement by the Company and the Company Operating Partnership does not, and the performance of this Agreement by the Company and the Company Operating Partnership will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) a proxy statement in preliminary and definitive form relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the "Proxy Statement") and of a registration statement on Form S-4 pursuant to which the offer and sale of shares of Parent Common Stock in the Mergers will be registered pursuant to the Securities Act and in which the Proxy Statement will be included as a prospectus (together with any amendments or supplements thereto, the "Form S-4"), and declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT pursuant to the MGCL, (iii) the due filing of the Certificate of Merger and the Partnership Certificate of Merger with the Delaware Secretary, (iv) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws, (v) such filings as may be required in connection with state and local transfer Taxes, (vi) as may be required under the rules and regulations of the NYSE or NASDAQ, and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.6    Permits; Compliance With Law.

        (a)   Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.14 or Section 4.15 which are addressed solely in those Sections, the Company and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy, necessary for the Company and each Company Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as it is being conducted as of the date hereof (the "Company Permits"), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of the Company Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Authority, except in each case for failures to file which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any claim or notice nor has any knowledge indicating that the Company or any Company Subsidiary is currently not in compliance with the terms of any such Company Permits, except where the failure to be in compliance with the terms of any such Company Permits, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   Neither the Company nor any Company Subsidiary is or has been in conflict with, or in default or violation of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound (except for Laws addressed in Section 4.10, Section 4.11, Section 4.14, Section 4.15 or Section 4.17), or (ii) any Company Permits (except for the Company Permits addressed in Section 4.14 or Section 4.15), except in each case for any such conflicts, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.7    SEC Filings; Financial Statements.

        (a)   The Company has filed with, or furnished (on a publicly available basis) to, the SEC all forms, reports, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, including any amendments or supplements thereto, from and after January 1, 2012 (collectively, the "Company SEC Filings"). Each Company SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no Company Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act.

        (b)   Each of the consolidated financial statements contained or incorporated by reference in the Company SEC Filings (as amended, supplemented or restated, if applicable), including the related notes and schedules, was prepared (except as indicated in the notes thereto) in accordance with GAAP applied on a consistent basis throughout the periods indicated, and each such consolidated financial statement presented fairly, in all material respects, the consolidated financial position, results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

        (c)   The records, systems, controls, data and information of the Company and the Company Subsidiaries that are used in the system of internal accounting controls described in the following sentence are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls. The Company and the Company Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (1) transactions are executed only in accordance with management's authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of the Company and the Company Subsidiaries and to maintain accountability for the assets of the Company and the Company Subsidiaries; (3) access to such assets is permitted only in accordance with management's authorization; (4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company's principal executive officer and its principal financial officer have disclosed to the Company's auditors and the audit committee of the Company Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and the Company has made available to Parent copies of any material written materials relating to the foregoing. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 promulgated under the Exchange Act) designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act. Since the enactment of the Sarbanes-Oxley Act, none of the Company or any Company Subsidiary has made any prohibited loans to any director or executive officer of the Company (as defined in Rule 3b-7 promulgated under the Exchange Act).

        (d)   Except as and to the extent disclosed or reserved against on the Company's most recent balance sheet (or, in the notes thereto) included in the Company SEC Filings, none of the Company or its consolidated subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (i) expressly contemplated by or under this Agreement, including Section 6.1 hereof, (ii) incurred in the ordinary course of business consistent with past practice since the most recent balance sheet set forth in the Company SEC Filings made through and including the date of this Agreement, (iii) described in any section of the Company Disclosure Letter or (iv) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (e)   Except as set forth in Section 4.7(e) of the Company Disclosure Letter, to the knowledge of the Company, none of the Company SEC Filings is as of the date hereof the subject of ongoing SEC review and the Company has not received any comments from the SEC with respect to any of the Company SEC Filings which remain unresolved, nor has it received any inquiry or information request from the SEC as of the date hereof as to any matters affecting the Company which has not been adequately addressed. None of the Company SEC Filings as of the date hereof is the subject of any confidential treatment request by the Company.

        Section 4.8    Disclosure Documents.

        (a)   None of the information supplied or to be supplied in writing by or on behalf of the Company or any Company Subsidiary for inclusion or incorporation by reference in (i) the Form S-4 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company, at the time of the Company Stockholder Meeting, at the time the Form S-4 is declared effective by the SEC or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Company or any Company Subsidiary or other information supplied by or on behalf of the Company or any Company Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein.

        (b)   Notwithstanding anything to the contrary in this Section 4.8 or this Agreement, the Company makes no representation or warranty with respect to statements made or incorporated, or omissions included, in the Form S-4 or the Proxy Statement to the extent based upon information supplied to the Company by or on behalf of Parent or Merger Sub.

        Section 4.9    Absence of Certain Changes or Events.     Between December 31, 2013 and the date hereof, except as contemplated by this Agreement or as set forth in Section 4.9 of the Company Disclosure Letter, the Company and each Company Subsidiary has conducted its business in all material respects in the ordinary course. Between December 31, 2013 and the date hereof, there has not been any Company Material Adverse Effect or any effect, event, development or circumstance that, individually or in the aggregate with all other effects, events, developments and changes, would reasonably be expected to result in a Company Material Adverse Effect.

        Section 4.10    Employee Benefit Plans.

        (a)   Other than the Company Equity Plans, the Company and the Company Subsidiaries do not, and are not required to, and have not and have never been required to, maintain, sponsor or contribute to any Benefit Plans. Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, none of Company, any Company Subsidiary or any of their respective ERISA Affiliates has incurred any obligation or liability with respect to or under any employee benefit plan, program or arrangement (including any agreement, program, policy or other arrangement under which any current or former employee, director or consultant has any present or future right to benefits), which has created or will create any obligation with respect to, or has resulted in or will result in any liability to Parent, Merger Sub, OP Merger Sub or any of their respective subsidiaries.

        (b)   Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) each Company Equity Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) all contributions or other amounts payable by the Company or any Company Subsidiary as of the date hereof with respect to each Company Equity Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due); and (iii) there are no pending, threatened or, to the knowledge of Company, anticipated claims (other than non-material claims for benefits in accordance with the terms of the Company Equity Plans and appeals of such claims) by, on behalf of or against any of the Company Equity Plans or any trusts related thereto that could reasonably be expected to result in any liability of the Company or any Company Subsidiary.

        (c)   Except as provided in this Agreement or applicable Law or as set forth in Section 4.10(c) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of Company or any of the Company Subsidiaries to severance pay, or any other payment from Company or any Company Subsidiary, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, consultant or officer.

        (d)   None of Company, any Company Subsidiary or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a "pension plan" under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a "multiemployer plan" (as defined in Section 3(37) of ERISA), (iii) a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), or (iv) a "multiple employer plan" (as defined in Section 413(c) of the Code).

        (e)   Except as set forth in Section 4.10(e) the Company Disclosure Letter, or as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, no amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any of the other transactions contemplated hereby (alone or in combination with any other event) by any Person who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any compensation arrangement could be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

        (f)    Except as set forth in Section 4.10(f) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any indemnity obligation with respect to the Company Equity Plans for any Taxes imposed under Section 4999 or 409A of the Code.

        (g)   Except as individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, each Company Equity Plan has been operated and administered in compliance with Section 409A of the Code.

        (h)   The Company Equity Plans are not mandated by a government other than the United States and are not subject to the Laws of a jurisdiction outside of the United States.

        Section 4.11    Labor and Other Employment Matters.     Neither the Company nor any Company Subsidiary has, or has ever had, any employees.

        Section 4.12    Material Contracts.

        (a)   Except for contracts listed in Section 4.12 of the Company Disclosure Letter or filed as exhibits to the Company SEC Filings, as of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any contract that, as of the date hereof:

            (i)  is required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated by the SEC;

           (ii)  obligates the Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000 and is not cancelable within ninety (90) days without material penalty to the Company or any Company Subsidiary, except for any Company Lease or any ground lease affecting any Company Property;

          (iii)  contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the Company or any Company Subsidiary, or that otherwise restricts the lines of business conducted by the Company or any Company Subsidiary or the geographic area in which the Company or any Company Subsidiary may conduct business, except for any Company Lease or any ground lease affecting any Company Property, recorded property declarations, reciprocal easement agreements or restrictive covenant agreements that contain non-compete or exclusivity provisions that do not in any way restrict activities of the Company or any Company Subsidiary outside of a twenty-five mile radius of the applicable Company Property;

          (iv)  other than the Company Charter and the Company Bylaws, is an agreement which obligates the Company or any Company Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary is the indemnitor, other than any operating agreements or property management agreements or any similar agreement pursuant to which a Company Subsidiary that is not wholly owned, directly or indirectly, by the Company provides such an indemnification to any such directors, officers, trustees, employees or agents in connection with the indemnification by such non-wholly owned Company Subsidiary of the Company or another Company Subsidiary thereunder;

           (v)  constitutes an Indebtedness obligation of the Company or any Company Subsidiary with a principal amount as of the date hereof greater than $2,000,000;

          (vi)  [Reserved];

         (vii)  requires the Company or any Company Subsidiary to dispose of or acquire assets or properties (other than in connection with the expiration of a Company Lease or a ground lease affecting a Company Property) with a fair market value in excess of $1,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction, except for any Company Lease or any ground lease affecting any Company Property;

        (viii)  constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a forward, swap or other hedging transaction of any type, whether or not entered into for bona fide hedging purposes;

          (ix)  is an agreement, arrangement or understanding between the Company or any Company Subsidiary, on the one hand, and the Company Advisor, or any Affiliate of the Company or of the Company Advisor, on the other hand;

           (x)  sets forth the operational terms of a joint venture, partnership, limited liability company with a Company Third Party member or strategic alliance of the Company or any Company Subsidiary; or

          (xi)  constitutes a loan to any Person (other than a wholly owned Company Subsidiary) by the Company or any Company Subsidiary (other than advances made pursuant to and expressly disclosed in the Company Leases or pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Company Lease with respect to the development, construction, or equipping of Company Properties or the funding of improvements to Company Properties) in an amount in excess of $2,000,000.

Each contract of the type described above in this Section 4.12(a), whether or not listed on Section 4.12 of the Company Disclosure Letter (and, for the avoidance of doubt, including any contract filed as an exhibit to the Company SEC Filings that is not listed on Section 4.12 of the Company Disclosure Letter but otherwise is of the type described in clauses (i) through (xi) above) to which the Company or any Company Subsidiary is a party or by which it is bound as of the date hereof is referred to herein as a "Company Material Contract".

        (b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable on the Company and each Company Subsidiary that is a party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each Company Material Contract and, to the knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract prior to the date hereof. None of the Company or any Company Subsidiary, nor, to the knowledge of the Company, any other party thereto, is in material breach or violation of, or default under, any Company Material Contract, and no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Company Material Contract, except where in each case such breach, violation or default is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received notice of any violation or default under any Company Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.13    Litigation.     Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, or as set forth in Section 4.13 of the Company Disclosure Letter (a) there is no Action pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, is there any investigation pending or threatened by any Governmental Authority, in each case, against the Company or any Company Subsidiary, and (b) neither the Company nor any Company Subsidiary, nor any of the Company's or any Company Subsidiary's respective property, is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority.

        Section 4.14    Environmental Matters.

        (a)   Except as individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, or as set forth in Section 4.14 of the Company Disclosure Letter or in any Phase I or Phase II report listed in Section 4.14(a)(preamble) of the Company Disclosure Letter and made available to Parent prior to the date hereof in the electronic data room created by the Company in connection with this Agreement and the transactions contemplated hereby:

            (i)  The Company and each Company Subsidiary are in compliance with all Environmental Laws.

           (ii)  The Company and each Company Subsidiary have all Environmental Permits necessary to conduct their current operations and are in compliance with their respective Environmental Permits, and all such Environmental Permits are in good standing.

          (iii)  Neither the Company nor any Company Subsidiary has received any written notice, demand, letter or claim alleging that the Company or any such Company Subsidiary is in violation of, or liable under, any Environmental Law or that any judicial, administrative or compliance order has been issued against the Company or any Company Subsidiary which remains unresolved. There is no litigation, investigation, request for information or other proceeding pending, or, to the knowledge of the Company, threatened against the Company and any Company Subsidiary under any Environmental Law.

          (iv)  Except with respect to conditions included in "no further action letters" made available to Parent prior to the date hereof, neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and no investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary under any Environmental Law.

           (v)  Neither the Company nor any Company Subsidiary has assumed, by contract or, to the knowledge of the Company, by operation of Law, any liability under any Environmental Law or relating to any Hazardous Substances, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances.

          (vi)  Neither the Company nor any Company Subsidiary has caused, and to the knowledge of the Company, no Company Third Party has caused any release of a Hazardous Substance that would be required to be investigated or remediated by the Company or any Company Subsidiary under any Environmental Law.

         (vii)  There is no site to which the Company or any Company Subsidiary has transported or arranged for the transport of Hazardous Substances which, to the knowledge of the Company, is or may become the subject of any Action under Environmental Law.

        (b)   None of the transactions contemplated by this Agreement will trigger any filing requirement or other action under any Environmental Law.

        (c)   This Section 4.14 contains the exclusive representations and warranties of the Company with respect to environmental matters.

        Section 4.15    Intellectual Property.

        (a)   Except as set forth in Section 4.15(a) of the Company Disclosure Letter or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries own or are licensed or otherwise possess valid rights to use all Intellectual Property necessary to conduct the business of the Company and the Company Subsidiaries as it is currently conducted, (ii) the conduct of the business of the Company and the Company Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Company Third Party, (iii) there are no pending or, to the knowledge of the Company, threatened claims with respect to any of the Intellectual Property rights owned by the Company or any Company Subsidiary, and (iv) to the knowledge of the Company, no Company Third Party is currently infringing or misappropriating Intellectual Property owned by the Company or any Company Subsidiary. The Company and the Company Subsidiaries are taking all actions that are reasonably necessary to maintain and protect each material item of Intellectual Property that they own.

        (b)   This Section 4.15 contains the exclusive representations and warranties of the Company with respect to intellectual property matters.

        Section 4.16    Properties.

        (a)   Section 4.16(a) (Part I) of the Company Disclosure Letter sets forth a list of the address of each real property owned or leased (as lessee or sublessee), including ground leased, by the Company or any Company Subsidiary as of the date of this Agreement (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as a "Company Property" and collectively referred to herein as the "Company Properties"). Section 4.16(a) (Part II) of the Company Disclosure Letter sets forth a list of the address of each facility and real property which, as of the date of this Agreement, is under contract or signed letter of intent by the Company or a Company Subsidiary for purchase or sale by the Company or such Company Subsidiary or which is required under a binding contract to be leased or subleased by the Company or a Company Subsidiary after the date of this Agreement. Except as set forth in Section 4.16(a) (Part II) of the Company Disclosure Letter, there are no real properties that the Company or any Company Subsidiary is obligated to buy, lease or sublease at some future date. Section 4.16(a) (Part III) of the Company Disclosure Letter sets forth a list of all commissions, fees and other amounts payable (or to become payable) in connection with the disposition of each Company Property that is currently under contract for sale, being marketed or held for sale by the Company or a Company Subsidiary.

        (b)   The Company or a Company Subsidiary owns good and marketable fee simple title or leasehold title (as applicable) to each of the Company Properties, in each case, free and clear of Liens, except for Company Permitted Liens that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For the purposes of this Agreement, "Company Permitted Liens" shall mean any (i) Liens relating to any Indebtedness incurred in the ordinary course of business consistent with past practice, (ii) Liens that result from any statutory or other Liens for Taxes or assessments that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (iii) Liens imposed or promulgated by Law or any Governmental Authority, including zoning regulations, permits and licenses, (iv) Liens that are disclosed on the existing Company Title Insurance Policies made available by or on behalf of the Company or any Company Subsidiary to Parent prior to the date hereof and, with respect to leasehold interests, Liens on the underlying fee or leasehold interest of the applicable ground lessor, lessor or sublessor, (v) any cashiers', landlords', workers', mechanics', carriers', workmen's, repairmen's and materialmen's liens and other similar Liens imposed by Law and incurred in the ordinary course of business consistent with past practice that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings, and (vi) any other Liens that do not materially impair the value of the applicable Company Property or the continued use and operation of the applicable Company Property as currently used and operated.

        (c)   To the knowledge of the Company, except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company Properties (x) are supplied with utilities and other services reasonably required for their continued operation as they are now being operated and (y) are in working order sufficient for their normal operation in the manner currently being operated and without any material structural defects other than as may be disclosed in any physical condition reports that have been made available to Parent.

        (d)   To the knowledge of the Company, except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, each of the Company Properties has sufficient access to and from publicly dedicated streets for its current use and operation, without any constraints that interfere with the normal use, occupancy and operation thereof.

        (e)   Except for discrepancies, errors or omissions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the rent rolls for each of the Company Properties, as of April 30, 2014, which rent rolls have previously been made available by or on behalf of the Company or any Company Subsidiary to Parent, and the schedules with respect to the Company Properties subject to triple-net leases, which schedules have previously been made available to Parent, correctly reference each lease or sublease that was in effect as of April 30, 2014 and to which the Company or the Company Subsidiaries are parties as lessors or sublessors with respect to each of the applicable Company Properties (all leases or subleases (including any triple-net leases), together with all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto, the "Company Leases") and (ii) Section 4.16(e) of the Company Disclosure Letter sets forth the current rent annualized and security deposit amounts currently held for each Company Lease (which security deposits are in all material respects in the amounts required by the applicable Company Lease).

        (f)    True and complete in all material respects copies of (i) all ground leases affecting the interest of the Company or any Company Subsidiary in the Company Properties and (ii) all Company Leases (collectively, the "Specified Company Leases"), in each case in effect as of the date hereof, together with all amendments, modifications, supplements, renewals and extensions through the date hereof related thereto, have been made available to Parent. Except as set forth on Section 4.16(f) of the Company Disclosure Letter or as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (1) neither the Company nor any Company Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Specified Company Lease, (2) neither the Company nor any Company Subsidiary is in receipt of any rent under any Company Lease paid more than thirty (30) days before such rent is due and payable, and (3) each Specified Company Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or a Company Subsidiary and, to the knowledge of the Company, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Neither the Company nor any Company Subsidiary is party to any oral Company Lease.

        (g)   The Company and each Company Subsidiary, as applicable, is in possession of title insurance policies or valid marked-up title commitments evidencing title insurance with respect to each Company Property (each, a "Company Title Insurance Policy" and, collectively, the "Company Title Insurance Policies"). A copy of each Company Title Insurance Policy in the possession of the Company has been made available to Parent. No written claim has been made against any Company Title Insurance Policy, which, individually or in the aggregate, would be material to any Company Property.

        (h)   To the knowledge of the Company, Section 4.16(h) of the Company Disclosure Letter lists each Company Property which is (i) under development as of the date hereof, and (ii) which is subject to a binding agreement for development or commencement of construction by the Company or a Company Subsidiary, in each case other than those pertaining to capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business being performed by the Company or a Company Subsidiary that are individually in the amount of $1,000,000 or less.

        (i)    The Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Company's or any of the Company Subsidiaries' ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens and Liens that have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (j)    Section 4.16(j) of the Company Disclosure Letter lists the parties currently providing third-party property management services to the Company or a Company Subsidiary and the number of facilities currently managed by each such party.

        (k)   [Reserved]

        (l)    No condemnation, eminent domain, rezoning or similar proceeding has occurred or is pending or, to the knowledge of the Company, threatened with respect to any owned Company Property or Company Lease, except for condemnation, eminent domain, rezoning or similar proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (m)  Except for Company Permitted Liens and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof that is owned by any Company Subsidiary, which, in each case, is in favor of any party other than the Company or a Company Subsidiary.

        Section 4.17    Taxes.     Except as expressly set forth in Section 4.17 of the Company Disclosure Letter:

        (a)   The Company and each Company Subsidiary has (i) duly and timely filed (or there have been filed on their behalf) with the appropriate Governmental Authority all U.S. federal and all other material Tax Returns required to be filed by them, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were and are true, correct and complete in all material respects, and (ii) duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provision for, all material amounts of Taxes required to be paid by them, whether or not shown (or required to be shown) on any Tax Return. True and materially complete copies of all U.S. federal income Tax Returns that have been filed with the IRS by the Company and each Company Subsidiary with respect to the taxable years ending on or after December 31, 2011 have been provided or made available to representatives of Parent.

        (b)   The Company (i) for its taxable years commencing with the Company's initial taxable year that ended on December 31, 2011 and through and including its taxable year ended December 31, 2013 has been subject to taxation as a real estate investment trust within the meaning of and under the provisions of Sections 856 et seq. of the Code (a "REIT") and has satisfied all requirements to qualify as a REIT, and has so qualified, for U.S. federal Tax purposes for such taxable years; (ii) has operated since January 1, 2014 to the date hereof in such a manner so as to qualify as a REIT for U.S. federal Tax purposes; (iii) intends to continue to operate (including with regard to the REIT distribution requirements in the taxable year that includes and/or that ends on the Closing Date) through to the Merger (and the consummation thereof) in such a manner so as to qualify as a REIT for its taxable year that will end with the Merger (and consummation thereof); and (iv) except as set forth in Section 4.17(b) of the Company Disclosure Letter, has not taken or omitted to take any action that would reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or, to the Company's knowledge, threatened.

        (c)   None of the Company and any of its Affiliates are or have been related, directly or indirectly, to any extent, to Frontier Management, LLC, any of its Affiliates, or its owner ("Frontier"), and none of the Company and any of its Affiliates has or has had any relationship, contractual or otherwise, with Frontier, other than pursuant to the agreements listed on Section 4.17(c) of the Company Disclosure Letter.

        (d)   Each Company Subsidiary and Other Company Subsidiary has been since the later of its acquisition or formation and continues to be treated for U.S. federal and state income Tax purposes as (i) a partnership (or a disregarded entity) and not as a corporation or an association or publicly traded partnership taxable as a corporation, (ii) a Qualified REIT Subsidiary, or (iii) a Taxable REIT Subsidiary.

        (e)   Neither the Company nor any Company Subsidiary holds, directly or indirectly, any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code.

        (f)    (i) There are no disputes, audits, examination, investigations or proceedings pending (or threatened in writing), or claims asserted, for and/or in respect of any material Taxes or material Tax Returns of the Company or any Company Subsidiary and neither the Company nor any Company Subsidiary is a party to any litigation or administrative proceeding relating to Taxes; (ii) no deficiency for Taxes of the Company or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the knowledge of the Company, threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; (iii) neither the Company nor any Company Subsidiary has extended or waived (nor granted any extension or waiver of) the limitation period for the assessment or collection of any Tax that has not since expired; (iv) neither the Company nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled; (v) neither the Company nor any Company Subsidiary has received a written claim by any Governmental Authority in any jurisdiction where any of them does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction and (vi) neither the Company nor any Company Subsidiary has entered into any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

        (g)   Since the Company's formation, (i) neither the Company nor any Company Subsidiary has incurred any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code; and (ii) neither the Company nor any Company Subsidiary has incurred any material liability for any other Taxes other than (x) in the ordinary course of business or consistent with past practice, or (y) transfer or similar Taxes arising in connection with acquisitions or dispositions of property. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material amount of Tax described in the previous sentence will be imposed upon the Company or any Company Subsidiary.

        (h)   The Company and each Company Subsidiary has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Governmental Authorities any and all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

        (i)    There are no Company Tax Protection Agreements currently in force, and no Person has raised, or to the knowledge of the Company threatened to raise, a material claim against the Company or any Company Subsidiary for any breach of any Company Tax Protection Agreement and none of the transactions contemplated by this Agreement will give rise to any liability or obligation to make any payment under any Company Tax Protection Agreement. As used herein, "Company Tax Protection Agreements" means any agreement to which the Company or any Company Subsidiary is a party and pursuant to which (i) any liability to any direct or indirect holder of partnership units of the Company Operating Partnership or any other partnership interest in any Company Subsidiary Partnership ("Relevant Company Partnership Interest") relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (ii) in connection with the deferral of income Taxes of a direct or indirect holder of a Relevant Company Partnership Interest, a party to such agreement has agreed to (A) maintain a minimum level of debt or continue a particular debt, (B) retain or not dispose of assets for a period of time that has not since expired, (C) make or refrain from making Tax elections, (D) operate (or refrain from operating) in a particular manner, (E) use (or refrain from using) a specified method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of such party or any of its direct or indirect subsidiaries, (F) use (or refrain from using) a particular method for allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code and/or (G) only dispose of assets in a particular manner; (iii) any Person has been or is required to be given the opportunity to guaranty, indemnify or assume debt of such Company Subsidiary Partnership or any direct or indirect subsidiary of such Company Subsidiary Partnership or are so guarantying or indemnifying, or have so assumed, such debt; and/or (iv) any other agreement that would require any Company Subsidiary Partnership or the general partner, manager, managing member or other similarly-situated Person of such Company Subsidiary Partnership or any direct or indirect subsidiary of such Company Subsidiary Partnership to consider separately the interests of the limited partners, members or other beneficial owners of such Company Subsidiary Partnership or the holder of interests in such Company Subsidiary Partnership in connection with any transaction or other action. As used herein, "Company Subsidiary Partnership" means a Company Subsidiary or Other Company Subsidiary that is a partnership for U.S. federal income tax purposes.

        (j)    There are no material Tax Liens upon any property or assets of the Company or any Company Subsidiary except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

        (k)   Neither the Company nor any Company Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes.

        (l)    There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving the Company or any Company Subsidiary, and after the Closing Date neither the Company nor any Company Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, in each case, other than customary provisions of commercial or credit agreements and Company Tax Protection Agreements.

        (m)  Neither the Company nor any Company Subsidiary (A) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (B) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or otherwise.

        (n)   Neither the Company nor any Company Subsidiary has participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

        (o)   Neither the Company nor any Company Subsidiary (other than Taxable REIT Subsidiaries) has or has had any earnings and profits attributable to such entity or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

        (p)   The Company is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        (q)   Neither the Company nor any of the Company Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

        Section 4.18    Insurance.     Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the insurance policies (including title insurance policies, fidelity bonds or other insurance service contracts) covering the Company Properties (the "Company Insurance Policies") are sufficient in order for the Company to comply with all applicable Laws and the requirements of any Specified Company Lease. Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no claim for coverage by the Company or any Company Subsidiary pending under any of the Company Insurance Policies that has been denied or disputed by the insurer. Except as individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, all premiums payable under all Company Insurance Policies have been paid, and the Company and the Company Subsidiaries have otherwise complied in all material respects with the terms and conditions of all the Company Insurance Policies. To the knowledge of the Company, such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. No written notice of cancellation or termination has been received by the Company or any Company Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

        Section 4.19    Opinion of Financial Advisor.     The Company Board has received the oral opinion of Citigroup Global Markets Inc., to be confirmed in writing, to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications, limitations and other matters set forth in such written opinion, the Merger Consideration to be paid to the holders of the Company

Common Stock (other than Parent and its Affiliates and Affiliates of the Company) is fair, from a financial point of view, to such holders.

        Section 4.20    Takeover Statutes.     None of the Company or any Company Subsidiary is, nor at any time during the last two (2) years has been, an "interested stockholder" of Parent as defined in Section 3-601 of the MGCL. The Company Board has (a) taken all action necessary to render inapplicable to the Merger: (i) the provisions of Subtitle 6 of Title 3 of the MGCL, (ii) Subtitle 7 of Title 3 of the MGCL and (iii) any other "business combination," "control share acquisition," "fair price," "moratorium" or other takeover or anti-takeover statute or similar federal or state Law; and (b) incorporated the requisite exemptions in the Company Bylaws or by resolution of the Company Board.

        Section 4.21    Vote Required.     The affirmative vote of the holders of shares of Company Common Stock entitled to cast a majority of all the votes entitled to be cast on the matter (the "Company Stockholder Approval") is the only vote of the holders of any class or series of shares of stock of the Company necessary to approve the Merger, the Partnership Merger or the other transactions contemplated hereby. No vote of the holders of any limited partnership units of the Company Operating Partnership is necessary to approve the Merger, the Partnership Merger or the other transactions contemplated hereby.

        Section 4.22    Brokers.     Except as set forth in Section 4.22 of the Company Disclosure Letter, no broker, finder or investment banker (other than Citigroup Global Markets Inc., J.P. Morgan Securities, LLC, and RCS Capital, a division of Realty Capital Securities, LLC), in an amount not to exceed the amount set forth in Section 4.22 of the Company Disclosure Letter pursuant to the terms of the engagement letter between the Company and each of Citigroup Global Markets Inc. J.P. Morgan Securities, LLC, and RCS Capital, a division of Realty Capital Securities, LLC, a true, complete and correct copy of which has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

        Section 4.23    Investment Company Act.     Neither the Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

        Section 4.24    Affiliate Transactions.     Except as set forth in Section 4.24 of the Company Disclosure Letter or in the Company SEC Filings made through and including the date of this Agreement or as permitted by this Agreement, from January 1, 2012 through the date of this Agreement there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any Affiliates (other than Company Subsidiaries) of the Company or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

        Section 4.25    Advisor.     American Realty Capital Healthcare Advisors, LLC (the "Company Advisor") is the Company's advisor. The Company has provided Parent with a true, correct and complete copy of each of the Third Amended and Restated Advisory Agreement, dated as of April 7, 2014 by and among the Company, Company Operating Partnership and Company Advisor (the "Advisory Agreement"); the Company Operating Partnership Agreement; the Listing Note Agreement (the "Listing Agreement"), dated April 7, 2014, between the Company, the Company Operating Partnership and American Realty Capital Healthcare Special Limited Partnership, LLC (the "Special Limited Partner"); the OPP Agreement; the Investment Opportunity Allocation Agreement (the "Allocation Agreement"), dated as of April 9, 2013 by and among the Company and American Realty Capital Healthcare Trust II, Inc ("HCT II"); the Property Management and Leasing Agreement (the "Management Agreement"), dated February 18, 2011, by and among the Company, the Company OP and American Realty Capital Healthcare Properties LLC. (the "Manager") and any amendments and extensions thereto. Prior to the Closing, the Company shall cause the Advisor and each Affiliate of the

Advisor to deliver to the Company any contracts and records in its possession or control to the extent they pertain to the business of the Company and its Subsidiaries. Notwithstanding anything to the contrary set forth herein, between the date hereof and the Closing, the Company shall be permitted to (x) pay compensation payable to the Company Advisor and the Manager between the date hereof and the Closing in the ordinary course consistent with past practice (other than in connection with the transactions contemplated hereby) in accordance with the existing Advisory Agreement and the Management Agreement and (y) make distributions permitted by Section 6.1(c)(iii) payable in respect of the OP Units and LTIP Units in accordance with the terms of the Company Operating Partnership Agreement and the OPP Agreement, respectively, and (z) pay fees and expenses payable to RCS Capital, a division of Realty Capital Securities, LLC that are included in the amount set forth on Section 4.29 of the Company Disclosure Letter. Other than payments and distributions made in accordance with the preceding sentence, and except as otherwise expressly contemplated by this Agreement, including Section 6.8, no Company Entity shall make any payments or distributions to the Company Advisor, the Special Limited Partner, the Healthcare Advisors Profit Plan LLC, HCT II, the Manager, or any Affiliate of the Company or of the Company Advisor prior to the Effective Time.

        Section 4.26    [Reserved]

        Section 4.27    [Reserved]

        Section 4.28    [Reserved]

        Section 4.29    Fees and Disbursements.     Other than fees and expenses with respect to or arising from any Action in connection with the transactions contemplated hereby, the obtainment of consents in connection with the transactions contemplated hereby, prepayment penalties, assumption costs, defeasance costs, make whole payments or similar amounts associated with Indebtedness arising as a result of the transactions contemplated hereby, indemnification liabilities (including any indemnification liabilities to any service provider entitled to any indemnification from the Company or any Company Subsidiary, but excluding any indemnification liabilities incurred in connection with any actions pursuant to which the Company Advisor or the Special Limited Partner have any obligations to indemnify Parent), and accounting expenses, all transaction expenses incurred by the Company and any Company Subsidiary in connection with the Mergers and the other transactions contemplated by this Agreement, including fees payable to Citigroup Global Markets Inc., RCS Capital, a division of Realty Capital Securities, LLC, J.P. Morgan Securities, LLC, Proskauer Rose LLP, Venable LLP and other professional advisors, shall not exceed the amount set forth on Section 4.29 of the Company Disclosure Letter.

        Section 4.30    No Other Representations or Warranties.     Except for the representations and warranties contained in Article V, the Company and the Company Operating Partnership each acknowledges that neither Parent, any Parent Party nor any other Person on behalf of Parent has made, and the Company and the Company Operating Partnership have not relied upon, any representation or warranty, whether express or implied, with respect to Parent or any of the Parent Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to the Company or the Company Operating Partnership by or on behalf of Parent.

Article V

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Except (a) as set forth in the disclosure letter that has been prepared by the Parent Parties and delivered by the Parent Parties to the Company in connection with the execution and delivery of this Agreement (the "Parent Disclosure Letter") (it being agreed that disclosure of any item in any Section of the Parent Disclosure Letter with respect to any Section or subsection of this Agreement shall be deemed disclosed with respect to any other Section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent, provided that nothing in the Parent Disclosure Letter is intended to broaden the scope of any representation or warranty of Parent or Merger Sub made herein), or (b) as disclosed in publicly available Parent SEC Filings, filed with, or furnished to, as applicable, the SEC on or after January 1, 2013 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading "Risk Factors" and any disclosure of risks or other matters included in any "forward-looking statements" disclaimer or other statements that are cautionary, predictive or forward-looking in nature), the Parent Parties hereby jointly and severally represent and warrant to the Company that:

        Section 5.1    Organization and Qualification; Subsidiaries.

        (a)   Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Parent is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (b)   Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (c)   Each Parent Subsidiary (other than Merger Sub) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except for such failures to be so organized, in good standing or have certain power and authority that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.2    Organizational Documents.     Parent has made available to the Company complete and correct copies of (a) Parent's charter (the "Parent Charter"), and bylaws, as amended to date (the "Parent Bylaws"), and (b) Merger Sub's certificate of formation.

        Section 5.3    Capital Structure.

        (a)   As of the date hereof, The authorized capital stock of Parent consists of (i) 600,000,000 shares of Parent Common Stock and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share (the "Parent Preferred Stock"). At the close of business on May 29, 2014, (A) 294,353,748 shares of Parent Common Stock were issued and outstanding (which includes 462,815 shares of restricted stock granted pursuant to the Parent Equity Plans), (B) 366 shares of Parent Common Stock were held by Parent in its treasury, (C) no shares of Parent Preferred Stock were issued and outstanding, (D) 101,411 shares of Parent Common Stock were reserved for issuance in respect of outstanding restricted stock units granted and deferred units issued pursuant to the Parent Equity Plans, (E) 3,133,956 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding options to purchase Parent Common Stock granted pursuant to the Parent Equity Plans, (F) 10,424,979 shares of Parent Common Stock were reserved for issuance pursuant to future grants or issuances under the Parent Equity Plans, (G) 24,099,658 shares of Parent Common Stock were reserved for issuance under the Ventas, Inc. Dividend, Reinvestment and Stock Purchase Plan, and (H) 2,075,679 shares of Parent Common Stock were reserved for issuance to holders of NHP/PMB L.P. Class A Partnership Units upon redemption. All of the outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable, and all shares of Parent Common Stock to be issued as the Stock Consideration, when so issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. No class or series of capital stock of Parent is entitled to preemptive rights. Except as disclosed in Section 5.3(a) of the Parent Disclosure Letter, there are no outstanding bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Parent Common Stock may vote.

        (b)   All of the Merger Sub Interests are owned by, and have always been owned by, Parent. All of the Merger Sub Interests are duly authorized and validly issued, and are not entitled to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of Merger Sub Interests may vote.

        (c)   All of the outstanding shares of capital stock of each of the Parent Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Parent Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Parent Subsidiaries that may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except as set forth in Section 5.3(c) of the Parent Disclosure Letter, Parent owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Parent Subsidiaries that is a Significant Subsidiary, free and clear of all encumbrances other than statutory or other liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Parent Subsidiary or which would require any Parent Subsidiary to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

        Section 5.4    Authority.

        (a)   Each of Parent, OP Merger Sub and Merger Sub has the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent, OP Merger Sub and Merger Sub and the consummation by each of Parent, OP Merger Sub and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, limited partnership and limited liability company action, and no other corporate, limited partnership or limited liability company proceedings on the part of Parent, OP Merger Sub or Merger Sub, as applicable, are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated hereby, subject to the filing of the Articles of Merger with and acceptance for record of the Articles of Merger by the SDAT and the due filing of the Certificate of Merger and Partnership Certificate of Merger with the Delaware Secretary. Parent's board of directors (the "Parent Board"), at a duly held meeting, has, by unanimous vote of all of the Parent Board members voting, duly and validly authorized the execution and delivery of this Agreement and declared advisable the Merger and the other transactions contemplated hereby.

        (b)   This Agreement has been duly executed and delivered by each of Parent, OP Merger Sub and Merger Sub and, assuming due authorization, execution and delivery by the Company and the Company Operating Partnership, constitutes a legally valid and binding obligation of each of Parent, OP Merger Sub and Merger Sub, enforceable against Parent, OP Merger Sub and Merger Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

        Section 5.5    No Conflict; Required Filings and Consents.

        (a)   Except as set forth in Section 5.5(a) of the Parent Disclosure Letter, the execution and delivery of this Agreement by each of Parent, OP Merger Sub and Merger Sub does not, and the performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by each of Parent, OP Merger Sub and Merger Sub will not, (i) conflict with or violate any provision of (A) the Parent Charter or the Parent Bylaws or Merger Sub's certificate of formation or limited liability company agreement or (B) any equivalent organizational or governing documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.5(b) have been obtained, all filings and notifications described in Section 5.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub, or any Parent Subsidiary or by which any property or asset of Parent, Merger Sub, or any Parent Subsidiary is bound, or (iii) require any consent or approval under, result in any breach of or any loss of any benefit or material increase in any cost or obligation of Parent, or any Parent Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration, cancellation or payment (including disposition or similar fees) (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Parent, Merger Sub, or any Parent Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Parent, Merger Sub or any Parent Subsidiary is a party, except, as to clauses (i)(B), (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (b)   The execution and delivery of this Agreement by each of Parent, OP Merger Sub and Merger Sub does not, and the performance of this Agreement by each of Parent, OP Merger Sub and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Proxy Statement and the Form S-4 and the declaration of effectiveness of the Form S-4, and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as may be required under the rules and regulations of the NASDAQ or the NYSE, (iii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT pursuant to the MGCL, (iv) the due filing of the Certificate of Merger and the Partnership Certificate of Merger with the Delaware Secretary, (v) such filings and approvals as may be required by any applicable state securities or "blue sky" Laws, (vi) such filings as may be required in connection with state and local transfer Taxes, (vii) the filings, consents, authorizations and approvals set forth on Section 5.5(b) of the Parent Disclosure Letter (the "Required Regulatory Approvals") and (viii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.6    Permits; Compliance With Law.

        (a)   Parent, Merger Sub and each other Parent Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy, necessary for Parent, Merger Sub and each other Parent Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as it is being conducted as of the date hereof (the "Parent Permits"), and all such Parent Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the Parent Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. All applications required to have been filed for the renewal of Parent Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Parent Permits have been duly made on a timely basis with the appropriate Governmental Authority, except in each case for failures to file which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has received any claim or notice nor has any knowledge indicating that Parent or any Parent Subsidiary is currently not in compliance with the terms of any such Parent Permits, except where the failure to be in compliance with the terms of any such Parent Permits, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (b)   None of Parent, Merger Sub or any other Parent Subsidiary is or has been in conflict with, or in default or violation of (i) any Law applicable to Parent, Merger Sub or any other Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any other Parent Subsidiary is bound, or (ii) any Parent Permits, except in each case for any such conflicts, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.7    SEC Filings; Financial Statements.

        (a)   Parent has filed with, or furnished (on a publicly available basis) to, the SEC all forms, reports, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, including any amendments or supplements thereto, from and after January 1, 2012 (collectively, the "Parent SEC Filings"). Each Parent SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, neither Merger Sub nor any other Parent Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act.

        (b)   Each of the consolidated financial statements contained or incorporated by reference in the Parent SEC Filings (as amended, supplemented or restated, if applicable), including the related notes and schedules, was prepared (except as indicated in the notes thereto) in accordance with GAAP applied on a consistent basis throughout the periods indicated, and each such consolidated financial statement presented fairly, in all material respects, the consolidated financial position, results of operations, stockholders' equity and cash flows of Parent and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

        (c)   The records, systems, controls, data and information of Parent and the Parent Subsidiaries that are used in the system of internal accounting controls described in the following sentence are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of Parent or the Parent Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls. Parent and the Parent Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (1) transactions are executed only in accordance with management's authorization; (2) transactions are recorded as necessary to permit preparation of the financial statements of Parent and the Parent Subsidiaries and to maintain accountability for the assets of Parent and the Parent Subsidiaries; (3) access to such assets is permitted only in accordance with management's authorization; (4) the reporting of such assets is compared with existing assets at regular intervals; and (5) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Parent's principal executive officer and its principal financial officer have disclosed to Parent's auditors and the audit committee of the Parent Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls, and Parent has made available to the Company copies of any material written materials relating to the foregoing. Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 promulgated under the Exchange Act) designed to ensure that material information relating to Parent required to be included in reports filed under the Exchange Act, including its consolidated subsidiaries, is made known to Parent's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and, to the knowledge of Parent, such disclosure controls and procedures are effective in timely alerting Parent's principal executive officer and its principal financial officer to material information required to be included in Parent's periodic reports required under the Exchange Act. Since the enactment of the Sarbanes-Oxley Act, none of Parent, Merger Sub or any other Parent

Subsidiary has made any prohibited loans to any director or executive officer of Parent (as defined in Rule 3b-7 promulgated under the Exchange Act).

        (d)   Except as and to the extent disclosed or reserved against on Parent's most recent balance sheet (or, in the notes thereto) included in the Parent SEC Filings, none of Parent or its consolidated subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (i) expressly contemplated by or under this Agreement, including Section 6.2 hereof, (ii) incurred in the ordinary course of business consistent with past practice since the most recent balance sheet set forth in the Parent SEC Filings made through and including the date of this Agreement, (iii) described in any section of the Parent Disclosure Letter or (iv) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (e)   Except as set forth in Section 5.7(e) of the Parent Disclosure Letter, to the knowledge of Parent, none of the Parent SEC Filings is as of the date hereof the subject of ongoing SEC review and Parent has not received any comments from the SEC with respect to any of the Parent SEC Filings which remains unresolved, nor has it received any inquiry or information request from the SEC as of the date hereof as to any matters affecting Parent which has not been adequately addressed. None of the Parent SEC Filings as of the date hereof is the subject of any confidential treatment request by Parent.

        Section 5.8    Disclosure Documents.

        (a)   None of the information supplied or to be supplied in writing by or on behalf of Parent, Merger Sub or any other Parent Subsidiary for inclusion or incorporation by reference in (i) the Form S-4 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the stockholders of the Company, at the time of the Company Stockholder Meeting, at the time the Form S-4 is declared effective by the SEC or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to Parent or any Parent Subsidiary or other information supplied by or on behalf of Parent or any Parent Subsidiary for inclusion therein, will comply as to form, in all material respects, with the provisions of the Securities Act or Exchange Act, as applicable and the rules and regulations of the SEC thereunder and each such document required to be filed with any Governmental Authority (other than the SEC) will comply in all material respects with the provisions of any applicable Law as to the information required to be contained therein.

        (b)   Notwithstanding anything to the contrary in this Section 5.8 or this Agreement, neither Parent nor Merger Sub makes any representation or warranty with respect to statements made or incorporated, or omissions included, in the Form S-4 or the Proxy Statement to the extent based upon information supplied to Parent by or on behalf of the Company.

        Section 5.9    Absence of Certain Changes or Events.     Between December 31, 2013 and the date hereof, except as contemplated by this Agreement or set forth on Section 5.9 of the Parent Disclosure Letter, Parent, Merger Sub and each other Parent Subsidiary has conducted its business in all material respects in the ordinary course. Between December 31, 2013 and the date hereof, there has not been any Parent Material Adverse Effect or any effect, event, development or circumstance that, individually or in the aggregate with all other effects, events, developments and changes, would reasonably be expected to result in a Parent Material Adverse Effect.

        Section 5.10    Litigation.     Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect or as set forth in Section 5.10 of the Parent Disclosure Letter, (a) there is no Action pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, is there any investigation pending or threatened by any Governmental Authority, in each case, against Parent, Merger Sub or any other Parent Subsidiary, and (b) none of Parent, Merger Sub or any other Parent Subsidiary, nor any of Parent or any Parent Subsidiary's respective property, is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Authority.

        Section 5.11    Taxes.     Except as expressly set forth in Section 5.11 of the Parent Disclosure Letter:

        (a)   Parent and each Parent Subsidiary has (i) duly and timely filed (or there have been filed on their behalf) with the appropriate Governmental Authority all U.S. federal and all other Tax Returns required to be filed by them, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were and are true, correct and complete in all respects, and (ii) duly and timely paid in full (or there has been duly and timely paid in full on their behalf), or made adequate provision for, all amounts of Taxes required to be paid by them, whether or not shown (or required to be shown) on any Tax Return, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        (b)   Parent (i) for all of its taxable years commencing with Parent's initial taxable year that ended on December 31, 1999 and through and including its taxable year ended December 31, 2013 has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT, and has so qualified, for U.S. federal Tax purposes for all such taxable years; (ii) has operated since January 1, 2014 to the date hereof in such a manner so as to qualify as a REIT for U.S. federal Tax purposes; (iii) intends to continue to operate (including with regard to the REIT distribution requirements in the taxable year that includes the Closing Date) in such a manner so as to qualify as a REIT for its taxable year that will end December 31 of the year that includes the Merger (and consummation thereof); and (iv) has not taken or omitted to take any action that would reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or, to Parent's knowledge, threatened.

        (c)   Neither Parent nor any Parent Subsidiary has participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

        (d)   Parent is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        Section 5.12    Vote Required.     No vote of the holders of Parent Common Stock is required to approve this Agreement or the transactions contemplated hereby.

        Section 5.13    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Parent, Merger Sub or any other Parent Subsidiary, other than Centerview Partners, LLC and any other brokerage, finder or investment banker the fees or commissions of which shall be paid by Parent, Merger Sub or another Parent Subsidiary.

        Section 5.14    Investment Company Act.     None of Parent, Merger Sub or any other Parent Subsidiary is required to be registered as an investment company under the Investment Company Act.

        Section 5.15    Sufficient Funds.     At the Effective Time, Parent will have available, and Parent will provide Merger Sub with sufficient cash or lines of credit available to pay (i) the Cash Consideration, (ii) any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 3.14 and (iii) any and all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, including the Mergers, and any related fees and expenses.

        Section 5.16    Ownership of Merger Sub; No Prior Activities.

        (a)   Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the interests of Merger Sub are owned directly by Parent.

        (b)   Except for the obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, Merger Sub has not, and will not have prior to the Effective Time, incurred, directly or indirectly through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        Section 5.17    Takeover Statutes.     None of Parent, Merger Sub or any other Parent Subsidiary is, nor at any time during the last two (2) years has been, an "interested stockholder" of the Company as defined in Section 3-601 of the MGCL.

        Section 5.18    Material Contracts.     All Parent Material Contracts have been filed as exhibits to the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K subsequent thereto filed by Parent as of the date of this Agreement. Each Parent Material Contract is in full force and effect and is valid, binding and enforceable against Parent and/or any Parent Subsidiary party thereto, and, to the knowledge of Parent, each other party thereto in accordance with its terms, except for such failures to be in such full force and effect or to be valid, binding and enforceable as are not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent or any Parent Subsidiary, nor, to the knowledge of Parent, any other party thereto, is in material breach or violation of, or default under, any Parent Material Contract, and no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Parent Material Contract, except where in each case such breach, violation or default is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of Parent or any Parent Subsidiary has received any written notice of an event of default pursuant to the terms of any Parent Material Contract.

        Section 5.19    No Other Representations or Warranties.     Except for the representations and warranties contained in Article IV, each of Parent, OP Merger Sub and Merger Sub acknowledge that neither the Company, the Company Operating Partnership nor any other Person on behalf of the Company or the Company Operating Partnership has made, and none of Parent, OP Merger Sub or Merger Sub has relied upon, any representation or warranty, whether express or implied, with respect to the Company or any of the Company Subsidiaries or their respective businesses, affairs, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or with respect to the accuracy or completeness of any other information provided or made available to Parent, OP Merger Sub or Merger Sub by or on behalf of the Company or the Company Operating Partnership.

Article VI

COVENANTS AND AGREEMENTS

        Section 6.1    Conduct of Business by the Company.

        (a)   The Company and the Company Operating Partnership each covenants and agrees that, between the date of this Agreement and the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1 (the "Interim Period"), except to the extent required by Law, as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a) or Section 6.1(c) of the Company Disclosure Letter,

the Company shall, and shall cause each of the other Company Entities to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice (including performance of its obligations under each of the categories of Contracts described in Section 6.1(c)(xxii)), and (ii) use its reasonable best efforts to maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of the Company's or the Company Subsidiaries' control excepted), preserve intact in all material respects its current business organization, goodwill, ongoing businesses and relationships with third parties, keep available the services of its present officers, maintain all Company Insurance Policies, and maintain the status of the Company as a REIT. The consent of Parent shall be deemed to have been given for purposes of this Section 6.1(a) and Section 6.1(c) if Parent does not object in writing within five (5) Business Days from the date on which the written request for such consent is provided by the Company to Parent.

        (b)   The Company shall (i) use its commercially reasonable efforts to obtain the opinions of counsel referred to Section 7.2(e) and Section 7.3(f), (ii) deliver to Proskauer Rose LLP and Wachtell, Lipton, Rosen & Katz an officer's certificate, dated as of the effective date of the Form S-4 and the Closing Date, respectively, and signed by an officer of the Company, containing representations of the Company as shall be reasonably necessary or appropriate to enable Wachtell, Lipton, Rosen & Katz and Proskauer Rose LLP to render the opinions described in Section 7.2(f) and Section 7.3(f), respectively, on the effective date of the Form S-4, satisfying the requirements of Item 601 of Regulation S-K under the Securities Act, and on the Closing Date, (a "Company Tax Representation Letter") and (iii) deliver to Proskauer Rose LLP an officer's certificate, dated as of the Closing Date, signed by an officer of the Company and the Company Operating Partnership and in form and substance reasonably satisfactory to Parent, containing representations of the Company and the Company Operating Partnership (x) as shall be reasonably necessary or appropriate to enable Proskauer Rose LLP to render the opinion described in Section 7.2(e) on the Closing Date and (y) which reflect reasonable due inquiry with the assistance of nationally recognized tax counsel and/or a "Big Four" accounting firm.

        (c)   Without limiting the foregoing, the Company covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a), 6.1(c) or 6.1(e) of the Company Disclosure Letter, the Company shall not, and shall not cause or permit any other Company Entity to, do any of the following:

            (i)  amend or propose to amend the Company Charter or Company Bylaws (or such equivalent organizational or governing documents of any Company Subsidiary), waive the stock ownership limit under the Company Charter or create an Excepted Holder Limit (as defined in the Company Charter);

           (ii)  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of the Company or any Company Subsidiary (other than any wholly-owned Company Subsidiary);

          (iii)  declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of the Company or any Company Subsidiary or other equity securities or ownership interests in the Company or any Company Subsidiary, except for (A) the declaration and payment by the Company of monthly dividends in accordance with past practice at a rate not to exceed an annualized rate of $0.68 per share of Company Common Stock, (B) the declaration and payment by the Operating Partnership of regular monthly distributions per OP Unit and LTIP Unit in the same amount as the dividend per share of Company Common Stock permitted pursuant to clause (A) above (it being understood that, pursuant to Section 5.02(a)(i) of the Company Operating Partnership Agreement as in effect on the date hereof, in the case of distributions on LTIP Units, the amount to be distributed shall be only ten percent (10%) of such permissible dividend per share amount, and it being further understood that no distributions or payments shall be made in respect of LTIP Units at any time following the date hereof other than as set forth in this parenthetical, and that no distributions or payments shall be made in respect of LTIP Units as of and following termination of the OPP Agreement in accordance with Section 3.10(b)), (C) the declaration and payment of dividends or other distributions to the Company by any directly or indirectly wholly owned Company Subsidiary, (D) distributions by any Company Subsidiary that is not wholly owned, directly or indirectly, by the Company, in accordance with the requirements of the organizational documents of such Company Subsidiary, and (E) dividend equivalents accrued or paid with respect to the Company Restricted Shares (to the extent permitted under the terms of the applicable award agreement); provided, however, that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(c)(iii), and subject to Section 6.18, the Company and any Company Subsidiary shall be permitted to make distributions, including under Sections 857, 858 or 860 of the Code, reasonably necessary for the Company to maintain its status as a REIT under the Code or avoid or reduce the imposition of any entity level income or excise Tax under the Code;

          (iv)  redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of the Company or a Company Subsidiary, other than (A) the withholding of shares of Company Common Stock to satisfy withholding Tax obligations with respect to awards granted pursuant to the Company Equity Plans, including the vesting of Company Restricted Shares or (B) pursuant to Section 5.7 of the Company Charter;

           (v)  except (A) for issuances by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary, or (B) as otherwise contemplated in Section 6.1(c)(vi), issue, sell, pledge, dispose, encumber or grant any shares of the Company's or any of the Company Subsidiaries' capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the Company's or any of the Company Subsidiaries' capital stock or other equity interests;

          (vi)  except as set forth on Section 6.1(c)(vi) of the Company Disclosure Letter, grant, confer, award, or modify the terms of any Company Restricted Shares or LTIP Units (except as set forth in Section 3.10(b)), convertible securities, or other rights to acquire, or denominated in, any of the Company's or any of the Company Subsidiaries' capital stock or other equity securities or amend or modify the Company Equity Plans (except as set forth in Section 3.10(b));

         (vii)  acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $500,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except (A) acquisitions by the Company or any wholly owned Company Subsidiary of or from an existing wholly owned Company Subsidiary, or (B) except as permitted or required under Section 6.1(e);

        (viii)  sell, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except for involuntary liens arising by operation of law that would not be material to any Company Property or any assets of the Company or any Company Subsidiary;

          (ix)  other than (A) amending loan agreements as contemplated or necessary to comply with Section 6.19 hereof (provided that such amendments are in form and substance reasonably acceptable to Parent) or (B) the assumption of Indebtedness as a result of the consummation of the acquisitions contemplated by Section 6.1(e) hereof (it being understood that the Company and the Company Subsidiaries shall use reasonable best efforts in connection with such assumption to obtain any required Lender Consent in respect of such Indebtedness), incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any Indebtedness for borrowed money of the Company or any of the Company Subsidiaries or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly owned Company Subsidiary), except Indebtedness incurred under the revolving facility of the Company Credit Agreement in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $1,500,000 for general corporate purposes and such additional amounts as may be necessary to consummate the acquisitions of real property pursuant to Section 6.1(e) and the payment of dividends or other distributions pursuant to Section 6.1(c)(iii) of the Company Disclosure Letter;

           (x)  make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, employees, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any "keep well" or similar agreement to maintain the financial condition of another entity, other than (A) by the Company or a wholly owned Company Subsidiary to the Company or a wholly owned Company Subsidiary, and (B) loans or advances required to be made under any of the Company Leases or ground lease pursuant to which any third party is a lessee or sublessee on any Company Property;

          (xi)  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any Contract that, if existing as of the date hereof, would be a Company Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically without any action by the Company or any Company Subsidiary, (B) the entry into any Lender Consent or (C) as may be reasonably necessary to comply with the terms of this Agreement, provided that the terms are reasonably acceptable to Parent;

         (xii)  except as set forth in Section 6.1(c)(xii) of the Company Disclosure Letter, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Lease (or any lease for real property that, if existing as of the date hereof, would be a Company Lease), except for (A) entering into any new lease or renewing any Company Lease in the ordinary course of business consistent with past practice on market terms and where the aggregate annual payments under any such new lease or Company Lease are less than $500,000, or (B) terminating any Company Lease as a result of a default by the counterparty to such Company Lease (in accordance with the terms of such Company Lease and subject to any applicable cure period therein);

        (xiii)  waive, release, assign any material rights or claims or make any payment, direct or indirect, of any liability of the Company or any Company Subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice;

        (xiv)  settle or compromise (A) any legal action, suit, investigation, arbitration or proceeding, in each case made or pending against the Company or any of the Company Subsidiaries (other than settlements providing solely for the payment of money damages to the extent not exceeding, individually or in the aggregate, $100,000 that does not involve the imposition of injunctive or equitable relief against the Company or any Company Subsidiary or an admission of liability or wrongdoing), or (B) any legal action, suit or proceeding involving any present, former or purported holder or group of holders of the Company Common Stock other than in accordance with Section 6.7;

         (xv)  except as required pursuant to Section 3.10, Section 4.29, Section 6.8, and Section 6.16 (A) hire, pay any compensation to, or terminate any officer, director (other than payments to directors consistent with past practice), consultant, advisor or employee of the Company or any Company Subsidiary or promote or appoint any Person to a position of executive officer or director of the Company or any Company Subsidiary, in each case, other than payments required pursuant to the terms of the Advisory Agreement as in effect on the date hereof, (B) increase, or accelerate the vesting or payment of, compensation or other benefits payable or provided to the Company's directors, executive officers, consultants (including, for the avoidance of doubt, the Company Advisor) or employees, or (C) enter into, amend or adopt any Benefit Plan;

        (xvi)  fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at December 31, 2013, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any change with respect to accounting policies, unless required by GAAP or the SEC;

       (xvii)  enter into any new line of business;

      (xviii)  fail to duly and timely file all material reports and other material documents required to be filed with NASDAQ, the SEC, or any other Governmental Authority, subject to extensions permitted by Law or applicable rules and regulations;

        (xix)  except as set forth in Section 6.1(c)(xix) of the Company Disclosure Letter, take any action, or fail to take any action, which action or failure would reasonably be expected to cause (A) the Company to fail to qualify as a REIT or (B) any Company Subsidiary (1) to cease to be treated as any of (x) a partnership or disregarded entity for U.S. federal income tax purposes or (y) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be or (2) that is not treated as a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code as the date hereof to be so treated;

         (xx)  adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except by a Company Subsidiary in connection with any acquisitions permitted pursuant to Section 6.1(e) in a manner that would not reasonably be expected to be adverse to the Company or to prevent or impair the ability of the Company to consummate the Mergers;

        (xxi)  form any new funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles;

       (xxii)  take any action to cause the termination or amendment or waiver of any provision of any advisory Contract, property management Contract, dealer manager agreement, soliciting dealer agreement (including, in each case, related addendums) or similar Contract to which the Company or any Company Subsidiary is a party;

      (xxiii)  amend or modify the compensation terms or any other obligations of the Company contained in the engagement letter with each of Citigroup Global Markets Inc., J.P. Morgan Securities, LLC, and RCS Capital, a division of Realty Capital Securities, LLC in a manner adverse to the Company, any Company Subsidiary or Parent or engage other financial advisers in connection with the transactions contemplated by this Agreement;

      (xxiv)  except as set forth in Section 6.1(c)(xxiv) of the Company Disclosure Letter, make, change or rescind any election relating to Taxes, change a material method of Tax accounting, amend any material Tax Return, settle or compromise any material federal, state, local or foreign income Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or surrender any right to claim a material refund of Taxes, except in each case as necessary or appropriate to (x) preserve the Company's qualification as a REIT under the Code or (y) qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code; or

        (xxv)  authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        (d)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action (i) at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of counsel to the Company, is reasonably necessary for the Company to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time, including making dividend or other distribution payments to stockholders of the Company in accordance with this Agreement or otherwise, or (ii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as is reasonably necessary to minimize the risk that the gross income of the Company and the Company Operating Partnership does not qualify as gross income under Section 856(c)(2) and/or Section 856(c)(3) of the Code.

        (e)   The Company has caused the transfer and assignment to the Company or a Company Entity of all of the rights, interests and obligations of each Affiliate of the Company or other acquiring party that is not a Company Entity in each of the letters of intent or purchase and sale agreements listed on Section 6.1(e) of the Company Disclosure Letter, and in the event that any such transfer or assignment has not been properly completed as of the date hereof, the Company shall as promptly as practicable (and in any event prior to the Closing) effect such transfer or assignment. The Company shall, and shall cause each of the Company Entities and the Company's Affiliates or other acquiring party (on behalf of the Company Entities) to (a) if requested or consented to by Parent, use reasonable best efforts to negotiate and execute purchase and sale agreements in the name of the Company or, if requested by Parent, a Subsidiary of the Company, generally reflecting the terms of the letters of intent listed on Section 6.1(e) of the Company Disclosure Letter and other customary or reasonable provisions which are agreed upon on the basis of an arm's length negotiation in consultation with Parent, and (b) use commercially reasonable efforts to take all actions within its and their control reasonably necessary to consummate the closing of the transactions contemplated by the purchase and sale agreements listed on Section 6.1(e) of the Company Disclosure Letter pursuant to the terms of such purchase and sale agreements; provided, however, that in the case of clause (a), the Company, the Company Entities and the Company's Affiliates will not enter into any definitive agreement or otherwise become subject to any binding obligation in connection with such letters of intent or purchase and sale agreements without Parent's prior written consent (it being agreed that Parent will not unreasonably delay its decision as to whether to grant such consent upon request).

        (f)    If requested by Parent at least forty-five (45) days prior to the anticipated Closing Date, the Company shall dispose of the properties listed in Section 6.1(f) of the Company Disclosure Letter without any continuing obligations or liabilities of any Company Entity with respect thereto, for no less than $40 million in cash.

        Section 6.2    Conduct of Business by Parent and Merger Sub.

        (a)   The Parent Parties shall (i) use their commercially reasonable efforts to obtain the opinions of counsel referred to in Section 7.3(e) and Section 7.2(f) , (ii) deliver to Wachtell, Lipton, Rosen & Katz and Proskauer Rose LLP an officer's certificate, dated as of the effective date of the Form S-4 and the Closing Date, respectively, and signed by an officer of Parent, containing representations of Parent as shall be reasonably necessary or appropriate to enable Wachtell, Lipton, Rosen & Katz and Proskauer Rose LLP to render the opinion described in Section 7.2(f) and Section 7.3(f), respectively, on the effective date of the Form S-4, satisfying the requirements of Item 601 of Regulation S-K under the Securities Act, and on the Closing Date (a "Parent Tax Representation Letter"), and (iii) deliver to Parent REIT Counsel (as defined below) an officer's certificate, dated as of the effective Date of the Form S-4 and the Closing Date, respectively, and signed by an officer of Parent, containing representations of Parent as shall be reasonably necessary or appropriate to enable Parent REIT Counsel (as defined below) to render the opinion described in Section 7.3(e) on the effective date of the Form S-4, satisfying the requirements of Item 601 of Regulation S-K under the Securities Act, and on the Closing Date.

        (b)   Without limiting the foregoing, each Parent Party covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.2(b) of the Parent Disclosure Letter, the Parent Parties shall not, and shall not cause or permit any of the other Parent Entities to, do any of the following:

            (i)  Amend the Parent Charter or Parent Bylaws in a manner that would adversely affect the economic benefits of the Mergers to the holders of Company Common Stock;

           (ii)  split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Parent, Merger Sub or OP Merger Sub;

          (iii)  adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

          (iv)  take any action, or fail to take any action, which action or failure would reasonably be expected to cause (A) Parent to fail to qualify as a REIT or (B) any Parent Subsidiary (1) to cease to be treated as any of (x) a partnership or disregarded entity for U.S. federal income tax purposes or (y) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be or (2) that is not treated as a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code as of the date hereof to be so treated; or

           (v)  authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

        (c)   Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Parent from taking any action, at any time or from time to time, that in the reasonable judgment of the Parent Board, upon advice of counsel to Parent, is reasonably necessary for Parent to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code, including making dividend or other distribution payments to stockholders of Parent in accordance with this Agreement or otherwise.

        Section 6.3    Preparation of Form S-4 and Proxy Statement; Stockholder Meeting.

        (a)   As promptly as reasonably practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare and cause to be filed with the SEC the Form S-4, which will include the Proxy Statement as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to (x) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (y) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act, and (z) keep the Form S-4 effective for so long as necessary to complete the Mergers. Each of the Company and Parent shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement. The Form S-4 and Proxy Statement shall include all information reasonably requested by such other party to be included therein. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement or the Form S-4 received from the SEC and advise the other party of any oral comments with respect to the Proxy Statement or the Form S-4 received from the SEC. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement and the Form S-4. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments from the SEC with respect thereto, each of the Company and Parent shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response). Parent shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, and Parent and the Company shall use their reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Parent shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" Laws and the rules and regulations thereunder in connection with the issuance of the Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such actions.

        (b)   If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement or the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company and the stockholders of Parent. Nothing in this Section 6.3(b) shall limit the obligations of any party under Section 6.3(a). For purposes of Section 4.8, Section 5.8 and this Section 6.3, any information concerning or related to the Company, its Affiliates or the Company Stockholder Meeting will be deemed to have been provided by the Company, and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent.

        (c)   As promptly as practicable following the date of this Agreement, the Company shall, in accordance with applicable Law and the Company Charter and Company Bylaws, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the stockholders of the Company entitled to vote at the Company Stockholder Meeting and to hold the Company

Stockholder Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, include such recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval, except to the extent that the Company Board shall have made an Adverse Recommendation Change as permitted by Section 6.5(d); provided, however, the Company's obligation to duly call, give notice of, convene and hold the Company Stockholder Meeting shall be unconditional unless this Agreement is terminated in accordance with its terms and shall not be affected by any Adverse Recommendation Change. Notwithstanding the foregoing provisions of this Section 6.3(c), if, on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting; provided that the Company Stockholder Meeting is not postponed or adjourned to a date that is more than (i) thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) or (ii) one hundred twenty (120) days after the record date for the Company Stockholder Meeting.

        Section 6.4    Access to Information; Confidentiality.

        (a)   During the Interim Period, to the extent permitted by applicable Law, the Company shall, and shall cause each of the other Company Entities to, (x) afford to the Parent Parties and to their Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their properties, offices, books, contracts, commitments, personnel and records and, during such period, the Company shall and shall cause each of the other Company Entities to, furnish reasonably promptly to the Parent Parties (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (ii) all other information (financial or otherwise) concerning its business, properties and personnel as the Parent Parties may reasonably request and (y) afford to the Parent Parties and to any nationally recognized accounting firm selected by Parent access to all of their properties, offices, books, contracts, commitments, personnel and records, and any other items as the Parent Parties or such accounting firm may reasonably request to enable the Parent Parties and such accounting firm to reasonably confirm the accuracy of the representations and warranties in Section 4.17(b)(i) and Section 4.17(b)(ii), in each case, without regard to the Company's receipt of the ruling described in Schedule 6.11(c). Notwithstanding the foregoing, the Company shall not be required by this Section 6.4 to provide the Parent Parties or their Representatives with access to or to disclose information (w) relating to the consideration, negotiation and performance of this Agreement and related agreements, (x) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement (provided, however, that the Company shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (y) the disclosure of which would violate any Law or legal duty of the party or any of its representatives (provided, however, that the Company shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or statutory duty) or (z) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege). The Parent Parties will use their reasonable best efforts to minimize any disruption to the businesses of the Company that may result from the requests for access, data and information hereunder.

        (b)   The Parent Parties will hold, and will cause their Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.4, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

        Section 6.5    Acquisition Proposals.

        (a)   Subject to the other provisions of this Section 6.5, during the Interim Period, the Company agrees that it shall not, and shall cause each of the other Company Entities not to, and shall not authorize and shall use reasonable best efforts to cause its and their officers and directors, managers or equivalent, and other Representatives not to, directly or indirectly through another Person, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (an "Inquiry"), (ii) engage in any discussions or negotiations regarding, or furnish to any Third Party any non-public information in connection with, or knowingly facilitate in any way any effort by, any Third Party in furtherance of any Acquisition Proposal or Inquiry, (iii) approve or recommend an Acquisition Proposal, or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.5) providing for or relating to an Acquisition Proposal (an "Alternative Acquisition Agreement"), or (iv) propose or agree to do any of the foregoing.

        (b)   Notwithstanding anything to the contrary in this Section 6.5, at any time prior to obtaining the Company Stockholder Approval, the Company may, directly or indirectly through any Representative, in response to an unsolicited bona fide written Acquisition Proposal by a Third Party made after the date of this Agreement (i) furnish non-public information to such Third Party (and such Third Party's Representatives) making an Acquisition Proposal (provided, however, that (A) prior to so furnishing such information, the Company receives from the Third Party an executed Acceptable Confidentiality Agreement, and (B) any non-public information concerning the Company Entities that is provided to such Third Party shall, to the extent not previously provided to Parent or Merger Sub, be provided to Parent or Merger Sub prior to or substantially at the same time that such information is provided to such Third Party), and (ii) engage in discussions or negotiations with such Third Party (and such Third Party's Representatives) with respect to the Acquisition Proposal if, in the case of each of clauses (i) and (ii), the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal.

        (c)   The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company Entities by any Third Party, or any Inquiry from any Person seeking to have discussions or negotiations with the Company relating to a possible Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Third Party making the Acquisition Proposal, request or Inquiry and the material terms and conditions of any Acquisition Proposals, Inquiries, proposals or offers (including a copy thereof if in writing and any related documentation or correspondence). The Company shall also promptly, and in any event within twenty-four (24) hours, notify Parent orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal or provides nonpublic information or data to any Person in accordance with this Section 6.5(c) and keep Parent reasonably informed of the status and material terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all material documentation or material correspondence relating thereto.

        (d)   Except as permitted by this Section 6.5(d), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify (or publicly propose to withhold, withdraw, modify or qualify), in a manner adverse to any Parent Party, the Company Recommendation,

(ii) approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement or any Schedule 14D-9, as applicable, (iv) fail to publicly recommend against any Acquisition Proposal within five (5) Business Days of the request of Parent and/or fail to reaffirm the Company Recommendation within five (5) Business Days of the request of Parent, or such fewer number of days as remains prior to the Company Stockholders Meeting (provided that Parent shall not be permitted to make such request (x) on more than one (1) occasion in respect of each Acquisition Proposal and (y) on more than one (1) occasion in respect of each material modification to an Acquisition Proposal, if any) (any of the actions described in clauses (i), (ii), (iii) and (iv) of this Section 6.5(d), an "Adverse Recommendation Change"), or (v) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit any Company Entity to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.5). Notwithstanding anything to the contrary set forth in this Agreement (A) at any time prior to obtaining the Company Stockholder Approval, if the Company Board (x) has received an unsolicited bona fide Acquisition Proposal (that did not result from a breach of this Section 6.5) that, in the good faith determination of the Company Board, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal, after having complied with, and giving effect to all of the adjustments which may be offered by the Parent Parties pursuant to Section 6.5(e), and such Acquisition Proposal is not withdrawn, and (y) determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable Law, then in such case the Company may (i) terminate this Agreement pursuant to Section 8.1(c)(ii) or (ii) make an Adverse Recommendation Change, including approving or recommending such Superior Proposal to the Company's stockholders, and, in the case of a termination, the Company may immediately prior to or concurrently with such termination of this Agreement, enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; or (B) in response to an Intervening Event, if the Company Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable Law, the Company may make an Adverse Recommendation Change, provided, that, in the event of any termination by the Company pursuant to Section 8.1(c)(ii) or by Parent pursuant to Section 8.1(d)(ii), as may be applicable, the Company complies with its obligation to pay the Termination Fee pursuant to Section 8.3(a).

        (e)   The Company Board shall not be entitled to effect an Adverse Recommendation Change pursuant to Section 6.5(d) or terminate this Agreement pursuant to Section 8.1(c)(ii) unless (i) the Company has provided a written notice (a "Notice of Adverse Recommendation Change") to the Parent Parties that the Company intends to take such action, specifying in reasonable detail the reasons therefor and, in the case of an Adverse Recommendation Change pursuant to Section 6.5(d)(A), describing the material terms and conditions of, and attaching a complete copy of, the Superior Proposal that is the basis of such action (it being understood that such material terms shall include the identity of the Third Party), (ii) during the three (3) Business Day period following the Parent Parties' receipt of the Notice of Adverse Recommendation Change, the Company shall, and shall cause its Representatives to, negotiate with the Parent Parties in good faith (to the extent the Parent Parties desire to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Adverse Recommendation Change or termination of this Agreement is no longer necessary, and (iii) following the end of the three (3) Business Day period, the Company Board shall have determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by the Parent Parties in response to the Notice of Adverse Recommendation Change or otherwise, (x) that in the case of an Adverse Recommendation Change pursuant to Section 6.5(d)(A), the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal, and (y) in the case of an Adverse Recommendation Change pursuant to either Section 6.5(d)(A) or Section 6.5(d)(B), after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors' duties under applicable Law. Any material change to the terms of such Superior Proposal, including any change to the financial terms, and any material change to the facts and circumstances relating to an Intervening Event, as applicable, shall require a new Notice of Adverse Recommendation Change and the provisions of this Section 6.5(e) shall again apply with respect to such Superior Proposal or Intervening Event, as applicable.

        (f)    Nothing contained in this Section 6.5 or elsewhere in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or making any disclosure to its stockholders if the Company Board has determined, after consultation with outside legal counsel, that the failure to do so would be inconsistent with applicable Law; provided, however, that any disclosure other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Company Recommendation shall be deemed to be an Adverse Recommendation Change.

        (g)   Upon execution of this Agreement, the Company shall, and shall cause each of the other Company Entities, and its and their officers and directors, managers or equivalent, and other Representatives to (i) immediately cease any existing discussions, negotiations or communications with any Person conducted heretofore with respect to any Acquisition Proposal and (ii) take such action as is necessary to enforce any confidentiality or standstill provisions or provisions of similar effect to which any Company Entity is a party or of which any Company Entity is a beneficiary. The Company shall use reasonable best efforts to cause all Third Parties who have been furnished confidential information regarding any Company Entity in connection with the solicitation of or discussions regarding an Acquisition Proposal within the six (6) months prior to the date of this Agreement to promptly return or destroy such information (to the extent that they are entitled to have such information returned or destroyed).

        (h)   For purposes of this Agreement:

            (i)  "Acquisition Proposal" shall mean any bona fide inquiry, proposal or offer made by any Person, whether in one transaction or a series of related transactions, relating to (i) any merger, consolidation, share exchange, business combination or similar transaction involving any of the Company Entities, (ii) any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of any assets of any Company Entity representing fifteen percent (15%) or more of the consolidated assets of the Company Entities, taken as a whole as determined on a book-value basis, (iii) any issue, sale or other disposition of (including by way of merger, consolidation, joint venture, business combination, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing fifteen percent (15%) or more of the voting power of the Company, (iv) any tender offer or exchange offer in which any Person or "group" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) shall seek to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of fifteen percent (15%) or more of the outstanding shares of any class of voting securities of the Company, or (v) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company in which a Third Party shall acquire beneficial ownership of fifteen percent (15%) or more of the outstanding shares of any class of voting securities of the Company; provided, however, that the term "Acquisition Proposal" shall not include the Mergers or the other transactions contemplated by this Agreement.

           (ii)  "Superior Proposal" shall mean a bona fide written Acquisition Proposal (except that, for purposes of this definition, the references in the definition of "Acquisition Proposal" to "fifteen percent (15%)" shall be replaced by "fifty percent (50%)") made by a Third Party on terms that the Company Board determines in good faith, after consultation with the Company's outside legal counsel and financial advisors, taking into account all financial, legal, regulatory and any other aspects of the transaction described in such proposal that the Company Board deems relevant, including the identity of the Person making such proposal, any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any changes to the financial terms of this Agreement proposed by the Parent Parties in response to such proposal or otherwise, to be (A) more favorable to the Company and the Company's stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by this Agreement and (B) reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed.

        Section 6.6    Appropriate Action; Consents; Filings.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, the Company and each of the Parent Parties shall and shall cause the other Company Entities and the other Parent Entities, respectively, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents (including the Lender Consents) and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement (including promptly responding to all requests by a Governmental Authority or other Person for additional information in support of any such filing or request for approval or waiver), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

        (b)   In connection with and without limiting the foregoing, each of the Parent Parties and the Company shall give (or shall cause the other Parent Entities or the other Company Entities, respectively, to give) any notices to Third Parties, and each of the Parent Parties and the Company shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any Third Party consents not covered by Section 6.6(a) that are necessary, proper or advisable to consummate the Mergers. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the parties or their Representatives shall have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, none of the parties hereto shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority. Notwithstanding the foregoing, obtaining any approval or consent from any third party pursuant to this Section 6.6(b) shall not be a condition to the obligations of Parent and Merger Sub to consummate the Merger.

        (c)   In connection with obtaining the Lender Consents, and without limitation of the foregoing, the Parent Parties shall, and Parent shall cause the other Parent Entities to, furnish such information and provide such assistance to, and otherwise cooperate with, the Company, in each case, as the Company may reasonably request, in connection with any actions contemplated to be taken by the Company with respect to obtaining the Lender Consents, including by agreeing to provide, from and after the Closing, customary non-recourse carve-out or "bad boy," guaranties with respect to events that are customarily the subject of such guaranties. The Parent Parties agree that the Company shall be expressly entitled to incur and pay any customary fees and expenses reasonably necessary to obtain the Lender Consents. Notwithstanding the foregoing, Parent may elect to exclude any Lender Consent from the provisions of this Section 6.6(c); provided, that the amount of Indebtedness to which such excluded Lender Consent relates shall not be applied toward the threshold set forth in Section 2.2(a).

        (d)   Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Merger, none of the parties hereto, any of the other Company Entities or any of the other Parent Entities, or any of the their respective Representatives, shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person (unless expressly required by a written agreement that was entered into prior to the date hereof with such Person), unless such party is promptly reimbursed for such payment. The parties shall cooperate with respect to accommodations that may be requested or appropriate to obtain such consents.

        Section 6.7    Notification of Certain Matters; Transaction Litigation.

        (a)   The Company shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

        (b)   The Company shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Without limiting the foregoing, the Company shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company, if, to the knowledge of such party, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of the conditions to Closing set forth herein not to be satisfied or satisfaction to be materially delayed. Notwithstanding anything to the contrary in this Agreement, the failure by the Company or the Parent Parties to provide such prompt notice under this Section 6.7(b) shall not constitute a breach of covenant for purposes of Section 7.2(b) or Section 7.3(b).

        (c)   Each of the parties hereto agrees to give prompt written notice to the other parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the other Company Entities or the other Parent Entities, respectively, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

        (d)   The Company shall give prompt notice to the Parent Parties, and the Parent Parties shall give prompt notice to the Company, of any Action commenced or, to such party's knowledge, threatened against, relating to or involving such party or any of the other Company Entities or the other Parent Entities, respectively, which relate to this Agreement, the Mergers or the other transactions contemplated by this Agreement. The Company shall give the Parent Parties the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against the Company and/or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Parent Parties shall give the Company the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against the Parent Parties and/or their directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without the Company's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

        Section 6.8    Termination of Advisory and Other Agreements.     On the date hereof, the Company or another Company Entity, as applicable, has entered into amendments to the Advisory Agreement, the Listing Agreement (the "Listing Termination Agreement"), the Management Agreement, and any other agreements between the Company or any of the Company Entities, on the one hand, and the Advisor, the Special Limited Partner, the Manager, or any other Affiliate of the Company or of the Company Advisor, on the other hand (other than the Company Operating Partnership Agreement), terminating all such agreements effective immediately prior to, and contingent upon, the Closing (such agreements, together with the OPP Termination Agreement, the "Termination Agreements"), and such terminations shall be without any liability to the Company, any of the Company Entities, Parent, any Affiliate of Parent, or the Surviving Entity. The Company has provided to Parent true, correct and complete copies of the Termination Agreements. Immediately prior to the Closing, the Company shall deliver to the Company Advisor and the Manager all amounts owed to such Person under the Advisory Agreement and the Management Agreement, respectively, and in exchange for such payments, the Company shall cause the Company Advisor, the Special Limited Partner, the Manager, and any other Affiliates of the Company or of the Company Advisor to execute a full and unconditional release of any claims or liabilities whatsoever that they may have against the Company, any of the Company Entities, Parent, any Affiliate of Parent, or the Surviving Entity, including without limitation any claims arising under (i) the Advisory Agreement, (ii) the Listing Agreement, (iii) the OPP Agreement, (iv) the Investment Opportunity Allocation Agreement, dated as of April 9, 2013 by and among the Company and American Realty Capital Healthcare Trust II, Inc., (v) the Management Agreement and (vi) the Company Operating Partnership Agreement (for the avoidance of doubt, excluding any claims to receive the Class C Units to which they are entitled under the terms of this Agreement (in each case, other than indemnification rights in favor of the Company Advisor or its Affiliates that, as of the date hereof, exist under such agreements). Prior to the termination of this Agreement in accordance with its terms, neither the Company Operating Partnership nor any other Company Entity shall make any payment or distribution of any kind to the Special Limited Partner, the Company Advisor, or any of their Affiliates pursuant to the Listing Agreement, other than at the Closing as expressly provided in Section 2(b) of the Listing Termination Agreement.

        Section 6.9    Public Announcements.     For so long as this Agreement is in effect, the parties hereto shall, and shall cause their respective Affiliates to, to the extent reasonably practicable, consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated hereby, and none of the parties shall issue any such press release or make any such public statement or filing prior to obtaining the other parties' consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a party may, without obtaining the other parties' consent, issue such press release or make such public statement or filing as may be required by Law, Order or the applicable rules of any stock exchange or the applicable provisions of any listing agreement of any party hereto. If for any reason it is not practicable to consult with the other party before making any public statement with respect to this Agreement or any of the transactions contemplated hereby, then the party making such statement shall not make a statement that is inconsistent with public statements or filings to which the other party had previously consented; provided, further, that such consultation and consent shall not be required with respect to any release, communication or announcement specifically permitted without the other party's consent by Section 6.5.

        Section 6.10    Directors' and Officers' Indemnification and Insurance.

        (a)   From and after the Effective Time, the Surviving Entity shall provide exculpation, indemnification and advancement of expenses for each Indemnitee, which is at least as favorable in scope and amount to such Indemnitee as the exculpation, indemnification and advancement of expenses provided to such Indemnitee by the Company and the Company Subsidiaries immediately prior to the Effective Time in the Company Charter and the Company Bylaws or each of the Company Subsidiaries' respective articles or certificates of incorporation or bylaws (or comparable organizational or governing documents) as the case may be, as in effect on the date of this Agreement; provided that such exculpation, indemnification and advancement of expenses covers actions or omissions at or prior to the Effective Time, including all transactions contemplated by this Agreement.

        (b)   Without limiting or being limited by the provisions of Section 6.10(a), during the period commencing as of the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent and the Surviving Entity shall (and Parent shall cause the Surviving Entity to): (i) indemnify, defend and hold harmless each Indemnitee against and from any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action, whether civil, criminal, administrative or investigative, to the extent such Action arises out of or pertains to (x) any action or omission or alleged action or omission in such Indemnitee's capacity as a director, officer, partner, member, trustee, employee or agent of the Company or any of the Company Subsidiaries, or (y) this Agreement or any of the transactions contemplated hereby, including the Merger; and (ii) pay in advance of the final disposition of any such Action the expenses (including attorneys' fees and any expenses incurred by any Indemnitee in connection with enforcing any rights with respect to indemnification) of any Indemnitee without the requirement of any bond or other security, in each case to the fullest extent permitted by Law, but subject to Parent's and the Surviving Entity's receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, Parent or the Surviving Entity (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and (ii) shall not have any obligation hereunder to any Indemnitee to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable Law, in which case the Indemnitee shall promptly refund to Parent or the Surviving Entity the amount of all such expenses theretofore advanced pursuant hereto.

        (c)   Prior to the Effective Time, the Company shall, in consultation with Parent, or, if the Company is unable to, Parent shall cause the Surviving Entity as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the coverage afforded by the Company's existing directors' and officers' liability insurance policies and the Company's existing fiduciary liability insurance policies (collectively, the "D&O Insurance"), in each case, for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from one or more insurance carriers with the same or better Best's credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions and retentions that are no less favorable in the aggregate than the coverage provided under the Company's existing policies and with limits of liability that are no lower than the limits on the Company's existing policies as long as the annual premium in the aggregate does not exceed in any one year three hundred percent (300%) of the annual aggregate premium(s) under the Company's existing policies. If the Company or the Surviving Entity for any reason fails to obtain such "tail" insurance policies as of the Effective Time, (i) the Surviving Entity shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company's current insurance carrier or with an insurance carrier with the same or better Best's credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than the coverage provided under the Company's existing policies as of the date hereof, or (ii) Parent shall provide, or shall cause the Surviving Entity to provide, for a period of not less than six (6) years after the Effective Time, the Indemnitees who are insured under the Company's D&O Insurance with comparable D&O Insurance that provides coverage for acts or omissions occurring at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier, that is no less favorable in the aggregate than the existing policy of the Company (which may be provided under Parent's D&O Insurance policy) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Entity shall not be required to pay an annual premium for the D&O Insurance in excess of (for any one year) three hundred percent (300%) of the annual premium paid by the Company for such insurance as of the date hereof; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Entity shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

        (d)   The Indemnitees to whom this Section 6.10 applies are third-party beneficiaries of this Section 6.10. The provisions of this Section 6.10 shall be for the benefit of each Indemnitee and his or her successors, heirs, executors, trustees, fiduciaries, administrators or representatives. Parent shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnitee in successfully enforcing the indemnity and other obligations provided in this Section 6.10.

        (e)   The rights of each Indemnitee under this Section 6.10 shall be in addition to any rights such Person or any employee of the Company or any Company Subsidiary may have under the Company Charter, the Company Bylaws or the certificate of incorporation or bylaws (or equivalent organizational or governing documents) of any of the Company Subsidiaries, or the Surviving Entity or any of its subsidiaries, or under any applicable Law or under any agreement of any Indemnitee. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.

        (f)    Notwithstanding anything contained in Section 9.1 or Section 9.7 to the contrary, this Section 6.10 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Entity and its subsidiaries, and shall be enforceable by the Indemnitees and their successors, heirs or representatives. In the event that Parent or the Surviving Entity or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as applicable, shall succeed to the obligations set forth in this Section 6.10. Parent hereby guarantees the payment and performance of the Surviving Entity's obligations pursuant to this Section 6.10.

        Section 6.11    Certain Tax Matters.

        (a)   Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, including by executing and delivering the officers' certificates referred to herein and reporting consistently for all federal, state, and local income Tax or other purposes. None of Parent or the Company shall take any action, or fail to take any action, that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

        (b)   The Company and its Affiliates shall, with Parent's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed), take any actions, including making or causing its subsidiaries to make elections pursuant to Treasury Regulations Section 301.7701-3(c)(1)(i) and Section 856(l) of the Code, as are reasonably necessary to preserve its qualification as a REIT, and the Company and its Affiliates shall cooperate with Parent and its Representatives in taking any such actions as Parent may reasonably request.

        (c)   Parent and the Company shall take the actions described in Schedule 6.11(c).

        Section 6.12    Merger Sub.     Parent shall take all actions necessary to (a) cause the other Parent Parties to perform their obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement, and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments or incur or guarantee any indebtedness other than as specifically contemplated by this Agreement. The Company shall take all actions necessary to cause the Company Operating Partnership to perform its obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement.

        Section 6.13    Section 16 Matters.     Prior to the Effective Time, the Company and Parent shall, as applicable, take all such steps to cause any dispositions of Company Common Stock or acquisitions of Parent Common Stock (including derivative securities related to such stock) resulting from the Merger and the other transactions contemplated by this Agreement by each officer or director who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. Upon request, the Company shall promptly furnish Parent with all requisite information for Parent to take the actions contemplated by this Section 6.13.

        Section 6.14    Stock Exchange Listing.     Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

        Section 6.15    Voting of Shares.     Parent shall vote all shares of Company Common Stock beneficially owned by it or any of the Parent Subsidiaries as of the record date for the Company Stockholder Meeting, if any, in favor of approval of the Merger.

        Section 6.16    Termination of Company Equity Plans.     Unless otherwise notified by Parent in writing, prior to the Effective Time, the Company shall take or cause to be taken any and all actions necessary or appropriate to terminate the Company Equity Plans effective no later than immediately prior to the Effective Time, contingent on the occurrence of the Effective Time.

        Section 6.17    Financing.     The Company shall, and shall cause the other Company Entities to, and shall use commercially reasonable efforts to cause their respective Representatives to, cooperate with the Parent Parties in any of their efforts to arrange debt financing or maintain, and amend and/or increase, any Parent Entities' existing credit facilities (collectively, the "Debt Financing"), for (in whole or part) satisfying Parent's obligations to pay (a) any Cash Consideration and other amounts due by the Parent Parties hereunder, (b) any Expenses and (c) the refinancing of the Company Credit Agreement or any other Indebtedness of the Company or any of the Company Subsidiaries; provided that such cooperation does not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries. None of the representations, warranties or covenants of the Company shall be deemed breached or violated by any action taken by the Company at the request of any Parent Party pursuant to this Section 6.17. Anything in this Section 6.17 to the contrary notwithstanding, until the Effective Time occurs, neither the Company nor any of the Company Subsidiaries, nor any of their respective officers or directors, as the case may be, shall (i) be required to pay any commitment or other similar fee in connection with any proposed Debt Financing, (ii) enter into any definitive agreement related to any proposed Debt Financing containing any material obligation that is not conditioned upon consummation of the Mergers or (iii) unless promptly reimbursed by Parent, be required to incur any other out of pocket expenses in connection with the Debt Financing. Parent shall promptly reimburse the Company for all reasonable out of pocket costs incurred by the Company or any of the Company Subsidiaries or their respective Representatives in connection with any action taken by any of them at the request of the Parent Parties or their financing sources pursuant to, and in accordance with, this Section 6.17, and shall indemnify and hold harmless the Company, the Company Subsidiaries and their respective Representatives from and against any and all damages, losses, costs, liabilities or expenses suffered or incurred by any of them in connection with the arrangement of the Debt Financing and any information used in connection therewith (other than information provided by the Company or any of the Company Subsidiaries) and all other actions taken by the Company, the Company Subsidiaries and their respective Representatives at the request of Parent pursuant to this Section 6.17, except to the extent finally determined by a court of competent jurisdiction to have arisen from any Company Entity's or their respective Representatives' fraud, gross negligence, willful misconduct, intentional misrepresentation or bad faith. Notwithstanding anything to the contrary provided herein or in the Confidentiality Agreement, that Parent Entities and their Representatives shall be permitted to disclose information consistent with customary practices in connection with the Debt Financing subject to customary confidentiality arrangements.

        Section 6.18    Dividends.

        (a)   Each of Parent and the Company shall declare a dividend to their respective stockholders, the record and payment date for which shall be the close of business on the last Business Day prior to the Effective Time, in each case, subject to funds being legally available therefor. The per share dividend amount payable by the Company shall be an amount equal to (i) the Company's most recent monthly dividend, multiplied by the number of days elapsed since the last dividend record date through and including the day prior to the day on which the Effective Time occurs, and divided by the actual number of days in the calendar month in which such dividend is declared, plus (ii) if necessary to enable the Company to make aggregate dividend distributions during its final taxable period equal to the Minimum Distribution Dividend, an additional amount (the "Company Additional Dividend

Amount") necessary so that the aggregate dividend payable is equal to the Minimum Distribution Dividend, plus (iii) the Parent Additional Dividend Amount, if any, divided by the quotient of (A) one (1) divided by (B) the Exchange Ratio. The per share dividend amount payable by Parent shall be an amount equal to (i) Parent's most recent quarterly dividend, multiplied by the number of days elapsed since the last dividend record date through and including the day prior to the day on which the Effective Time occurs, and divided by the actual number of days in the calendar quarter in which such dividend is declared, plus (ii) the Company Additional Dividend Amount, if any, divided by the Exchange Ratio, plus (iii) if necessary to enable Parent to make aggregate dividend distributions during the taxable year that includes the Closing Date equal to the Minimum Distribution Dividend, an additional amount (the "Parent Additional Dividend Amount") necessary so that the aggregate dividend payable is equal to the Minimum Distribution Dividend. If the Company determines it is necessary to declare the Additional Dividend Amount, the Company shall notify Parent of such determination at least ten (10) days prior to the Company Stockholder Meeting.

        (b)   Subject to Section 6.18(a), Parent shall not make, declare or set aside any dividend or other distribution to its stockholders other than the authorization and payment of (i) distributions at its stated dividend or distribution rates with respect to the Parent Preferred Stock and (ii) regular quarterly cash distributions in respect of Parent Common Stock at an annual rate not in excess of $2.90 per share (with such increases in such annual rate as may be approved by Parent's board of directors from time to time).

        (c)   In the event that a distribution or dividend with respect to the shares of Company Common Stock permitted under the terms of this Agreement has (i) a record date prior to the Effective Time and (ii) has not been paid as of the Effective Time, the holders of shares of Company Common Stock shall be entitled to receive such distribution or dividend from the Company at the time such shares are exchanged pursuant to Article III of this Agreement.

        Section 6.19    Treatment of Outstanding Indebtedness; Payoff Letter.     With respect to the Company Credit Agreement and any other Indebtedness of the Company or any of the Company Subsidiaries identified by Parent in writing at least ten (10) Business Days prior to the Closing Date, (i) the Company shall, or shall cause the applicable Company Subsidiary to, use reasonable best efforts to deliver all notices and take other actions required to facilitate the termination of commitments in respect of such Indebtedness, repayment in full of all obligations in respect of such Indebtedness and release of any Liens and guarantees in connection therewith on the Closing Date and (ii) the Company shall use its reasonable best efforts to deliver to Parent a customary payoff letter with respect to the Company Credit Agreement and each such other series of Indebtedness, executed by the lenders thereunder (or the applicable agent thereunder on their behalf), in form and substance reasonably satisfactory to Parent, no later than three (3) Business Days prior to the Closing Date (or such later date as Parent may agree in writing, but in any event, on or prior to the Closing Date), setting forth all amounts (including the outstanding principal, accrued and unpaid interest and all prepayment, defeasance or other fees and penalties) required to be paid by the Company or any other Company Entity under the Company Credit Agreement to cause the termination thereof on the Closing Date and the release of all Liens, if any, in connection therewith on the assets of the Company or any Company Subsidiary or otherwise on the business or operations of the Company or any of the Company Subsidiaries (collectively, the "Funded Debt Payoff Amount"). Notwithstanding anything to the contrary in this Agreement, no Company Entity shall be obligated, by virtue of this Agreement, to make any prepayments with respect to the amounts outstanding under the Company Credit Agreement (i) prior to the Closing Date and (ii) unless Parent or Merger Sub provides funds to the Company in an amount sufficient to, or places in escrow or otherwise pays on behalf of such Company Entity, the Funded Debt Payoff Amount.

        Section 6.20    Partnership Agreement.     Within twenty (20) Business Days after the date of this Agreement, Parent and the Company shall cooperate in good faith and use their reasonable best efforts to revise the existing Company Partnership Agreement in a manner consistent with Exhibit A, which agreement shall become the limited partnership agreement of the Surviving Partnership at the Partnership Merger Effective Time (as so amended and restated, the "Surviving Partnership Agreement").

Article VII

CONDITIONS

        Section 7.1    Conditions to the Obligations of Each Party.     The respective obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement shall be subject to the satisfaction or (to the extent permitted by Law) waiver by each of the parties, at or prior to the Effective Time, of the following conditions:

        (a)    Stockholder Approvals.    The Company Stockholder Approval shall have been obtained.

        (b)    No Restraints.    No Law, Order (whether temporary, preliminary or permanent) or other legal restraint or prohibition entered, enacted, promulgated, enforced or issued by any Governmental Authority of competent jurisdiction shall be in effect which prohibits, makes illegal, enjoins, or otherwise restricts, prevents or prohibits the consummation of the Mergers or any of the transactions contemplated by this Agreement.

        (c)    Form S-4.    The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC that have not been withdrawn.

        (d)    Listing.    The shares of Parent Common Stock to be issued in the Mergers shall have been authorized for listing on the NYSE, subject to official notice of issuance.

        Section 7.2    Conditions to the Obligations of Parent and Merger Sub.     The respective obligations of the Parent Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent, at or prior to the Effective Time, of the following additional conditions:

        (a)    Representations and Warranties.    (i) The representations and warranties set forth in Section 4.1 (Organization and Qualification; Subsidiaries), Section 4.3(a) (Capital Structure) (except for the first two sentences and the last two sentences), Section 4.4 (Authority), Section 4.19 (Opinion of Financial Advisor), Section 4.20 (Takeover Statutes), Section 4.21 (Vote Required), Section 4.22 (Brokers), Section 4.25 (Advisor) and Section 4.29 (Fees and Disbursements) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, (ii) the representations and warranties set forth in the first two sentences and the last two sentences of Section 4.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, (iii) Parent shall be reasonably satisfied that the representations and warranties set forth in Section 4.17(b)(i) and Section 4.17(b)(ii) shall be true and correct in all respects (notwithstanding anything contained in Section 4.17(b) of the Company Disclosure Letter) as of the Effective Time, as though made as of the Effective Time (it being understood that this condition shall automatically be satisfied if the ruling described in Schedule 6.11(c) is obtained, and the failure to obtain such ruling shall not in and of itself be determinative in concluding that this condition has not been satisfied), and (iv) each of the other representations and warranties of the Company and the Company Operating Partnership contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (iv) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or "Company Material Adverse Effect" qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)    Agreements and Covenants.    The Company and the Company Operating Partnership shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        (c)    Officer's Certificate.    The Company shall have delivered to Parent a certificate, dated the date of the Closing and signed by its chief executive officer or another senior officer on behalf of the Company, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

        (d)    Absence of Material Adverse Effect.    Since the date of this Agreement, there shall not have been any event, change or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

        (e)    REIT Opinion.    The Company shall have received a written opinion of Proskauer Rose LLP on which Parent shall be entitled to rely, dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, commencing with the Company's taxable year that ended on December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled the Company to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer's certificate executed by the Company provided pursuant to, and as described in, Section 6.1(b).

        (f)    Section 368 Opinion.    Parent shall have received the written opinion of its special counsel, Wachtell, Lipton, Rosen & Katz, dated as of the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may rely upon the Company Tax Representation Letter and Parent Tax Representation Letter. The condition set forth in this Section 7.2(f) shall not be waivable after receipt of the Company Stockholder Approval, unless further stockholder approval is obtained with appropriate disclosure.

        (g)    Regulatory Approvals.    All Required Regulatory Approvals shall have been obtained and remain in full force and effect, and all waiting periods relating to such Required Regulatory Approvals shall have expired or been terminated.

        (h)    Termination Agreements.    The Termination Agreements shall be in full force and effect, and no provision thereof shall have been amended, modified or waived.

        Section 7.3    Conditions to the Obligations of the Company.     The obligations of the Company and the Company Operating Partnership to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company, at or prior to the Effective Time, of the following additional conditions:

        (a)    Representations and Warranties.    (i) The representations and warranties set forth in Section 5.1 (Organization and Qualification; Subsidiaries), Section 5.3(a) (Capital Structure) (except the first two sentences), Section 5.4 (Authority), Section 5.12 (Vote Required), Section 5.13 (Brokers); Section 5.14 (Investment Company Act) and Section 5.17 (Takeover Statutes) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, (ii) the representations and warranties set forth in the first two sentences of Section 5.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, and (iii) each of the other representations and warranties of the Parent Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time, as though made as of the Effective Time, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or "Parent Material Adverse Effect" qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        (b)    Agreements and Covenants.    The Parent Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

        (c)    Officer's Certificate.    Parent shall have delivered to the Company a certificate, dated the date of the Closing and signed by its chief executive officer or another senior officer on behalf of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

        (d)    Absence of Material Adverse Effect.    Since the date of this Agreement, there shall not have been any event, change or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

        (e)    REIT Opinion.    Parent shall have received a written opinion of nationally recognized tax counsel reasonably acceptable to the Company ("Parent REIT Counsel") on which the Company shall be entitled to rely, dated as of the Closing Date and in form and substance reasonably satisfactory to the Company, to the effect that, commencing with Parent's taxable year that ended on December 31, 1999, Parent has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable Parent to continue to meet the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer's certificate executed by Parent and provided pursuant to Section 6.2(a).

        (f)    Section 368 Opinion.    The Company shall have received a written opinion of its special counsel, Proskauer Rose LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Proskauer Rose LLP may rely upon the Company Tax Representation Letter and Parent Tax Representation Letter. The condition set forth in this Section 7.3(f) shall not be waivable after receipt of the Company Stockholder Approval, unless further stockholder approval is obtained with appropriate disclosure.

Article VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as otherwise expressly noted), as follows:

        (a)   by mutual written agreement of each of Parent and the Company; or

        (b)   by either Parent or the Company, if:

            (i)  the Effective Time shall not have occurred on or before 5:00 P.M. (Eastern Time) on January 31, 2015 (the "Outside Date"), provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of such party (and in the case of Parent, including the failure of the other Parent Parties, and in the case of the Company, including the failure of the Company Operating Partnership) to perform any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the Mergers to be consummated on or before such date; provided, further, that if, on the Outside Date, any of the conditions to the Closing set forth in Section 7.2(a)(iii) or Section 7.2(g) shall not have been satisfied or waived by Parent but all other conditions to the Closing set forth in Section 7.1 and Section 7.2 shall have been satisfied, then the Company or Parent, by written notice delivered to the other prior to 5:00 P.M. (Eastern Time) on January 31, 2015, may elect to extend the Outside Date until 5:00 P.M. (Eastern Time) on February 28, 2015, and such time and date shall become the Outside Date for purposes of this Agreement; provided, further, that if, on February 28, 2015, any of the conditions to the Closing set forth in Section 7.2(a)(iii) or Section 7.2(g) shall not have been satisfied or waived by Parent but all other conditions to the Closing set forth in Section 7.1 and Section 7.2 shall have been satisfied, then the Company or Parent, by written notice delivered to the other prior to 5:00 P.M. (Eastern Time) on February 28, 2015, may elect to extend the Outside Date until 5:00 P.M. (Eastern Time) on March 31, 2015, and such time and date shall become the Outside Date for purposes of this Agreement; provided, further, that if, on March 31, 2015, any of the conditions to the Closing set forth in Section 7.2(a)(iii) or Section 7.2(g) shall not have been satisfied or waived by Parent but all other conditions to the Closing set forth in Section 7.1 and Section 7.2 shall have been satisfied, then the Company or Parent, by written notice delivered to the other prior to 5:00 P.M. (Eastern Time) on March 31, 2015, may elect to extend the Outside Date until 5:00 P.M. (Eastern Time) on April 30, 2015, and such time and date shall become the Outside Date for purposes of this Agreement; provided, further, that if, on April 30, 2015, any of the conditions to the Closing set forth in Section 7.2(a)(iii) or Section 7.2(g) shall not have been satisfied or waived by Parent but all other conditions to the Closing set forth in Section 7.1 and Section 7.2 shall have been satisfied, then the Company or Parent, by written notice delivered to the other prior to 5:00 P.M. (Eastern Time) on April 30, 2015, may elect to extend the Outside Date until 5:00 P.M. (Eastern Time) on May 31, 2015, and such date shall become the Outside Date for purposes of this Agreement; or

           (ii)  any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable Order was primarily due to the failure of such party (and in the case of Parent, including the failure of the other Parent Parties, and in the case of the Company, including the failure of the Company Operating Partnership) to perform any of its obligations under this Agreement, including pursuant to Section 6.6; or

          (iii)  the Company Stockholder Approval shall not have been obtained at a duly held Company Stockholder Meeting (including any adjournment or postponement thereof) at which the Merger and the other transactions contemplated hereby have been voted upon, provided that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to a party if the failure to obtain such Company Stockholder Approval was primarily due to such party's failure (and in the case of Parent, including the failure of any other Parent Party, and in the case of the Company, including the failure of the Company Operating Partnership) to perform any of its obligations under this Agreement.

        (c)   by the Company:

            (i)  if any Parent Party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would, or would reasonably be expected to, result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (y) cannot be cured on or before the Outside Date or, if curable, is not cured by the Parent Parties within twenty (20) days of receipt by Parent of written notice of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in either Section 7.2(a) or Section 7.2(b) would not be satisfied; or

           (ii)  at any time prior to the receipt of the Company Stockholder Approval in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.5(d); provided, that such termination shall be null and void unless the Company shall concurrently pay the Termination Fee in accordance with Section 8.3.

        (d)   by Parent, if:

            (i)  the Company or the Company Operating Partnership shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement (other than the representations and warranties in Section 4.17(b)(i) or Section 4.17(b)(ii)), which breach or failure to perform (x) would, or would reasonably be expected to, result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (y) cannot be cured on or before the Outside Date or, if curable, is not cured by the Company within twenty (20) days of receipt by the Company of written notice of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if any Parent Party is then in breach of any of their respective representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied; or

           (ii)  (x) the Company Board shall have made an Adverse Recommendation Change or (y) the Company shall have materially breached its obligations under Section 6.5 or its obligations pursuant to the third sentence of Section 6.3(c), which material breach, in each case in this clause (y), if curable by the Company, shall not have been fully cured by the Company within five (5) calendar days following the Company's receipt of written notice of such material breach (provided that any material breach pursuant to this clause (y) that results in an Acquisition Proposal that is publicly disclosed shall not be curable).

        Section 8.2    Effect of Termination.     In the event that this Agreement is terminated and the Merger and the other transactions contemplated by this Agreement are abandoned pursuant to Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become null and void and of no further force or effect whatsoever without liability on the part of any party hereto (or any of the other Company Entities, the other Parent Entities or any of the Company's or Parent's respective Representatives), and all rights and obligations of any party hereto shall cease; provided, however, that, notwithstanding anything in the foregoing to the contrary, (a) no such termination shall relieve any party hereto of any liability or damages resulting from or arising out of any fraud or willful and intentional breach of this Agreement and (b) the Confidentiality Agreement, this Section 8.2, Section 8.3, Section 8.6, Article IX and the definitions of all defined terms appearing in such sections shall survive any termination of this Agreement pursuant to Section 8.1. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made.

        Section 8.3    Fees and Expenses.

        (a)   If, but only if, the Agreement is terminated:

            (i)  by either the Company or Parent pursuant to Section 8.1(b)(i) or by Parent pursuant to Section 8.1(d)(i) and (A) in the case of a termination pursuant to Section 8.1(b)(i), the Company Stockholder Approval shall not have been obtained prior to such termination, and (B) in any such case (x) after the date of this Agreement, an Acquisition Proposal shall have been made to the Company or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification before such termination), and (y) the Company, within twelve (12) months of the termination of this Agreement, consummates a transaction regarding, or executes a definitive agreement with respect to, an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to in clause (x)), then the Company shall pay, or cause to be paid, to Parent, the Termination Fee, by wire transfer of same day funds to an account designated by Parent, not later than the earlier of the execution of a definitive agreement with respect to and the consummation of such transaction arising from such Acquisition Proposal; provided, however, that for purposes of this Section 8.3(a)(i), the references to "fifteen percent (15%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)"; or

           (ii)  by either the Company or Parent pursuant to Section 8.1(b)(iii), the Company shall pay, or cause to be paid, to Parent the Parent Expense Amount (by wire transfer to an account designated by Parent) within two (2) Business Days of such termination; or

          (iii)  by either the Company or Parent pursuant to Section 8.1(b)(iii), and (x) after the date of this Agreement, an Acquisition Proposal shall have been made to the Company or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company (and such Acquisition Proposal or publicly announced intention shall not have been publicly withdrawn without qualification before the Company Stockholder Meeting), and (y) the Company, within twelve (12) months of the termination of this Agreement, consummates a transaction regarding, or executes a definitive agreement with respect to, an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to in clause (x)), then the Company shall pay or cause to be paid, to Parent the Termination Fee (less, if previously paid pursuant to Section 8.3(a)(ii) above, the Parent Expense Amount), by wire transfer of same day funds to an account designated by Parent, not later than the earlier of the execution of a definitive agreement with respect to and the consummation of such transaction arising from such Acquisition Proposal; provided, however, that for purposes of this Section 8.3(a)(iii), the references to "fifteen percent (15%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)"; or

          (iv)  by the Company pursuant to Section 8.1(c)(ii), then the Company shall pay, or cause to be paid, to Parent the Termination Fee, by wire transfer of same day funds to an account designated by Parent as a condition to the effectiveness of such termination; or

           (v)  by Parent pursuant to Section 8.1(d)(ii) (or by the Company pursuant to Section 8.1(b)(iii) and at the time of such termination Parent would have been permitted to terminate this Agreement pursuant to Section 8.1(d)(ii)) then the Company shall pay, or cause to be paid, to Parent the Termination Fee, by wire transfer of same day funds to an account designated by Parent, within two (2) Business Days of such termination.

        (b)   Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that:

            (i)  under no circumstances shall the Company be required to pay the Termination Payment earlier than one (1) full Business Day after receipt of appropriate wire transfer instructions from the party entitled to payment; and

           (ii)  under no circumstances shall the Company be required to pay the Termination Fee on more than one occasion.

        (c)   Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) the Termination Payment is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the payment of any amount set forth in this Section 8.3, the Company shall pay Parent its costs and Expenses in connection with such suit, together with interest on such amount at the annual rate of five percent (5%) for the period from the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

        (d)   (i) If the Company (the "Termination Payor") is required to pay Parent (the "Termination Payee") the Termination Payment such Termination Payment shall be paid into escrow on the date such payment is required to be paid by the Termination Payor pursuant to this Agreement by wire transfer of immediately available funds to an escrow account designated in accordance with this Section 8.3(d). In the event that the Termination Payor is obligated to pay the Termination Payee the Termination Payment, the amount payable to the Termination Payee in any tax year of the Termination Payee shall not exceed the lesser of (i) the Termination Payment payable to the Termination Payee, and (ii) the sum of (A) the maximum amount that can be paid to the Termination Payee without causing the Termination Payee to fail to meet the requirements of Section 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code ("Qualifying Income") and the Termination Payee has $1,000,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in each case, as determined by the Termination Payee's independent accountants, plus (B) in the event the Termination Payee receives either (x) a letter from the Termination Payee's counsel indicating that the Termination Payee has received a ruling from the IRS as described below in this Section 8.3(d) or (y) an opinion from the Termination Payee's outside counsel as described below in this Section 8.3(d), an amount equal to the excess of the Termination Payment less the amount payable under clause (A) above.

           (ii)  To secure the Termination Payor's obligation to pay these amounts, the Termination Payor shall deposit into escrow an amount in cash equal to the Termination Payment with an escrow agent selected by the Termination Payor on such terms (subject to this Section 8.3(d)) as shall be mutually agreed upon by the Termination Payor, the Termination Payee and the escrow agent. The payment or deposit into escrow of the Termination Payment pursuant to this Section 8.3(d) shall be made at the time the Termination Payor is obligated to pay the Termination Payee such amount pursuant to Section 8.3 by wire transfer. The escrow agreement shall provide that the Termination Payment in escrow or any portion thereof shall not be released to the Termination Payee unless the escrow agent receives any one or combination of the following: (i) a letter from the Termination Payee's independent accountants indicating the maximum amount that can be paid by the escrow agent to the Termination Payee without causing the Termination Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income and the Termination Payee has $1,000,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in which case the escrow agent shall release such amount to the Termination Payee, or (ii) a letter from the Termination Payee's counsel indicating that (A) the Termination Payee received a ruling from the IRS holding that the receipt by the Termination Payee of the Termination Payment would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (B) the Termination Payee's outside counsel has rendered a legal opinion to the effect that the receipt by the Termination Payee of the Termination Payment should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of the Termination Payment to the Termination Payee. The Termination Payor agrees to amend this Section 8.3(d) at the reasonable request of the Termination Payee in order to (i) maximize the portion of the Termination Payment that may be distributed to the Termination Payee hereunder without causing the Termination Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, or (ii) assist the Termination Payee in obtaining a favorable ruling or legal opinion from its outside counsel, in each case, as described in this Section 8.3(d). Any amount of the Termination Payment that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 8.3(d).

        Section 8.4    Amendment.     Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the parties hereto by action taken or authorized by their respective boards of directors (or similar governing body or entity) at any time before or after receipt of the Company Stockholder Approval and prior to the Effective Time; provided, however, that after the Company Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, or which by applicable Law or in accordance with the rules of any stock exchange requires the further approval of the stockholders of the Company without such further approval of such stockholders, or (b) any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        Section 8.5    Waiver.     At any time prior to the Effective Time, subject to applicable Law, the Parent Parties, on the one hand, and the Company and the Company Operating Partnership, on the other hand, may (a) extend the time for the performance of any obligation or other act of the others, (b) waive any inaccuracy in the representations and warranties of the others contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of Section 8.4, waive compliance with any agreement of the others or any condition of such parties contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, the Company Operating Partnership, Parent, OP Merger Sub or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 8.6    Fees and Expenses.     Except as otherwise provided in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, whether or not the transactions contemplated by this Agreement are consummated; provided, however, that the Company and Parent shall share equally all Expenses related to the printing and filing of the Form S-4 and the printing, filing and distribution of the Proxy Statement, other than attorneys' and accountants' fees.

        Section 8.7    Transfer Taxes.     Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, "Transfer Taxes"), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Effective Time, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Stock, all Transfer Taxes.

Article IX

GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations and Warranties.     None of the representations or warranties in this Agreement or any certificate or other writing delivered pursuant to this Agreement, including any rights arising out of any breach of such representations or warranties, shall survive the earlier of (a) the Effective Time or (b) termination of this Agreement (except, in the case of termination, as set forth in Section 8.2), and after such time there shall be no liability in respect thereof (except, in the case of termination, as set forth in Section 8.2), whether such liability has accrued prior to or after such expiration of the representations and warranties. This Section 9.1 does not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or the termination of this Agreement. The Confidentiality Agreement and the Parent Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

        Section 9.2    Notices.     Except for any notice that is specifically required by the terms of this Agreement to be delivered orally, any notice, request, claim, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if personally delivered to an authorized representative of the recipient, when actually delivered to such authorized representative; (b) if sent by facsimile transmission (providing confirmation of transmission), when transmitted, or if sent by e-mail of a pdf attachment, upon acknowledgement of receipt of such notice by the intended recipient (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (in the time zone of the recipient) or any day other than a Business Day shall be deemed to have been received at 9:00 a.m. on the next Business Day); (c) if sent by reliable overnight delivery service (such as DHL or Federal Express) with proof of service, upon receipt of proof of delivery; and (d) if sent by certified or registered mail (return receipt requested and first-class postage prepaid), upon receipt; provided, in each case, such notice, request, claim, demand or other communication is addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

        if to the Company or the Company Operating Partnership prior to the Closing:

    American Realty Capital Healthcare Trust, Inc.
    405 Park Avenue, 14th Floor
    New York, New York 10022
    Fax: (212) 415-6507; and (646) 861-7743
    Phone: (212) 415-6501
    Attention: Nicholas S. Schorsch and James A. Tanaka
    Email: nschorsch@arlcap.com; and jtanaka@rcscapital.com

        with a copy (which shall not constitute notice) to:

    Proskauer Rose LLP
    Eleven Times Square
    New York, New York 10036
    Phone: (212) 969-3000
    Fax: (212) 969-2900
    Attention: Peter M. Fass, Esq., Steven L. Lichtenfeld, Esq., and
                       Daniel I. Ganitsky, Esq.
    Email: PFass@proskauer.com; SLichtenfeld@proskauer.com; and            DGanitsky@proskauer.com

        if to the Parent Parties:

    Ventas, Inc.
    10350 Ormsby Park Place, Suite 300
    Louisville, Kentucky 40223
    Fax: (502) 357-9029
    Phone: (502) 357-9029
    Attention: T. Richard Riney, Esq.
    Email: rriney@ventasreit.com

        with a copy (which shall not constitute notice) to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd St
    New York, New York 10019
    Phone: (212) 403-1000
    Fax: (212) 403-2000
    Attention: Robin Panovka, Esq. and Ronald Chen, Esq.
    Email: RPanovka@WLRK.com; and RCChen@wlrk.com

        Section 9.3    Interpretation; Certain Definitions.     The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Letter and the Parent Disclosure Letter. When a reference is made in this Agreement to an Article, Section, Appendix, Annex or Exhibit, such reference shall be to an Article or Section of, or an Appendix, Annex or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other instrument made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws. References to a Person are also to its successors and permitted assigns. All references to "dollars" or "$" refer to currency of the United States of America (unless otherwise expressly provided herein).

        Section 9.4    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect promptly the original intent of the parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        Section 9.5    Assignment; Delegation.     Other than to the Surviving Entity, neither this Agreement nor any rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto.

        Section 9.6    Entire Agreement.     This Agreement (including the Exhibits, Annexes and Appendices hereto) constitutes, together with the Confidentiality Agreement, the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

        Section 9.7    No Third-Party Beneficiaries.     This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except for the provisions of Section 6.10 (from and after the Effective Time), which shall be to the benefit of the parties referred to in such section. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 9.8    Specific Performance.     The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Mergers and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        Section 9.9    Counterparts.     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 9.10    Governing Law.     This Agreement and all Actions (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

        Section 9.11    Consent to Jurisdiction.

        (a)   Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland and to the jurisdiction of the United States District Court for the State of Maryland (the "MD Courts"), for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any MD Court.

        (b)   Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 9.2 and nothing in this Section 9.11 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of the MD Courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such MD Court and (iv) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the MD Courts. Each of party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

        Section 9.12    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING WITH RESPECT TO THE DEBT FINANCING) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING WITH RESPECT TO THE DEBT FINANCING), OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY

MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

        Section 9.13    Consents and Approvals.     For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

[Remainder of page intentionally left blank; signature pages follow.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VENTAS, INC.
By:	/s/ RICHARD A. SCHWEINHART
	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer
STRIPE OP, LP
By:	STRIPE SUB, LLC, its general partner
By:	VENTAS, INC., its sole member
By:	/s/ RICHARD A. SCHWEINHART
	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer
STRIPE SUB, LLC
By:	VENTAS, INC., its sole member
By:	/s/ RICHARD A. SCHWEINHART
	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
By:	/s/ THOMAS P. D'ARCY
	Name:	Thomas P. D'Arcy
	Title:	Chief Executive Officer
AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.
By:	AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC., its general partner
By:	/s/ THOMAS P. D'ARCY
	Name:	Thomas P. D'Arcy
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of September 15, 2014, is made by and among Ventas, Inc., a Delaware corporation ("Parent"), Stripe Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent, Stripe OP, LP, a Delaware limited partnership, American Realty Capital Healthcare Trust, Inc., a Maryland corporation and American Realty Capital Healthcare Trust Operating Partnership, L.P. (each, a "Party", and collectively, the "Parties"). Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Agreement and Plan of Merger, dated as of June 1, 2014, by and among the Parties (the "Agreement").

        WHEREAS, Section 8.4 of the Agreement provides that amendments may be made to the Agreement by execution of an instrument in writing signed by each of the Parties; and

        WHEREAS, the Parties wish to amend the Agreement as set forth below.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

        1.    Amendment to Section 2.2.     Section 2.2 of the Agreement is deleted in its entirety and replaced with the following:

        "Closing. The closing of the Mergers (the "Closing") shall occur at 10:00 a.m. (Eastern time), on the third (3rd) Business Day after all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same or at such other time and date as shall be agreed upon by the parties hereto; provided, however, that notwithstanding the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing), in no event shall Parent, Merger Sub or OP Merger Sub be required to consummate the Mergers until the earlier of:

          (a)   the date that is five (5) Business Days after the receipt of the Lender Consents (other than any such consents that, in the aggregate, relate to Indebtedness for which the aggregate principal amount does not exceed the amount set forth in Section 2.2(a) of the Company Disclosure Letter); provided, further, that in the event that the Closing is delayed pursuant to any provision of the previous proviso, if Parent and Merger Sub are prepared to consummate the Merger at any time prior to the Outside Date, Parent shall deliver written notice to the Company stating that it is prepared to consummate the Closing and the Closing shall occur on the third (3rd) Business Day following the delivery of such notice; and

          (b)   the Outside Date;

(subject, in the case of either (a) or (b), to the satisfaction or waiver (by the party hereto entitled to grant such waiver) of all of the conditions set forth in Article VII as of the date determined pursuant to this proviso). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". The Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd St., New York, NY, 10019, or at such other place as agreed to by the parties hereto."

        2.    Amendment to Section 6.10(c).     The following words in Section 6.10(c) of the Agreement are deleted:

        "and the Company's existing fiduciary liability insurance policies".

        3.    Full Force and Effect; Amendment.     Except as expressly amended hereby, each term, provision and Exhibit of the Agreement will and does remain in full force and effect. This Amendment may not be amended except by an instrument in writing signed by the Parties.

        4.    Interpretation.     The Parties have participated jointly in the negotiation and drafting of this Amendment. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Amendment. When a reference is made in this Amendment to a Section, such reference shall be to a Section of this Amendment, unless otherwise indicated. The headings for this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

        5.    Severability.     If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Amendment shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Amendment be consummated as originally contemplated to the fullest extent possible.

        6.    Counterparts.     This Amendment may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

        7.    Governing Law.     This Amendment and all Actions (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Amendment or the actions of any Party in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

        8.    Consent to Jurisdiction.

          (a)   Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the MD Courts, for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Amendment or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, and each of the Parties hereby irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in the MD Courts.

          (b)   Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Amendment, on behalf of itself or its property, in the manner provided in Section 9.2 of the Agreement for the giving of notice, and nothing in this Section 8 shall affect the right of any Party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of the MD Courts in the event any dispute arises out of this Amendment or the transactions contemplated by this Amendment, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such MD Court and (iv) agrees that it will not bring any Action relating to this Amendment or the transactions contemplated by this Amendment in any court other than the MD Courts. Each of the Parties agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

        9.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VENTAS, INC.
By:	/s/ RICHARD A. SCHWEINHART
	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer
STRIPE OP, LP
By:	STRIPE SUB, LLC, its general partner
By:	VENTAS, INC., its sole member
By:	/s/ RICHARD A. SCHWEINHART
	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer
STRIPE SUB, LLC
By:	VENTAS, INC., its sole member
By:	/s/ RICHARD A. SCHWEINHART
	Name:	Richard A. Schweinhart
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

        IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.
By:	/s/ THOMAS P. D'ARCY
	Name:	Thomas P. D'Arcy
	Title:	Chief Executive Officer
AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.
By:	AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC., its general partner
By:	/s/ THOMAS P. D'ARCY
	Name:	Thomas P. D'Arcy
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

Annex C

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

June 1, 2014

The Board of Directors
American Realty Capital Healthcare Trust, Inc.
405 Park Avenue
New York, NY 10022

The Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to holders of the common stock of American Realty Capital Healthcare Trust, Inc. ("ARCHT"), other than Ventas, Inc. ("Ventas") and its affiliates and affiliates of ARCHT, of the Merger Consideration (defined below) provided for pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of June 1, 2014 (the "Agreement"), among Ventas, Stripe Sub, LLC, a wholly owned subsidiary of Ventas ("Merger Sub"), Stripe OP, LP, a wholly owned subsidiary of Ventas ("OP Merger Sub"), ARCHT and American Realty Capital Healthcare Trust Operating Partnership, L.P. ("ARCHT OP"). As more fully described in the Agreement, (i) ARCHT will be merged with and into Merger Sub (the "Merger"), with Merger Sub as the surviving corporation, and (ii) each outstanding share of the common stock, par value $0.01 per share, of ARCHT ("ARCHT Common Stock") will be converted into the right to receive, at the election of the holder thereof, either (A) 0.1688 (the "Exchange Ratio") of a share of the common stock, par value $0.25 per share, of Ventas ("Ventas Common Stock") or (B) $11.33 in cash (such consideration payable in the Merger, the "Merger Consideration"), subject to certain adjustments and proration procedures set forth in the Agreement (as to which we express no opinion). The Agreement also provides that OP Merger Sub will merge with and into ARCHT OP (such merger, the "Operating Partnership Merger"), with ARCHT OP as the surviving entity.

        In arriving at our opinion, we reviewed the Agreement and held discussions with certain representatives of the affiliated external manager and other advisors of ARCHT and certain senior officers and other representatives and advisors of Ventas concerning the businesses, operations and prospects of ARCHT and Ventas. We reviewed certain publicly available and other business and financial information relating to ARCHT and certain publicly available business and financial information relating to Ventas provided to or discussed with us by the external manager of ARCHT and the management of Ventas, including certain internal financial forecasts and other information and data relating to ARCHT and certain publicly available financial forecasts and other information and data relating to Ventas. We reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: current and historical market prices and trading volumes of ARCHT Common Stock and Ventas Common Stock; the historical and projected earnings and other operating data of ARCHT and Ventas; and the capitalization and financial condition of ARCHT and Ventas. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of ARCHT and Ventas. We also evaluated certain potential pro forma financial effects of the Merger and related transactions on Ventas utilizing financial forecasts and other information and data provided to or discussed with us as described above. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

The Board of Directors
American Realty Capital Healthcare Trust, Inc.
June 1, 2014

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the external manager of ARCHT and the management of Ventas that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data relating to ARCHT provided to or otherwise reviewed by or discussed with us, we have been advised by the external manager of ARCHT and we have assumed, with your consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the external manager of ARCHT as to the future financial performance of ARCHT. As you are aware, we have not been provided with, and we did not have access to, internal forecasts and estimates relating to Ventas prepared by the management of Ventas and, accordingly, we have been directed to utilize for purposes of our analyses publicly available forecasts and estimates provided to us by or otherwise reviewed by us with or discussed with us by the external manager of ARCHT and the management of Ventas. With respect to such publicly available financial forecasts and other information and data relating to Ventas, we have been advised by the management of Ventas, and we have assumed, with your consent, that such publicly available forecasts and other information and data are a reasonable basis upon which to evaluate the future financial performance of Ventas. We further have assumed, with your consent, that the financial results reflected in the financial forecasts and other information and data utilized in our analyses will be realized in the amounts and at the times projected. We have relied, at your direction, upon the assessments of the external manager of ARCHT as to (i) the potential impact on ARCHT and Ventas of certain market trends and recent developments in, and prospects for, the commercial real estate market and related credit and financial markets, (ii) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key lessees and related contracts and (iii) potential future acquisitions (including the timing and amount thereof) of commercial properties contemplated to be undertaken by ARCHT as reflected in the financial forecasts and other information and data utilized in our analyses. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on ARCHT, Ventas or the Merger or related transactions or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that any proration of or adjustment to the Merger Consideration will not in any respect be meaningful to our analyses or opinion.

        We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ARCHT, Ventas or any other entity nor have we made any physical inspection of the properties or assets of ARCHT, Ventas or any other entity. We also have not made an analysis of, nor do we express any opinion or view as to, the adequacy or sufficiency of allowances or reserves for losses with respect to leases, loans, debt securities, derivative financial instruments or any other matters, and we have assumed, with your consent, that any such allowances or reserves for losses are, and on a pro forma basis will be, in the aggregate appropriate to cover such losses. We have assumed, with your consent, that the Merger and related transactions (including the Operating Partnership Merger) will be consummated in accordance with the terms of the Agreement and in compliance with all applicable laws and other relevant documents or requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger and related transactions, no delay, limitation, restriction or

The Board of Directors
American Realty Capital Healthcare Trust, Inc.
June 1, 2014

condition will be imposed that would have an adverse effect on ARCHT, Ventas, the Merger or related transactions or that otherwise would be meaningful in any respect to our analyses or opinion. We have been advised by ARCHT, and we have assumed, with your consent, that ARCHT has operated in conformity with the requirements for qualification as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2011 and that Ventas has operated in conformity with the requirements for qualification as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 1999, and that the Merger and related transactions will not adversely affect such status or operations of ARCHT or Ventas. We are not expressing any view or opinion as to the actual value of Ventas Common Stock when issued in the Merger or the prices at which Ventas Common Stock (or any other securities of Ventas) or ARCHT Common Stock (or any other securities of ARCHT) will trade or otherwise be transferable at any time. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for U.S. federal income tax purposes. We are not expressing any opinion with respect to accounting, tax, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of the external manager and other advisors of ARCHT and representatives of Ventas as to such matters.

        Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration (to the extent expressly specified herein) and does not address any other terms, aspects or implications of the Merger or related transactions, including, without limitation, the form of the Merger Consideration or the form or structure of the Merger or related transactions, the form or structure, or financial or other terms, of the Operating Partnership Merger or any acquisitions or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or related transactions or otherwise. In connection with our engagement, we were not requested to, and we did not, undertake a third-party solicitation process on ARCHT's behalf with respect to the acquisition of all or a part of ARCHT. We express no view as to, and our opinion does not address, the underlying business decision of ARCHT to effect the Merger or related transactions, the relative merits of the Merger or related transactions as compared to any alternative business strategies that might exist for ARCHT or the effect of any other transaction in which ARCHT might engage or consider. We also express no view as to, and our opinion does not address, (i) the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other payments to the external manager of ARCHT or any officers, directors or employees of any parties to the Merger or related transactions, or any class of such persons, relative to the Merger Consideration or otherwise or (ii) any consideration to be received in connection with the Merger or related transactions by the holders of any class of securities, creditors or other constituencies of any party to the Merger or related transactions or other amounts payable in connection with the Merger or related transactions, including any promote fee or other amount payable to the external manager of ARCHT. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof. As you are aware, the credit, financial and stock markets have experienced, and the industries in which ARCHT and Ventas operate continue to experience, volatility and we express no opinion or view as to any potential effects of such volatility on ARCHT, Ventas, the Merger or related transactions.

        Citigroup Global Markets Inc. has acted as financial advisor to ARCHT in connection with the proposed Merger and will receive a fee for such services, a principal portion of which is contingent upon consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, currently are providing and in the future may

The Board of Directors
American Realty Capital Healthcare Trust, Inc.
June 1, 2014

provide investment banking and other financial services to ARCHT, Ventas and/or their respective affiliates unrelated to the Merger, for which services we and our affiliates have received and may receive compensation, including, during the two-year period prior to the date hereof, having acted or acting (i) as financial advisor to ARCHT's affiliate, American Realty Capital Properties, Inc. ("ARCP"), in connection with certain merger and acquisition transactions and matters, (ii) as an underwriter, bookrunner, manager and/or sales or distribution agent, as applicable, with respect to certain securities offerings of ARCP, Ventas and/or their respective affiliates, and (iii) as a lender, arranger, bookrunner, documentation agent and/or administrative agent under certain credit facilities of ARCP, Ventas and/or their respective affiliates. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of ARCHT, Ventas and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with ARCHT, Ventas and their respective affiliates.

        Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of ARCHT (in its capacity as such) in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger or otherwise.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration pursuant to the Agreement is fair, from a financial point of view, to holders of ARCHT Common Stock (other than Ventas and its affiliates and affiliates of ARCHT).

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.

CITIGROUP GLOBAL MARKETS INC.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC. M79152-TBD AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC. 405 PARK AVENUE, 14TH FLOOR NEW YORK, NY 10022 1. To approve the Agreement and Plan of Merger by and among Ventas, Inc., Stripe Sub, LLC, Stripe OP, LP, American Realty Capital Healthcare Trust, Inc. (HCT) and American Realty Healthcare Trust Operating Partnership, L.P., dated June 1, 2014, as it may be amended from time to time (the Merger Agreement), the merger and the other transactions contemplated by the Merger Agreement; 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to named executive officers of HCT in connection with the merger, as discussed in the Proxy Statement/Prospectus in the table entitled "Golden Parachute Compensation," including the associated narrative disclosure and footnotes. NOTE: Such other matters as may properly come before the meeting or any adjournment thereof. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ! ! ! ! ! ! The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign, If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC. Special Meeting of Stockholders January 15, 2015, 11:00 a.m. This proxy is solicited by the Board of Directors The undersigned hereby appoints Edward M. Weil, Jr. and James A. Tanaka, or one of them, and each of them, with full power of substitution, to act as attorney-in-fact and proxy for the undersigned to attend the Special Meeting of Stockholders of American Realty Capital Healthcare Trust, Inc. (the "Company") to be held at The Core Club, located at 66 East 55th Street, New York, NY 10022, at 11:00 a.m. (local time) on January 15, 2015, and any adjournments of postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Special Meeting of Stockholders and a Proxy Statement/Prospectus, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1 AND 2. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Special Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement/Prospectus and Stockholder Letter are available at www.proxyvote.com. Continued and to be signed on reverse side M79153-TBD